                                                Filed pursuant to Rule 424(b)(5)
                                                Registration File No. 333-62671

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE
                   AMENDED OR COMPLETED, DATED APRIL 30, 1999

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 30, 1999)

                          $1,060,422,756 (APPROXIMATE)

                 FIRST UNION NATIONAL BANK-CHASE MANHATTAN BANK
                           COMMERCIAL MORTGAGE TRUST

                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C2

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (Depositor)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 19 OF THE PROSPECTUS.

Neither the Offered Certificates nor the underlying Mortgage Loans are insured or guaranteed by any government agency or instrumentality.

The Offered Certificate will represent interests in the Trust Fund only and will not represent obligations of any other party.

The Offered Certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This Prospectus Supplement may be used to offer and sell the Offered Certificates only if it is accompanied by the Prospectus dated April 30, 1999.

THE TRUST FUND:

o The Trust Fund will consist of a pool of 223 fixed rate Mortgage Loans.

o The Mortgage Loans are secured by first liens on commercial and multifamily properties.

o As of the Cut-Off Date, the Mortgage Loans will have an aggregate principal balance of approximately $1,181,529,534.

o All of the Mortgage Loans were originated or acquired by either First Union National Bank or The Chase Manhattan Bank.

THE CERTIFICATES:

o The Trust Fund will issue eighteen classes of Certificates.

o Only the Certificates described on the following table are being offered by this Prospectus Supplement and the accompanying Prospectus.

                 CLOSING DATE
               CERTIFICATE BALANCE    PERCENTAGE OF    PASS-        ASSUMED FINAL
                 OR NOTIONAL          CUT-OFF DATE     THROUGH       DISTRIBUTION                    FITCH/MOODY'S
   CLASS          AMOUNT (1)          POOL BALANCE      RATE           DATE (2)         CUSIP NO.     RATING (3)
------------   -------------------    -------------    -------    ----------------      ---------    -------------
Class A-1...      $ 203,500,000           17.22%            %         June 2008                        AAA/Aaa
Class A-2...      $ 673,785,678           57.03%            %         April 2009                       AAA/Aaa
Class IO....            (4)                 N/A              (5)    February 2029                      AAA/Aaa
Class B.....      $  47,261,182            4.00%            %         April 2009                        AA/Aa2
Class C.....      $  62,030,300            5.25%            %(6)       May 2009                          A/A2
Class D.....      $  14,769,120            1.25%            %(6)       May 2009                         A-/A3
Class E.....      $  41,353,533            3.50%             (7)       May 2009                        BBB/Baa2
Class F.....      $  17,722,943            1.50%             (7)    September 2009                    BBB-/Baa3

(Footnotes explaining the table are on the page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about May 20, 1999 (the "Closing Date"), we expect that the underwriters will offer the Offered Certificates to you in book-entry form only through the facilities of The Depository Trust Company from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Chase Securities Inc. and First Union Capital Markets Corp. are acting as co-lead managers and co-bookrunners and J.P. Morgan Securities Inc. is acting as co-manager for the offering. Chase Securities Inc. and First Union Capital Markets Corp. are required to purchase the Offered Certificates from us, subject to certain conditions. J.P. Morgan Securities Inc. is not required to sell any specific amount of the Offered Certificates but will use their best efforts to sell the Offered Certificates. See "Method of Distribution" in this Prospectus Supplement. We expect to receive from this offering approximately
     % of the Closing Date Certificate Balance of the Offered Certificates, plus accrued interest from May 1, 1999, before deducting expenses.

   CHASE SECURITIES INC.                             FIRST UNION CAPITAL MARKETS
Joint Book Running Manager                           Joint Book Running Manager

                               J.P. MORGAN & CO.

                                  MAY   , 1999

          [MAP SHOWING GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES]

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Offered Certificates and (b) this Prospectus Supplement, which describes the specific terms of the Offered Certificates. You should read both this Prospectus Supplement and the Prospectus before investing in any of the Offered Certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE OFFERED CERTIFICATES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE OFFERED CERTIFICATES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

     This Prospectus Supplement begins with several introductory sections describing the Series 1999-C2 Certificates and the Trust Fund in abbreviated form:

            Summary of Prospectus Supplement, commencing on page S-7 of this Prospectus Supplement, which gives a brief introduction of the key features of the Series 1999-C2 Certificates and a description of the Mortgage Loans; and

            Risk Factors, commencing on page S-29 of this Prospectus Supplement, which describes risks that apply to the Series 1999-C2 Certificates which are in addition to those described in the Prospectus with respect to the securities issued by the Trust Fund generally.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Offered Certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-127 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 106 in the Prospectus.

     In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     This Prospectus Supplement and the Prospectus may be used by us, First Union Capital Markets, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------
(1) Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this Prospectus Supplement and a 0% CPR (as defined in this Prospectus Supplement). The "Rated Final Distribution Date" is the Distribution Date to occur in May 2031. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" in this Prospectus Supplement.

(3) By each of Fitch IBCA, Inc. and Moody's Investors Service, Inc.

(4) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each component of the Class IO Certificates, as described in this Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-- Certificate Balances and Notional Amount" and "--Pass-Through Rates" in this Prospectus Supplement.

(5) The Pass-Through Rate applicable to the Class IO Certificates for each Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date over the weighted average Pass-Through Rates then applicable to the Classes of Sequential Pay Certificates.

(6) The Pass-Through Rate applicable to the Class C and Class D Certificates as of each Distribution Date will equal the lesser of the rate set forth in the table on the front cover and the applicable Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date.

(7) The Pass-Through Rate applicable to the Class E and Class F Certificates on each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) minus 0.05%.

                               TABLE OF CONTENTS
                                                                          PAGE
                                                                         -----
SUMMARY OF PROSPECTUS SUPPLEMENT......................................   S-7
RISK FACTORS..........................................................   S-29
  Certain Risks Associated with the Certificates......................   S-29
     Limited Assets...................................................   S-29
     Certain Yield and Maturity Considerations........................   S-29
     Risks Relating to Enforceability of Prepayment Premiums..........   S-31
     Risks Relating to Certain Payments...............................   S-31
     Potential Conflicts of Interest..................................   S-31
     Risk of Year 2000................................................   S-31
     Limited Liquidity for Offered Certificates.......................   S-32
     Lack of Control Over Trust Fund..................................   S-32
  Certain Risk Factors Associated with the Mortgage Loans.............   S-32
     Risks of Lending on Income-Producing Properties..................   S-32
     Risks Relating to Certain Property Types.........................   S-34
     Certain Risks Associated with Credit Lease Loans.................   S-35
     Some Mortgaged Properties May Not Be Readily Convertible To
      Alternative Uses................................................   S-36
     Nonrecourse Mortgage Loans.......................................   S-36
     Environmental Law Considerations.................................   S-36
     Risks Associated with Balloon Loans and ARD Loans................   S-37
     Risks Associated with Borrower Concentration and Related
      Borrowers.......................................................   S-38
     Geographic Concentration of Properties Increasing Isolated
      Geographic Risk.................................................   S-38
     Risks Associated with High Balance Mortgage Loans................   S-38
     Certain Risks Associated with Concentration of Mortgaged Property
      Types...........................................................   S-39
     No Reunderwriting of Mortgage Loans..............................   S-39
     Tax Considerations Related to Foreclosure........................   S-39
     Special Hazards Losses...........................................   S-39
     Other Financing..................................................   S-39
     Risks Related to the Borrower's Form of Entity...................   S-40
     Limitations of Appraisals and Engineering Reports................   S-41
     Zoning Compliance................................................   S-41
     Costs of Compliance with Applicable Laws and Regulations.........   S-41
     Limitations on Enforceability of Due-on-Sale Clauses and
      Assignments of Leases and Rents.................................   S-41
     Limitations on Enforceability of Cross-Collateralization.........   S-42
     Tenant Matters...................................................   S-42
     Litigation.......................................................   S-43
     Tenant Bankruptcy Entails Risks..................................   S-43
     Lack of Skillful Property Management Entail Risks................   S-43
     Condemnations....................................................   S-43
     Risks of Different Timing of Mortgage Loan Amortization..........   S-43
     Risks Associated with Ground Leases and Other Leasehold
      Interests.......................................................   S-43
     Risks Associated with the Mortgage Loan Sellers..................   S-44
     Risks Associated with One Action Rules...........................   S-44
     Property Managers May Experience Conflicts of Interest in
      Managing Multiple Properties....................................   S-44
DESCRIPTION OF THE MORTGAGE POOL......................................   S-45
  General.............................................................   S-45
  Mortgage Loan History...............................................   S-47
  Certain Terms and Conditions of the Mortgage Loans..................   S-47
     Mortgage Rates; Calculations of Interest.........................   S-47
     Mortgage Loan Payments...........................................   S-47
     Due Dates........................................................   S-47
     Amortization.....................................................   S-48

                                                                          PAGE
                                                                         -----
     Residual Value Insurance Policy..................................   S-48
     Prepayment Provisions............................................   S-48
     Other Financing..................................................   S-49
     Nonrecourse Obligations..........................................   S-50
     "Due-On-Sale" and "Due-On-Encumbrance" Provisions................   S-50
     Cross-Default and Cross-Collateralization of Certain Mortgage
      Loans...........................................................   S-50
  Assessments of Property Condition...................................   S-50
     Property Inspections.............................................   S-50
     Appraisals.......................................................   S-50
     Environmental Assessments........................................   S-50
     Engineering Assessments..........................................   S-50
     Earthquake Analyses..............................................   S-51
  Credit Lease Loans..................................................   S-51
     Lease Enhancement Policies.......................................   S-55
  Additional Mortgage Loan Information................................   S-55
     The Mortgage Pool................................................   S-55
  Ten Largest Mortgage Loans..........................................   S-72
  The Mortgage Loan Sellers...........................................   S-73
  Underwriting Standards..............................................   S-73
     General..........................................................   S-73
     Loan Analysis....................................................   S-74
     Loan Approval....................................................   S-74
     Debt Service Coverage Ratio and LTV Ratio........................   S-74
     Escrow Requirements..............................................   S-74
  Assignment of the Mortgage Loans; Repurchases and Substitutions.....   S-75
  Representations and Warranties; Repurchases and Substitutions.......   S-77
  Changes in Mortgage Pool Characteristics............................   S-79
SERVICING OF THE MORTGAGE LOANS.......................................   S-80
  General.............................................................   S-80
  The Master Servicer and Special Servicer............................   S-80
  The Special Servicer................................................   S-81
  Servicing and other Compensation and Payment of Expenses............   S-82
  Modifications, Waivers and Amendments...............................   S-84
  The Controlling Class Representative................................   S-85
     Limitation on Liability of Controlling Class Representative......   S-86
  REO Properties; Sale of Mortgage Loans..............................   S-86
  Inspections; Collection of Operating Information....................   S-87
DESCRIPTION OF THE CERTIFICATES.......................................   S-88
  General.............................................................   S-88
  Registration and Denominations......................................   S-88
  Certificate Balances and Notional Amount............................   S-91
  Pass-Through Rates..................................................   S-91
  Distributions.......................................................   S-92
     General..........................................................   S-92
     The Available Distribution Amount................................   S-93
     Interest Reserve Account.........................................   S-93
     Application of the Available Distribution Amount.................   S-94
     Distributable Certificate Interest...............................   S-97
     Principal Distribution Amount....................................   S-97
     Treatment of REO Properties......................................   S-98
     Allocation of Prepayment Premiums and Yield Maintenance
      Charges.........................................................   S-99
     Distributions of Additional Interest.............................   S-99
  Subordination; Allocation of Losses and Certain Expenses............   S-100

                                                                          PAGE
                                                                         -----
  P&I Advances........................................................   S-102
  Appraisal Reductions................................................   S-103
  Reports to Certificateholders; Available Information................   S-103
     Trustee Reports..................................................   S-103
     Book-Entry Certificates..........................................   S-107
     Information Available Electronically.............................   S-107
     Other Information................................................   S-107
  Assumed Final Distribution Date; Rated Final Distribution Date......   S-108
  Voting Rights.......................................................   S-109
  Termination.........................................................   S-109
  The Trustee.........................................................   S-110
YIELD AND MATURITY CONSIDERATIONS.....................................   S-111
  Yield Considerations................................................   S-111
     General..........................................................   S-111
     Rate and Timing of Principal Payment.............................   S-111
     Losses and Shortfalls............................................   S-112
     Pass-Through Rates...............................................   S-112
     Certain Relevant Factors.........................................   S-113
     Delay in Payment of Distributions................................   S-113
     Unpaid Distributable Certificate Interest........................   S-113
     Yield Sensitivity of the Class IO Certificates...................   S-113
  Price/Yield Tables..................................................   S-114
  Weighted Average Life...............................................   S-115
USE OF PROCEEDS.......................................................   S-120
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............................   S-120
ERISA CONSIDERATIONS..................................................   S-121
LEGAL INVESTMENT......................................................   S-124
METHOD OF DISTRIBUTION................................................   S-124
LEGAL MATTERS.........................................................   S-125
RATINGS...............................................................   S-125
INDEX OF PRINCIPAL DEFINITIONS........................................   S-127
ANNEX A-1 -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
             MORTGAGE PROPERTIES......................................   A-1
ANNEX A-2 -- DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE
             LOANS....................................................   A-2
ANNEX A-3 -- CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
             PROPERTIES...............................................   A-3
ANNEX A-4 -- RESERVE ACCOUNT..........................................   A-4
ANNEX B   -- TERM SHEET...............................................   B-1
ANNEX C   -- FORM OF DISTRIBUTION DATE STATEMENT......................   C-1
ANNEX D   -- DELINQUENT LOAN STATUS REPORT............................   D-1
ANNEX E   -- HISTORICAL LOAN MODIFICATION REPORT......................   E-1
ANNEX F   -- HISTORICAL LOSS ESTIMATE REPORT..........................   F-1
ANNEX G   -- REO STATUS REPORT........................................   G-1
ANNEX H   -- SERVICER WATCH LIST......................................   H-1
ANNEX I   -- FORM OF OPERATING STATEMENT ANALYSIS REPORT..............   I-1
ANNEX J   -- FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"..............   J-1
ANNEX K   -- COMPARATIVE FINANCIAL STATUS REPORT......................   K-1
ANNEX L   -- PAYOFF NOTIFICATION REPORT...............................   L-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION ON THE NON-OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES.

o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE BALANCE OF ALL THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (THE "CUT-OFF DATE POOL BALANCE"). PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE CUT-OFF DATE POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS.

o ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the First Union National Bank-Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2, which we are offering pursuant to the Prospectus and this Prospectus Supplement. Each Certificate represents an interest in the Mortgage Loans and the other assets of the Trust Fund. The table also describes the Non-Offered Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) which have not been registered under the Securities Act of 1933 and will be sold to investors in private transactions.

--------------------------------------------------------------------------------

             CLOSING DATE
              CERTIFICATE    PERCENTAGE                  PASS-                   WEIGHTED
              BALANCE OR     OF CUT-OFF                 THROUGH       PASS-      AVERAGE         PRINCIPAL      FITCH/
               NOTIONAL      DATE POOL   CREDIT           RATE        THROUGH      LIFE            WINDOW       MOODY'S
CLASS         AMOUNT (1)     BALANCE     SUPPORT      DESCRIPTION     RATE       (YEARS) (2)        (2)        RATING (3)
------------ --------------  ----------  -------   ------------------ -------    -----------   --------------  ----------
Offered Certificates
Class A-1...  $203,500,000      17.22%    25.75%      Fixed Coupon         %         5.39      Jun 99-Jun 08    AAA/Aaa
Class A-2...  $673,785,678      57.03%    25.75%      Fixed Coupon         %         9.59      Jun 08-Apr 09    AAA/Aaa
Class IO....      (4)          N/A           --    Variable IO Strip   (5)            N/A      Jun 99-Feb 29    AAA/Aaa
Class B.....  $ 47,261,182       4.00%    21.75%      Fixed Coupon         %         9.90      Apr 09-Apr 09    AA/Aa2
Class C.....  $ 62,030,300       5.25%    16.50%      Fixed Coupon         %(6)      9.91      Apr 09-May 09     A/A2
Class D.....  $ 14,769,120       1.25%    15.25%      Fixed Coupon         %(6)      9.99      May 09-May 09    A-/A3
Class E.....  $ 41,353,533       3.50%    11.75%        Variable       (7)           9.99      May 09-May 09   BBB/Baa2
Class F.....  $ 17,722,943       1.50%    10.25%        Variable       (7)          10.19      May 09-Sep 09   BBB-/Baa3

Non-Offered Certificates
Class G.....  $ 41,353,534       3.50%     6.75%      Fixed Coupon         %           --            --           --
Class H.....  $ 11,815,295       1.00%     5.75%      Fixed Coupon         %           --            --           --
Class J.....  $ 11,815,296       1.00%     4.75%      Fixed Coupon         %           --            --           --
Class K.....  $ 11,815,295       1.00%     3.75%      Fixed Coupon         %           --            --           --
Class L.....  $ 11,815,295       1.00%     2.75%      Fixed Coupon         %           --            --           --
Class M.....  $ 11,815,296       1.00%     1.75%      Fixed Coupon         %           --            --           --
Class N.....  $ 20,676,766       1.75%     0.00%      Fixed Coupon         %           --            --           --

------------------
(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement.

(3) By each of Fitch IBCA, Inc. and Moody's Investors Service, Inc.

(4) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class IO Certificates as described in this Prospectus Supplement.

(5) The Pass-Through Rate applicable to the Class IO Certificates for each Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date over the weighted average Pass-Through Rates then applicable to the Classes of Sequential Pay Certificates.

(6) The Pass-Through Rate applicable to the Class C and Class D Certificates on each Distribution Date will equal the lesser of the rate set forth above and the applicable Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date.

(7) The Pass-Through Rate applicable to the Class E and Class F Certificates on each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) minus 0.05%.

                                  THE PARTIES

THE TRUST FUND.......... The Trust Fund will be created on or about May 20, 1999
                         (the "Closing Date") pursuant to a Pooling and Servicing Agreement dated as of May 1, 1999 by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement").

THE DEPOSITOR........... First Union Commercial Mortgage Securities, Inc. We are
                         a wholly owned limited-purpose finance subsidiary of First Union National Bank, which is one of the Mortgage Loan Sellers and the Master Servicer, and an affiliate of one of the Underwriters. Our principal executive office is located at One First Union Center, Charlotte, North Carolina 28228-0013 and our telephone number is
                         (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the Offered Certificates. For more detailed information, see "THE DEPOSITOR" in the Prospectus.

                         On the Closing Date, we will sell the Mortgage Loans and related assets to the Trustee to create the Trust Fund.

THE ISSUER.............. The Trust Fund to be established under the Pooling and
                         Servicing Agreement. For more detailed information, see "DESCRIPTION OF THE CERTIFICATES" in the Prospectus.

THE MORTGAGE LOAN
 SELLERS................ First Union National Bank ("FUNB") and The Chase
                         Manhattan Bank ("Chase Manhattan"). For more information, see "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" in this Prospectus Supplement. The Mortgage Loan Sellers will sell and assign the Mortgage Loans to us on the Closing Date. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" in this Prospectus Supplement.

THE MASTER SERVICER..... First Union National Bank. The Master Servicer will be primarily responsible for collecting payments and gathering information with respect to the Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer" in this Prospectus Supplement.

THE SPECIAL SERVICER.... Banc One Mortgage Capital Markets, LLC. The Special
                         Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent. Certain holders of Certificates will have the right pursuant to the Pooling and Servicing Agreement to replace the Special Servicer and to select a representative from whom the Special Servicer will seek advice and approval and take directions, all subject to certain conditions and certain circumstances, as described in this Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" in this Prospectus Supplement.

THE TRUSTEE............. Norwest Bank Minnesota, National Association, a
                         national banking association. The Trustee will be responsible for distributing payments to
                         Certificateholders and delivering to

                         Certificateholders certain reports on the Mortgage Loans and the Certificates. See "DESCRIPTION OF THE CERTIFICATES--The Trustee" in this Prospectus Supplement.

THE UNDERWRITERS........ Chase Securities Inc. ("Chase Securities"), First Union
                         Capital Markets Corp. ("First Union Capital Markets") and J.P. Morgan Securities Inc. ("J.P. Morgan"). Chase Securities is an affiliate of Chase Manhattan. First Union Capital Markets is our affiliate and is an affiliate of FUNB and the Master Servicer. Chase Securities and First Union Capital Markets are acting as co-lead managers and co-bookrunners and J.P. Morgan is acting as co-manager for the offering.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE............ On or about May 20, 1999.

CUT-OFF DATE............ For 168 of the Mortgage Loans, or approximately 57.21%
                         of the Cut-Off Date Pool Balance, May 1, 1999, and for 55 of the Mortgage Loans, or approximately 42.79% of the Cut-Off Date Pool Balance, May 10, 1999. The Cut-Off Date Balance of each Mortgage Loan and each Cut-Off Date Certificate Balance in this Prospectus Supplement assumes the timely receipt of principal scheduled to be paid in May on each Mortgage Loan and no defaults, delinquencies or prepayments on any Mortgage Loan as of the Cut-Off Date. References to the Cut-Off Date in this Prospectus Supplement should be understood to refer to the Cut-Off Date applicable to the Mortgage Loans being discussed.

DISTRIBUTION DATE....... The 15th day of each month (or if such day is not a business day, the next succeeding business day), provided, however, that the Distribution Date will be no earlier than the fourth business day following the Determination Date in the month in which such Distribution Date occurs. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 1999.

DETERMINATION DATE...... With respect to each Distribution Date, the 11th day of each month (or, if not a business day, the immediately succeeding business day).

COLLECTION PERIOD....... For each Distribution Date the related Collection
                         Period will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date.

                                THE CERTIFICATES

OFFERED CERTIFICATES.... We are offering the Class A-1, Class A-2, Class IO,
                         Class B, Class C, Class D, Class E and Class F Certificates of our Commercial Mortgage Pass-Through Certificates, Series 1999-C2 to you pursuant to this Prospectus Supplement.

NON-OFFERED
 CERTIFICATES........... The Class G, Class H, Class J, Class K, Class L, Class
                         M, Class N, Class R-I, Class R-II and Class R-III Certificates of our Commercial Mortgage Pass-Through Certificates, Series 1999-C2. The Non-Offered Certificates are not offered pursuant to this Prospectus Supplement or the accompanying Prospectus. We provide information on the Non-Offered Certificates solely to enhance your understanding of the Offered Certificates.

PRIORITY OF
 DISTRIBUTIONS.......... On each Distribution Date, you will be entitled to distributions of all payments or other collections on the Mortgage Loans that the Master Servicer collected or advanced during or with respect to the related Collection Period after deducting certain fees and expenses. The Trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                         Interest, pro rata, on the Class IO, Class A-1 and Class A-2 Certificates.

                         Principal on the Class A-1 Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Principal on the Class A-2 Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class A-1 and Class A-2
                         Certificates, pro rata, for any realized losses and trust fund expenses borne by such classes.

                         Interest on the Class B Certificates.

                         Principal on the Class B Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class B Certificates for any realized losses and trust fund expenses borne by such class.

                         Interest on the Class C Certificates.

                         Principal on the Class C Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class C Certificates for any realized losses and trust fund expenses borne by such class.

                         Interest on the Class D Certificates.

                         Principal on the Class D Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class D Certificates for any realized losses and trust fund expenses borne by such class.

                         Interest on the Class E Certificates.

                         Principal on the Class E Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class E Certificates for any realized losses and trust fund expenses borne by such class.

                         Interest on the Class F Certificates.

                         Principal on the Class F Certificates, up to the Principal Distribution Amount, until their Certificate Balance is reduced to zero.

                         Reimbursement to the Class F Certificates for any realized losses and trust fund expenses borne by such class.

                         Distributions to the Non-Offered Certificates.

                         If, on any Distribution Date, the Certificate Balances of the Class B through Class N Certificates have been reduced to zero, but the Class A-1 and Class A-2 Certificates remain outstanding, distributions of principal will be made pro rata to the Class A-1 and Class A-2 Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement.

PRINCIPAL
 DISTRIBUTIONS.......... On the Closing Date, each class of Certificates other than the Class IO Certificates and the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Sequential Pay Certificates"), will have the Certificate Balance shown in the table at the beginning of this Summary. The "Certificate Balance" for each class of Sequential Pay Certificates may be reduced by:

                           o  distributions of principal; and

                           o allocations of realized losses and trust fund expenses.

                         The Certificate Balance for any class of Sequential Pay Certificates cannot be reduced below zero. The Certificate Principal Balance of a class of Sequential Pay Certificates may be increased in certain circumstances by the allocation to such class of Certificate Deferred Interest. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" in the Prospectus Supplement.

                         The Class IO Certificates have no principal balance and will not receive distributions of principal.

                         As reflected on the preceding distribution chart:

                           o Principal is distributed to each class of Sequential Pay Certificates in alphabetical and, if applicable, numerical order.

                           o Principal is only distributed on a class of Sequential Pay Certificates to the extent funds remain after the Trustee makes all distributions of principal and interest on each class of Certificates with a higher priority of distribution.

                           o Generally, no class of Sequential Pay Certificates is entitled to distributions of principal until the Certificate Balance of each class of Sequential Pay Certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero.

                           o The maximum amount of principal that the class of Sequential Pay Certificates which is then entitled to distributions of principal on a Distribution Date will receive is an amount equal to the Principal Distribution Amount for such Distribution Date.

                         The "Principal Distribution Amount" for each
                         Distribution Date generally will be an amount equal to:

                           o the scheduled principal payments (other than balloon payments) due on the Mortgage Loans during the related Collection Period whether or not such scheduled payments are actually received;

                           o balloon payments actually received with respect to Mortgage Loans during the related Collection Period;

                           o prepayments received with respect to the Mortgage Loans during the related Collection Period; and

                           o all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related Collection Period that are allocable to principal.

                         You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the Mortgage Loans. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement.

INTEREST................ On each Distribution Date, each class of Certificates other than the Class R-I, Class R-II, and Class R-III Certificates will be entitled to receive:

                           o the Distributable Certificate Interest for such class of Certificates on such Distribution Date; and

                           o any unpaid Distributable Certificate Interest for such class of Certificates from all prior Distribution Dates.

                         On any Distribution Date, the "Distributable
                         Certificate Interest" for each class of Certificates generally will equal the greater of zero and:

                           o in the case of each class of Sequential Pay Certificates, one month's interest at the applicable Pass-Through Rate accrued during the calendar month prior to the related Distribution Date, on the Certificate Balance of such class of Certificates immediately prior to such Distribution Date and, in the case of the Class IO Certificates, the aggregate of one month's interest accrued during the calendar month prior to the related Distribution Date, on the notional amount of each of the IO Components;

                           o minus (other than in the case of the Class IO Certificates) such class' allocable share of any shortfalls in interest collections due to prepayments on Mortgage Loans that are not offset by certain payments made by the Master Servicer.

                         The Class IO Certificates have fourteen components (each an "IO Component") with one IO Component corresponding to each class of Sequential Pay Certificates. On each Distribution Date, each IO Component will have a notional amount equal to the Certificate Balance (before any reductions because of principal distributions or losses allocated on such Distribution Date) of the class of the Sequential Pay Certificates that corresponds to such IO Component.

                         Each IO Component will accrue interest at a rate as described under "Pass-Through Rates" below.

                         As of the Closing Date, the aggregate of the notional amounts of each of the IO Components will be $1,181,529,533.

                         Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                         As reflected on the preceding distribution chart, on each Distribution Date, the Trustee will distribute interest to the holders of the Offered Certificates:

                           o first, pro rata, to the Class IO Certificates, Class A-1 Certificates and Class A-2 Certificates, and then to each other class of Offered Certificates in alphabetical order; and

                           o only to the extent funds remain after the Trustee makes all distributions of interest and principal required to be made on such date on each class of Certificates with a higher priority of distribution.

PASS-THROUGH RATES...... The Pass-Through Rate applicable to each class of
                         Sequential Pay Certificates for each Distribution Date will equal the rate per annum set forth with respect to such class in the table at the beginning of this Summary.

                         Each IO Component accrues interest at a rate equal to the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates.

                         The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of the related Collection Period.

                         The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Closing Date, minus
                         (y) the applicable Administrative Cost Rate; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Certificates), then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, further, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), (i) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year and
                         (b) January of each year, will be determined net of the applicable Interest Reserve Amounts and (ii) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Interest Reserve Amounts (as defined in this Prospectus Supplement).

                         The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the outstanding principal balance of such Mortgage Loan ultimately due and payable thereon and will generally equal the Cut-Off Date Balance thereof, reduced as of any such date (to not less than zero) by:

                                   (i) any payments or other collections (or
                              advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on and prior to such date; and

                                   (ii) the principal portion of any realized
                              loss incurred in respect of such Mortgage Loan during the related Collection Period.

                         Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing on the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

SUBORDINATION;
 ALLOCATION OF LOSSES
 AND CERTAIN EXPENSES... Credit support for any class of Sequential Pay
                         Certificates is provided by the subordination of payments and allocation of any losses to the classes of Sequential Pay Certificates which have a later alphabetical class designation. The Certificate Balance of a class of Sequential Pay Certificates will be reduced on each Distribution Date by any losses on the Mortgage Loans ("Realized Losses") and certain Trust Fund expenses ("Additional Trust Fund Expenses") actually allocated to such class of Certificates on such Distribution Date. Realized Losses and Additional Trust Fund Expenses will first be allocated to the Sequential Pay Certificates that are Non-Offered Certificates and then to the Sequential Pay Certificates that are Offered Certificates in reverse alphabetical order as indicated on the following table.

                                                 CLOSING        PERCENTAGE OF     ORDER OF
                                                   DATE         CUT-OFF DATE      APPLICATION
                         CLASS                 CERTIFICATE        POOL            OF LOSSES AND
                         DESIGNATION             BALANCE         BALANCE          EXPENSES
                         ------------------    ------------     -------------     -------------
                         Class A-1.........    $203,500,000         17.22%              7
                         Class A-2.........    $673,785,678         57.03%              7
                         Class B...........    $ 47,261,182          4.00%              6
                         Class C...........    $ 62,030,300          5.25%              5
                         Class D...........    $ 14,769,120          1.25%              4
                         Class E...........    $ 41,353,533          3.50%              3
                         Class F...........    $ 17,722,943          1.50%              2
                         Non-Offered
                           Certificates....    $121,106,777         10.25%              1

                         Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

                         See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement.

PREPAYMENT PREMIUMS;
 YIELD MAINTENANCE
 CHARGES................ On each Distribution Date, any Prepayment Premium or
                         Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed to the holders of each class of Offered Certificates then entitled to distributions as follows:

                         On each Distribution Date and with respect to the collection of any Prepayment Premiums, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums, multiplied by (b) a fraction, the numerator of which is equal to the amount of principal distributable to such class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by
                         (c) 25%. The remaining portion of Prepayment Premiums will be distributed to the Class IO Certificates.

                         On each Distribution Date and with respect to the collection of any Yield Maintenance Charges, the holders of each class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of
                         (a) the amount of such Yield Maintenance Charges, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid

                         Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one class of Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such classes up to, and on a pro rata basis in accordance with their respective entitlements thereto, in accordance with the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates will be distributed to the holders of the Class IO Certificates.

                         The "Discount Rate" applicable to any class of Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

                         If there is more than one class of Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such classes up to, and on a pro rata basis in accordance with their respective entitlements to principal as previously described. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates.

                         Examples of Allocation of Yield Maintenance Charges

                          Mortgage Rate                          = 8%
                          Pass-Through Rate for applicable class = 6%
                          Discount Rate                          = 5%

                             ALLOCATION PERCENTAGE       ALLOCATION PERCENTAGE
                             FOR APPLICABLE CLASS            FOR CLASS IO
                         -----------------------------  ------------------------
                         (6% - 5%)/(8% - 5%) = 33 1/3%  100% - 33 1/3% = 66 2/3%

                         See "DESCRIPTION OF THE CERTIFICATES--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

ADVANCING............... In the event the Master Servicer fails to receive one or more Periodic Payments on a Mortgage Loan by the related Determination Date and the Master Servicer determines that such Periodic Payments will be ultimately recoverable from Loan, the Master Servicer is required to make an advance (a "P&I Advance") of such Periodic Payment. The Trust Fund will pay interest to the Master Servicer on the amount of any P&I Advance calculated at the prime rate and will reimburse the Master Servicer for any P&I Advances that are later determined to be not recoverable. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this Prospectus Supplement.

OPTIONAL TERMINATION
 OF THE TRUST FUND...... The Trust Fund may be terminated when the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement and in the Prospectus.

REGISTRATION AND
 DENOMINATION........... The Offered Certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC") in the United States, or in Europe through Cedelbank or The Euroclear System ("Euroclear"). You will not receive a definitive certificate representing your interest in the Trust Fund, except in the limited circumstances described in the accompanying Prospectus. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in the Prospectus.

                         Beneficial interests in the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts. The
                         Class IO Certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL
 INCOME TAX
 CONSEQUENCES........... One or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund (other than any Additional Interest collected on the ARD Loans). The Certificates will evidence "regular interests" in a REMIC and generally will be treated as debt instruments of such REMIC. The portion of the Trust Fund consisting of any Additional Interest collected on the ARD Loans will constitute a grantor trust for federal income tax purposes.

                         Based on expected issue prices, the Class IO
                         Certificates will, and certain of the classes of Sequential Pay Certificates, depending on their issue prices, may, be treated as having been issued with original issue discount for federal income tax reporting purposes.

                         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see

                         "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and in the Prospectus.

ERISA CONSIDERATIONS.... We expect that the following Certificates will be treated as ERISA eligible:

                                               Class A-1
                                               Class A-2
                                               Class IO

                         See "ERISA CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

SMMEA ELIGIBILITY....... We expect that the following Certificates will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"):

                                               Class A-1
                                               Class A-2
                                               Class IO
                                               Class B

                         See "LEGAL INVESTMENT" in this Prospectus Supplement and in the Prospectus.

RATINGS................. The Offered Certificates will not be issued unless they have received the following ratings from Fitch and Moody's (the "Rating Agencies"):

                                          RATING FROM
                         CLASS           FITCH/MOODY'S
                         ------------   ----------------
                         Class A-1...       AAA/Aaa
                         Class A-2...       AAA/Aaa
                         Class IO....       AAA/Aaa
                         Class B.....        AA/Aa2
                         Class C.....         A/A2
                         Class D.....        A-/A3
                         Class E.....       BBB/Baa2
                         Class F.....      BBB-/Baa3

                         A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the Offered Certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayment (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of Additional Interest, default interest, Prepayment Premiums or Yield Maintenance Charges, or the tax treatment of the Offered Certificates. Even though the Class IO certificates will be rated "AAA/Aaa," it is still possible that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement, "RISK FACTORS" and "RATINGS" in this Prospectus Supplement and in the Prospectus, and "YIELD AND MATURITY CONSIDERATIONS" in the Prospectus.

                         See "RATINGS" in this Prospectus Supplement and "RISK FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus for further explanation of the ratings and the conclusions that may not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL................. It is expected that the Mortgage Loans will have the following approximate characteristics as of the Cut-Off Date. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTVs or DSC Ratios, the LTV or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV or DSC Ratio of such Mortgage Loan. The totals in the following tables may not add up to 100% due to rounding.

                         Number of Mortgage Loans.............              223
                         Number of Mortgaged Properties.......              260
                         Cut-Off Date Pool Balance............   $1,181,529,534
                         Minimum Cut-Off Date Balance.........   $      412,861
                         Maximum Cut-Off Date Balance.........   $   50,443,313
                         Average Cut-Off Date Balance.........   $    5,298,339
                         Minimum Mortgage Rate................            6.125%
                         Maximum Mortgage Rate................            9.500%
                         Weighted Average Mortgage Rate.......            7.350%
                         Minimum Remaining Term to Maturity or
                           Anticipated Repayment Date
                           (months)...........................               56
                         Maximum Remaining Term to Maturity or
                           Anticipated Repayment Date
                           (months)...........................              357
                         Weighted Average Remaining Term to
                           Maturity or Anticipated Repayment
                           Date (months)......................              128
                         Weighted Average Loan to Value Ratio
                           (1)................................            71.17%
                         Weighted Average Debt Service
                           Coverage
                           Ratio (1)..........................             1.36x
                         ------------------
                         (1) The Weighted Average Loan to Value Ratio and the
                             Weighted Average DSC Ratio information shown above does not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios at origination that range from 1.00x - 1.05x and loan to value ratios at origination that generally range from 90 - 100%.

                         Twenty-seven (27) of the Mortgage Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, are Credit Lease Loans. Credit Lease Loans are generally underwritten based upon the creditworthiness of the Tenant leasing the related Mortgaged Property or the related Guarantor.

MONTH AND YEAR OF
 MORTGAGE LOAN
 ORIGINATION............ The following table describes the month and year of origination for each of the Mortgage Loans:

                                            MONTH AND YEAR OF MORTGAGE LOAN ORIGINATION
                                                                                            CUMULATIVE
                                                                           PERCENTAGE OF    PERCENTAGE
                                           NUMBER OF          CUT-OFF      CUT-OFF DATE     OF CUT-OFF DATE
                         ORIGINATION DATE  MORTGAGE LOANS   DATE BALANCE   POOL BALANCE     POOL BALANCE
                         ----------------- --------------  --------------  ---------------  ---------------
                         September 1997...         1       $   24,518,179         2.08%            2.08%
                         February 1998....         8           31,013,545         2.63             4.71%
                         April 1998.......         3           12,521,945         1.06             5.77%
                         May 1998.........        13           60,856,420         5.15            10.92%
                         June 1998........         4           22,295,093         1.89            12.81%
                         July 1998........         9           42,663,487         3.61            16.42%
                         August 1998......        33           79,668,056         6.74            23.16%
                         September 1998...         8           30,219,159         2.56            25.72%
                         October 1998.....        24          130,122,729        11.01            36.73%
                         November 1998....        23          186,271,065        15.77            52.50%
                         December 1998....        12           90,756,456         7.68            60.18%
                         January 1999.....        10           31,825,233         2.69            62.87%
                         February 1999....        25          108,550,690         9.19            72.06%
                         March 1999.......        37          251,587,645        21.29            93.35%
                         April 1999.......         4           25,669,831         2.17            95.52%
                         May 1999.........         9           52,990,000         4.48           100.00%
                                                ----       --------------      -------
                            Total.........       223       $1,181,529,534       100.00%          100.00%
                                                ----       --------------      -------
                                                ----       --------------      -------

SECURITY FOR THE
 MORTGAGE LOANS......... o Generally, all of the Mortgage Loans are non-recourse obligations of the related borrowers.

                         o No Mortgage Loan is insured or guaranteed by any
                           government agency or private insurer.

                         o All of the Mortgage Loans are secured by first lien
                           fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES.......... The following table describes the Mortgage Loans based upon property type:

                                            MORTGAGE LOANS BY PROPERTY TYPE

                                               NUMBER OF                         PERCENTAGE OF
                                               MORTGAGE     AGGREGATE CUT-OFF    CUT-OFF DATE
                         PROPERTY TYPE         LOANS          DATE BALANCE       POOL BALANCE
                         -------------------   ---------    -----------------    -------------
                         Multifamily........       62        $   365,399,773          30.93%
                         Retail
                           (Anchored).......       55            272,579,564          23.07
                         Hospitality........       19            166,306,763          14.08
                         Office.............       19            143,202,780          12.12
                         Credit Lease
                           Loans (1)........       27             78,805,582           6.67
                         Mixed Use..........        5             50,193,888           4.25
                         Industrial.........       13             37,267,470           3.15
                         Retail
                           (Unanchored).....       12             31,612,142           2.68
                         Healthcare.........        7             24,679,110           2.09
                         Mobile Home Park...        3              9,489,407           0.80
                         Self Storage.......        1              1,993,054           0.17
                                                  ---        ---------------        -------
                              Total.........      223        $ 1,181,529,534         100.00%
                                                  ---        ---------------        -------
                                                  ---        ---------------        -------

                         ------------------
                         (1) Includes 20 retail properties, or approximately
                             4.71% of the Cut-Off Date Pool Balance, 6 hospitality properties, or approximately 1.84% of the Cut-

                             Off Date Pool Balance and 1 restaurant property, or approximately 0.12% of the Cut-Off Date Pool Balance.

                         [PIE CHART OF MORTGAGE LOANS BY PROPERTY TYPE OMITTED]

GEOGRAPHIC
 CONCENTRATION.......... The Mortgaged Properties are located throughout 38 states. The following table lists the number and percentage of Mortgaged Properties in states which have concentrations of Mortgaged Properties above 5.0%:

                                       MORTGAGE LOANS BY GEOGRAPHIC CONCENTRATION

                                             NUMBER OF                         PERCENTAGE OF
                                             MORTGAGED    AGGREGATE CUT-OFF    CUT-OFF DATE
                         STATES              PROPERTIES   DATE BALANCE(1)      POOL BALANCE(1)
                         -----------------   ---------    -----------------    ----------------
                         California.......       40        $   152,100,762           12.87%
                         Georgia..........       17            114,892,601            9.72
                         Texas............       14             85,621,908            7.25
                         Florida..........       21             81,138,219            6.87
                         North Carolina...       21             74,332,885            6.29
                         New York.........       16             68,164,832            5.77
                         Pennsylvania.....        9             64,406,238            5.45
                         Other States.....      122            540,872,089           45.78
                                                ---        ---------------          ------
                              Total.......      260        $ 1,181,529,534          100.00%
                                                ---        ---------------          ------
                                                ---        ---------------          ------

                         ------------------
                         (1) With respect to 1 Mortgage Loan, or approximately
                             4.27% of the Cut-Off Date Pool Balance, this table presents information relating to the 3 Mortgaged Properties securing such Mortgage Loan, allocating the principal amount of such Mortgage Loan to each such Mortgaged Property pro rata according to the appraised value of each such Mortgaged Property as of the date of origination.

PRINCIPAL AND INTEREST
 PAYMENT TERMS.......... o All of the Mortgage Loans accrue interest at a fixed rate.

                         o As of the Cut-Off Date, payments on 168 of the
                           Mortgage Loans, or approximately 57.21% of the Cut-Off Date Pool Balance, are due on the first day of the month and payments on 55 of the Mortgage Loans, or approximately 42.79% of the Cut-Off Date Pool Balance, are due on the tenth day of the month (any payment received after the tenth day of the month is deemed late).

                         o As of the Cut-Off Date, 33 of the Mortgage Loans, or
                           approximately 11.41% of the Cut-Off Date Pool Balance, bear interest on a 30/360 basis.

                         o As of the Cut-Off Date, 190 of the Mortgage Loans, or
                           approximately 88.59% of the Cut-Off Date Pool Balance, bear interest on an Actual/360 basis. Seven
                           (7) of such Mortgage Loans, or approximately 6.91% of the Cut-Off Date Pool Balance, have periods during which only interest is due. One (1) of such Mortgage Loans with an interest only period, or approximately 2.52% of the Cut-Off Date Pool Balance, provides that during such period interest is payable in equal monthly installments.

                         The following tables set forth certain anticipated characteristics of the Mortgage Loans as of the Cut-Off
                         Date:

                                                  RANGE OF MORTGAGE RATES

                                                                                     PERCENTAGE OF
                                                   NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         RANGE OF MORTGAGE RATES   LOANS          DATE BALANCE       POOL BALANCE
                         -----------------------   ---------    -----------------    -------------
                         Less than 7.000%.......       39        $   277,347,969          23.47%
                         7.000-7.499%...........       94            408,883,654          34.61
                         7.500-7.999%...........       63            395,790,649          33.50
                         8.000-8.499%...........       19             72,789,220           6.16
                         8.500-8.999%...........        5             19,852,801           1.68
                         Greater than 8.999%....        3              6,865,241           0.58
                                                      ---        ---------------        -------
                              Total.............      223        $ 1,181,529,534         100.00%
                                                      ---        ---------------        -------
                                                      ---        ---------------        -------

                                                  RANGE OF CUT-OFF DATE BALANCES

                                                                                            PERCENTAGE OF
                                                          NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         RANGE OF CUT-OFF DATE BALANCES   LOANS          DATE BALANCE       POOL BALANCE
                         ------------------------------   ---------    -----------------    -------------
                         Less than or equal to
                           $2,000,000..................       65        $    90,819,045           7.69%
                         $2,000,001- 4,000,000.........       63            175,192,284          14.83
                         $4,000,001- 6,000,000.........       39            187,261,792          15.85
                         $6,000,001- 8,000,000.........       17            115,449,163           9.77
                         $8,000,001-10,000,000.........        9             81,926,493           6.93
                         $10,000,001-15,000,000........       15            178,506,619          15.11
                         $15,000,001-20,000,000........        8            140,449,787          11.89
                         $20,000,001-25,000,000........        3             68,994,691           5.84
                         $25,000,001-30,000,000........        2             55,013,571           4.66
                         $35,000,001-40,000,000........        1             37,472,777           3.17
                         Greater than $40,000,000......        1             50,443,313           4.27
                                                             ---        ---------------        -------
                              Total....................      223        $ 1,181,529,534         100.00%
                                                             ---        ---------------        -------
                                                             ---        ---------------        -------

                                            RANGE OF CUT-OFF DATE DSC RATIOS

                                                                                   PERCENTAGE OF
                         RANGE OF CUT-OFF DATE   NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         DSC RATIOS              LOANS (1)      DATE BALANCE       POOL BALANCE
                         ---------------------   ---------    -----------------    -------------
                         Less than 1.20x......        4        $    15,033,915           1.36%
                         1.20-1.29x...........       67            436,777,607          39.61
                         1.30-1.39x...........       69            268,683,401          24.37
                         1.40-1.49x...........       30            218,423,143          19.81
                         1.50-1.59x...........       12            109,384,045           9.92
                         1.60-1.69x...........        6             24,351,105           2.21
                         Greater than 1.69x...        8             30,070,736           2.73
                                                    ---        ---------------        -------
                              Total...........      196        $ 1,102,723,952         100.00%
                                                    ---        ---------------        -------
                                                    ---        ---------------        -------

                         ------------------
                         (1) Excludes 27 Mortgage Loans, or approximately 6.67%
                             of the Cut-Off Date Pool Balance, secured by credit leased properties. The DSC Ratio for all such Mortgage Loans is generally 1.00x-1.05x.

                                          RANGE OF CUT-OFF DATE LTV RATIOS (1)

                                                                                   PERCENTAGE OF
                         RANGE OF CUT-OFF DATE   NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         LTV RATIOS              LOANS          DATE BALANCE       POOL BALANCE
                         ---------------------   ---------    -----------------    -------------
                         Less than 40.01%.....        1        $     3,480,963           0.32%
                         40.01-50.00%.........        3             11,992,981           1.09
                         50.01-60.00%.........       13             91,332,843           8.28
                         60.01-70.00%.........       68            325,113,818          29.48
                         70.01-80.00%.........      107            634,869,782          57.57
                         80.01-85.00%.........        2             20,704,234           1.88
                         Greater than 85.01%..        2             15,229,332           1.38
                                                    ---        ---------------        -------
                              Total...........      196        $ 1,102,723,952         100.00%
                                                    ---        ---------------        -------
                                                    ---        ---------------        -------

                         ------------------
                         (1) Excludes 27 Mortgage Loans, or approximately 6.67%
                             of the Cut-Off Date Pool Balance, secured by credit leased properties. The LTV ratio for all such Mortgage Loans at origination is generally 90-100%.

                                       RANGE OF REMAINING TERM TO MATURITY DATE OR
                                               ANTICIPATED REPAYMENT DATE

                         RANGE OF REMAINING                                        PERCENTAGE OF
                         TERMS                   NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         (MOS.)                  LOANS          DATE BALANCE       POOL BALANCE
                         ---------------------   ---------    -----------------    -------------
                         Less than 84.........        3        $    26,290,235           2.23%
                         85-120...............      151            972,560,707          82.31
                         121-156..............       27             45,261,342           3.83
                         157-180..............        8             29,407,345           2.49
                         181-228..............        8             25,150,745           2.13
                         229-252..............       17             60,322,292           5.11
                         253-300..............        7             19,475,845           1.65
                         Greater than 300.....        2              3,061,022           0.26
                                                    ---        ---------------        -------
                              Total...........      223        $ 1,181,529,534         100.00%
                                                    ---        ---------------        -------
                                                    ---        ---------------        -------

                                                   AMORTIZATION TYPES

                                                                                  PERCENTAGE OF
                                                NUMBER OF    AGGREGATE CUT-OFF    CUT-OFF DATE
                         TYPE OF AMORTIZATION   LOANS          DATE BALANCE       POOL BALANCE
                         --------------------   ---------    -----------------    -------------
                         Balloon Loans.......      182        $   899,244,883          76.11%
                         ARD Loans...........       15            205,456,095          17.39
                         Fully Amortizing
                           Loans.............       26             76,828,556           6.50
                                                   ---        ---------------        -------
                              Total..........      223        $ 1,181,529,534         100.00%
                                                   ---        ---------------        -------
                                                   ---        ---------------        -------

PREPAYMENT
 RESTRICTIONS........... As of the Cut-Off Date, all of the Mortgage Loans
                         restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                               TYPES OF PREPAYMENT RESTRICTIONS

                                                                                         PERCENTAGE OF
                                                           NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE
                         TYPE OF PREPAYMENT RESTRICTION    LOANS        DATE BALANCE     POOL BALANCE
                         --------------------------------- ---------  -----------------  -------------
                         Prohibit prepayment until date
                           specified in related Mortgage
                           Note and then only permit
                           defeasance for most of
                           remaining term (1) .............    201     $ 1,039,589,849       87.99%

                         Prohibit prepayment until date
                           specified in related Mortgage
                           Note and then impose either a
                           Yield Maintenance Charge or a
                           Prepayment Premium (but not
                           both) for most of remaining
                           term (1)........................     14     $   109,894,062        9.30%

                         Prohibit prepayment until date
                           specified in related Mortgage
                           Note, then permit defeasance
                           until the date specified in the
                           related Mortgage Note and then
                           impose a Yield Maintenance
                           Charge or a Prepayment Premium
                           but not both for most of
                           remaining term (1)..............      7     $    30,064,778        2.54%

                                                                              (Continued on next page)

                                               TYPES OF PREPAYMENT RESTRICTIONS

                                                                                         PERCENTAGE OF
                                                           NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE
                         TYPE OF PREPAYMENT RESTRICTION    LOANS        DATE BALANCE     POOL BALANCE
                         --------------------------------- ---------  -----------------  -------------
                         Prohibit prepayment until date
                           specified in related Mortgage
                           Note, then impose a Yield
                           Maintenance Charge for the
                           period specified in the related
                           Mortgage Note, and then a
                           Prepayment Premium for most of
                           the remaining term (1)..........      1     $     1,980,845        0.17%

                         ------------------
                         (1) For the purposes hereof, "remaining term" refers to
                             either remaining term to maturity or Anticipated Repayment Date, as applicable.

                         See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this Prospectus Supplement.

                         The ability of the Special Servicer to modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium will be limited as described in this Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement. We make no representations as to the enforceability of the provisions of any Mortgage Notes requiring the payment of a Prepayment Premium.

DEFEASANCE.............. Two hundred eight (208) of the Mortgage Loans, or approximately 90.53% of the Cut-Off Date Pool Balance, permit the borrower, under certain conditions, to substitute direct non-callable United States Treasury obligations (the "Defeasance Collateral") as collateral for the related Mortgage Loans following their respective lock-out periods. Upon such substitution, the related Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) will no longer secure such Mortgage Loan. The payments on the Defeasance Collateral are required to approximate the amount and timing of payments on the related Mortgage Loan or allocated to the related Mortgaged Property. The Master Servicer may not permit borrowers to defease a Mortgage Loan in this manner under certain circumstances.

                         See "RISK FACTORS--Certain Risk Factors Associated with the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement.

TEN LARGEST MORTGAGE
 LOANS.................. The following tables and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

                                  TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                     PERCENTAGE OF
                                                      CUT-OFF
                          NUMBER OF   CUT-OFF DATE   DATE POOL                       MORTGAGE                 CURRENT DSC
     PROPERTY NAME        PROPERTIES    BALANCE       BALANCE        PROPERTY TYPE    RATE      CURRENT LTV    RATIO
-------------------------------------------------------------------------------------------------------------------------
Sheraton Suites
  Portfolio.............       3      $ 50,443,313         4.27%     Hospitality        6.75%        66.2%       1.55x
Olen Portfolio..........       6        37,472,777         3.17       Mixed Use         7.61%        67.5%       1.30x
Lakeside Apartments ....       1        29,750,000         2.52      Multifamily        7.05%        80.0%       1.22x
Wynfrey Hotel...........       1        25,263,571         2.14      Hospitality        7.40%        69.2%       1.40x
Wilshire Portfolio......       3        24,518,179         2.08         Office          8.25%        69.9%       1.23x
Hickory Lake............       1        22,492,277         1.90      Multifamily        7.65%        79.3%       1.20x
Westgate Village........       1        21,984,235         1.86         Retail          6.57%        73.3%       1.43x
1055 Washington Blvd....       1        19,932,471         1.69         Office          7.72%        59.0%       1.31x
Oak Park Commons........       1        19,154,363         1.62         Retail          6.57%        74.7%       1.48x
Vista Ridge Plaza I, II
  & Shops...............       1        18,917,890         1.60         Retail          6.57%        51.7%       1.44x
                             ---      ------------      -------
Total/Weighted
  Average...............      19      $269,929,076        22.85%                        7.21%        69.2%       1.37x
                             ---      ------------      -------
                             ---      ------------      -------

Sheraton Suites
 Portfolio.............. The Sheraton Suites Portfolio loan is secured by
                         3 luxury, all suite, full service hotels, two of which are fee interests and one of which is a leasehold interest. The combined hotels contain approximately 732 suites which are generally larger than traditional hotel rooms with two physically separated rooms in the suite. The properties are located in Wilmington, Delaware (approximately 228 suites), Elk Grove, Illinois (approximately 253 suites), and Dallas, Texas (approximately 251 suites). The sponsor of the borrower is Sheraton Suites Investment Limited Partnership ("SSILP"). ITT Sheraton Corporation directly or indirectly owns 24% of the limited partnership interests and the 1% general partnership interest in SSILP. ITT Sheraton Corporation is ultimately a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc.

Olen Portfolio.......... The Olen Portfolio loan is secured by 5 office/
                         industrial flex properties and 1 office building, each located in Orange County, California. The properties contain a total of 608,644 rentable square feet, ranging in size from 30,000 square feet to 186,500 square feet. As of March 1999, the properties had an aggregate occupancy of 99.3%, ranging from 97.4% to 100%. The borrower is a newly formed special purpose Nevada corporation. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973. The Olen Companies currently own commercial and multifamily real estate throughout the United States, including, as of April 1999, 47 office and industrial properties located in Southern California containing in excess of three million square feet.

Lakeside Apartments..... The Lakeside Apartments loan is secured by a 461-unit luxury apartment complex located in Newnan, Georgia, which is part of the metropolitan Atlanta, Georgia area. The first phase of the complex was built in 1991 and the third and final phase, containing 200 units, was completed in March 1998. As of March 1999, Lakeside Apartments had an occupancy rate of 93.4%. The borrower is a newly formed special purpose Illinois limited partnership. The sponsor of the borrower is an executive officer of Executive Affiliates, Inc., a real estate management and development company founded in 1966. As of April 1999 the sponsor, through various entities, owned 18 multifamily properties and 3 hotels throughout the United States.

Wynfrey Hotel........... The Wynfrey Hotel loan is secured by the Wynfrey Hotel, a full-service luxury hotel in the metropolitan Birmingham, Alabama area. In addition to the hotel's 329 guest rooms on 14 floors and approximately 27,716 square feet of meeting and banquet space, the hotel also has a 224 seat formal dining restaurant, a 221 casual dining restaurant, a piano bar and lounge, an outdoor swimming pool, a fitness room and a gift shop. The sponsors of the borrower are James W. Wilson, III and William B. Wilson.

Wilshire Portfolio...... The Wilshire Portfolio loan is secured by 3 properties
                         (one fee and two leasehold interests), the Wilshire Doheny, the Wilshire Lapeer and the Wilshire Palm. Each property is a class "A" office building located on Wilshire Boulevard in Beverly Hills, California. The properties contain a total of 207,682 rentable square feet and were 95.5% occupied as of March 1999. The sponsor of the borrowers (3 co-obligors) is Casden Properties Inc., a newly organized Maryland corporation, and a real estate investment trust sponsor.

Hickory Lake............ The Hickory Lake loan is secured by a 726 unit apartment complex built in 1969, was renovated between 1994 and 1996 and was 90% occupied as of June 1998. The complex is located in Atlanta, Georgia and consists of three separate phases: The Arbors at Hickory Lake, The Meadows at Hickory Lake and The Gardens at Hickory Lake. The sponsor of the borrower is The Pinnacle Companies, which was formed in 1976 and owns 14 multifamily properties containing 3,094 units in Georgia, South Carolina and Florida.

Westgate Village........ The Westgate Village loan is secured by a 342,853 square foot retail center comprised of two single-story, free-standing buildings, located in Amarillo, Texas. The north building contains 142,808 square feet and as of February 1999 was 100% leased to Builders Square and Circuit City. The south building contains 200,045 square feet, as of February 1999 was 93.4% leased to seven tenants, and is anchored by K-Mart, PetsMart and Office Max. The sponsor of the borrower is the Kimco Realty Corporation, a publicly traded owner and operator of neighborhood and community shopping centers. As of April 1999, Kimco Realty Corporation's portfolio was comprised of 445 property interests totaling approximately 58.0 million square feet of gross leasable area located in 40 states.

1055 Washington Blvd. .. The 1055 Washington Boulevard loan is secured by a leasehold interest in a ten-story, class "A" office building containing

                         181,360 rentable square feet, located in Stamford, Connecticut. The property was 92.2% occupied as of September 1998. The sponsors of the borrowers are Robert C. Elder and Raymond W. Miller.

Oak Park Commons........ The Oak Park Commons loan is secured by a 136,939 square foot, one-story neighborhood shopping center located in South Plainfield, New Jersey. The center was completed in April 1998 and is anchored by A&P, Sears and CVS. As of October 1998 the center was 100% occupied. The sponsor of the borrower is the Kimco Realty Corporation, which is described above under the summary of the Westgate Village loan.

Vista Ridge Plaza I, II
 & Shops................ The Vista Ridge Plaza I, II and Shops loan is secured by 290,227 square feet of community shopping center space located in Lewisville, Texas. The center was developed in three phases between 1996 and 1998. The center is anchored by Homeplace, BabiesRUs and Drug Emporium and was 100% occupied as of September 1998. The sponsor of the borrower is the Kimco Realty Corporation, which is described above under the summary of the Westgate Village loan.

                                  RISK FACTORS

     o YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

     o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     o IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     o THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

CERTAIN RISKS ASSOCIATED WITH THE CERTIFICATES

     Limited Assets. Distributions on your Certificates will depend on payments received on the Trust Fund assets, which consist primarily of the Mortgage Loans. Therefore, you should carefully consider the risks associated with the Mortgage Loans and the Mortgaged Properties described in this Prospectus Supplement and in the Prospectus.

     Certain Yield and Maturity Considerations. Your yield on the Offered Certificates may be adversely affected by the rate, amount and timing of principal payments (or, in the case of the Class IO Certificates, the reduction in the notional amounts of the IO Components) on your Certificates. The following factors affect the rate and timing of payments on the Certificates:

     o The rate, amount and timing of principal payments and collections on the Mortgage Loans, particularly voluntary prepayments, may be affected by:

          o The level of prevailing interest rates (if interest rates fall, borrowers will have an increased incentive to refinance their Mortgage Loans, which will result in prepayments).

          o Restrictions and penalties on voluntary prepayments in the terms of the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

          o The availability of mortgage credit.

          o Other economic, demographic, geographic, tax and legal factors that affect the timing of payments on the Mortgage Loans.

          o The terms of the Mortgage Loans.

     o Principal losses or payment delays with respect to Mortgage Loans due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the Mortgage Loans. Losses on the Mortgage Loans and certain expenses of the Trust Fund will be allocated to reduce the Certificate Balance of certain Classes of the Certificates.

     o Involuntary prepayments with respect to Mortgage Loans during any applicable lockout period due to defaults, casualties or condemnations, and

     o The order of priority of distributions of principal in respect of the Sequential Pay Certificates. As described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Application of Available Distribution Amount", the Principal Distribution Amount for each Distribution Date will be distributable to each class of Sequential Pay Certificates in alphabetical and, if applicable, numerical order and no class of Sequential Pay Certificates will be entitled to distributions of principal until the Certificate Balance of each class of Certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero. Therefore, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective classes of Offered Certificates.

     The yield on the Class IO Certificates is particularly sensitive to the rate and timing of principal payments on the Mortgage Loans and the Sequential Pay Certificates. Investors in the Class IO Certificates should consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the Certificate Balance of any class of Sequential Pay Certificates and any losses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any IO Component is reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

     You should also consider that the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Also, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, or the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable.

     In addition, if a Mortgage Loan Seller repurchases any Mortgage Loan from the Trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if the Mortgage Loan had been prepaid in part or in full, except that no Prepayment Premium or Yield Maintenance Charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your Certificates.

     The yield on your Certificates also will be affected by the rate, amount and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of your Certificates or otherwise reduce the amount of funds available for distribution on your Certificates. Generally, the Non-Offered Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D, Class E and Class F Certificates are subordinate in right and time of payment to the Class IO, Class A-1 and Class A-2 Certificates and will bear such shortfalls and losses prior to the Class A-1 and Class A-2 Certificates, in reverse alphabetical order of class designation. The Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F Certificates and the Non-Offered Certificates (together, the "Subordinate Certificates") has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A Certificates generally will have a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Investors in the Class IO Certificates should also consider that any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding IO Component. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "DESCRIPTION OF THE CERTIFICATES--Distributions", "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the accompanying Prospectus.

     The Pass-Through Rate applicable to each IO Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate from time to time, over the Pass-Through Rate on the Class of Sequential Pay Certificates related to such IO Component. Accordingly, the Pass-Through Rate applicable to each such IO Component and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. The yield on the Class IO, Class C, Class D, Class E and Class F Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rates on the Class E and Class F Certificates may be limited by the weighted average of the net interest rates on the Mortgage Loans even if principal prepayments do not occur. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the accompanying Prospectus.

     Risks Relating to Enforceability of Prepayment Premiums. Provisions requiring Yield Maintenance Charges or Prepayment Premiums may not be enforceable in some states or under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Yield Maintenance Charge or Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Yield Maintenance Charge or Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on Certificateholders as a prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Yield Maintenance Charge or Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     Risks Relating to Certain Payments. To the extent described in this Prospectus Supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related P&I Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer is entitled to compensation for such special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on Advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your Certificates.

     Potential Conflicts of Interest. Certain holders of the Subordinate Certificates have the right to appoint the Controlling Class Representative and to replace the Special Servicer. The Special Servicer may own such Subordinate Certificates or be affiliated with such Subordinate Certificateholders. Although the actions of the Special Servicer will be governed by the terms of the Pooling and Servicing Agreement, the Special Servicer will have considerable latitude in determining whether to liquidate or modify troubled Mortgage Loans. The Special Servicer may, especially if it owns Subordinate Certificates, have interests when dealing with troubled Mortgage Loans that are in conflict with those of holders of Offered Certificates. For example, a Special Servicer could seek to mitigate the potential for loss to its class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. Such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. The Special Servicer or an affiliate thereof will not be prohibited from purchasing any class of Certificates.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information (the "Year 2000 Problem"). The Year 2000 Problem is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. We have been advised by the Master Servicer, the Special Servicer and the Trustee that, with respect to those computer systems identified as being critical for the performance and servicing functions described in this Prospectus Supplement, they are currently modifying, or are committed to modifying, their computer systems and applications such that they will be year 2000 compliant by August 31, 1999, or are acquiring new or upgraded computer systems that are year 2000 compliant. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. If the Master Servicer, the Special Servicer or the Trustee is unable to complete such modifications by the year 2000 or if the borrowers or other third parties are not year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

     DTC has further advised us that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 Problems. DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third-party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Limited Liquidity for Offered Certificates. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, we can give no assurance that a secondary market for your Certificates will develop. Moreover, if a secondary market does develop, we can give no assurance that it will provide you with liquidity of investment or that it will continue for the life of your Certificates. Any such secondary market may provide less liquidity to you than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. Lack of liquidity could result in a substantial decrease in the market value of your Certificates. The market value of your Certificates may also be affected by many other factors, including the then prevailing interest rates. Your Certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

     Lack of Control Over Trust Fund. You and other Certificateholders generally will not have a right to vote and will not have the right to make decisions with respect to the administration of the Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--General" in this Prospectus Supplement. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Master Servicer, the Special Servicer or the Trustee, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other Certificateholders would have made and may negatively affect your interests.

CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending which is secured by income-producing real estate is generally viewed as exposing a lender (and your investment in the Trust Fund) to a greater risk of loss than lending which is secured by single-family residences. Income-producing property lending typically involves larger loans than single-family lending. In addition, and unlike loans which are secured by single-family residences, repayment of loans which are secured by income-producing real property depends upon the ability of the related real estate project:

     o to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service; and

     o in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o economic conditions generally and in the area of the project;

     o the age, quality and design of the project;

     o the degree to which the project competes with other projects in the area;

     o changes or continued weakness in specific industry segments;

     o increases in operating costs;

     o the willingness and ability of the owner to provide capable property management and maintenance;

     o the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o a decline in the financial condition of a major tenant;

     o the location of a Mortgaged Property;

     o whether a Mortgaged Property can be easily converted to alternative uses;

     o an increase in vacancy rates;

     o perceptions regarding the safety, convenience and attractiveness of such properties;

     o vulnerability to litigation by tenants and patrons; and

     o environmental contamination caused by adjacent properties.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences; and

     o changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     Risks Relating to Certain Property Types. In addition, particular types of income properties are exposed to particular risks. For instance:

     o Multifamily Projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Multifamily properties secure 62 of the Mortgage Loans, or approximately 30.93% of the Cut-Off Date Pool Balance. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

          o the physical attributes of the apartment building (for example, its age, appearance and construction quality);

          o the location of the property (for example, a change in the neighborhood over time);

          o the ability of management to provide adequate maintenance and insurance;

          o the types of services and amenities that the property provides;

          o the property's reputation;

          o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          o the presence of competing properties;

          o adverse local or national economic conditions; and

          o state and local regulations.

     o Shopping Centers and other Retail Properties. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

       In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark", may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage. Retail properties, including shopping centers, secure 67 of the Mortgage Loans, or approximately 25.75% of the Cut-Off Date Pool Balance.

     o Hotels. Hotels are affected by various factors, including location, quality, management ability, amenities and franchise affiliation (or lack thereof). Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. With respect to 1 Mortgage Loan (control number 1), or aproximately 4.27% of the Cut-Off Date Pool Balance, the franchise agreements will expire in December 2018, prior to the Mortgage Loan's maturity date of November 10, 2023, but after the Mortgage Loan's Anticipated Repayment Date of November 10, 2008. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure). Hotels secure 19 of the Mortgage Loans, or approximately 14.08% of the Cut-Off Date Pool Balance.

     Factors that may adversely affect the economic performance of a hotel include:

          o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

          o the existence or construction of competing hotels or resorts;

          o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

          o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

          o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

    Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     o Office Properties. Office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office properties secure 19 of the Mortgage Loans, or approximately 12.12% of the Cut-Off Date Pool Balance.

In addition, a large number of factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the desirability of the area as a business location; and

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

     Certain Risks Associated with Credit Lease Loans. Twenty-seven (27) of the Mortgage Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, are Credit Lease Loans (as defined in this Prospectus Supplement). The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant (as defined in this Prospectus Supplement) or guarantor of the Credit Lease (the "Guarantor"), if any, of monthly rental payments and other payments due under the terms of its Credit Lease.

     A downgrade in the credit rating of the Tenant and/or the Guarantor may adversely affect the rating of your Certificates.

     In addition, because the ability of a borrower to make payments on the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgage Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor.

     Any failure by the provider of any lease enhancement policy or residual value policy to pay under the terms of any such policy, or any downgrade of the credit rating of such provider, may have an adverse effect on the ratings of your Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loans" and "--Risks Associated with Balloon Loans" in this Prospectus Supplement.

     Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses. Some of the Mortgaged Properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such Mortgaged Property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer (other than certain Credit Lease Loans with respect to which a lease enhancement policy or residual value insurance policy is in effect). We have not evaluated the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the Mortgage Loans are nonrecourse loans; recourse in the case of default will be limited to the related Mortgaged Property. However, in certain circumstances the Mortgage Loan Sellers will be obligated to repurchase or substitute a Mortgage Loan if
(i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the applicable Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund will be subject to certain risks including the following:

     o a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property;

     o the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o liability for clean-up costs or other remedial actions, which could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan; and

     o the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants.

     Under certain federal and state laws, federal and state agencies may impose a statutory lien over the subject property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or

"operator" of the related Mortgaged Property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL-- Assessment of Property Condition--Environmental Assessments" in this Prospectus Supplement.

     The Pooling and Servicing Agreement will require that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, we can give no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the Prospectus.

     Risks Associated with Balloon Loans and ARD Loans.  One hundred eighty-two
(182) of the Mortgage Loans, or approximately 76.11% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity (such Mortgage Loans, the "Balloon Loans"). Fifteen (15) of the Mortgage Loans, or approximately 17.39% of the Cut-Off Date Pool Balance, are ARD Loans.

     o A borrower's ability to make a Balloon Payment or repay its ARD Loan on the Anticipated Repayment Date typically will depend upon its ability either to refinance fully the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make such payment.

     o Whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment on the maturity date or repayment on the Anticipated Repayment Date that would otherwise be distributable on your Certificates will likely extend the weighted average life of your Certificates.

     o The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a Balloon Loan or an ARD Loan will have the ability to repay the principal balance of such Mortgage Loan on the related Maturity Date or Anticipated Repayment Date, as applicable. For additional description of risks associated with Balloon Loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS-- Modifications, Waivers and Amendments" in this Prospectus Supplement. We cannot ensure, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable on your Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of your Certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Risks Associated with Borrower Concentration and Related
Borrowers. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of Mortgage Loans; and

     o have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of Mortgage Loans.

                      SIGNIFICANT BORROWER CONCENTRATIONS

                                                  PERCENTAGE OF
                                                   CUT-OFF                                  CUT-OFF       CUT-OFF
                       NUMBER OF   CUT-OFF DATE   DATE POOL                       MORTGAGE    DATE          DATE
    BORROWER NAME      PROPERTIES    BALANCE       BALANCE        PROPERTY TYPE    RATE       LTV         DSC RATIO
---------------------  ---------   ------------   -------------   -------------   --------  ------------  ------------
Kimco Realty
  Corp. .............      12      $120,322,399     10.18  %         Retail         6.60%       69.7%         1.44x
Pinnacle
  Companies .........       7        66,717,768     5.65          Multifamily       7.65%       77.3%         1.21x
                          ---      ------------       -----
  Total..............      19      $187,040,167     15.83  %
                          ---      ------------       -----
                          ---      ------------       -----

     Geographic Concentration of Properties Increasing Isolated Geographic Risk. Forty (40) Mortgaged Properties, or approximately 12.87% of the Cut-Off Date Pool Balance, are located in California, 17 Mortgaged Properties, or approximately 9.72% of the Cut-Off Date Pool Balance, are located in Georgia, 14 Mortgaged Properties, or approximately 7.25% of the Cut-Off Date Pool Balance, are located in Texas and 21 Mortgaged Properties, or approximately 6.87% of the Cut-Off Date Pool Balance, are located in Florida (in each case, based on loan balances allocated on the basis of the appraised value of the related Mortgaged Properties as of the date of origination). Concentrations of Mortgaged Properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on Mortgage Loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the Mortgaged Properties. In general, such concentrations increase the exposure of the Mortgage Loans to any adverse economic or other developments that may occur in California, Georgia, Texas and Florida.

     Risks Associated with High Balance Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     o The largest Mortgage Loan represents approximately 4.27% of the Cut-Off Date Pool Balance.

     o The 5 largest Mortgage Loans represent, in the aggregate, approximately 14.17% of the Cut-Off Date Pool Balance.

     o The 10 largest Mortgage Loans represent, in the aggregate, approximately 22.85% of the Cut-Off Date Pool Balance.

     Certain Risks Associated with Concentration of Mortgaged Property Types. A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hotel properties as compared to the mortgage loans secured by other property types.

     In that regard:

     o multifamily properties represent approximately 30.93% of the Cut-Off Date Pool Balance;

     o retail properties represent approximately 25.75% of the Cut-Off Date Pool Balance (based on the primary property type for combined office/retail properties);

     o hotel properties represent approximately 14.08% of the Cut-Off Date Pool Balance; and

     o office properties represent approximately 12.12% of the Cut-Off Date Pool Balance (based on the primary property type for combined office/retail properties).

     No Reunderwriting of Mortgage Loans. We have not reunderwritten the Mortgage Loans. Instead, we have relied on the representations and warranties made by the Mortgage Loan Sellers, and the applicable Mortgage Loan Seller's obligation to repurchase, cure or substitute a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the Mortgage Loans. If we had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable Mortgage Loan Seller will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" in this Prospectus Supplement.

     Tax Consideration Related to Foreclosure. One or more of the REMICs established under the Pooling and Servicing Agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates," and "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     Special Hazard Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

     Other Financing. In general, the borrowers: (i) are required to satisfy any existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (ii) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. With respect to 1 Mortgage Loan (control number 36), or approximately 0.76% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower, under certain specified circumstances, with the consent of the lender, may encumber the related Mortgaged Property with a subordinate mortgage in the future.

     The existence of secured subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. Notwithstanding the foregoing, with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness provided such indebtedness is not secured by a lien on the related Mortgaged Properties. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower in which event foreclosure by the Trust Fund on the Mortgaged Property would be delayed. However, with respect to any such future subordinate second lien debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the following:

     o the risk that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result;

     o the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

     o the risk that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan;

     o the existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance;

     o in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Subordinate Financing" and "--'Due-on-Sale' and 'Due-on-Encumbrance' Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans-- 'Due-on-Sale' and 'Due-on-Encumbrance' Provisions" in this Prospectus Supplement; and

     o with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness which is not secured by a lien on the related Mortgaged Properties. If a borrower defaults on such additional indebtedness, its financial condition may be impaired and result in the bankruptcy or receivership of the borrower, in which event foreclosure by the Trust Fund on the Mortgaged Property may be delayed.

     See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--'Due-on-Sale' and 'Due-on-Encumbrance' Provisions " in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--'Due-on-Sale' and 'Due-on-Encumbrance' Provisions" in this Prospectus Supplement.

     Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. The borrowers are generally not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (i) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and
(ii) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We can give no assurances that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the Prospectus.

     Limitations of Appraisals and Engineering Reports. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this Prospectus Supplement for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set-back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the Mortgaged Property following such loss.

     In addition, certain of the Mortgaged Properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a Mortgaged Property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect the market value of the Mortgaged Property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related Mortgage Loan.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, for example, Zoning Laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgaged Property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the Prospectus.

     Limitations on Enforceability of Cross-Collateralization. Three (3) groups of Mortgage Loans (control numbers 74, 89, 123, 142, 150 and 182; control numbers 220 and 222; and control numbers 162, 186 and 217), or approximately 2.01% of the Cut-Off Date Pool Balance (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be avoided if a court determines that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

     o the borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

     We can give no assurances that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A hereto for more information regarding the Cross-Collateralized Loans.

     Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. We can give no assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents).

     Mortgaged Properties leased to a single tenant, or a small number of tenants, also are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the Mortgaged Properties or of tenants in a particular business or industry.

                       SIGNIFICANT TENANT CONCENTRATIONS

                                               PERCENTAGE OF                   WEIGHTED
                                                CUT-OFF                        AVERAGE     CUT-OFF        CUT-OFF
                    NUMBER OF   CUT-OFF DATE   DATE POOL                       MORTGAGE     DATE            DATE
   TENANT NAME      LOANS         BALANCE       BALANCE        PROPERTY TYPE    RATE         LTV          DSC RATIO
-----------------   ---------   ------------   -------------   -------------   --------   ------------    ------------
Heilig Meyers....       26      $ 33,261,342     2.82%            Retail          7.41%        67.7%          1.31x
Accor, S.A.(1)...        6        21,794,388     1.84          Hospitality        7.24%        94.5% (1)      1.00x (1)
                       ---      ------------     -----
  Total .........       32      $ 55,055,730     4.66%
                       ---      ------------     -----
                       ---      ------------     -----

------------------
(1) The Accor, S.A. loan portfolio are Credit Lease Loans. Such loans are secured by mortgages on credit leased properties. The loan to value ratio for Credit Lease Loans is generally 90-100% and the debt service coverage ratio for Credit Lease Loans is generally 1.00x-1.05x.

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We can give no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a Mortgaged Property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

     Lack of Skillful Property Management Entail Risks. The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

     Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. We can give no assurances that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of, or income generation from, the affected Mortgaged Property. Therefore, we can give no assurances that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Remaining Terms" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--The Mortgage Pool" in this Prospectus Supplement for a description of the respective maturity dates of the Mortgage Loans. Because principal on your Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described in this Prospectus Supplement under "DESCRIPTION OF CERTIFICATES--Distributions", classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Risks Associated with High Balance Mortgage Loans" above than classes with a higher sequential priority.

     Risks Associated with Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Risks Associated with the Mortgage Loan Sellers. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to us. Neither we nor any of our affiliates are obligated to repurchase or substitute any Mortgage Loan in connection with either a breach of the Mortgage Loan Seller's representations and warranties or any document defects, if such Mortgage Loan Seller defaults on its obligation to do so. We can give no assurances that either Mortgage Loan Seller will have the financial ability to effect such repurchases or substitutions. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS-- Representations and Warranties; Repurchases" in the Prospectus.

     Risks Associated with One Action Rules. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Special Servicer is required to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgage Properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted Mortgage Loan or a multi-property Mortgage Loan which is secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     Property Managers May Experience Conflicts of Interest in Managing Multiple Properties. The managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

     o a substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 223 fixed rate Mortgage Loans, with a Cut-Off Date Pool Balance of approximately $1,181,529,534. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $412,861 to $50,443,313 and the Mortgage Loans have an average Cut-Off Date Balance of $5,298,339. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement without further description are approximate percentages calculated using the Cut-Off Date Pool Balance. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTV Ratios or DSC Ratios, the LTV Ratio or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV Ratio or DSC Ratio of such Mortgage Loan. All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 11 Mortgaged Properties, or approximately 5.90% of the Cut-Off Date Pool Balance, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                        MORTGAGE LOANS BY PROPERTY TYPE

                                                          PERCENTAGE
                                          AGGREGATE       OF CUT-OFF
                           NUMBER OF     CUT-OFF DATE     DATE POOL
PROPERTY TYPE              LOANS           BALANCE        BALANCE
------------------------   ---------    --------------    ----------
Multifamily.............       62       $  365,399,773       30.93%
Retail..................       67          304,191,706       25.75
Hospitality(1)..........       19          166,306,763       14.08
Office..................       19          143,202,780       12.12
Credit Lease Loans(2)...       27           78,805,582        6.67
Mixed Use...............        5           50,193,888        4.25
Industrial/Warehouse....       13           37,267,470        3.15
Health Care(3)..........        7           24,679,110        2.09
Mobile Home Park........        3            9,489,407        0.80
Self Storage............        1            1,993,054        0.17
                              ---       --------------      ------
  Total.................      223       $1,181,529,534      100.00%
                              ---       --------------      ------
                              ---       --------------      ------
------------------
(1) All but 2 of such Mortgage Loans, or approximately 3.73% of the Cut-Off Date Pool Balance, are secured by Mortgaged Properties which are affiliated with recognized hotel/motel franchisors.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(2) Including 20 Mortgage Loans, or approximately 4.71% of the Cut-Off Date Pool Balance, secured by retail properties, 6 Mortgage Loans, or approximately 1.84% of the Cut-Off Date Pool Balance, secured by hospitality properties, and 1 Mortgage Loan, or approximately 0.12% of the Cut-Off Date Pool Balance, secured by a restaurant property.

(3) Including 4 Mortgage Loans, or approximately 1.10% of the Cut-Off Date Pool Balance, secured by assisted living facilities; 1 Mortgage Loan, or approximately 0.16% of the Cut-Off Date Pool Balance, secured by a congregate care facility; and 2 Mortgage Loans, or approximately 0.83% of the Cut-Off Date Pool Balance, secured by skilled nursing facilities.

     Set forth below are the month and year of origination of the Mortgage Loans and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans:

                  MONTH AND YEAR OF MORTGAGE LOAN ORIGINATION

                                                         PERCENTAGE OF
                     NUMBER OF          CUT-OFF DATE     CUT-OFF DATE     CUMULATIVE PERCENTAGE OF
ORIGINATION DATE     MORTGAGE LOANS       BALANCE        POOL BALANCE     CUT-OFF DATE POOL BALANCE
------------------   --------------    --------------    -------------    -------------------------
September 1997....           1         $   24,518,179          2.08%                  2.08%
February 1998.....           8             31,013,545          2.63                   4.71%
April 1998........           3             12,521,945          1.06                   5.77%
May 1998..........          13             60,856,420          5.15                  10.92%
June 1998.........           4             22,295,093          1.89                  12.81%
July 1998.........           9             42,663,487          3.61                  16.42%
August 1998.......          33             79,668,056          6.74                  23.16%
September 1998....           8             30,219,159          2.56                  25.72%
October 1998......          24            130,122,729         11.01                  36.73%
November 1998.....          23            186,271,065         15.77                  52.50%
December 1998.....          12             90,756,456          7.68                  60.18%
January 1999......          10             31,825,233          2.69                  62.87%
February 1999.....          25            108,550,690          9.19                  72.06%
March 1999........          37            251,587,645         21.29                  93.35%
April 1999........           4             25,669,831          2.17                  95.52%
May 1999..........           9             52,990,000          4.48                 100.00%
                          ----         --------------       -------
  Total...........         223         $1,181,529,534        100.00%                100.00%
                          ----         --------------       -------
                          ----         --------------       -------

     The Mortgaged Properties are located throughout 38 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                   MORTGAGE LOANS BY GEOGRAPHIC CONCENTRATION

                                                              PERCENTAGE
                                              AGGREGATE       OF CUT-OFF
                    NUMBER OF MORTGAGED      CUT-OFF DATE     DATE POOL
STATES               PROPERTIES               BALANCE(1)      BALANCE
-----------------   --------------------    --------------    ----------
California.......             40            $  152,100,762       12.87%
Georgia..........             17               114,892,601        9.72
Texas............             14                85,621,908        7.25
Florida..........             21                81,138,219        6.87
North Carolina...             21                74,332,885        6.29
New York.........             16                68,164,832        5.77
Pennsylvania.....              9                64,406,238        5.45
Other States.....            122               540,872,089       45.78
                            ----            --------------      ------
  Total..........            260            $1,181,529,534      100.00%
                            ----            --------------      ------
                            ----            --------------      ------

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. Thirty-three
(33) of the Mortgage Loans, or approximately 11.41% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 190 of the Mortgage Loans, or approximately 88.59% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Seven (7) of the 190 Mortgage Loans that accrue interest on an Actual/360 basis, or approximately 6.91% of the Cut-Off Date Pool Balance, have periods during which only interest is due. One (1) of such 7 Mortgage Loans that provides for an interest only period, or approximately 2.52% of the Cut-Off Date Pool Balance, provides for interest payments during such period to be paid in equal monthly installments.

     Mortgage Loan Payments. Scheduled payments of principal and interest (the "Periodic Payments") on 217 of the Mortgage Loans, or approximately 98.16% of the Cut-Off Date Pool Balance, are due monthly and on 6 of the Mortgage Loans, or approximately 1.84% of the Cut-Off Date Pool Balance, are due semi-annually (the "Semi-Annual Loans"). With respect to each Semi-Annual Loan the Depositor has arranged for the Master Servicer to advance at the Depositor's sole cost, on a monthly basis, the interest payments that would have otherwise been payable if the Periodic Payments had been paid monthly by the related borrower.

     Due Dates. One hundred sixy-eight (168) of the Mortgage Loans, or approximately 57.21% of the Cut-Off Date Pool Balance are due on the date (each such date, a "Due Date") occurring on the first day of the month and 55 of the Mortgage Loans, or approximately 42.79% of the Cut-Off Date Pool Balance, have Due Dates occurring on the tenth day of the month.

     Amortization. One hundred eighty-two (182) of the Mortgage Loans (the "Balloon Loans"), or approximately 76.11% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity. Twenty-six (26) of the Mortgage Loans, or approximately 6.50% of the Cut-Off Date Pool Balance, (the "Fully Amortizing Loans") fully or substantially amortize through their respective remaining terms to maturity. Fifteen (15) of the Mortgage Loans (the "ARD Loans"), or approximately 17.39% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding Principal Balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. Six (6) of the Balloon Loans, or approximately 1.84% of the Cut-Off Date Pool Balance and 9 of the Fully Amortizing Loans, or approximately 1.84% of the Cut-Off Date Pool Balance, provide for changes in the amount of their respective Periodic Payments at specified times in the future which coincide with rent increases on the underlying property leases.

     Thirteen (13) Mortgage Loans, or approximately 3.78% of the Cut-Off Date Pool Balance, all of which are Credit Lease Loans, have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy (defined below). With respect to all such Mortgage Loans, the related Tenant is obligated to make a rent payment corresponding to such Balloon Payment (a "Tenant Balloon Payment"). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued by either R.V.I. America Insurance Company which, as of April 1, 1999, had a rating of "A" by Standard & Poor's and a claims paying rating of "AA-" by Duff & Phelps Credit Rating Co. ("DCR") or Financial Structures, Limited (the "Residual Value Insurers"), which possesses a cut-through endorsement issued by Royal Indemnity Company. Royal Indemnity Company possesses a rating by S&P of "AA-". Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for a period ending on a date specified in the related Mortgage Note and then only permit defeasance principal in some manner for most of their respective terms (201 Mortgage Loans, or approximately 87.99% of the Cut-Off Date Pool Balance); (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter either impose a Yield Maintenance Change or Prepayment Premium (but not both) for most of the remaining term (14 Mortgage Loans, or approximately 9.30% of the Cut-Off Date Pool Balance); (iii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note and then only permit defeasance for a period ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge (7 Mortgage Loans, or approximately 2.54% of the Cut-Off Date Pool Balance); or
(iv) prohibit voluntary prepayments of principal for a period ending on a date specified in related Mortgage Note, then impose a Yield Maintenance Charge for a period, and then a Prepayment Premium for most of the remaining term (1 Mortgage Loan, or approximately 0.17% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. With respect to the 15 Mortgage Loans, or approximately 10.39% of the Cut-Off Date Pool Balance, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the Discount Rate. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     Two hundred eight (208) of the Mortgage Loans, or approximately 90.53% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, after two years following the Closing Date, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge or Prepayment Premium. Mortgage Loans secured by more than one Mortgaged Property which provide for defeasance generally require that
(i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain DSCR and LTV tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States Treasury obligations may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to 1 Mortgage Loan (control number 36), or approximately 0.76% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances and, with the consent of the lender, encumber the related Mortgaged Property with a subordinate mortgage in the future. See "--'Due-On-Sale' and 'Due-On-Encumbrance' Provisions" below.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-On-Sale" and "Due-On-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans.  Three
(3) groups of Mortgage Loans, or approximately 2.01% of the Cut-Off Date Pool Balance (control numbers: 74, 89, 123, 142, 150 and 192; 220 and 222; and 162,
186 and 217), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans that are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

     Engineering Assessments. In connection with the origination of 206 of the Mortgage Loans, or approximately 96.66% of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related

Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 17 Mortgage Loans (including Credit Lease Loans), or approximately 3.34% of the Cut-Off Date Pool Balance, which were determined by the applicable Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 39 of the 40 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, only 3 of the Mortgaged Properties is likely to suffer a probable maximum loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Five (5) of the 40 Mortgaged Properties described above are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan, including each of the 3 Mortgaged Properties likely to suffer a probable maximum loss in excess of 25% in the event of an earthquake.

CREDIT LEASE LOANS

     Twenty-seven (27) of the Mortgage Loans, or approximately 6.67% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or the parent of which or other affiliate of which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (i) the Credit Lease provides that the Tenant is obligated to continue making payments, and/or the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "--Lease Enhancement Policies" in this Prospectus Supplement.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Credit Lease Loans that are guaranteed by a Residual Value Insurance Policy). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of certain Mortgage Loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Credit Lease Loans.

     Thirteen (13) of the Credit Lease Loans, or approximately 3.78% of the Cut-Off Date Pool Balance, are Balloon Loans which require the related Tenant to make a rent payment corresponding to the Tenant Balloon Payment. Each Credit Lease Loan which is a Balloon Loan is insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

                                                                                                               MOODY'S    LEASE
CONTROL                                                                           CUT-OFF            S&P       RATING      TYPE
NUMBER   PROPERTY NAME          GUARANTOR/TENANT          PROPERTY TYPE         DATE BALANCE     RATING (1)     (1)       CODE (2)
-------  --------------------   -----------------------   ------------------   --------------    -----------   -------    --------
 40      Circuit City Norwalk   Circuit City Stores       Electronics Store    $    7,898,702        (3)         --         NN
           444                    Inc.
 193     CVS Greenville Old     CVS Corporation           Drug Store                1,306,853         A          A3         NN
           Buncombe
 169     CVS Lansdowne          CVS Corporation           Drug Store                1,831,525         A          A3         NN
           Hollins Ferry
 134     CVS Yarmouth Main      CVS Corporation           Drug Store                2,556,250         A          A3         NN
 180     CVS Rocky Mount        CVS Corporation           Drug Store                1,520,209         A          A3         NN
                                                                               --------------
         TOTAL CVS                                                             $    7,214,837

 92      Eagle Davenport        Eagle Food Centers,       Grocery Store        $    4,085,191        B+          B2        NNN
           Locust                 Inc.
 145     Eckerd Oveido Red      Eckerd Corporation        Drug Store                2,418,557        N/A        Baa1       NNN
           Bug Lake
 168     Eckerd Ferber          Eckerd Corporation        Drug Store                1,836,154        N/A        Baa1       NNN
           Tallahassee
 175     Eckerd, Tarboro        Eckerd Corporation        Drug Store                1,690,369        N/A        Baa1        NN
                                                                               --------------
         TOTAL ECKERD                                                          $    5,945,080

 190     IHOP Rock Hill North   IHOP Corporation          Restaurant           $    1,389,770        (3)         --        NNN
           Cherry
 95      Motel 6 1081 Little    Accor SA                  Limited Service           4,043,344        BBB         --         B
           Rock (W)
 54      Motel 6 1115 Raleigh   Accor SA                  Limited Service           6,235,064        BBB         --         B
 87      Motel 6 1129 Hilton    Accor SA                  Limited Service           4,232,286        BBB         --         B
           Head
 218     Motel 6 202            Accor SA                  Limited Service           1,039,177        BBB         --         B
           Lumberton
 111     Motel 6 608 Mobile     Accor SA                  Limited Service           3,079,744        BBB         --         B
 109     Motel 6 740 Reno       Accor SA                  Limited Service           3,164,767        BBB         --         B
           Sparks
                                                                               --------------
         TOTAL MOTEL 6                                                         $   21,794,383

 122     Rite Aid--Holland      Rite Aid Corporation      Drug Store           $    2,764,695       BBB+        Baa1        B
 147     Rite Aid--Ironton      Rite Aid Corporation      Drug Store                2,385,499       BBB+        Baa1        B
 113     Rite Aid--Commerce     Rite Aid Corporation      Drug Store                3,046,015       BBB+        Baa1        B
           Township
 137     Rite Aid--Claremont    Rite Aid Corporation      Drug Store                2,527,844       BBB+        Baa1        B
                                                                               --------------
         TOTAL RITE AID                                                        $   10,724,053

 216     Southland Ormond       The Southland             Convenience          $    1,068,620        BB+        Ba1         NN
           Beach Nova             Corporation               Store
 127     Staples York Loucks    Staples, Inc.             Office Supplies           2,647,603       BBB-        Baa2        NN
           Road
 132     Walgreen Franklin      Walgreen Company          Drug Store                2,563,871        A+         Aa3         NN
           Fieldstone
 135     Walgreen Duncanville   Walgreen Company          Drug Store                2,550,305        A+         Aa3         NN
           Wheatland
 125     Walgreens at Silver    Walgreen Company          Drug Store                2,672,432        A+         Aa3         NN
           Lakes
 119     Walgreen Colleyville   Walgreen Company          Drug Store                2,805,603        A+         Aa3         NN
                                                                               --------------
         TOTAL WALGREENS                                                       $   10,592,211

 62      Winn Dixie             Winn-Dixie Stores, Inc.   Grocery Store             5,445,132       A2(4)      P2(4)       NNN
           Chesapeake Cedar
                                                                               --------------
                                                                      Total:   $   78,805,582
                                                                               --------------
                                                                               --------------

----------------
(1) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by Moody's and Standard & Poor's respectively.

(2) "NNN" means triple net lease; "NN" means double net lease, "B" means bond-type lease.

(3) Not publicly rated.

(4) Such ratings are short-term ratings. Long-term ratings have not been assigned by either Moody's or Standard & Poor's.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to 10 of the Mortgage Loans, or approximately 2.75% of the Cut-Off Date Pool Balance, are Bond-Type Leases, Credit Leases with respect to 5 Mortgage Loans, or approximately 1.28% of the Cut-Off Date Pool Balance, are Triple Net Leases and Credit Leases with respect to 12 of the Mortgage Loans, or approximately 2.63% of the Cut-Off Date Pool Balance, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the

Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of April 1, 1999, was rated "AAA" by Standard & Poor's. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2 and A-3 hereto. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2 and A-3 hereto, with respect to Mortgage Loans evidenced by one Note but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown where available. Cross collateralized Mortgage Loans are not grouped together on Annex A-1, A-2 and A-3; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized. However, certain information, such as DSCR and Loan-to-Value Ratio, is presented on an aggregate basis.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annex A-1, A-2 and A-3:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan (other than a Credit Lease Loan) is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Sellers on the basis of,

     Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Sellers relied on full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR" are references to the DSC Ratio as of the Cut-Off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges and vacancy levels were generally a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 1.5% of effective gross receipts were assumed),
     (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

          THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00225%, which percentage represents the trustee fee rate with respect to each Mortgage Loan.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment or any interest-only period, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

          (xii) References to "D" or "Defeasance" represent, with respect to each Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicates that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The Cut-Off Date DSC Ratio and the Cut-Off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                            MORTGAGE LOANS BY STATE
                              (ALL MORTGAGE LOANS)

                                                                                                         WTD. AVG.
                     NUMBER OF       AGGREGATE          % BY             AVERAGE          HIGHEST        CUT-OFF DATE
                     MORTGAGED      CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE        LTV
STATE                PROPERTIES       BALANCE         POOL BALANCE       BALANCE          BALANCE        RATIO (1)
-----------------    ---------     --------------     ------------     ------------     ------------     ------------
California.......        40        $  152,100,762         12.87%       $ 3,802,519      $15,788,274          69.23%
Georgia..........        17           114,892,601          9.72        $ 6,758,388      $29,750,000          74.52%
Texas............        14            85,621,908          7.25        $ 6,115,851      $21,984,235          67.62%
Florida..........        21            81,138,219          6.87        $ 3,863,725      $10,227,394          75.08%
North Carolina...        21            74,332,885          6.29        $ 3,539,661      $13,500,000          72.34%
New York.........        16            68,164,832          5.77        $ 4,260,302      $15,231,468          66.64%
Pennsylvania.....         9            64,406,238          5.45        $ 7,156,249      $14,582,212          74.93%
New Jersey.......         7            55,447,497          4.69        $ 7,921,071      $19,154,363          75.46%
Connecticut......         6            53,249,911          4.51        $ 8,874,985      $19,932,471          66.87%
Virginia.........        19            38,716,224          3.28        $ 2,037,696      $ 5,445,132          69.70%
Nevada...........         5            34,922,882          2.96        $ 6,984,576      $15,668,057          76.35%
Alabama..........         5            34,326,760          2.91        $ 6,865,352      $25,263,571          69.59%
Missouri.........         5            27,860,214          2.36        $ 5,572,043      $12,000,000          64.55%
Illinois.........        10            27,474,371          2.33        $ 2,747,437      $15,887,658          68.27%
Arizona..........         5            24,219,181          2.05        $ 4,843,836      $16,978,252          68.97%
Massachusetts....         6            23,902,651          2.02        $ 3,983,775      $ 7,244,831          67.03%
Delaware.........         1            22,507,515          1.90        $22,507,515      $22,507,515          66.20%
Kansas...........         4            20,442,469          1.73        $ 5,110,617      $ 7,816,076          74.28%
South Carolina...         4            19,868,185          1.68        $ 4,967,046      $12,939,276          58.80%
Washington.......         1            18,779,010          1.59        $18,779,010      $18,779,010          64.30%
Michigan.........         3            18,335,710          1.55        $ 6,111,903      $12,525,000          86.40%
Indiana..........         3            16,561,231          1.40        $ 5,520,410      $ 8,937,414          76.26%
Minnesota........         2            14,317,319          1.21        $ 7,158,659      $ 9,110,457          74.59%
Ohio.............         5            11,578,679          0.98        $ 2,315,736      $ 5,024,014          75.37%
Nebraska.........         8            11,177,452          0.95        $ 1,397,182      $ 5,196,149          77.82%
Tennessee........         4            10,661,748          0.90        $ 2,665,437      $ 4,940,520          74.43%
Wisconsin........         3            10,635,446          0.90        $ 3,545,149      $ 4,369,922          74.15%
Maryland.........         2             9,521,525          0.81        $ 4,760,762      $ 7,690,000          79.30%
Hawaii...........         1             6,290,673          0.53        $ 6,290,673      $ 6,290,673          74.40%
Louisiana........         2             5,958,572          0.50        $ 2,979,286      $ 3,500,000          70.54%
Kentucky.........         4             5,284,465          0.45        $ 1,321,116      $ 1,507,846          66.89%
Iowa.............         1             4,085,191          0.35        $ 4,085,191      $ 4,085,191           0.00%
Arkansas.........         1             4,043,344          0.34        $ 4,043,344      $ 4,043,344           0.00%
Utah.............         1             3,295,000          0.28        $ 3,295,000      $ 3,295,000          74.90%
Oregon...........         1             2,640,656          0.22        $ 2,640,656      $ 2,640,656          66.00%
New Hampshire....         1             2,527,844          0.21        $ 2,527,844      $ 2,527,844           0.00%
Mississippi......         1             1,168,550          0.10        $ 1,168,550      $ 1,168,550          67.70%
 Rhode Island....         1             1,071,814          0.09        $ 1,071,814      $ 1,071,814          63.00%
                        ---        --------------        ------
Total/Avg/Wtd
 Avg/Min/Max.....       260        $1,181,529,534           100%       $ 4,544,344      $29,750,000          71.17%
                        ---        --------------        ------
                        ---        --------------        ------

                   WTD. AVG.        MINIMUM          MAXIMUM
                   CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     WTD. AVG.     WTD. AVG.
                     DSC              DSC              DSC            OCCUPANCY     MORTGAGE
STATE              RATIO (1)        RATIO (1)        RATIO (1)        RATE (2)       RATE
-----------------  ------------     ------------     ------------     ---------     ---------
California.......      1.29x            1.22x            1.65x           97.47%        7.67%
Georgia..........      1.25x            1.20x            1.79x           93.53%        7.44%
Texas............      1.41x            1.20x            1.55x           96.48%        6.85%
Florida..........      1.35x            1.20x            1.66x           95.40%        7.29%
North Carolina...      1.33x            1.19x            1.82x           92.65%        7.27%
New York.........      1.51x            1.20x            4.42x           97.03%        7.72%
Pennsylvania.....      1.35x            1.22x            1.41x           94.24%        7.22%
New Jersey.......      1.41x            1.23x            1.59x           98.47%        6.75%
Connecticut......      1.33x            1.27x            1.41x           94.57%        7.67%
Virginia.........      1.58x            1.14x            2.45x           98.05%        7.32%
Nevada...........      1.23x            1.20x            1.30x           95.18%        7.61%
Alabama..........      1.39x            1.27x            1.41x          100.00%        7.34%
Missouri.........      1.52x            1.31x            1.60x          100.00%        6.90%
Illinois.........      1.44x            1.28x            1.55x          100.00%        7.04%
Arizona..........      1.36x            1.25x            1.76x           95.94%        7.52%
Massachusetts....      1.30x            1.25x            1.34x           97.03%        7.64%
Delaware.........      1.55x            1.55x            1.55x            0.00%        6.75%
Kansas...........      1.44x            1.25x            1.50x           98.60%        6.78%
South Carolina...      1.46x            1.46x            1.46x          100.00%        8.09%
Washington.......      1.56x            1.56x            1.56x            0.00%        7.21%
Michigan.........      1.26x            1.26x            1.26x          100.00%        7.34%
Indiana..........      1.29x            1.25x            1.33x           92.22%        7.36%
Minnesota........      1.42x            1.40x            1.43x           98.45%        6.77%
Ohio.............      1.24x            1.21x            1.31x           97.87%        7.75%
Nebraska.........      1.29x            1.20x            1.34x           94.58%        7.65%
Tennessee........      1.34x            1.18x            1.40x           96.65%        7.32%
Wisconsin........      1.31x            1.28x            1.32x          100.00%        7.86%
Maryland.........      1.21x            1.21x            1.21x           95.07%        7.25%
Hawaii...........      1.21x            1.21x            1.21x           91.07%        6.91%
Louisiana........      1.42x            1.37x            1.50x           81.16%        7.58%
Kentucky.........      1.36x            1.31x            1.49x          100.00%        7.40%
Iowa.............      0.00x            0.00x            0.00x          100.00%        8.11%
Arkansas.........      0.00x            0.00x            0.00x          100.00%        7.24%
Utah.............      1.30x            1.30x            1.30x           94.90%        7.85%
Oregon...........      1.30x            1.30x            1.30x           82.81%        7.75%
New Hampshire....      0.00x            0.00x            0.00x          100.00%        6.94%
Mississippi......      1.31x            1.31x            1.31x          100.00%        7.41%
 Rhode Island....      1.32x            1.32x            1.32x          100.00%        8.50%
Total/Avg/Wtd
 Avg/Min/Max.....      1.36x            1.14x            4.42x           96.09%        7.35%

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                                                                           WTD. AVG.
                                           AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE
        PROPERTY            NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV
          TYPE              LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)
------------------------    ---------    --------------    ------------    ------------    ------------    ------------
Multifamily.............        62       $  365,399,773        30.93%      $ 5,893,545     $29,750,000         75.71%
Retail-Anchored.........        55          272,579,564        23.07       $ 4,955,992     $21,984,235         71.90%
Hospitality.............        19          166,306,763        14.08       $ 8,752,988     $50,443,313         67.54%
Office..................        19          143,202,780        12.12       $ 7,536,988     $24,518,179         66.09%
Credit Lease Loans(3)...        27           78,805,582         6.67       $ 2,918,725     $ 7,898,702          0.00%
Mixed Use...............         5           50,193,888         4.25       $10,038,778     $37,472,777         67.51%
Industrial..............        13           37,267,470         3.15       $ 2,866,728     $ 5,080,691         70.70%
Retail--Unanchored......        12           31,612,142         2.68       $ 2,634,345     $ 4,107,613         64.78%
Healthcare..............         7           24,679,110         2.09       $ 3,525,587     $ 5,383,759         64.32%
Mobile Home Park........         3            9,489,407         0.80       $ 3,163,136     $ 5,206,861         75.69%
Self Storage............         1            1,993,054         0.17       $ 1,993,054     $ 1,993,054         71.20%
                               ---       --------------       ------
Total/Avg/Wtd
 Avg/Min/Max:...........       223       $1,181,529,534          100%      $ 5,298,339     $50,443,313         71.17%
                               ---       --------------       ------
                               ---       --------------       ------

                          WTD. AVG.       MINIMUM         MAXIMUM
                          CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
        PROPERTY            DSC             DSC             DSC           OCCUPANCY    MORTGAGE
          TYPE            RATIO (1)       RATIO (1)       RATIO (1)       RATIO (2)     RATE
------------------------  ------------    ------------    ------------    ---------    ---------
Multifamily.............      1.25x           1.14x           1.81x          94.43%       7.43%
Retail-Anchored.........      1.38x           1.25x           1.65x          97.29%       7.07%
Hospitality.............      1.52x           1.18x           2.45x           0.00%       7.23%
Office..................      1.33x           1.22x           1.60x          94.43%       7.57%
Credit Lease Loans(3)...      0.00x           0.00x           0.00x         100.00%       7.20%
Mixed Use...............      1.32x           1.30x           1.59x          98.20%       7.65%
Industrial..............      1.33x           1.25x           1.76x          98.59%       7.68%
Retail--Unanchored......      1.68x           1.25x           4.42x          95.52%       7.67%
Healthcare..............      1.65x           1.25x           1.93x          96.69%       7.74%
Mobile Home Park........      1.32x           1.22x           1.40x          99.06%       7.57%
Self Storage............      1.48x           1.48x           1.48x          87.00%       7.38%
Total/Avg/Wtd
 Avg/Min/Max:...........      1.36x           1.14x           4.42x          96.09%       7.35%

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

(3) Including 20 Mortgage Loans, or approximately 4.71% of the Cut-Off Date Pool Balance, secured by retail properties, 6 Mortgage Loans, or approximately 1.84% of the Cut-Off Date Pool Balance, secured by hospitality properties, and 1 Mortgage Loan, or approximately 0.12% of the Cut-Off Date Pool Balance, secured by a restaurant property.

                            CUT-OFF DATE DSC RATIOS

    RANGE OF                                                                                       WTD. AVG.       WTD. AVG.
  CUT-OFF DATE                     AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
       DSC          NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
    RATIOS(X)       LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
1.00-1.14........        1(3)    $    1,424,638         0.13%      $ 1,424,638     $ 1,424,638         68.50%          1.14x
1.15-1.19........        3           13,609,276         1.23       $ 4,536,425     $ 9,824,768         75.23%          1.19x
1.20-1.24........       22          224,595,027        20.37       $10,208,865     $29,750,000         75.89%          1.21x
1.25-1.29........       45          212,182,580        19.24       $ 4,715,168     $16,978,252         74.26%          1.26x
1.30-1.34........       56          193,451,893        17.54       $ 3,454,498     $37,472,777         68.80%          1.31x
1.35-1.39........       13           75,231,507         6.82       $ 5,787,039     $14,582,212         72.37%          1.37x
1.40-1.44........       24          177,099,130        16.06       $ 7,379,130     $25,263,571         70.48%          1.42x
1.45-1.49........        6           41,324,013         3.75       $ 6,887,335     $19,154,363         68.49%          1.47x
1.50-1.54........        8           35,481,224         3.22       $ 4,435,153     $ 8,115,184         73.12%          1.52x
1.55-1.59........        4           73,902,821         6.70       $18,475,705     $50,443,313         65.99%          1.55x
1.60-1.64........        4           18,260,419         1.66       $ 4,565,105     $12,000,000         58.33%          1.61x
1.65-1.69........        2            6,090,687         0.55       $ 3,045,343     $ 4,300,000         60.33%          1.65x
1.75-1.79........        3           11,938,477         1.08       $ 3,979,492     $ 5,019,952         62.47%          1.77x
1.80-1.84........        2            5,155,230         0.47       $ 2,577,615     $ 3,196,352         67.76%          1.82x
1.90-1.94........        1            5,383,759         0.49       $ 5,383,759     $ 5,383,759         43.60%          1.93x
2.00-10.00.......        2            7,593,270         0.69       $ 3,796,635     $ 4,112,307         35.83%          3.35x
                       ---       --------------       ------
Total/Avg/Wtd
  Avg/Min/Max:...      196       $1,102,723,952          100%      $ 5,626,143     $50,443,313         71.17%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

    RANGE OF       MINIMUM         MAXIMUM
  CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
       DSC           DSC             DSC           OCCUPANCY    MORTGAGE
    RATIOS(X)      RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
1.00-1.14........      1.14x           1.14x         100.00%       6.88%
1.15-1.19........      1.18x           1.19x          88.00%       7.08%
1.20-1.24........      1.20x           1.24x          92.85%       7.53%
1.25-1.29........      1.25x           1.29x          96.84%       7.53%
1.30-1.34........      1.30x           1.34x          96.07%       7.65%
1.35-1.39........      1.35x           1.39x          96.21%       7.32%
1.40-1.44........      1.40x           1.44x          96.75%       6.96%
1.45-1.49........      1.46x           1.49x          99.04%       7.28%
1.50-1.54........      1.50x           1.53x         100.00%       6.89%
1.55-1.59........      1.55x           1.59x          98.73%       6.90%
1.60-1.64........      1.60x           1.64x         100.00%       6.89%
1.65-1.69........      1.65x           1.66x          96.12%       7.24%
1.75-1.79........      1.75x           1.79x          97.22%       7.52%
1.80-1.84........      1.81x           1.82x          99.13%       7.03%
1.90-1.94........      1.93x           1.93x          95.60%       9.38%
2.00-10.00.......      2.45x           4.42x          98.32%       7.20%
Total/Avg/Wtd
  Avg/Min/Max:...      1.14x           4.42x          95.76%       7.36%

The weighted average Cut-Off Date DSC Ratio is 1.36x.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

(3) 506-508 Fairfax Street, is part of a group of 3 Mortgage Loans, or approximately 0.38% of the Cut-Off Date Pool Balance, which are cross collateralized and have a weighted average Cut-Off Date DSC Ratio of 1.49x.

                            CUT-OFF DATE LTV RATIOS

   RANGE OF                                                                                     WTD. AVG.       WTD. AVG.
 CUT-OFF DATE                   AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
     LTV         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
  RATIOS(%)      LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
--------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
 0.01- 25.00          1       $    3,480,963         0.32%      $ 3,480,963     $ 3,480,963         23.70%          4.42x
40.01- 45.00          1            5,383,759         0.49       $ 5,383,759     $ 5,383,759         43.60%          1.93x
45.01- 50.00          2            6,609,222         0.60       $ 3,304,611     $ 4,112,307         47.20%          2.19x
50.01- 55.00          6           42,670,654         3.87       $ 7,111,776     $18,917,890         52.29%          1.46x
55.01- 60.00          7           48,662,189         4.41       $ 6,951,741     $19,932,471         58.57%          1.39x
60.01- 65.00         11           50,917,248         4.62       $ 4,628,841     $18,779,010         64.03%          1.41x
65.01- 70.00         57          274,196,570        24.87       $ 4,810,466     $50,443,313         67.68%          1.38x
70.01- 75.00         63          377,082,915        34.20       $ 5,985,443     $21,984,235         73.39%          1.36x
75.01- 80.00         44          257,786,867        23.38       $ 5,858,792     $29,750,000         78.56%          1.26x
80.01- 85.00          2           20,704,234         1.88       $10,352,117     $10,476,840         80.70%          1.28x
85.01- 90.00          1           12,525,000         1.14       $12,525,000     $12,525,000         86.40%          1.26x
95.01-100.16          1(3)         2,704,332         0.25       $ 2,704,332     $ 2,704,332        100.20%          1.18x
--------------      ---       --------------       ------
Total/Avg/Wtd
  Avg/Min/Max:      196       $1,102,723,952          100%      $ 5,626,143     $50,443,313         71.17%          1.36x
--------------      ---       --------------       ------
--------------      ---       --------------       ------

   RANGE OF     MIMIMUM         MAXIMUM
 CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
     LTV          DSC             DSC           OCCUPANCY    MORTGAGE
  RATIOS(%)     RATIO (1)       RATIO (1)       RATIO (2)     RATE
--------------  ------------    ------------    ---------    ---------
 0.01- 25.00        4.42x           4.42x          98.32%       7.00%
40.01- 45.00        1.93x           1.93x          95.60%       9.38%
45.01- 50.00        1.76x           2.45x         100.00%       7.48%
50.01- 55.00        1.27x           1.60x          97.99%       7.01%
55.01- 60.00        1.25x           1.65x          93.34%       7.87%
60.01- 65.00        1.25x           1.66x          95.08%       7.49%
65.01- 70.00        1.14x           1.82x          95.86%       7.38%
70.01- 75.00        1.20x           1.56x          95.80%       7.22%
75.01- 80.00        1.18x           1.62x          95.33%       7.42%
80.01- 85.00        1.27x           1.28x          96.55%       7.44%
85.01- 90.00        1.26x           1.26x         100.00%       7.53%
95.01-100.16        1.18x           1.18x           0.00%       7.38%
--------------
Total/Avg/Wtd
  Avg/Min/Max:      1.14x           4.42x          95.76%       7.36%
--------------
--------------

The weighted average Cut-Off Date LTV Ratio is 71.17%.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

(3) Days Inn Fredericksburg South, part of a group of 5 Mortgage Loans, or approximately 1.10% of the Cut-Off Date Pool Balance, which are cross collateralized and have a weighted average Cut-Off Date LTV Ratio of 68.1%.

                            MATURITY DATE LTV RATIOS
                              (BALLOON LOANS ONLY)

    RANGE OF                                                                                       WTD. AVG.       WTD. AVG.
  MATURITY DATE                    AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
       LTV          NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
    RATIOS(%)       LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
0.00-25.00.......        1       $    3,480,963         0.33%      $ 3,480,963     $ 3,480,963         23.70%          4.42x
25.01-30.00......        1            2,811,140         0.27       $ 2,811,140     $ 2,811,140         70.30%          1.25x
30.01-35.00......        1            2,113,270         0.20       $ 2,113,270     $ 2,113,270         72.20%          1.27x
40.01-45.00......        4           29,277,771         2.76       $ 7,319,443     $18,917,890         53.03%          1.47x
45.01-50.00......       39           82,657,688         7.80       $ 2,119,428     $12,939,276         62.18%          1.42x
50.01-55.00......       16          125,288,916        11.82       $ 7,830,557     $50,443,313         64.07%          1.47x
55.01-60.00......       21          152,973,234        14.43       $ 7,284,440     $37,472,777         69.13%          1.34x
60.01-65.00......       46          318,286,496        30.03       $ 6,919,272     $24,518,179         72.76%          1.34x
65.01-70.00......       35          186,920,388        17.63       $ 5,340,583     $15,231,468         76.02%          1.30x
70.01-75.00......       19          143,669,751        13.55       $ 7,561,566     $29,750,000         79.89%          1.24x
75.01-80.00......        1           12,525,000         1.18       $12,525,000     $12,525,000         86.40%          1.26x
                       ---       --------------       ------
  Total/Avg/Wtd
  Avg/Min/Max:...      184       $1,060,004,616          100%      $ 5,760,895     $50,443,313         71.37%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

    RANGE OF       MINIMUM         MAXIMUM
  MATURITY DATE    CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
       LTV           DSC             DSC           OCCUPANCY    MORTGAGE
    RATIOS(%)      RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
0.00-25.00.......      4.42x           4.42x          98.32%       7.00%
25.01-30.00......      1.25x           1.25x         100.00%       7.00%
30.01-35.00......      1.27x           1.27x         100.00%       7.00%
40.01-45.00......      1.34x           1.76x          97.42%       6.93%
45.01-50.00......      1.25x           1.79x          98.38%       7.59%
50.01-55.00......      1.26x           1.66x          93.88%       7.20%
55.01-60.00......      1.14x           1.82x          96.04%       7.41%
60.01-65.00......      1.20x           1.53x          95.39%       7.31%
65.01-70.00......      1.20x           1.62x          96.41%       7.40%
70.01-75.00......      1.20x           1.40x          94.70%       7.43%
75.01-80.00......      1.26x           1.26x         100.00%       7.53%
  Total/Avg/Wtd
  Avg/Min/Max:...      1.14x           4.42x          95.84%       7.35%

The weighted average Maturity Date LTV Ratio is 61.50%.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, that are Balloon Loans which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

                                 MORTGAGE RATES

                                                                                                   WTD. AVG.       WTD. AVG.
    RANGE OF                       AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
    MORTGAGE        NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
    RATES(%)        LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
6.000-6.249......        1       $    4,971,334         0.42%       $4,971,334     $ 4,971,334         78.90%          1.33x
6.500-6.749......       17          138,979,624        11.76        $8,175,272     $21,984,235         70.05%          1.45x
6.750-6.999......       21          133,397,011        11.29        $6,352,239     $50,443,313         67.82%          1.46x
7.000-7.249......       36          205,405,185        17.38        $5,705,700     $29,750,000         72.65%          1.42x
7.250-7.499......       58          203,478,469        17.22        $3,508,249     $25,263,571         73.06%          1.34x
7.500-7.749......       33          284,921,116        24.11        $8,633,973     $37,472,777         71.85%          1.29x
7.750-7.999......       30          110,869,533         9.38        $3,695,651     $10,570,531         70.59%          1.30x
8.000-8.249......       12           34,146,877         2.89        $2,845,573     $ 5,024,014         71.94%          1.28x
8.250-8.499......        7           38,642,343         3.27        $5,520,335     $24,518,179         71.74%          1.25x
8.500-8.749......        3           15,775,414         1.34        $5,258,471     $12,939,276         60.73%          1.43x
8.750-8.999......        2            4,077,387         0.35        $2,038,694     $ 2,997,211         68.45%          1.28x
9.000-9.249......        1            1,068,620         0.09        $1,068,620     $ 1,068,620          0.00%          0.00x
9.250-9.499......        1            5,383,759         0.46        $5,383,759     $ 5,383,759         43.60%          1.93x
9.500-9.749......        1              412,861         0.03        $  412,861     $   412,861         55.00%          1.25x
                       ---       --------------       ------
Total/Avg/Wtd
  Avg/Min/Max:...      223       $1,181,529,534          100%       $5,298,339     $50,443,313         71.17%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

                   MINIMUM         MAXIMUM
    RANGE OF       CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
    MORTGAGE         DSC             DSC           OCCUPANCY    MORTGAGE
    RATES(%)       RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
6.000-6.249......      1.33x           1.33x          99.16%       6.13%
6.500-6.749......      1.39x           1.66x          98.04%       6.57%
6.750-6.999......      1.14x           1.81x          97.09%       6.82%
7.000-7.249......      1.20x           4.42x          95.54%       7.13%
7.250-7.499......      1.18x           2.45x          95.15%       7.37%
7.500-7.749......      1.20x           1.79x          95.90%       7.62%
7.750-7.999......      1.22x           1.53x          95.20%       7.82%
8.000-8.249......      1.21x           1.40x          96.82%       8.06%
8.250-8.499......      1.23x           1.38x          95.91%       8.27%
8.500-8.749......      1.25x           1.46x          98.01%       8.51%
8.750-8.999......      1.18x           1.31x          94.91%       8.79%
9.000-9.249......      0.00x           0.00x         100.00%       9.13%
9.250-9.499......      1.93x           1.93x          95.60%       9.38%
9.500-9.749......      1.25x           1.25x         100.00%       9.50%
Total/Avg/Wtd
  Avg/Min/Max:...      1.14x           4.42x          96.09%       7.35%

The weighted average Mortgage Rate is 7.35%.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

            ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                              (ALL MORTGAGE LOANS)

    RANGE OF
 ORIGINAL TERMS
   TO MATURITY                                                                                           WTD. AVG.
 OR ANTICIPATED                      AGGREGATE          % BY             AVERAGE          HIGHEST        CUT-OFF DATE
 REPAYMENT DATE      NUMBER OF      CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE        LTV
    (MONTHS)         LOANS            BALANCE         POOL BALANCE       BALANCE          BALANCE        RATIO (1)
-----------------    ---------     --------------     ------------     ------------     ------------     ------------
 49- 60..........         1        $   10,570,531          0.89%       $10,570,531      $10,570,531          72.90%
 73- 84..........         2            15,719,705          1.33        $ 7,859,852      $14,018,261          72.79%
109-120..........       149           942,316,641         79.75        $ 6,324,273      $50,443,313          71.66%
121-132..........         3            42,244,066          3.58        $14,081,355      $24,518,179          65.08%
145-156..........        26            33,261,342          2.82        $ 1,279,282      $ 1,693,551          67.67%
169-180..........         8            29,407,345          2.49        $ 3,675,918      $10,967,922          67.90%
205-216..........         6            21,794,383          1.84        $ 3,632,397      $ 6,235,064           0.00%
229-240..........        11            40,493,756          3.43        $ 3,681,251      $ 9,824,768          67.90%
241-252..........         2             5,120,121          0.43        $ 2,560,060      $ 2,563,871           0.00%
253-264..........        11            32,874,023          2.78        $ 2,988,548      $ 5,019,952          68.08%
289-300..........         2             4,666,601          0.39        $ 2,333,300      $ 3,276,831          77.10%
349-360..........         2             3,061,022          0.26        $ 1,530,511      $ 1,980,845          76.03%
                        ---        --------------        ------
Total/Avg/Wtd
  Avg/Min/Max:...       223        $1,181,529,534           100%       $ 5,298,339      $50,443,313          71.17%
                        ---        --------------        ------
                        ---        --------------        ------

    RANGE OF
 ORIGINAL TERMS
   TO MATURITY     WTD. AVG.        MINIMUM          MAXIMUM
 OR ANTICIPATED    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     WTD. AVG.     WTD. AVG.
 REPAYMENT DATE      DSC              DSC              DSC            OCCUPANCY     MORTGAGE
    (MONTHS)       RATIO (1)        RATIO (1)        RATIO (1)        RATIO (2)      RATE
-----------------  ------------     ------------     ------------     ---------     ---------
 49- 60..........      1.32x            1.32x            1.32x           90.20%        7.88%
 73- 84..........      1.43x            1.32x            1.44x           97.29%        6.59%
109-120..........      1.36x            1.14x            4.42x           95.75%        7.34%
121-132..........      1.36x            1.23x            1.60x           96.98%        7.77%
145-156..........      1.31x            1.31x            1.31x          100.00%        7.41%
169-180..........      1.47x            1.25x            1.93x           94.64%        7.64%
205-216..........      0.00x            0.00x            0.00x          100.00%        7.24%
229-240..........      1.19x            1.19x            1.19x           96.82%        7.00%
241-252..........      0.00x            0.00x            0.00x          100.00%        7.25%
253-264..........      1.71x            1.18x            2.45x          100.00%        7.33%
289-300..........      1.43x            1.43x            1.43x          100.00%        7.40%
349-360..........      1.21x            1.18x            1.23x           91.96%        7.97%
Total/Avg/Wtd
  Avg/Min/Max:...      1.36x            1.14x            4.42x           96.09%        7.35%

The weighted average original term to maturity is 134 months.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates are calculated without reference to hospitality properties.

           REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

    RANGE OF
 REMAINING TERMS
   TO MATURITY                                                                                     WTD. AVG.       WTD. AVG.
 OR ANTICIPATED                    AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
 REPAYMENT DATE     NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
    (MONTHS)        LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
49-60............        1       $   10,570,531         0.89%      $10,570,531     $10,570,531         72.90%          1.32x
73-84............        2           15,719,705         1.33       $ 7,859,852     $14,018,261         72.79%          1.43x
97-108...........        2            6,796,057         0.58       $ 3,398,029     $ 3,599,706         67.99%          1.60x
109-120..........      149          965,764,650        81.74       $ 6,481,642     $50,443,313         71.64%          1.35x
121-132..........        1           12,000,000         1.02       $12,000,000     $12,000,000         51.70%          1.60x
145-156..........       26           33,261,342         2.82       $ 1,279,282     $ 1,693,551         67.67%          1.31x
157-168..........        3           13,343,395         1.13       $ 4,447,798     $10,967,922         78.90%          1.40x
169-180..........        5           16,063,950         1.36       $ 3,212,790     $ 5,383,759         58.91%          1.53x
205-216..........        6           21,794,383         1.84       $ 3,632,397     $ 6,235,064          0.00%          0.00x
217-228..........        2            3,356,363         0.28       $ 1,678,181     $ 1,836,154          0.00%          0.00x
229-240..........       11           42,257,514         3.58       $ 3,841,592     $ 9,824,768         67.90%          1.19x
241-252..........        6           18,064,778         1.53       $ 3,010,796     $ 5,019,952         68.08%          1.71x
253-264..........        5           14,809,244         1.25       $ 2,961,849     $ 4,085,191          0.00%          0.00x
277-288..........        1            1,389,770         0.12       $ 1,389,770     $ 1,389,770          0.00%          0.00x
289-300..........        1            3,276,831         0.28       $ 3,276,831     $ 3,276,831         77.10%          1.43x
337-348..........        1            1,980,845         0.17       $ 1,980,845     $ 1,980,845         74.20%          1.23x
349-360..........        1            1,080,177         0.09       $ 1,080,177     $ 1,080,177         79.40%          1.18x
                       ---       --------------       ------
Total/Avg/Wtd
  Avg/Min/Max:...      223       $1,181,529,534          100%      $ 5,298,339     $50,443,313         71.17%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

    RANGE OF
 REMAINING TERMS
   TO MATURITY     MINIMUM         MAXIMUM
 OR ANTICIPATED    CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
 REPAYMENT DATE      DSC             DSC           OCCUPANCY    MORTGAGE
    (MONTHS)       RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
49-60............      1.32x           1.32x          90.20%       7.88%
73-84............      1.32x           1.44x          97.29%       6.59%
97-108...........      1.41x           1.82x          98.60%       7.49%
109-120..........      1.14x           4.42x          95.73%       7.37%
121-132..........      1.60x           1.60x         100.00%       6.86%
145-156..........      1.31x           1.31x         100.00%       7.41%
157-168..........      1.40x           1.40x          89.97%       7.41%
169-180..........      1.25x           1.93x          98.53%       7.82%
205-216..........      0.00x           0.00x         100.00%       7.24%
217-228..........      0.00x           0.00x         100.00%       7.14%
229-240..........      1.19x           1.19x          96.95%       7.02%
241-252..........      1.18x           2.45x           0.00%       7.38%
253-264..........      0.00x           0.00x         100.00%       7.26%
277-288..........      0.00x           0.00x         100.00%       7.75%
289-300..........      1.43x           1.43x         100.00%       7.25%
337-348..........      1.23x           1.23x          88.64%       7.47%
349-360..........      1.18x           1.18x          98.04%       8.90%
Total/Avg/Wtd
  Avg/Min/Max:...      1.14x           4.42x          96.09%       7.35%

The weighted average remaining term to maturity is 128 months.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

                             CUT-OFF DATE BALANCES

                                                                                                                   WTD. AVG.
                                               AGGREGATE          % BY             AVERAGE          HIGHEST        CUT-OFF DATE
         RANGE OF              NUMBER OF      CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE        LTV
 CUT-OFF DATE BALANCES ($)     LOANS            BALANCE         POOL BALANCE       BALANCE          BALANCE        RATIO (1)
---------------------------    ---------     --------------     ------------     ------------     ------------     ------------
               0- 2,000,000        65        $   90,819,045          7.69%       $ 1,397,216      $ 1,994,698          69.13%
       2,000,001- 4,000,000        63           175,192,284         14.83        $ 2,780,830      $ 3,947,212          71.23%
       4,000,001- 6,000,000        39           187,261,792         15.85        $ 4,801,584      $ 5,725,887          71.18%
       6,000,001- 8,000,000        17           115,449,163          9.77        $ 6,791,127      $ 7,898,702          72.38%
       8,000,001-10,000,000         9            81,926,493          6.93        $ 9,102,944      $ 9,824,768          73.00%
      10,000,001-15,000,000        15           178,506,619         15.11        $11,900,441      $14,582,212          73.30%
      15,000,001-20,000,000         8           140,449,787         11.89        $17,556,223      $19,932,471          67.42%
      20,000,001-25,000,000         3            68,994,691          5.84        $22,998,230      $24,518,179          74.05%
      25,000,001-30,000,000         2            55,013,571          4.66        $27,506,785      $29,750,000          75.04%
      35,000,001-40,000,000         1            37,472,777          3.17        $37,472,777      $37,472,777          67.50%
      50,000,001-55,000,000         1            50,443,313          4.27        $50,443,313      $50,443,313          66.20%
                                  ---        --------------        ------
Total/Avg/Wtd
  Avg/Min/Max:.............       223        $1,181,529,534           100%       $ 5,298,339      $50,443,313          71.17%
                                  ---        --------------        ------
                                  ---        --------------        ------

                             WTD. AVG.        MINIMUM          MAXIMUM
                             CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     WTD. AVG.     WTD. AVG.
         RANGE OF              DSC              DSC              DSC            OCCUPANCY     MORTGAGE
 CUT-OFF DATE BALANCES ($)   RATIO (1)        RATIO (1)        RATIO (1)        RATIO (2)      RATE
---------------------------  ------------     ------------     ------------     ---------     ---------
               0- 2,000,000      1.34x            1.14x            1.81x          98.36%         7.57%
       2,000,001- 4,000,000      1.43x            1.18x            4.42x          96.84%         7.46%
       4,000,001- 6,000,000      1.41x            1.20x            2.45x          96.51%         7.38%
       6,000,001- 8,000,000      1.34x            1.21x            1.53x          97.52%         7.25%
       8,000,001-10,000,000      1.29x            1.19x            1.53x          90.54%         7.17%
      10,000,001-15,000,000      1.34x            1.20x            1.60x          95.15%         7.43%
      15,000,001-20,000,000      1.35x            1.20x            1.56x          97.03%         7.25%
      20,000,001-25,000,000      1.28x            1.20x            1.43x          94.16%         7.52%
      25,000,001-30,000,000      1.30x            1.22x            1.40x          93.49%         7.21%
      35,000,001-40,000,000      1.30x            1.30x            1.30x          99.25%         7.61%
      50,000,001-55,000,000      1.55x            1.55x            1.55x           0.00%         6.75%
Total/Avg/Wtd
  Avg/Min/Max:.............      1.36x            1.14x            4.42x          96.09%         7.35%

The average Cut-Off Date Balance is $5,298,339.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

                          REMAINING AMORTIZATION TERMS

                                                                                                   WTD. AVG.       WTD. AVG.
    REMAINING                      AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
  AMORTIZATION      NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
  TERM (MONTHS)     LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
157-168..........        2       $    2,375,473         0.20%      $ 1,187,737     $ 1,306,853          0.00%          0.00x
169-180..........        2            8,491,936         0.72       $ 4,245,968     $ 5,383,759         51.84%          1.68x
217-228..........        4            9,603,672         0.81       $ 2,400,918     $ 3,599,706         68.60%          1.41x
229-240..........       18           57,477,697         4.86       $ 3,193,205     $ 9,824,768         68.74%          1.38x
241-252..........        6           18,064,778         1.53       $ 3,010,796     $ 5,019,952         68.08%          1.71x
253-264..........        6           21,794,383         1.84       $ 3,632,397     $ 6,235,064          0.00%          0.00x
265-276..........        1            5,445,132         0.46       $ 5,445,132     $ 5,445,132          0.00%          0.00x
277-288..........        3           11,200,848         0.95       $ 3,733,616     $ 5,725,887         72.50%          1.42x
289-300..........       59          254,459,612        21.54       $ 4,312,875     $50,443,313         67.54%          1.43x
301-312..........        2            5,810,710         0.49       $ 2,905,355     $ 3,046,015          0.00%          0.00x
313-324..........        3            7,613,343         0.64       $ 2,537,781     $ 2,700,000         75.00%          1.31x
325-336..........        5           41,448,278         3.51       $ 8,289,656     $13,500,000         73.10%          1.23x
337-348..........        4           40,663,297         3.44       $10,165,824     $24,518,179         72.33%          1.32x
349-360..........      108          697,080,374        59.00       $ 6,454,448     $37,472,777         72.72%          1.33x
                       ---       --------------       ------
Total/Avg/Wtd
  Avg/Min/Max:...      223       $1,181,529,534          100%      $ 5,298,339     $50,443,313         71.17%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

                   MINIMUM         MAXIMUM
    REMAINING      CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
  AMORTIZATION       DSC             DSC           OCCUPANCY    MORTGAGE
  TERM (MONTHS)    RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
157-168..........      0.00x           0.00x         100.00%       8.02%
169-180..........      1.25x           1.93x          97.21%       8.55%
217-228..........      1.41x           1.41x         100.00%       7.36%
229-240..........      1.19x           1.79x          96.72%       7.21%
241-252..........      1.18x           2.45x           0.00%       7.38%
253-264..........      0.00x           0.00x         100.00%       7.24%
265-276..........      0.00x           0.00x         100.00%       6.75%
277-288..........      1.42x           1.42x         100.00%       7.82%
289-300..........      1.25x           1.60x          97.05%       7.32%
301-312..........      0.00x           0.00x         100.00%       6.94%
313-324..........      1.31x           1.31x          96.24%       7.23%
325-336..........      1.20x           1.38x          88.41%       7.34%
337-348..........      1.23x           1.82x          93.33%       7.86%
349-360..........      1.14x           4.42x          96.22%       7.33%
Total/Avg/Wtd
  Avg/Min/Max:...      1.14x           4.42x          96.09%       7.35%

The weighted average remaining amortization term is 328 months.

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality properties.

                               AMORTIZATION TYPES

                                                                                                   WTD. AVG.       WTD. AVG.
                                   AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
  AMORTIZATION      NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
    TYPES (4)       LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (1)       RATIO (1)
-----------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
Balloon(3).......      182       $  899,244,883        76.11%      $ 4,940,906     $37,472,777         71.78%          1.33x
ARD..............       15          205,456,095        17.39       $13,697,073     $50,443,313         69.69%          1.47x
Fully
  Amortizing.....       26           76,828,556         6.50       $ 2,954,944     $ 9,824,768         66.07%          1.53x
                       ---       --------------
Total/Avg/Wtd
  Avg/Min/Max....      223       $1,181,529,534          100%      $ 5,298,339     $50,443,313         71.17%          1.36x
                       ---       --------------       ------
                       ---       --------------       ------

                   MINIMUM         MAXIMUM
                   CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
  AMORTIZATION       DSC             DSC           OCCUPANCY    MORTGAGE
    TYPES (4)      RATIO (1)       RATIO (1)       RATIO (2)     RATE
-----------------  ------------    ------------    ---------    ---------
Balloon(3).......      1.14x           4.42x         95.63%        7.49%
ARD..............      1.28x           1.56x         98.45%        6.73%
Fully
  Amortizing.....      1.18x           2.45x         96.99%        7.39%
Total/Avg/Wtd
  Avg/Min/Max....      1.14x           4.42x         96.09%        7.35%

------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Occupancy Rates were calculated without reference to hospitality property.

(3) Includes 7 Mortgage Loans, or approximately 6.91% of the Cut-Off Date Pool Balance which require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

(4) Each category of Amortization Type contains Mortgage Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to the sheet named "Step" in the file "FUCM99C2.XLS" on the diskette in the back cover of the Prospectus Supplement.

                              OCCUPANCY RATES (1)

                                                                                                       WTD. AVG.       WTD. AVG.
      RANGE OF                         AGGREGATE         % BY            AVERAGE         HIGHEST       CUT-OFF DATE    CUT-OFF DATE
      OCCUPANCY         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE       LTV            DSC
      RATIOS(%)         LOANS           BALANCE        POOL BALANCE      BALANCE         BALANCE       RATIO (2)       RATIO (2)
---------------------   ---------    --------------    ------------    ------------    ------------    ------------    ------------
75.00-79.99..........        1       $    8,963,580         0.88%       $8,963,580     $ 8,963,580         67.40%          1.22x
80.00-84.99..........        5           23,829,904         2.35        $4,765,981     $13,500,000         71.01%          1.28x
85.00-89.99..........       14           68,952,780         6.79        $4,925,199     $10,967,922         71.96%          1.29x
90.00-94.99..........       32          232,898,011        22.94        $7,278,063     $29,750,000         73.56%          1.27x
95.00-99.99..........       38          296,009,284        29.16        $7,789,718     $37,472,777         71.75%          1.37x
100.00...............      114          384,569,212        37.88        $3,373,414     $19,154,363         70.70%          1.37x
                           ---       --------------       ------
Total/Avg/
  Wtd Avg/Min/Max ...      204       $1,015,222,771          100%       $4,976,582     $37,472,777         71.81%          1.33x
                           ---       --------------       ------
                           ---       --------------       ------

                       MINIMUM         MAXIMUM
      RANGE OF         CUT-OFF DATE    CUT-OFF DATE    WTD. AVG.    WTD. AVG.
      OCCUPANCY          DSC             DSC           OCCUPANCY    MORTGAGE
      RATIOS(%)        RATIO (2)       RATIO (2)        RATIO        RATE
---------------------  ------------    ------------    ---------    ---------
75.00-79.99..........      1.22x           1.22x          77.30%       7.00%
80.00-84.99..........      1.24x           1.42x          83.42%       7.50%
85.00-89.99..........      1.19x           1.66x          87.72%       7.46%
90.00-94.99..........      1.20x           1.43x          92.64%       7.44%
95.00-99.99..........      1.18x           4.42x          97.26%       7.40%
100.00...............      1.14x           1.81x         100.00%       7.28%
Total/Avg/
  Wtd Avg/Min/Max ...      1.14x           4.42x          96.09%       7.37%

------------------
(1) Does not include hotel properties.

(2) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 27 Credit Lease Loans, or approximately 6.67% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.05x and loan to value ratios in excess of 90%.

                         PERCENTAGE OF MORTGAGE POOL BY
                PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)

PREPAYMENT RESTRICTION      MAY 1999     MAY 2000     MAY 2001     MAY 2002     MAY 2003     MAY 2004     MAY 2005     MAY 2006
------------------------    --------     --------     --------     --------     --------     --------     --------     --------
Lock-Out Defeasance.....     100.00%      100.00%       95.20%       90.99%       89.96%       89.89%       89.92%       89.81%
Yield Maintenance
  /Prepayment Premium...       0.00         0.00         4.80         9.01        10.04        10.11        10.08        10.19
                             ------       ------       ------       ------       ------       ------       ------       ------
    Sub Total...........     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                             ------       ------       ------       ------       ------       ------       ------       ------
                             ------       ------       ------       ------       ------       ------       ------       ------
PREPAYMENT PREMIUM
5.0.....................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
4.0.....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
3.0.....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
2.0.....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
1.5.....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
1.0.....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
Open....................       0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
                             ------       ------       ------       ------       ------       ------       ------       ------
    Total...............     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                             ------       ------       ------       ------       ------       ------       ------       ------
                             ------       ------       ------       ------       ------       ------       ------       ------

PREPAYMENT RESTRICTION    MAY 2007     MAY 2008
------------------------  --------     --------
Lock-Out Defeasance.....    89.64%       83.84%
Yield Maintenance
  /Prepayment Premium...    10.36         6.31
                           ------       ------
    Sub Total...........   100.00%       90.15%
                           ------       ------
                           ------       ------
PREPAYMENT PREMIUM
5.0.....................     0.00%        0.00%
4.0.....................     0.00         0.00
3.0.....................     0.00         0.00
2.0.....................     0.00         0.00
1.5.....................     0.00         0.18
1.0.....................     0.00         0.00
Open....................     0.00         9.67
                           ------       ------
    Total...............   100.00%      100.00%
                           ------       ------
                           ------       ------

TEN LARGEST MORTGAGE LOANS

     The following tables and summaries describe the 10 largest Mortgages Loans in the Mortgage Pool by Cut-Off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                   PERCENTAGE OF
                                                    CUT-OFF
                          NUMBER OF  CUT-OFF DATE  DATE POOL                     MORTGAGE               CURRENT DSC
PROPERTY NAME             PROPERTIES   BALANCE      BALANCE       PROPERTY TYPE   RATE     CURRENT LTV   RATIO
------------------------- ---------  ------------  -------------  -------------- --------  -----------  -----------
Sheraton Suites
  Portfolio..............      3     $ 50,443,313       4.27%      Hospitality     6.75%       66.2%        1.55x
Olen Portfolio...........      6       37,472,777       3.17        Mixed Use      7.61%       67.5%        1.30x
Lakeside Apartments......      1       29,750,000       2.52       Multifamily     7.05%       80.0%        1.22x
Wynfrey Hotel............      1       25,263,571       2.14       Hospitality     7.40%       69.2%        1.40x
Wilshire Portfolio.......      3       24,518,179       2.08          Office       8.25%       69.9%        1.23x
Hickory Lake.............      1       22,492,277       1.90       Multifamily     7.65%       79.3%        1.20x
Westgate Village.........      1       21,984,235       1.86          Retail       6.57%       73.3%        1.43x
1055 Washington Blvd.....      1       19,932,471       1.69          Office       7.72%       59.0%        1.31x
Oak Park Commons.........      1       19,154,363       1.62          Retail       6.57%       74.7%        1.48x
Vista Ridge Plaza I, II &
  Shops..................      1       18,917,890       1.60          Retail       6.57%       51.7%        1.44x
                             ---     ------------      -----
Total/Weighted Average...     19     $269,929,076      22.85%                      7.21%       69.2%        1.37x
                             ---     ------------      -----
                             ---     ------------      -----

     Sheraton Suites Portfolio. The Sheraton Suites Portfolio loan is secured by 3 luxury, all suite, full service hotels, two of which are fee interests and one of which is a leasehold interest. The combined hotels contain approximately 732 suites which are generally larger than traditional hotel rooms with two physically separated rooms in the suite. The properties are located in Wilmington, Delaware (approximately 228 suites), Elk Grove, Illinois (approximately 253 suites), and Dallas, Texas (approximately 251 suites). The sponsor of the borrower is Sheraton Suites Investment Limited Partnership ("SSILP"). ITT Sheraton Corporation directly or indirectly owns 24% of the limited partnership interests and the 1% general partnership interest in SSILP. ITT Sheraton Corporation is ultimately a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc.

     Olen Portfolio. The Olen Portfolio loan is secured by 5 office/industrial flex properties and 1 office building, each located in Orange County, California. The properties contain a total of 608,644 rentable square feet, ranging in size from 30,000 square feet to 186,500 square feet. As of March 1999, the properties had an aggregate occupancy of 99.3%, ranging from 97.4% to 100%. The borrower is a newly formed special purpose Nevada corporation. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973. The Olen Companies currently own commercial and multifamily real estate throughout the United States, including, as of April 1999, 47 office and industrial properties located in Southern California containing in excess of three million square feet.

     Lakeside Apartments. The Lakeside Apartments loan is secured by a 461-unit luxury apartment complex located in Newnan, Georgia, which is part of the metropolitan Atlanta, Georgia area. The first phase of the complex was built in 1991 and the third and final phase, containing 200 units, was completed in March 1998. As of March 1999, Lakeside Apartments had an occupancy rate of 93.4%. The borrower is a newly formed special purpose Illinois limited partnership. The sponsor of the borrower is an executive officer of Executive Affiliates, Inc., a real estate management and development company founded in 1966. As of April 1999, the sponsor, through various entities, owned 18 multifamily properties and 3 hotels throughout the United States.

     Wynfrey Hotel. The Wynfrey Hotel loan is secured by the Wynfrey Hotel, a full-service luxury hotel in the metropolitan Birmingham, Alabama area. In addition to the hotel's 329 guest rooms on 14 floors and approximately
27,716 square feet of meeting and banquet space, the hotel also has a 224 seat formal dining restaurant, a 221 casual dining restaurant, a piano bar and lounge, an outdoor swimming pool, a fitness room and a gift shop. The sponsors of the borrower are James W. Wilson, III and William B. Wilson.

     Wilshire Portfolio. The Wilshire Portfolio loan is secured by 3 properties (one fee and two leasehold interests): the Wilshire Doheny, the Wilshire Lapeer and the Wilshire Palm. Each property is a class "A" office building located on Wilshire Boulevard in Beverly Hills, California. The properties contain a total of 207,682 rentable square feet and were 95.5% occupied as of March 1999. The sponsor of the borrowers (3 co-obligors) is Casden Properties Inc., a newly organized Maryland corporation, and a real estate investment trust sponsor.

     Hickory Lake. The Hickory Lake loan is secured by a 726 unit apartment complex built in 1969, was renovated between 1994 and 1996 and was 90% occupied as of June 1998. The complex is located in Atlanta, Georgia and consists of three separate phases: The Arbors at Hickory Lake, The Meadows at Hickory Lake and The Gardens at Hickory Lake. The sponsor of the borrower is The Pinnacle Companies, which was formed in 1976 and owns 14 multifamily properties containing 3,094 units in Georgia, South Carolina and Florida.

     Westgate Village. The Westgate Village loan is secured by a 342,853 square foot retail center comprised of two single-story, free-standing buildings, located in Amarillo, Texas. The north building contains 142,808 square feet and as of February 1999 was 100% leased to Builders Square and Circuit City. The south building contains 200,045 square feet, as of February 1999 was 93.4% leased to seven tenants, and is anchored by K-Mart, PetsMart and Office Max. The sponsor of the borrower is the Kimco Realty Corporation, a publicly traded owner and operator of neighborhood and community shopping centers. As of April 1999, Kimco Realty Corporation's portfolio was comprised of 445 property interests totaling approximately 58.0 million square feet of gross leasable area located in 40 states.

     1055 Washington Blvd. The 1055 Washington Boulevard loan is secured by a leasehold interest in a ten-story, class "A" office building containing 181,360 rentable square feet, located in Stamford, Connecticut. The property was 92.2% occupied as of September 1998. The sponsors of the borrowers are Robert C. Elder and Raymond W. Miller.

     Oak Park Commons. The Oak Park Commons loan is secured by a 136,939 square foot, one-story neighborhood shopping center located in South Plainfield, New Jersey. The center was completed in April 1998 and is anchored by A&P, Sears and CVS. As of October 1998, the center was 100% occupied. The sponsor of the borrower is the Kimco Realty Corporation, which is described above under the summary of the Westgate Village loan.

     Vista Ridge Plaza I, II & Shops. The Vista Ridge Plaza I, II and Shops loan is secured by 290,227 square feet of community shopping center space located in Lewisville, Texas. The center was developed in three phases between 1996 and 1998. The center is anchored by Homeplace, BabiesRUs and Drug Emporium and 100% occupied as of September 1998. The sponsor of the borrower is the Kimco Realty Corporation, which is described above under the summary of the Westgate Village loan.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on May 20, 1999 (the "Closing Date") pursuant to separate mortgage loan purchase agreements (each a "Mortgage Loan Purchase Agreement", and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals, many of whom have completed the credit training programs sponsored by such Mortgage Loan Seller or such Mortgage Loan Seller's predecessors. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans. Chase Manhattan's commercial mortgage banking group also includes a distinct group responsible for servicing of mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Seller staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by either Mortgage Loan Seller from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with such Mortgage Loan Seller's underwriting standards.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

     PROPERTY TYPE             DSC RATIO GUIDELINE    LTV RATIO GUIDELINE
     -----------------------   -------------------    -------------------
     Multifamily............        1.20x                  80%
     Anchored Retail........     1.20x-1.25x             75-80%
     Unanchored Retail......     1.25x-1.30x               75%
     Office.................        1.25x                  75%
     Industrial/Warehouse...        1.25x                  75%
     Hospitality............     1.35x-1.40x               70%
     Credit Lease...........        1.00x                 100%
     Self-Storage...........        1.25x                  75%
     Parking Facility.......        1.30x                  75%
     Health Care............        1.25x                  75%
     Mixed Use..............        1.25x                  75%
     Mobile Home Park.......        1.20x                  80%

     The debt service coverage ratio guidelines listed above are calculated based on Net Cash Flow (as defined in the Prospectus) at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Except with respect to credit lease loans, each Mortgage Loan Seller requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Seller reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum reserve levels were assumed by each Mortgage Loan Seller in determining Net Cash
Flow:

     Multifamily............  $250 per unit
     Retail.................  $0.10-0.15 per square foot
     Office.................  $0.10-0.20 per square foot
     Industrial/Warehouse...  $0.10 per square foot
     Hospitality............  4%-5% of gross revenue
     Self-Storage...........  $0.15 per square foot
     Parking Facility.......  $45 per space
     Health Care............  $200-350 per unit
     Mixed Use..............  $0.10-0.20 per square foot
     Mobile Home Park.......  $50-100 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves are required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon;
(iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form;

(v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (ix) any filed copies of any UCC financing statements; related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; and (xi) the original or copy of any ground lease, any Credit Lease, any Lease Enhancement Policy, Residual Value Insurance Policy or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for such Mortgage Loan Seller's repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date;
(xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) has been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-Off Date; provided, further, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the applicable Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transfering the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such mortgage loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the best knowledge of the applicable Mortgage Loan Seller there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's knowledge as of the Cut-Off Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, or an amount at least equal to the initial principal balance of the Mortgage Loan, was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and such Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the other Mortgage Loan Seller nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of such Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined in this Prospectus Supplement); and (v) the ownership, servicing or management for others of any other mortgage loans or real property.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found; provided that with respect to the resignation of the Master Servicer, Chase Manhattan shall first have declined or otherwise been unable to accept such appointment, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). As of March 31, 1999, the Master Servicer was rated "CMS3" by Fitch. Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer will appoint Chase Manhattan as sub-servicer with respect to the Mortgage Loans sold by Chase Manhattan to the Depositor. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at NC 1075, 8739 Research Drive--URP4, Charlotte, North Carolina 28262-1075.

     As of March 31, 1999, the Master Servicer and its affiliates were responsible for servicing approximately 4,200 commercial and multifamily loans, totaling approximately $22 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Banc One Mortgage Capital Markets, LLC ("BOMCM"), a Delaware limited liability company, will be the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. As of March 31, 1999, BOMCM served as the named special servicer on 63 securitized transactions encompassing 14,853 loans, with an aggregate principal balance of approximately $41 billion and was rated "CSS1" by Fitch. Additionally, BOMCM manages a master servicing portfolio of commercial and multifamily loans with an aggregate principal balance of approximately $26.7 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, Mexico and the Caribbean. BOMCM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this Prospectus Supplement concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "--The Controlling Class Representative" in this Prospectus Supplement. The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class." The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;

(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely (or, in the case of any Semi-Annual Loan, two consecutive) Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b)  with respect to any of the circumstances described in clauses
     (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly (or, with respect to Semi-Annual Loans, semi-annually) on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.1125%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be 0.071% per annum.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional

Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Collection Period after the Due Date (or, with respect to any Semi-Annual Loan, the first day of the month) for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.03% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment on the related Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is computed. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset (i) by either Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES-- Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late charges, penalty interest and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer, the Special Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on such Mortgage Loan received during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) permit the transfer of equity interests in the related borrower or an equity owner of the borrower that is required to be a special purpose entity that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower that is required to be a special purpose entity without the prior written confirmation from each Rating Agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity,
(ii) approving certain substitute property managers and (iii) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer (subject to the succeeding paragraph), and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (vi)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;
     and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC Provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

  Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the forgoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required at its expense to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of more than or equal to $2 million, the Master Servicer is required to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of less than $2 million once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union National Bank-Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1999, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date and in the case of Semi-Annual Loans, interest accrued before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M Certificates and Class N Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class IO, Class B, Class C, Class D,
Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Non-Offered Certificates") and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such Business Day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the Business Day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedelbank and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cedel & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedelbank, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Cedelbank or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                     PERCENTAGE
                                                        OF
                                CLOSING DATE         CUT-OFF DATE
CLASS OF CERTIFICATES         CERTIFICATE BALANCE    POOL BALANCE
---------------------------   -------------------    ------------
Class A-1 Certificates.....      $ 203,500,000          17.22%
Class A-2 Certificates.....      $ 673,785,678          57.03%
Class B Certificates.......      $  47,261,182           4.00%
Class C Certificates.......      $  62,030,300           5.25%
Class D Certificates.......      $  14,769,120           1.25%
Class E Certificates.......      $  41,353,533           3.50%
Class F Certificates.......      $  17,722,943           1.50%
Non-Offered Certificates...      $ 121,106,777          10.25%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the IO Components, as described in this Prospectus Supplement. The Class IO Certificates have fourteen separate components (each an "IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such IO Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the IO Components will equal approximately $1,181,529,533, which amount will equal the Cut-Off Date Pool Balance. References in this Prospectus Supplement to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the IO Components.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class's Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Classes (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2 and Class B Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class C and Class D Certificates for each Distribution Date will equal the lesser of the respective rate set forth on the cover of this Prospectus Supplement and the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period. The Pass-Through Rate applicable to the Class E and Class F Certificates for such Distribution Date will be equal to the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period minus 0.05%. Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year. Each IO Component accrues interest on its related notional amount. The interest rate applicable to each IO Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the Classes of Sequential Pay Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), (i) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year and (b) January of each year, will be determined net of the applicable Interest Reserve Amounts and (ii) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Interest Reserve Amounts. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 1999.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans; and

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to thirty days' interest at the Net Mortgage Rate, less the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined in this Prospectus Supplement) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined in this Prospectus Supplement) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

          (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

          (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (41) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (40) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (i) (other than in the case of the Class IO Certificates) (to not less than zero) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest on the notional amount of each IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates, occurring during the related Collection Period to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or Trustee, as applicable;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I

Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: On each Distribution Date and with respect to the collection of any Prepayment Premiums, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums, multiplied by (b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (c) 25%. The remaining portion of Prepayment Premiums will be distributed to the Class IO Certificates.

     On each Distribution Date and with respect to the collection of any Yield Maintenance Charges, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of
(a) the amount of such Yield Maintenance Charges, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distribution of Additional Interest. On each Distribution Date, 95% of any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the holders of the Class A-1,

Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Additional Interest will be distributed to the holders of the Class IO Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans are subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Senior Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D, the Class E and the Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates, to the holders of the Class E Certificates by means of the subordination of the Class F and the Non-Offered Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E, the Class F and the Non-Offered Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E, the Class F and the Non-Offered Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E, the Class F and the Non-Offered Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A -1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement to the extent not otherwise offset by penalty interest received during the Collection Period in which such reimbursement is made, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and Trustee Fees due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its Due Date occurs) in an amount equal to one-sixth of the interest portion of the following Periodic Payment due on such Mortgage Loan and shall be entitled to reimbursement for such advances from the related Periodic Payment when collected or, if non-recoverable from such Periodic Payment, then from general collections, in accordance with the next paragraph. No interest shall accrue on P&I Advances made in respect of any Semi-Annual Loan until after any Due Date on which no related Periodic Payment is collected in respect of such Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer is required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the product of (a) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (b) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan and
(ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property or, with respect to any Semi-Annual Loan, the related Periodic Payment ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, is entitled to be paid, out of penalty interest and late payment charges received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and, in certain circumstances, any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 90 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior three months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the Determination Date immediately succeeding the date on which the appraisal is obtained, of (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and
(v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escorted therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount for such Distribution Date;

             (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date;
        (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent
        30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause
        (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period,
        (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

             (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and

             (xxviii) the aggregate amount of Prepayment Premiums, Yield Maintenance Charges and Additional Interest collected.

          2. A "CSSA Loan File" and a "CSSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x (other than in the case of Credit Lease Loans), (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

          (f) A "Loan Payoff Notification Report" setting forth among other things for each Mortgage Loan where notice of anticipated payoff has been received, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Prepayment Premium due.

          (g) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached hereto, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (h) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached hereto, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (i) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (g), (h) and (i) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website, electronic bulletin board and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call
(301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA Loan File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or this Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and this Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CSSA Property File, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, "Privileged Persons") via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", to any interested party, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Watch List Report, the Loan Payoff Notification Report, the Operating Statement Analysis, the NOI Adjustment Worksheet, the Comparative Financial Status Report, the Distribution Date Statement, the CSSA loan setup file, the CSSA Loan File, the CSSA Property File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     In connection with providing access to the Trustee's internet website or electronic bulletin board or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing

Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                         ASSUMED FINAL
     CLASS DESIGNATION   DISTRIBUTION DATE
     -----------------   -----------------
     Class A-1........   June 2008
     Class A-2........   April 2009
     Class IO.........   February 2029
     Class B..........   April 2009
     Class C..........   May 2009
     Class D..........   May 2009
     Class E..........   May 2009
     Class F..........   September 2009

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed

Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is May 15, 2031, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the case of the Class IO Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class. The Class R-I, Class R-II and Class R-III Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority

Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any IO Component. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of an IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under an ARD Loan may have certain incentives to prepay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING

AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of an IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and the Class IO Certificates with respect to shortfalls of interest). Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rates applicable to each IO Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Accordingly, the Pass-Through Rate on the IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates. The yield on the Class IO, Class C, Class D, Class E and Class F Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rates on the Class E and Class F Certificates may be limited by the Weighted Average Net Mortgage Rate even if principal prepayments do not occur.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--Certain Risk Factors Associated with the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class IO Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See " DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

PRICE/YIELD TABLES

     The tables beginning on page B-   hereto (the "Yield Tables") show the
pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100.04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective IO Components of the Class IO Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including May 1, 1999 to but excluding May 20, 1999, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D, Class E and Class F Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance the pool of mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "10% CPR", "20% CPR", "30% CPR" and "50% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period, any period during which

Defeasance Collateral is permitted or required to be pledged, or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement,
(iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans,
(iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund,
(v) scheduled interest and principal payments on the Mortgage Loans are timely received (vi) ARD Loans pay in full on their Anticipated Repayment Dates,
(vii) all Mortgage Loans have Due Dates on the first day or the tenth day of each month, as applicable, and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis),
(viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the applicable Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (x) no Prepayment Premiums or Yield Maintenance Charges are collected,
(xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 1999, and (xiii) the Closing Date for the sale of the Offered Certificates is May 20, 1999.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class F Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............      94         94         94         94         94
May 2001.............      86         86         86         86         86
May 2002.............      79         79         79         79         79
May 2003.............      71         71         71         71         71
May 2004.............      57         57         57         57         57
May 2005.............      47         47         47         47         47
May 2006.............      30         30         30         30         30
May 2007.............      19         19         19         19         19
May 2008.............       4          3          2          1          0
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    5.39       5.39       5.39       5.38       5.38

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100         99
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    9.59       9.58       9.58       9.57       9.55

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100        100
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    9.90       9.90       9.90       9.90       9.90

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100        100
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    9.91       9.90       9.90       9.90       9.90

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100        100
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    9.99       9.99       9.98       9.97       9.94

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100        100
May 2009 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........    9.99       9.99       9.99       9.99       9.99

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                MAINTENANCE OR PREPAYMENT PENALTY
                                    OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
DISTRIBUTION DATE       0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
---------------------   ------    -------    -------    -------    -------
Closing Date.........     100        100        100        100        100
May 2000.............     100        100        100        100        100
May 2001.............     100        100        100        100        100
May 2002.............     100        100        100        100        100
May 2003.............     100        100        100        100        100
May 2004.............     100        100        100        100        100
May 2005.............     100        100        100        100        100
May 2006.............     100        100        100        100        100
May 2007.............     100        100        100        100        100
May 2008.............     100        100        100        100        100
May 2009.............      68         68         68         68         68
May 2010 and
  thereafter.........       0          0          0          0          0
Weighted average life
  (in years).........   10.19      10.19      10.19      10.19      10.19

YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES

     The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class IO Certificates to fully recoup their initial investments.

     ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE MASTER SERVICER, THE DEPOSITOR OR THE MAJORITY SUBORDINATE CERTIFICATEHOLDER WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS IO CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS IO CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the aggregate of the notional amounts of the components of the Class IO Certificates) of the Class IO Certificates set forth in the table, plus accrued interest thereon from May 1, 1999 to the Closing Date and on the additional assumption that the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates are as stated on the cover of this Prospectus Supplement and that the Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Pass-Through Rates are 5.95%.

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                          OF THE CLASS IO CERTIFICATES

        ASSUMED
     PURCHASE PRICE    0% CPR    10% CPR    20% CPR    30% CPR    50% CPR
     --------------    ------    -------    -------    -------    -------
                %           %          %          %          %          %

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Upon the issuance of the Offered Certificates, Brown & Wood will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the respective Components thereof) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- REMICs" in the Prospectus. Such opinion will be filed with the Commission.

     Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes. Certificateholders will be required to allocate their basis between the portion of the Offered Certificates treated as a REMIC regular interest (or in the case of the Class IO Certificate, the components treated as REMIC regular interests) and their right to Additional Interest based on the relative fair market value of such REMIC regular interest and their right to Additional Interest as of the date of issuance. The accrual of income with respect to Additional Interest is not entirely clear and Certificateholders should consult their own tax advisor regarding the accrual of income with respect to their Additional Interest. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Grantor Trust Funds--Taxation of Owners of Grantor Trust Strip Certificates" in the accompanying Prospectus.

     Based on expected issue prices, the Class IO Certificates will, and certain of the Sequential Pay Certificates, depending on their issue price, may, be treated as having been issued with original issue discount for federal income tax reporting purposes. In addition, although there is no clear authority, the trust intends to treat the respective IO Components as instruments issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class IO Certificates and the IRS with respect to the Class IO Certificates will be based on such aggregate method. However, a literal reading of the regulations addressing integration would not allow the integration of the portion of the Trust Fund treated as a Grantor Trust Strip Certificate and the portion treated as a REMIC regular interest held by a Certificateholder. Prospective purchasers of the Class IO Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class IO Certificates.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. Despite an apparently contrary position by the IRS, it nevertheless appears that Prepayment Premiums and Yield Maintenance Charges, if any, might be treated as capital gain rather than ordinary income. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 96-22 (April 3, 1996) to First Union Capital Markets Corp.; Prohibited Transaction

Exemption 90-31 (June 6, 1990) to Chase Manhattan Bank; and Prohibited Transaction Exemption 90-23 (May 17, 1990) to J.P. Morgan Securities Inc. (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Capital Markets, (b) Chase Securities, (c) J.P. Morgan, (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Capital Markets, Chase Securities or
J.P. Morgan and (e) any member of the underwriting syndicate or selling group of which First Union Capital Markets, Chase Securities or J.P. Morgan or a person described in (d) is a manager or co-manager with respect to the Offered Certificates.

     The Exemptions set forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by any Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2 and Class IO Certificates are subordinated with respect to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1, Class A-2 and Class IO Certificates be rated not lower than "AAA" by Fitch and "Aaa" by Moody's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of

Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Loans or
(b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and
(3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemptions are satisfied, each such Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemptions required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D, Class E and Class F Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D, Class E or Class F Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Chase Securities, First Union Capital Markets and J.P. Morgan (the "Underwriters"), the Depositor has agreed to sell to each of Chase Securities and First Union Capital Markets, and each of Chase Securities and First Union Capital Markets has agreed to purchase, severally but not jointly, the respective Certificate Balances, or notional amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5.0%;

     CLASS     CHASE SECURITIES INC.    FIRST UNION CAPITAL MARKETS
     -------   ---------------------    ---------------------------
     A-1....
     A-2....
     IO.....
     B......
     C......
     D......
     E......
     F......

     Chase Securities and First Union Capital Markets are acting as co-lead managers and co-bookrunners and J.P. Morgan is acting as co-manager of the offering. J.P. Morgan is not required to sell any specific portion of the Offered Certificates but will use their best efforts to sell the Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before
deducting expenses payable by the Depositor, will be approximately $           ,
which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Chase Securities and First Union Capital Markets may be deemed to have received compensation from the Depositor in the form of underwriting discounts. In connection with the purchase and sale of the Offered Certificates, J.P. Morgan will receive an underwriting fee equal to 0.083598% of the aggregate Certificate Balance of the Offered Certificates. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity for Offered Certificates" in this Prospectus Supplement and in the Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Chase Securities, one of the Underwriters, is an affiliate of The Chase Manhattan Bank, one of the Mortgage Loan Sellers. First Union Capital Markets, one of the Underwriters, is an affiliate of the Depositor, FUNB and the Master Servicer.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Brown & Wood, a multinational partnership, London, England, and certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Fitch and Moody's (the "Rating Agencies"):

                      RATING FROM
     CLASS           FITCH/MOODY'S
     ------------   ----------------
     Class A-1....      AAA/Aaa
     Class A-2....      AAA/Aaa
     Class IO....       AAA/Aaa
     Class B.....        AA/Aa2
     Class C.....         A/A2
     Class D.....        A-/A3
     Class E.....       BBB/Baa2
     Class F.....      BBB-/Baa3

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Additional Interest or net default interest or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. As described in this Prospectus Supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                     PAGE
                                                               -----------------
30/360 basis..................................................              S-47
Accrued Certificate Interest..................................              S-97
Actual/360 basis..............................................              S-47
Additional Interest...........................................              S-48
Additional Rights.............................................              S-54
Additional Trust Fund Expenses................................       S-14, S-101
Administrative Cost Rate......................................              S-57
Advance.......................................................             S-102
Anticipated Repayment Date....................................              S-48
Appraisal Reduction Amount....................................             S-103
ARD Loans.....................................................              S-48
Assumed Final Distribution Date...............................             S-108
Assumed Scheduled Payment.....................................              S-98
Available Distribution Amount.................................              S-93
Balloon Loans.................................................        S-37, S-48
BOMCM.........................................................              S-81
Bond-Type Leases..............................................              S-54
Capital Imp. Reserve..........................................              S-58
Casualty or Condemnation Rights...............................              S-54
CBE...........................................................             S-114
Cedelbank Participants........................................              S-90
Certificate Balance...........................................        S-11, S-91
Certificate Deferred Interest.................................              S-91
Certificateholders............................................              S-92
Certificates..................................................              S-88
Chase Manhattan...............................................               S-8
Chase Securities..............................................               S-9
Class.........................................................              S-88
Class A Certificates..........................................              S-88
Closing Date..................................................  Cover, S-8, S-73
Collection Period.............................................              S-92
Comparative Financial Status Report...........................             S-106
Compensating Interest Payment.................................              S-83
Constant Prepayment Rate......................................             S-114
Controlling Class.............................................              S-81
Controlling Class Representative..............................              S-81
Cooperative...................................................              S-90
Corrected Mortgage Loan.......................................              S-82
CPR...........................................................             S-114
Credit Lease..................................................              S-51
Credit Lease Assignment.......................................              S-54
Credit Lease Default..........................................              S-54
Credit Lease Loans............................................              S-51
Cross-Collateralized Loans....................................              S-42

CSSA Loan File................................................             S-105
CSSA Property File............................................             S-105
Custodian.....................................................              S-75
Cut-Off Date Balance..........................................              S-45
Cut-Off Date DSC Ratio........................................              S-56
Cut-Off Date DSCR.............................................              S-56
Cut-Off Date LTV..............................................              S-57
Cut-Off Date LTV Ratio........................................              S-57
Cut-Off Date Pool Balance.....................................               S-7
D.............................................................              S-57
DCR...........................................................       S-48, S-122
Defeasance....................................................              S-57
Defeasance Collateral.........................................        S-25, S-49
Delinquent Loan Status Report.................................             S-105
Depositaries..................................................              S-88
Determination Date............................................              S-92
Discount Rate.................................................        S-16, S-99
Distributable Certificate Interest............................        S-12, S-97
Distribution Date.............................................              S-92
Distribution Date Statement...................................             S-103
Double Net Leases.............................................              S-54
DSC Ratio.....................................................              S-55
DSCR..........................................................              S-55
DTC...........................................................        S-17, S-88
DTC Services..................................................              S-32
Enhancement Insurer...........................................              S-55
ERISA.........................................................             S-121
Euroclear.....................................................              S-17
Euroclear Operator............................................              S-90
Euroclear Participants........................................              S-90
Excess Cash Flow..............................................              S-48
Excluded Plan.................................................             S-123
Exemption.....................................................             S-122
Final Recovery Determination..................................             S-104
First Principal Payment Date..................................             S-114
First Union Capital Markets...................................               S-9
Fitch.........................................................             S-122
Form 8-K......................................................              S-79
Fully Amortizing Loans........................................              S-48
FUNB..........................................................               S-8
Guarantor.....................................................        S-35, S-51
Historical Loan Modification Report...........................             S-105
Historical Loss Estimate Report...............................             S-105
Indirect Participants.........................................              S-89
Industry......................................................              S-32
Insured Balloon Payment.......................................              S-48

Interest Accrual Period.......................................              S-92
Interest Reserve Account......................................              S-93
Interest Reserve Amount.......................................              S-93
Interest Reserve Loans........................................              S-93
IO Component..................................................        S-13, S-91
IRS...........................................................             S-120
J.P. Morgan...................................................               S-9
Last Principal Payment Date...................................             S-114
Lease Enhancement Policies....................................              S-51
Loan Payoff Notification Report...............................             S-106
Loan per Sq Ft, Unit, Bed, Pad or Room........................              S-57
Lockout.......................................................              S-57
Lockout Period................................................              S-57
Loss of Rents.................................................              S-55
LTV at ARD or Maturity........................................              S-57
Maintenance Rights............................................              S-54
Majority Subordinate Certificateholder........................             S-109
Master Servicer...............................................              S-80
Master Servicing Fee..........................................              S-82
Master Servicing Fee Rate.....................................              S-82
Maturity Date LTV Ratio.......................................              S-57
Monthly Rental Payments.......................................              S-51
Moody's.......................................................             S-122
Mortgage......................................................              S-45
Mortgage Deferred Interest....................................              S-91
Mortgage File.................................................              S-75
Mortgage Loan.................................................              S-99
Mortgage Loan Purchase Agreement..............................              S-73
Mortgage Note.................................................              S-45
Mortgaged Property............................................              S-45
NAP...........................................................              S-58
NAV...........................................................              S-58
Net Aggregate Prepayment Interest Shortfall...................              S-97
Net Cash Flow.................................................              S-55
Net Mortgage Rate.............................................        S-13, S-92
NOI Adjustment Worksheet......................................             S-106
Non-Offered Certificates......................................              S-88
Non-SMMEA Certificates........................................             S-124
Nonrecoverable P&I Advance....................................             S-102
Norwest Bank..................................................             S-110
Occupancy Percentage..........................................              S-58
Offered Certificates..........................................              S-88
OID Regulations...............................................             S-120
Operating Statement Analysis..................................             S-106
Original Term to Maturity.....................................              S-58
P&I Advance...................................................       S-17, S-102

Party in Interest.............................................             S-122
Periodic Payments.............................................              S-47
Plan..........................................................             S-121
Pooling and Servicing Agreement...............................         S-8, S-88
Prepayment Interest Excess....................................              S-83
Prepayment Interest Shortfall.................................              S-82
Prepayment Premiums...........................................              S-99
Primary Term..................................................              S-51
Principal Distribution Amount.................................  S-12, S-97, S-99
Principal Recovery Fee........................................              S-83
Privileged Persons............................................             S-107
PTE 95-60.....................................................             S-123
Purchase Price................................................              S-76
Qualified Appraiser...........................................             S-103
Qualified Substitute Mortgage Loan............................              S-76
Rated Final Distribution Date.................................        S-3, S-109
Rating Agencies...............................................       S-18, S-125
Realized Losses...............................................       S-14, S-101
Reimbursement Rate............................................             S-103
Related Proceeds..............................................             S-102
Remaining Amortization Term...................................              S-57
Remaining Term to Maturity....................................              S-57
REMIC.........................................................              S-17
REMIC Administrator...........................................             S-110
REMIC Regular Certificates....................................              S-88
REMIC Residual Certificates...................................              S-88
Rental Property...............................................              S-56
REO Extension.................................................              S-86
REO Mortgage Loan.............................................              S-99
REO Property..................................................              S-82
REO Status Report.............................................             S-105
REO Tax.......................................................              S-86
Replacement Reserve...........................................              S-58
Required Appraisal Date.......................................             S-103
Required Appraisal Loan.......................................             S-103
Required Defeasance Period....................................             S-113
Residual Value Insurance Policy...............................              S-48
Residual Value Insurers.......................................              S-48
Restricted Group..............................................             S-122
Restricted Servicer Reports...................................             S-106
Rules.........................................................              S-89
Scenario......................................................             S-114
Scheduled Payment.............................................              S-98
Semi-Annual Loans.............................................              S-47
Sequential Pay Certificates...................................        S-11, S-88
Servicing Fees................................................              S-83

Servicing Transfer Event......................................              S-82
SMMEA.........................................................       S-18, S-124
Special Servicing Fee.........................................              S-83
Special Servicing Fee Rate....................................              S-83
Specially Serviced Mortgage Loans.............................              S-82
Specially Serviced Trust Fund Assets..........................              S-82
SSILP.........................................................        S-26, S-72
Standard & Poor's.............................................             S-122
Stated Principal Balance......................................        S-14, S-92
Subordinate Certificates......................................        S-30, S-88
Substitution Shortfall Amount.................................              S-76
Systems.......................................................              S-32
Table Assumptions.............................................      S-108, S-114
Tenant........................................................              S-51
Tenant Balloon Payment........................................              S-48
Terms and Conditions..........................................              S-90
TI/LC Reserve.................................................              S-58
Triple Net Leases.............................................              S-54
Trust Fund....................................................              S-88
Trustee Fee...................................................             S-110
Underwriters..................................................             S-124
Underwriting Agreement........................................             S-124
Underwritten Replacement Reserves.............................              S-57
Unrestricted Servicer Reports.................................             S-106
Voting Rights.................................................             S-109
Watch List Report.............................................             S-106
Weighted Average Net Mortgage Rate............................  S-13, S-92, S-99
Year 2000 Problem.............................................              S-31
Year Built....................................................              S-57
Yield Maintenance Charges.....................................              S-99
Yield Tables..................................................             S-114
Zoning Laws...................................................              S-41

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
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
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

ANNEX A-1

    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


Control
Number  Property Name                                        Address                                   City                  State
------------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                      Various                                         Various              Multiple
   1.01 Sheraton Suites Wilmington                     422 Delaware Avenue                             Wilmington             DE
   1.02 Sheraton Suites Dallas                         2101 North Stemmons Freeway                     Dallas                 TX
   1.03 Sheraton Suites Elk Grove                      121 Northwest Point Blvd.                       Elk Grove Village      IL
      2 Olen Portfolio                                 Various                                         Various                CA
------------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                        2801 - 2823 McGaw Avenue                        Irvine                 CA
   2.02 Newport Mesa Centre                            729 West 16th Street and 1599 Superior Avenue   Costa Mesa             CA
   2.03 Olen Corporate Center                          20 Corporate Park                               Irvine                 CA
   2.04 Orange Freeway Business Park                   151-193 Orangethorpe Avenue                     Placentia              CA
   2.05 Spectrum Pointe                                Various                                         Lake Forest            CA
------------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                     2302 Barranca Parkway                           Irvine                 CA
      3 Lakeside Apartments                            10 Lakeside Way                                 Newnan                 GA
      4 Wynfrey Hotel at Riverchase Galleria           1000 Riverchase Galleria                        Hoover                 AL
      5 Wilshire Portfolio                             8942,9090,9150 Wilshire Blvd.                   Beverly Hills          CA
   5.01 Wilshire Doheny Bldg                           9090 Wilshire Boulevard                         Los Angeles            CA
------------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                   8942 Wilshire Boulevard                         Los Angeles            CA
   5.03 Wilshire Palm Bldg                             9150 Wilshire Boulevard                         Los Angeles            CA
      6 Hickory Lake                                   490 Windy Hill Road                             Smyrna                 GA
      7 Westgate Village                               2510-2912 Soncy Road                            Amarillo               TX
      8 1055 Washington Blvd.                          1055 Washington Blvd.                           Stamford               CT
------------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                               NEC Oak Tree Road and Park Avenue               South Plainfield       NJ
     10 Vista Ridge Plaza I, II & Shops                East Round Grove Road                           Lewisville             TX
     11 Alexis Hotel                                   1007 First Avenue                               Seattle                WA
     12 East Thunderbird Square                        13802 North Scottsdale Road                     Phoenix                AZ
     13 Sherwood Apartments                            14500 McNab Avenue                              Bellflower             CA
------------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                        325 North Gibson Road                           Henderson              NV
     15 194 East Second Street Apartments              194 East Second Street                          New York               NY
     16 Executive House                                6100 City Ave.                                  Philadelphia           PA
     17 Village West Shopping Center                   3100 Tilghman Street                            Allentown              PA
     18 Marlboro Office/Warehouse Park                 County Route 520 and Hartman Road               Marlboro               NJ
------------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                       1500 Sunbow Falls Lane                          Raleigh                NC
     20 Sheraton Hotel - Charleston, SC                170 Lockwood Drive                              Charleston             SC
     21 High Pointe Shopping Center                    21051-21071 Haggerty Road                       Novi                   MI
     22 United Healthcare                              13655 Riverport Drive                           Maryland Heights       MO
     23 Academy Plaza                                  3200-3280 Red Lion Road                         Philadelphia           PA
------------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                                   1450 Raintree Way                               Roswell                GA
     25 Walden Village                                 1500 Post Oak Drive                             Clarkston              GA
     26 Garnet Lake Portfolio                          Various                                         Various                CA
  26.01 7510 Hollywood Boulevard                       7510 Hollywood Boulevard                        Hollywood              CA
  26.02 1349 N. Detroit Street                         1349 N. Detroit Street                          Los Angeles            CA
------------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue                         7140 De Longpre Avenue                          Los Angeles            CA
  26.04 219 S. Mariposa                                219 S. Mariposa Avenue                          Los Angeles            CA
  26.05 1030 N. Orange Grove Avenue                    1030 N. Orange Grove Avenue                     W. Hollywood           CA
  26.06 7364 Hollywood Boulevard                       7364 Hollywood Boulevard                        Hollywood              CA
  26.07 1750 El Cerrito Place                          1750 El Cerrito Place                           Hollywood              CA
------------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard                       7278 Hollywood Boulevard                        Hollywood              CA
  26.09 3824 Motor Avenue                              3824 Motor Avenue                               Culver City            CA
  26.10 1010 Raleigh Street                            1010 Raleigh Street                             Glendale               CA
     27 Orange Derby Shopping Center                   500 New Haven Avenue                            Derby                  CT
     28 Long Brook                                     Sutton Place and Sutton Drive                   Matawan                NJ
------------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                            12800 Vonn Road                                 Largo                  FL
     30 353 Lexington Avenue                           353 Lexington Avenue                            New York               NY
     31 Whitehall Estates                              2400 Whitehall Estates Drive                    Charlotte              NC
     32 Vista Shopping Center                          6402-6580 NW 186th Street                       Miami                  FL
     33 Morgan Place Apartments                        1680 Chantilly Drive                            Atlanta                GA
------------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center             14200 Wayzata Boulevard                         Minnetonka             MN
     35 Lantana/Park Trace Apartments                  501/530 Fairwood Avenue                         Clearwater             FL
  35.01 Lantana                                        530 Fairwood Avenue                             Clearwater             FL
  35.02 Park Trace Apartments                          501 Fairwood Avenue                             Clearwater             FL
     36 Las Palomas Apartments                         4040 Boulder Highway                            Las Vegas              NV
------------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio               Various                                         Various                PA
  37.01 Eastwick Wellness Center                       2821 Island Ave.                                Eastwick               PA
  37.02 Upper Darby Wellness Center                    6800 Market St.                                 Upper Darby            PA
     38 Wildwood Village Apartments                    3491 Timbersedge Drive                          Indianapolis           IN
     39 Hampton Inn Maingate                           3104 Parkway Blvd.                              Kissimmee              FL
------------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                       444 Connecticut Avenue                          Norwalk                CT
     41 Target Center                                  2505 Vineyard Avenue                            Oxnard                 CA
     42 Westgate Shopping Center                       6700-6910 West Kellogg Drive (U.S. Route 54)    Wichita                KS
     43 Gardens at Annen Woods                         1 Harness Court                                 Pikesville             MD
     44 Auburn - Southbridge Center                    436-440 Southbridge St.                         Auburn                 MA
------------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                    NEC Bloomfield Ave and Artesia Blvd.            Cerritos               CA
     46 Gabes Place Apartments Portfolio               Various                                         Champaign - Urbana     IL
  46.01 202 E. John                                    202 East John Street                            Champaign              IL
  46.02 102 E. Gregory                                 102 East Gregory Drive                          Champaign              IL
  46.03 810 Iowa                                       810 West Iowa Street                            Urbana                 IL
------------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon                                  807 W. Oregon Street                            Urbana                 IL
  46.05 811 W. Oregon                                  811 W. Oregon Street                            Urbana                 IL
     47 Briarwood Apartments                            29 Briar Circle                                Fayetteville           NC
     48 3 - 7 West 35th Street                           3 - 7 West 35th St.                           New York               NY
     49 Radio Wave Building                             49 West 27th Street                            New York               NY
------------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                  2200 Elmwood Avenue                             Lafayette              IN
     51 Palm Villas Apartments                         91 - 1049 Paumae'ole Street                     Ewa                    HI
     52 Kohl's Department Store                        14425 Andersohn Drive                           Manchester             MO
     53 467 West Avenue                                467 West Avenue                                 Norwalk                CT
     54 Motel 6 1115 Raleigh                           1401 Buck Jones Road                            Raleigh                NC
------------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                     27620 Marguerite Parkway                        Mission Viejo          CA
     56 Residence Inn - Tampa                          13420 Telecom Parkway                           Tampa                  FL
     57 Comfort Suites - Gastonia                      1874 Remount Road                               Gastonia               NC
     58 Cityplace Market                               2405-2415 N. Haskell Avenue                     Dallas                 TX
     59 Belmont Crossing                               1940 Atlanta Road                               Smyrna                 GA
------------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                        1881 W. Airport Freeway                         Euless                 TX
     61 Windgate Place                                 220 Branchview Drive                            Charlotte              NC
     62 Winn Dixie Chesapeake Cedar                    Cedar Road and Las Gavitos Boulevard            Chesapeake             VA
     63 Residence Inn - Sarasota                       1040 University Parkway                         Sarasota               FL
     64 Rockwood Gardens                               Fortune Road West                               Wallkill               NY
------------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home                      31 Lockwood Avenue                              New Rochelle           NY
     66 Kjellburg Mobile Home Park                     1000 Kjellberg's Park                           Monticello             MN
     67 Autumn Park Apartments                         3720 West State Street                          Grand Island           NE
     68 111 Devonshire Street Building                 111 Devonshire Street                           Boston                 MA


                                                            Cross-
                                                         Collateralized                                   % of Cumulative %
                                                           and Cross-                                Aggregate of Aggregate
Control                                                     Defaulted      Original  Cut-Off Date Cut-Off Date Cut-Off Date Mortgage
Number  Property Name                          Zip Code      Groups     Balance ($)   Balance ($)      Balance      Balance Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio              Various                   50,850,000    50,443,313        4.27%        4.27%  6.7500%
   1.01 Sheraton Suites Wilmington              19801
   1.02 Sheraton Suites Dallas                  75207
   1.03 Sheraton Suites Elk Grove             60007-1019
      2 Olen Portfolio                         Various                   37,500,000    37,472,777        3.17%        7.44%  7.6100%
------------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                 92714
   2.02 Newport Mesa Centre                     92627
   2.03 Olen Corporate Center                   92606
   2.04 Orange Freeway Business Park            92870
   2.05 Spectrum Pointe                         92630
------------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center              92606
      3 Lakeside Apartments                     30265                    29,750,000    29,750,000        2.52%        9.96%  7.0500%
      4 Wynfrey Hotel at Riverchase Galleria    35244                    25,600,000    25,263,571        2.14%       12.10%  7.4000%
      5 Wilshire Portfolio                      90211                    25,000,000    24,518,179        2.08%       14.17%  8.2500%
   5.01 Wilshire Doheny Bldg                    90211
------------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                            90211
   5.03 Wilshire Palm Bldg                      90211
      6 Hickory Lake                            30082                    22,520,000    22,492,277        1.90%       16.08%  7.6500%
      7 Westgate Village                        79121                    22,100,000    21,984,235        1.86%       17.94%  6.5700%
      8 1055 Washington Blvd.                   06901                    20,000,000    19,932,471        1.69%       19.62%  7.7200%
------------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                        07080                    19,237,500    19,154,363        1.62%       21.24%  6.5700%
     10 Vista Ridge Plaza I, II & Shops         75067                    19,000,000    18,917,890        1.60%       22.85%  6.5700%
     11 Alexis Hotel                            98104                    18,944,554    18,779,010        1.59%       24.44%  7.2130%
     12 East Thunderbird Square                 85254                    17,000,000    16,978,252        1.44%       25.87%  7.5000%
     13 Sherwood Apartments                     90706                    15,800,000    15,788,274        1.34%       27.21%  7.5000%
------------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                 89014                    15,680,000    15,668,057        1.33%       28.53%  7.3700%
     15 194 East Second Street Apartments       10009                    15,250,000    15,231,468        1.29%       29.82%  7.7000%
     16 Executive House                         19131                    14,600,000    14,582,212        1.23%       31.06%  7.6900%
     17 Village West Shopping Center            18104                    14,500,000    14,398,114        1.22%       32.28%  6.9500%
     18 Marlboro Office/Warehouse Park          07751                    14,080,000    14,018,261        1.19%       33.46%  6.5000%
------------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                27609                    13,500,000    13,500,000        1.14%       34.61%  7.3750%
     20 Sheraton Hotel - Charleston, SC         29403                    13,000,000    12,939,276        1.10%       35.70%  8.5000%
     21 High Pointe Shopping Center             48333                    12,525,000    12,525,000        1.06%       36.76%  7.5260%
     22 United Healthcare                       63043                    12,000,000    12,000,000        1.02%       37.78%  6.8600%
     23 Academy Plaza                           19116                    11,080,000    10,967,922        0.93%       38.70%  7.2750%
------------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                            30076                    10,730,000    10,716,791        0.91%       39.61%  7.6500%
     25 Walden Village                          30021                    10,700,000    10,700,000        0.91%       40.52%  7.2050%
     26 Garnet Lake Portfolio                  Various                   10,667,000    10,659,280        0.90%       41.42%  7.6250%
  26.01 7510 Hollywood Boulevard                90046
  26.02 1349 N. Detroit Street                  90046
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  26.03 7140 De Longpre Avenue                  90046
  26.04 219 S. Mariposa                         90046
  26.05 1030 N. Orange Grove Avenue             90046
  26.06 7364 Hollywood Boulevard                90046
  26.07 1750 El Cerrito Place                   90028
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  26.08 7278 Hollywood Boulevard                90046
  26.09 3824 Motor Avenue                       90232
  26.10 1010 Raleigh Street                     91205
     27 Orange Derby Shopping Center            06418                    10,600,000    10,570,531        0.89%       42.31%  7.8750%
     28 Long Brook                              07747                    10,510,000    10,476,840        0.89%       43.20%  7.2400%
------------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                     33774                    10,240,000    10,227,394        0.87%       44.07%  7.6500%
     30 353 Lexington Avenue                    10016                    10,225,000    10,225,000        0.87%       44.93%  7.7000%
     31 Whitehall Estates                       28273                    10,000,000     9,824,768        0.83%       45.76%  6.8000%
     32 Vista Shopping Center                   33126                     9,700,000     9,627,049        0.81%       46.58%  7.0500%
     33 Morgan Place Apartments                 30324                     9,300,000     9,300,000        0.79%       47.37%  7.3750%
------------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center      55305                     9,150,000     9,110,457        0.77%       48.14%  6.5700%
     35 Lantana /Park Trace Apartments          33759                     9,070,000     9,058,835        0.77%       48.90%  7.6500%
  35.01 Lantana                                 33759
  35.02 Park Trace Apartments                   33759
     36 Las Palomas Apartments                  89121                     9,000,000     8,989,205        0.76%       49.66%  7.7500%
------------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio       Various                    9,000,000     8,963,580        0.76%       50.42%  7.0000%
  37.01 Eastwick Wellness Center                19153
  37.02 Upper Darby Wellness Center             19082
     38 Wildwood Village Apartments             46222                     8,960,000     8,937,414        0.76%       51.18%  7.3400%
     39 Hampton Inn Maingate                    34747                     8,175,000     8,115,184        0.69%       51.87%  7.0000%
------------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                06854                     7,928,313     7,898,702        0.67%       52.53%  7.7500%
     41 Target Center                           93033                     7,850,000     7,816,076        0.66%       53.20%  6.5700%
     42 Westgate Shopping Center                67209                     7,850,000     7,816,076        0.66%       53.86%  6.5700%
     43 Gardens at Annen Woods                  21208                     7,690,000     7,690,000        0.65%       54.51%  7.3750%
     44 Auburn - Southbridge Center             01501                     7,250,000     7,244,831        0.61%       55.12%  7.7000%
------------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center             90703                     6,942,000     6,937,130        0.59%       55.71%  7.7800%
     46 Gabes Place Apartments Portfolio        61820                     6,700,000     6,675,415        0.56%       56.27%  7.4700%
  46.01 202 E. John                             61820
  46.02 102 E. Gregory                          61820
  46.03 810 Iowa                                61820
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  46.04 807 W. Oregon                           61820
  46.05 811 W. Oregon                           61820
     47 Briarwood Apartments                    28306                     6,650,000     6,650,000        0.56%       56.84%  7.2050%
     48 3 - 7 West 35th Street                  10001                     6,675,000     6,625,663        0.56%       57.40%  7.1250%
     49 Radio Wave Building                     10001                     6,450,000     6,445,411        0.55%       57.94%  7.7100%
------------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center           47901                     6,425,000     6,353,653        0.54%       58.48%  7.3750%
     51 Palm Villas Apartments                  96706                     6,300,000     6,290,673        0.53%       59.01%  6.9100%
     52 Kohl's Department Store                 63021                     6,300,000     6,272,774        0.53%       59.54%  6.5700%
     53 467 West Avenue                         06851                     6,289,000     6,255,724        0.53%       60.07%  7.1250%
     54 Motel 6 1115 Raleigh                    27606                     6,509,982     6,235,064        0.53%       60.60%  7.2350%
------------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center              92692                     6,250,000     6,231,732        0.53%       61.13%  7.6250%
     56 Residence Inn - Tampa                   33617                     6,068,000     6,010,240        0.51%       61.64%  7.1000%
     57 Comfort Suites - Gastonia               28054                     5,800,000     5,725,887        0.48%       62.12%  7.6250%
     58 Cityplace Market                        75204                     5,750,000     5,725,151        0.48%       62.61%  6.5700%
     59 Belmont Crossing                        30080                     5,720,000     5,712,959        0.48%       63.09%  7.6500%
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     60 Timber Creek Apartments                 76040                     5,500,000     5,500,000        0.47%       63.55%  7.2000%
     61 Windgate Place                          28217                     5,490,000     5,490,000        0.46%       64.02%  7.2050%
     62 Winn Dixie Chesapeake Cedar             23322                     5,501,754     5,445,132        0.46%       64.48%  6.7500%
     63 Residence Inn - Sarasota                34234                     5,441,000     5,389,208        0.46%       64.94%  7.1000%
     64 Rockwood Gardens                        10941                     5,400,000     5,383,818        0.46%       65.39%  7.5000%
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     65 New Rochelle Nursing Home               10801                     5,440,000     5,383,759        0.46%       65.85%  9.3750%
     66 Kjellburg Mobile Home Park              55362                     5,250,000     5,206,861        0.44%       66.29%  7.1250%
     67 Autumn Park Apartments                  68803                     5,200,000     5,196,149        0.44%       66.73%  7.5100%
     68 111 Devonshire Street Building          02109                     5,200,000     5,194,470        0.44%       67.17%  7.9300%

                                                                                                                      Original
                                                                                                                      Interest
                                                                 Interest                                               Only
Control                                         Administrative    Accrual                                              Period
Number  Property Name                            Cost Rate (%)     Method            Amortization Type (1)             (Mos.)
----------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                  0.05225%     Actual/360             Amortizing Balloon
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio                             0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park
   2.02 Newport Mesa Centre
   2.03 Olen Corporate Center
   2.04 Orange Freeway Business Park
   2.05 Spectrum Pointe
----------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center
      3 Lakeside Apartments                        0.06225%     Actual/360   Interest Only, then Amortizing Balloon         48
      4 Wynfrey Hotel at Riverchase Galleria       0.08725%       30/360               Amortizing Balloon
      5 Wilshire Portfolio                         0.08725%       30/360               Amortizing Balloon
   5.01 Wilshire Doheny Bldg
----------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building
   5.03 Wilshire Palm Bldg
      6 Hickory Lake                               0.08725%     Actual/360             Amortizing Balloon
      7 Westgate Village                           0.08725%     Actual/360             Amortizing Balloon
      8 1055 Washington Blvd.                      0.08725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                           0.08725%     Actual/360             Amortizing Balloon
     10 Vista Ridge Plaza I, II & Shops            0.08725%     Actual/360             Amortizing Balloon
     11 Alexis Hotel                               0.08725%     Actual/360             Amortizing Balloon
     12 East Thunderbird Square                    0.06225%     Actual/360             Amortizing Balloon
     13 Sherwood Apartments                        0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                    0.06225%     Actual/360             Amortizing Balloon
     15 194 East Second Street Apartments          0.06225%     Actual/360             Amortizing Balloon
     16 Executive House                            0.06225%     Actual/360             Amortizing Balloon
     17 Village West Shopping Center               0.08725%     Actual/360             Amortizing Balloon
     18 Marlboro Office/Warehouse Park             0.08725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                   0.08725%     Actual/360   Interest Only, then Amortizing Balloon         12
     20 Sheraton Hotel - Charleston, SC            0.06225%     Actual/360             Amortizing Balloon
     21 High Pointe Shopping Center                0.08725%     Actual/360             Amortizing Balloon
     22 United Healthcare                          0.06225%     Actual/360   Interest Only, then Amortizing Balloon         60
     23 Academy Plaza                              0.08725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                               0.08725%     Actual/360             Amortizing Balloon
     25 Walden Village                             0.08725%     Actual/360             Amortizing Balloon
     26 Garnet Lake Portfolio                      0.06225%     Actual/360             Amortizing Balloon
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
----------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
----------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center               0.08725%     Actual/360             Amortizing Balloon
     28 Long Brook                                 0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                        0.08725%     Actual/360             Amortizing Balloon
     30 353 Lexington Avenue                       0.08725%     Actual/360             Amortizing Balloon
     31 Whitehall Estates                          0.06225%     Actual/360              Fully Amortizing
     32 Vista Shopping Center                      0.08725%     Actual/360             Amortizing Balloon
     33 Morgan Place Apartments                    0.08725%     Actual/360   Interest Only, then Amortizing Balloon         12
----------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center         0.08725%     Actual/360             Amortizing Balloon
     35 Lantana /Park Trace Apartments             0.08725%     Actual/360             Amortizing Balloon
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments                     0.10725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio           0.06225%     Actual/360   Interest Only, then Amortizing Balloon          6
  37.01 Eastwick Wellness Center
  37.02 Upper Darby Wellness Center
     38 Wildwood Village Apartments                0.06225%     Actual/360             Amortizing Balloon
     39 Hampton Inn Maingate                       0.08725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                   0.06225%       30/360                Fully Amortizing
     41 Target Center                              0.08725%     Actual/360             Amortizing Balloon
     42 Westgate Shopping Center                   0.08725%     Actual/360             Amortizing Balloon
     43 Gardens at Annen Woods                     0.08725%     Actual/360   Interest Only, then Amortizing Balloon         12
     44 Auburn - Southbridge Center                0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                0.06225%     Actual/360             Amortizing Balloon
     46 Gabes Place Apartments Portfolio           0.06225%     Actual/360             Amortizing Balloon
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
----------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments                       0.08725%     Actual/360             Amortizing Balloon
     48 3 - 7 West 35th Street                     0.08725%     Actual/360             Amortizing Balloon
     49 Radio Wave Building                        0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center              0.06225%     Actual/360             Amortizing Balloon
     51 Palm Villas Apartments                     0.06225%     Actual/360             Amortizing Balloon
     52 Kohl's Department Store                    0.08725%     Actual/360             Amortizing Balloon
     53 467 West Avenue                            0.06225%     Actual/360             Amortizing Balloon
     54 Motel 6 1115 Raleigh                       0.19725%       30/360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                 0.06225%     Actual/360             Amortizing Balloon
     56 Residence Inn - Tampa                      0.06225%     Actual/360             Amortizing Balloon
     57 Comfort Suites - Gastonia                  0.06225%     Actual/360             Amortizing Balloon
     58 Cityplace Market                           0.08725%     Actual/360             Amortizing Balloon
     59 Belmont Crossing                           0.08725%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                    0.06225%     Actual/360             Amortizing Balloon
     61 Windgate Place                             0.08725%     Actual/360             Amortizing Balloon
     62 Winn Dixie Chesapeake Cedar                0.06225%       30/360               Amortizing Balloon
     63 Residence Inn - Sarasota                   0.06225%     Actual/360             Amortizing Balloon
     64 Rockwood Gardens                           0.06225%     Actual/360             Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home                  0.06225%     Actual/360              Fully Amortizing
     66 Kjellburg Mobile Home Park                 0.06225%     Actual/360             Amortizing Balloon
     67 Autumn Park Apartments                     0.06225%     Actual/360             Amortizing Balloon
     68 111 Devonshire Street Building             0.06225%     Actual/360             Amortizing Balloon

                                                                         Remaining
                                                            Original      Term to
                                              Remaining      Term to    Maturity or
                                              Interest     Maturity or  Anticipated
                                                Only       Anticipated   Repayment     Original       Remainig
Control                                        Period       Repayment       Date      Amortization  Amortization  Origination
Number  Property Name                          (Mos.)      Date (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)     Date
------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                              120            114           300           294       10/19/98
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio                                         120            119           360           359       03/31/99
------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park
   2.02 Newport Mesa Centre
   2.03 Olen Corporate Center
   2.04 Orange Freeway Business Park
   2.05 Spectrum Pointe
------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center
      3 Lakeside Apartments                      44            120            116           360           360       12/14/98
      4 Wynfrey Hotel at Riverchase Galleria                   120            109           300           289       05/21/98
      5 Wilshire Portfolio                                     132            113           360           341       09/18/97
   5.01 Wilshire Doheny Bldg
------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building
   5.03 Wilshire Palm Bldg
      6 Hickory Lake                                           120            118           360           358       03/01/99
      7 Westgate Village                                       120            114           360           354       11/05/98
      8 1055 Washington Blvd.                                  120            115           360           355       11/30/98
------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                                       120            115           360           355       11/16/98
     10 Vista Ridge Plaza I, II & Shops                        120            115           360           355       11/30/98
     11 Alexis Hotel                                           117            110           300           293       10/08/98
     12 East Thunderbird Square                                120            118           360           358       02/10/99
     13 Sherwood Apartments                                    120            119           360           359       03/02/99
------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                                120            119           360           359       03/25/99
     15 194 East Second Street Apartments                      120            118           360           358       02/25/99
     16 Executive House                                        120            118           360           358       02/25/99
     17 Village West Shopping Center                           120            111           360           351       08/04/98
     18 Marlboro Office/Warehouse Park                          84             79           360           355       11/30/98
------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                 11            120            119           336           336       03/31/99
     20 Sheraton Hotel - Charleston, SC                        120            115           300           295       11/03/98
     21 High Pointe Shopping Center                            120            120           360           360
     22 United Healthcare                        52            132            124           300           300       08/12/98
     23 Academy Plaza                                          180            166           360           346       02/12/98
------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                                           120            118           360           358       03/01/99
     25 Walden Village                                         120            120           360           360
     26 Garnet Lake Portfolio                                  120            119           360           359       03/04/99
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center                            60             56           360           356       12/21/98
     28 Long Brook                                             120            116           360           356       12/31/98
------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                                    120            118           360           358       03/01/99
     30 353 Lexington Avenue                                   120            120           360           360       04/20/99
     31 Whitehall Estates                                      240            231           240           231       07/27/98
     32 Vista Shopping Center                                  120            110           360           350       07/10/98
     33 Morgan Place Apartments                  11            120            119           336           336       03/31/99
------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center                     120            115           360           355       11/16/98
     35 Lantana /Park Trace Apartments                         120            118           360           358       03/01/99
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments                                 120            118           360           358       02/26/99
------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio          0            120            110           330           326       06/26/98
  37.01 Eastwick Wellness Center
  37.02 Upper Darby Wellness Center
     38 Wildwood Village Apartments                            120            117           360           357       02/01/99
     39 Hampton Inn Maingate                                   120            114           300           294       10/15/98
------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                               240            236           240           236       12/28/98
     41 Target Center                                          120            115           360           355       11/16/98
     42 Westgate Shopping Center                               120            115           360           355       11/16/98
     43 Gardens at Annen Woods                   11            120            119           336           336       03/31/99
     44 Auburn - Southbridge Center                            120            119           360           359       04/01/99
------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                            120            119           360           359       03/09/99
     46 Gabes Place Apartments Portfolio                       120            117           300           297       01/08/99
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments                                   120            120           360           360
     48 3 - 7 West 35th Street                                 120            110           360           350       07/09/98
     49 Radio Wave Building                                    120            119           360           359       03/17/99
------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                          120            110           300           290       06/26/98
     51 Palm Villas Apartments                                 120            118           360           358       02/22/99
     52 Kohl's Department Store                                120            115           360           355       11/16/98
     53 467 West Avenue                                        120            113           360           353       10/01/98
     54 Motel 6 1115 Raleigh                                   216            205           270           259       05/29/98
------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                             120            116           360           356       12/30/98
     56 Residence Inn - Tampa                                  120            112           300           292       08/31/98
     57 Comfort Suites - Gastonia                              121            109           300           288       04/23/98
     58 Cityplace Market                                       120            115           360           355       11/16/98
     59 Belmont Crossing                                       120            118           360           358       03/01/99
------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                                120            120           360           360       04/15/99
     61 Windgate Place                                         120            120           360           360
     62 Winn Dixie Chesapeake Cedar                            240            233           283           276       09/15/98
     63 Residence Inn - Sarasota                               120            112           300           292       08/31/98
     64 Rockwood Gardens                                       120            116           360           356       12/08/98
------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home                              180            176           180           176       12/23/98
     66 Kjellburg Mobile Home Park                             120            113           300           293       09/23/98
     67 Autumn Park Apartments                                 120            119           360           359       03/24/99
     68 111 Devonshire Street Building                         120            119           300           299       03/31/99

Control                                        Maturity or      Balloon     General                             CTL
Number  Property Name                           ARD Date    Balance ($)  Property Type  Specific Property Type  Flag
------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio              11/10/08     39,940,110     Hospitality         Full Service
   1.01 Sheraton Suites Wilmington                                         Hospitality         Full Service
   1.02 Sheraton Suites Dallas                                             Hospitality         Full Service
   1.03 Sheraton Suites Elk Grove                                          Hospitality         Full Service
      2 Olen Portfolio                         04/01/09     33,231,882      Mixed Use           Office/Flex
------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                                             Mixed Use           Office/Flex
   2.02 Newport Mesa Centre                                                 Mixed Use           Office/Flex
   2.03 Olen Corporate Center                                                Office
   2.04 Orange Freeway Business Park                                        Mixed Use           Office/Flex
   2.05 Spectrum Pointe                                                     Mixed Use           Office/Flex
------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                                          Mixed Use        Office/Warehouse
      3 Lakeside Apartments                    01/01/09     27,815,691     Multifamily         Conventional
      4 Wynfrey Hotel at Riverchase Galleria   06/10/08     20,414,586     Hospitality         Full Service
      5 Wilshire Portfolio                     10/01/08     22,394,807       Office
   5.01 Wilshire Doheny Bldg                                                 Office
------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                                         Office
   5.03 Wilshire Palm Bldg                                                   Office
      6 Hickory Lake                           03/10/09     20,020,756     Multifamily         Conventional
      7 Westgate Village                       11/10/08     19,083,068       Retail              Anchored
      8 1055 Washington Blvd.                  12/10/08     17,796,216       Office
------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                       12/10/08     16,616,004       Retail              Anchored
     10 Vista Ridge Plaza I, II & Shops        12/10/08     16,410,870       Retail              Anchored
     11 Alexis Hotel                           07/10/08     15,002,725     Hospitality         Full Service
     12 East Thunderbird Square                03/01/09     15,026,082       Retail              Anchored
     13 Sherwood Apartments                    04/01/09     13,963,146     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                04/01/09     13,811,443     Multifamily         Conventional
     15 194 East Second Street Apartments      03/01/09     13,546,823     Multifamily         Conventional
     16 Executive House                        03/01/09     12,966,210     Multifamily         Conventional
     17 Village West Shopping Center           08/10/08     12,651,261       Retail              Anchored
     18 Marlboro Office/Warehouse Park         12/10/05     12,864,048       Office
------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments               04/10/09     11,842,454     Multifamily         Conventional
     20 Sheraton Hotel - Charleston, SC        12/01/08     10,869,134     Hospitality         Full Service
     21 High Pointe Shopping Center            05/10/09     11,101,610       Retail              Anchored
     22 United Healthcare                      09/01/09     10,741,434       Office
     23 Academy Plaza                          03/10/13      8,595,028       Retail              Anchored
------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                           03/10/09      9,539,198     Multifamily         Conventional
     25 Walden Village                         05/10/09      9,412,409     Multifamily         Conventional
     26 Garnet Lake Portfolio                  04/01/09      9,456,451     Multifamily         Conventional
  26.01 7510 Hollywood Boulevard                                           Multifamily         Conventional
  26.02 1349 N. Detroit Street                                             Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue                                             Multifamily         Conventional
  26.04 219 S. Mariposa                                                    Multifamily         Conventional
  26.05 1030 N. Orange Grove Avenue                                        Multifamily         Conventional
  26.06 7364 Hollywood Boulevard                                           Multifamily         Conventional
  26.07 1750 El Cerrito Place                                              Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard                                           Multifamily         Conventional
  26.09 3824 Motor Avenue                                                  Multifamily         Conventional
  26.10 1010 Raleigh Street                                                Multifamily         Conventional
     27 Orange Derby Shopping Center           01/10/04     10,145,365       Retail              Anchored
     28 Long Brook                             01/01/09      9,223,275     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                    03/10/09      9,103,577     Multifamily         Conventional
     30 353 Lexington Avenue                   05/10/09      9,097,260       Office
     31 Whitehall Estates                      08/01/18        306,269     Multifamily         Conventional
     32 Vista Shopping Center                  07/10/08      8,488,372       Retail              Anchored
     33 Morgan Place Apartments                04/10/09      8,158,136     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center     12/10/08      7,903,129       Retail              Anchored
     35 Lantana /Park Trace Apartments         03/10/09      8,063,421     Multifamily         Conventional
  35.01 Lantana                                                            Multifamily         Conventional
  35.02 Park Trace Apartments                                              Multifamily         Conventional
     36 Las Palomas Apartments                 03/01/09      8,004,714     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio       07/01/08      7,658,367       Office
  37.01 Eastwick Wellness Center                                             Office
  37.02 Upper Darby Wellness Center                                          Office
     38 Wildwood Village Apartments            02/01/09      7,881,996     Multifamily         Conventional
     39 Hampton Inn Maingate                   11/10/08      6,557,448     Hospitality        Limited Service
------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444               01/01/19              0       Retail          Electronics Store   CTL
     41 Target Center                          12/10/08      6,780,280       Retail              Anchored
     42 Westgate Shopping Center               12/10/08      6,780,280       Retail              Anchored
     43 Gardens at Annen Woods                 04/10/09      6,745,813     Multifamily         Conventional
     44 Auburn - Southbridge Center            04/01/09      6,439,190       Retail              Anchored
------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center            04/01/09      6,177,774       Retail              Anchored
     46 Gabes Place Apartments Portfolio       02/01/09      5,435,673     Multifamily         Conventional
  46.01 202 E. John                                                        Multifamily         Conventional
  46.02 102 E. Gregory                                                     Multifamily         Conventional
  46.03 810 Iowa                                                           Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon                                                      Multifamily         Conventional
  46.05 811 W. Oregon                                                      Multifamily         Conventional
     47 Briarwood Apartments                   05/10/09      5,849,768     Multifamily         Conventional
     48 3 - 7 West 35th Street                 07/10/08      5,852,657       Office
     49 Radio Wave Building                    04/01/09      5,730,072       Office
------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center          07/01/08      5,200,981       Retail              Anchored
     51 Palm Villas Apartments                 03/01/09      5,483,560     Multifamily         Conventional
     52 Kohl's Department Store                12/10/08      5,441,499       Retail              Anchored
     53 467 West Avenue                        10/01/08      5,503,588       Retail              Anchored
     54 Motel 6 1115 Raleigh                   06/01/16      2,059,732     Hospitality        Limited Service    CTL
------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center             01/01/09      5,538,489       Retail              Anchored
     56 Residence Inn - Tampa                  09/01/08      4,869,070     Hospitality        Limited Service
     57 Comfort Suites - Gastonia              06/01/08      4,718,361     Hospitality        Limited Service
     58 Cityplace Market                       12/10/08      4,966,447       Retail              Anchored
     59 Belmont Crossing                       03/10/09      5,085,201     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                05/01/09      4,823,969     Multifamily         Conventional
     61 Windgate Place                         05/10/09      4,829,357     Multifamily         Conventional
     62 Winn Dixie Chesapeake Cedar            10/01/18      1,482,125       Retail            Grocery Store     CTL
     63 Residence Inn - Sarasota               09/01/08      4,365,954     Hospitality        Limited Service
     64 Rockwood Gardens                       01/01/09      4,770,358     Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home              01/01/14        174,209     Healthcare         Skilled Nursing
     66 Kjellburg Mobile Home Park             10/01/08      4,216,516         MHC
     67 Autumn Park Apartments                 04/01/09      4,596,624     Multifamily         Conventional
     68 111 Devonshire Street Building         04/01/09      4,279,228       Office

Control                                                                Annual Debt    Net Cash            Appraised    Appraisal
Number  Property Name                          Prepayment Provisions  Service ($)(2)  Flow ($)  DSCR (x)  Value ($)      Date
--------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio              L(2.5),D(7.5)             4,253,580    6,606,834   1.55    76,200,000   09/01/98
   1.01 Sheraton Suites Wilmington                                                    2,942,519           34,000,000   09/01/98
   1.02 Sheraton Suites Dallas                                                        1,618,789           18,200,000   09/01/98
   1.03 Sheraton Suites Elk Grove                                                     2,045,527           24,000,000   09/01/98
      2 Olen Portfolio                         L(4),D(5.75),O(.25)       3,180,430    4,136,825   1.30    55,490,000    Various
-------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                                                         715,620            8,840,000   03/12/99
   2.02 Newport Mesa Centre                                                             417,898            5,100,000   03/10/99
   2.03 Olen Corporate Center                                                           607,785           10,250,000   03/15/99
   2.04 Orange Freeway Business Park                                                    857,817           10,500,000   03/09/99
   2.05 Spectrum Pointe                                                               1,347,918           18,000,000   03/12/99
-------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                                                      189,017            2,800,000   03/08/99
      3 Lakeside Apartments                    L(3),D(6.5),O(.5)         2,387,130    2,901,884   1.22    37,200,000   11/04/98
      4 Wynfrey Hotel at Riverchase Galleria   L(3),YM1%(6.75),O(.25)    2,250,237    3,141,730   1.40    36,500,000   01/01/98
      5 Wilshire Portfolio                     L(4),YM1%(6.75),O(.25)    2,210,363    2,727,645   1.23    35,100,000   05/12/97
   5.01 Wilshire Doheny Bldg                                                          1,404,766           13,600,000   05/12/97
-------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                                                  1,058,558           14,500,000   05/12/97
   5.03 Wilshire Palm Bldg                                                              264,320            7,000,000   05/12/97
      6 Hickory Lake                           L(2.08),D(7.42),O(.5)     1,917,391    2,300,624   1.20    28,350,000   01/01/98
      7 Westgate Village                       L(2.33),D(7.42),O(.25)    1,688,472    2,407,992   1.43    30,000,000   09/01/98
      8 1055 Washington Blvd.                  L(3),YM1%(6.5),O(.5)      1,714,416    2,244,711   1.31    33,800,000   09/15/98
-------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                       L(2.33),D(7.42),O(.25)    1,469,773    2,179,170   1.48    25,650,000   09/16/98
     10 Vista Ridge Plaza I, II & Shops        L(2.33),D(7.42),O(.25)    1,451,627    2,096,437   1.44    36,600,000   09/09/98
     11 Alexis Hotel                           L(2.5),D(6.75),O(.5)      1,658,334    2,589,661   1.56    29,200,000   03/01/98
     12 East Thunderbird Square                L(4),D(5.66),O(.34)       1,426,398    1,778,515   1.25    23,200,000   10/28/98
     13 Sherwood Apartments                    L(4),D(5.75),O(.25)       1,325,711    1,652,804   1.25    24,400,000   02/10/99
-------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                L(4),D(5.75),O(.25)       1,298,933    1,558,357   1.20    19,600,000   09/01/98
     15 194 East Second Street Apartments      L(4),D(5.75),O(.25)       1,304,717    1,569,118   1.20    20,000,000   12/11/98
     16 Executive House                        L(4),D(5.75),O(.25)       1,247,898    1,738,756   1.39    20,100,000   02/09/99
     17 Village West Shopping Center           L(2.67),D(6.83),O(.5)     1,151,789    1,580,383   1.37    18,125,000   03/18/98
     18 Marlboro Office/Warehouse Park         L(2.33),D(4.42),O(.25)    1,067,942    1,532,893   1.44    19,150,000   06/29/98
-------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments               L(2),D(7.75),O(.25)       1,141,277    1,413,775   1.24    18,360,000   01/19/99
     20 Sheraton Hotel - Charleston, SC        L(4),D(5.75),O(.25)       1,256,154    1,834,951   1.46    22,000,000   08/25/98
     21 High Pointe Shopping Center            L(1.92),D(7.83),O(.25)    1,053,597    1,327,776   1.26    14,500,000   09/10/98
     22 United Healthcare                      L(2.8),D(1.2),YM1%(7)     1,004,938    1,612,036   1.60    23,200,000   07/06/98
     23 Academy Plaza                          L(3),YM1%(11.75),O(.25)     910,026    1,274,456   1.40    13,900,000   11/07/97
-------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                           L(2.08),D(7.42),O(.5)       913,571    1,096,298   1.20    15,700,000   01/15/99
     25 Walden Village                         L(1.92),D(7.83),O(.25)      871,999    1,094,809   1.26    14,500,000   03/01/99
     26 Garnet Lake Portfolio                  L(4),D(5.75),O(.25)         906,004    1,110,973   1.23    13,930,000    Various
  26.01 7510 Hollywood Boulevard                                                         46,799              715,000   09/01/98
  26.02 1349 N. Detroit Street                                                           77,598            1,000,000   08/26/98
-------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue                                                           38,797              475,000   08/26/98
  26.04 219 S. Mariposa                                                                  69,261              750,000   09/01/98
  26.05 1030 N. Orange Grove Avenue                                                     118,128            1,600,000   09/11/98
  26.06 7364 Hollywood Boulevard                                                        125,512            1,565,000   09/01/98
  26.07 1750 El Cerrito Place                                                            88,903            1,000,000   08/26/98
-------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard                                                        143,358            1,625,000   08/26/98
  26.09 3824 Motor Avenue                                                               229,884            3,000,000   09/18/98
  26.10 1010 Raleigh Street                                                             172,734            2,200,000   09/17/98
     27 Orange Derby Shopping Center           L(2.25),D(2.5),O(.25)       922,288    1,220,213   1.32    14,500,000   09/25/98
     28 Long Brook                             L(4),D(5.75),O(.25)         859,505    1,095,984   1.28    13,000,000   02/02/98
-------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                    L(2.08),D(7.42),O(.5)       871,851    1,109,716   1.27    12,650,000   01/20/99
     30 353 Lexington Avenue                   L(1.92),D(7.83),O(.25)      874,802    1,155,083   1.32    13,800,000   01/13/99
     31 Whitehall Estates                      L(2.75),D(16.75),O(.5)      916,007    1,088,146   1.19    14,474,000   01/22/98
     32 Vista Shopping Center                  L(2.75),D(7),O(.25)         778,325    1,065,166   1.37    13,100,000   04/01/98
     33 Morgan Place Apartments                L(2),D(7.75),O(.25)         786,213      944,033   1.20    12,800,000   01/19/99
-------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center     L(2.33),D(7.42),O(.25)      699,073      996,608   1.43    12,200,000   09/21/98
     35 Lantana /Park Trace Apartments         L(2.33),D(7.17),O(.5)       772,235      927,251   1.20    12,050,000   01/19/99
  35.01 Lantana                                                                         402,616            5,450,000   01/19/99
  35.02 Park Trace Apartments                                                           524,635            6,600,000   01/19/99
     36 Las Palomas Apartments                 L(4),D(5.75),O(.25)         773,725      959,032   1.24    12,510,000   02/06/99
-------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio       L(2.83),D(6.92),O(.25)      738,305      902,333   1.22    13,300,000   04/01/98
  37.01 Eastwick Wellness Center                                                        442,957            6,400,000   04/01/98
  37.02 Upper Darby Wellness Center                                                     459,374            6,900,000   04/01/98
     38 Wildwood Village Apartments            L(4),D(5.75),O(.25)         740,051      927,535   1.25    11,200,000   01/05/99
     39 Hampton Inn Maingate                   L(2.42),D(7.33),O(.25)      693,350    1,061,816   1.53    10,900,000   06/11/98
-------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444               L(4),D(16)                    Steps      807,784   1.15     8,950,000   12/07/98
     41 Target Center                          L(2.33),D(7.42),O(.25)      599,751      856,993   1.43    11,000,000   09/18/98
     42 Westgate Shopping Center               L(2.33),D(7.42),O(.25)      599,751      855,331   1.43    10,800,000   08/31/98
     43 Gardens at Annen Woods                 L(2),D(7.75),O(.25)         650,105      786,277   1.21     9,700,000   01/22/99
     44 Auburn - Southbridge Center            L(4),D(5.75),O(.25)         620,275      789,349   1.27     9,600,000   03/01/99
-------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center            L(4),D(5.75),O(.25)         598,528      748,160   1.25     9,800,000   01/07/99
     46 Gabes Place Apartments Portfolio       L(4),D(5.75),O(.25)         592,581      756,747   1.28     9,075,000   08/13/98
  46.01 202 E. John                                                                     336,438            4,050,000   08/13/98
  46.02 102 E. Gregory                                                                  219,127            2,550,000   08/13/98
  46.03 810 Iowa                                                                         64,181              760,000   08/13/98
-------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon                                                                    74,058              900,000   08/13/98
  46.05 811 W. Oregon                                                                    62,943              815,000   08/13/98
     47 Briarwood Apartments                   L(1.92),D(7.83),O(.25)      541,943      679,761   1.25     8,930,000   03/01/99
     48 3 - 7 West 35th Street                 L(2.75),D(7),O(.25)         539,649      735,928   1.36     8,900,000   08/19/97
     49 Radio Wave Building                    L(3),D(6.75),O(.25)         552,365      743,651   1.35    11,200,000   02/23/99
-------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center          L(3),D(7)                   563,508      748,403   1.33     8,700,000   03/31/98
     51 Palm Villas Apartments                 L(4),D(5.5),O(.5)           498,408      602,851   1.21     8,450,000   10/21/98
     52 Kohl's Department Store                L(2.33),D(7.42),O(.25)      481,329      736,766   1.53     8,400,000   11/12/98
     53 467 West Avenue                        L(5),D(4.75),O(.25)         508,442      716,496   1.41     8,950,000   06/09/98
     54 Motel 6 1115 Raleigh                   L(2),YM(16)                   Steps      513,033   1.00     6,600,000   03/24/98
-------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center             L(4),D(5.75),O(.25)         530,845      672,939   1.27     8,925,000   09/14/98
     56 Residence Inn - Tampa                  L(4),D(5.75),O(.25)         519,303      785,292   1.51     8,200,000   06/11/98
     57 Comfort Suites - Gastonia              L(4),D(6.08)                520,010      737,048   1.42     7,900,000   02/19/98
     58 Cityplace Market                       L(2.33),D(7.42),O(.25)      439,308      629,940   1.43     8,100,000   09/14/98
     59 Belmont Crossing                       L(2.08),D(7.42),O(.5)       487,011      583,943   1.20     7,200,000   01/15/99
-------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                L(2),D(7.75),O(.25)         448,000      536,559   1.20     7,000,000   03/10/99
     61 Windgate Place                         L(1.92),D(7.83),O(.25)      447,409      561,442   1.25     7,170,000   03/01/99
     62 Winn Dixie Chesapeake Cedar            L(4),D(16)                  466,809      468,210   1.00     5,600,000   09/15/98
     63 Residence Inn - Sarasota               L(4),D(5.75),O(.25)         465,644      658,851   1.41     7,300,000   06/12/98
     64 Rockwood Gardens                       L(4),D(5.5),O(.5)           453,091      576,529   1.27     7,240,000   10/13/98
-------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home              L(7),D(7.75),O(.25)         676,755    1,305,934   1.93    12,360,000   10/08/98
     66 Kjellburg Mobile Home Park             L(4),D(5.75),O(.25)         450,307      630,399   1.40     7,000,000   08/18/98
     67 Autumn Park Apartments                 L(4),D(5.75),O(.25)         436,737      571,037   1.31     6,500,000   11/18/98
     68 111 Devonshire Street Building         L(4),D(5.75),O(.25)         478,723      640,561   1.34     9,700,000   12/17/98

                                                            Scheduled
                                                            Maturity
                                                             Date or
                                                           Anticipated   Underwritten
                                                Cutoff      Repayment    Hospitality
Control                                          Date       Date LTV       Average                    Year       No. of    Units of
Number  Property Name                           LTV (%)      (%)(3)      Rate ($)(5)    Year Built  Renovated    (Units)   Measure
-----------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                66.2%        52.4%          117.44         1990                     732     Rooms
   1.01 Sheraton Suites Wilmington                                           128.75         1989                     228     Rooms
   1.02 Sheraton Suites Dallas                                               115.71         1990        1996         251     Rooms
   1.03 Sheraton Suites Elk Grove                                            108.27         1990        1998         253     Rooms
      2 Olen Portfolio                           67.5%        59.9%                        Various               608,644    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                                                             1980                 101,770    Sq. Ft.
   2.02 Newport Mesa Centre                                                                 1972                  68,100    Sq. Ft.
   2.03 Olen Corporate Center                                                               1988                  57,194    Sq. Ft.
   2.04 Orange Freeway Business Park                                                        1974                 186,500    Sq. Ft.
   2.05 Spectrum Pointe                                                                     1997                 165,080    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                                                          1973                  30,000    Sq. Ft.
      3 Lakeside Apartments                      80.0%        74.8%                         1991                     461     Units
      4 Wynfrey Hotel at Riverchase Galleria     69.2%        55.9%          113.44         1986        1997         329     Rooms
      5 Wilshire Portfolio                       69.9%        63.8%                        Various               207,682    Sq. Ft.
   5.01 Wilshire Doheny Bldg                                                                1985                  47,052    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                                                        1992                  76,229    Sq. Ft.
   5.03 Wilshire Palm Bldg                                                                  1990                  84,401    Sq. Ft.
      6 Hickory Lake                             79.3%        70.6%                         1969        1994         726     Units
      7 Westgate Village                         73.3%        63.6%                         1995                 342,853    Sq. Ft.
      8 1055 Washington Blvd.                    59.0%        52.7%                         1987                 181,360    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                         74.7%        64.8%                         1998                 136,939    Sq. Ft.
     10 Vista Ridge Plaza I, II & Shops          51.7%        44.8%                         1996                 290,227    Sq. Ft.
     11 Alexis Hotel                             64.3%        51.4%          174.02         1901        1996         109     Rooms
     12 East Thunderbird Square                  73.2%        64.8%                         1986                 164,346    Sq. Ft.
     13 Sherwood Apartments                      64.7%        57.2%                         1973        1998         296     Units
-----------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                  79.9%        70.5%                         1997                     288     Units
     15 194 East Second Street Apartments        76.2%        67.7%                         1998                      61     Units
     16 Executive House                          72.5%        64.5%                         1984                     302     Units
     17 Village West Shopping Center             79.4%        69.8%                         1982                 133,611    Sq. Ft.
     18 Marlboro Office/Warehouse Park           73.2%        67.2%                         1985                 249,483    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                 73.5%        64.5%                         1994                     276     Units
     20 Sheraton Hotel - Charleston, SC          58.8%        49.4%          75.00          1980        1998         333     Rooms
     21 High Pointe Shopping Center              86.4%        76.6%                         1997                 117,157    Sq. Ft.
     22 United Healthcare                        51.7%        46.3%                         1998                 188,500    Sq. Ft.
     23 Academy Plaza                            78.9%        61.8%                         1966        1998     156,022    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                             68.3%        60.8%                         1973        1990         312     Units
     25 Walden Village                           73.8%        64.9%                         1973                     380     Units
     26 Garnet Lake Portfolio                    76.5%        67.9%                        Various                   267     Units
  26.01 7510 Hollywood Boulevard                                                            1940                      16     Units
  26.02 1349 N. Detroit Street                                                              1964                      20     Units
-----------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue                                                              1964                      10     Units
  26.04 219 S. Mariposa                                                                     1986                      16     Units
  26.05 1030 N. Orange Grove Avenue                                                         1962                      27     Units
  26.06 7364 Hollywood Boulevard                                                            1959                      30     Units
  26.07 1750 El Cerrito Place                                                               1960                      24     Units
-----------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard                                                            1958                      33     Units
  26.09 3824 Motor Avenue                                                                   1971                      55     Units
  26.10 1010 Raleigh Street                                                                 1988                      36     Units
     27 Orange Derby Shopping Center             72.9%        70.0%                         1972                 148,304    Sq. Ft.
     28 Long Brook                               80.6%        70.9%                         1970        1998         240     Units
-----------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                      80.8%        72.0%                         1974        1990         384     Units
     30 353 Lexington Avenue                     74.1%        65.9%                         1926        1991      73,034    Sq. Ft.
     31 Whitehall Estates                        67.9%         2.1%                         1997                     252     Units
     32 Vista Shopping Center                    73.5%        64.8%                         1988                  79,155    Sq. Ft.
     33 Morgan Place Apartments                  72.7%        63.7%                         1989                     186     Units
-----------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center       74.7%        64.8%                         1990                 120,220    Sq. Ft.
     35 Lantana /Park Trace Apartments           75.2%        66.9%                         1974                     372     Units
  35.01 Lantana                                                                             1974        1990         184     Units
  35.02 Park Trace Apartments                                                               1974        1996         188     Units
     36 Las Palomas Apartments                   71.9%        64.0%                         1986        1998         272     Units
-----------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio         67.4%        57.6%                      1929; 1996     1989      87,929    Sq. Ft.
  37.01 Eastwick Wellness Center                                                            1996                  38,753    Sq. Ft.
  37.02 Upper Darby Wellness Center                                                         1929        1989      49,176    Sq. Ft.
     38 Wildwood Village Apartments              79.8%        70.4%                         1986                     324     Units
     39 Hampton Inn Maingate                     74.5%        60.2%          61.83          1990                     164     Rooms
-----------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                 88.3%         0.0%                         1998                  33,790    Sq. Ft.
     41 Target Center                            71.1%        61.6%                         1990                 171,580    Sq. Ft.
     42 Westgate Shopping Center                 72.4%        62.8%                         1995                 133,800    Sq. Ft.
     43 Gardens at Annen Woods                   79.3%        69.5%                         1987                     132     Units
     44 Auburn - Southbridge Center              75.5%        67.1%                         1999                  41,932    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center              70.8%        63.0%                         1998                  40,502    Sq. Ft.
     46 Gabes Place Apartments Portfolio         73.6%        59.9%                        Various                   127     Units
  46.01 202 E. John                                                                         1972                      60     Units
  46.02 102 E. Gregory                                                                      1975                      34     Units
  46.03 810 Iowa                                                                            1989                      12     Units
-----------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon                                                                       1989                      12     Units
  46.05 811 W. Oregon                                                                       1980                       9     Units
     47 Briarwood Apartments                     74.5%        65.5%                         1968                     274     Units
     48 3 - 7 West 35th Street                   74.4%        65.8%                         1912     1992-1997    89,000    Sq. Ft.
     49 Radio Wave Building                      57.5%        51.2%                         1890        1982      93,034    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center            73.0%        59.8%                         1957        1996     240,159    Sq. Ft.
     51 Palm Villas Apartments                   74.4%        64.9%                         1989                     114     Units
     52 Kohl's Department Store                  74.7%        64.8%                         1987                  91,110    Sq. Ft.
     53 467 West Avenue                          69.9%        61.5%                      1950; 1989     1996      45,426    Sq. Ft.
     54 Motel 6 1115 Raleigh                     94.5%        31.2%                         1971                  54,293    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center               69.8%        62.1%                         1990                  42,328    Sq. Ft.
     56 Residence Inn - Tampa                    73.3%        59.4%          95.00          1997                      78     Rooms
     57 Comfort Suites - Gastonia                72.5%        59.7%          72.50          1996                     109     Rooms
     58 Cityplace Market                         70.7%        61.3%                         1994                  83,867    Sq. Ft.
     59 Belmont Crossing                         79.3%        70.6%                         1969        1990         192     Units
-----------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                  78.6%        68.9%                         1984                     164     Units
     61 Windgate Place                           76.6%        67.4%                         1974                     196     Units
     62 Winn Dixie Chesapeake Cedar              97.2%        26.5%                         1998                  51,282    Sq. Ft.
     63 Residence Inn - Sarasota                 73.8%        59.8%          87.75          1997                      78     Rooms
     64 Rockwood Gardens                         74.4%        65.9%                         1973                     223     Units
-----------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home                43.6%         1.4%                         1971                     160     Beds
     66 Kjellburg Mobile Home Park               74.4%        60.2%                         1969                     316     Pads
     67 Autumn Park Apartments                   79.9%        70.7%                         1998                     144     Units
     68 111 Devonshire Street Building           53.6%        44.1%                         1911        1989      58,335    Sq. Ft.

                                                       Original                                              Underwritting
                                                           Loan   Occupancy                                    Replacement
Control                                                  Amount  Percentage         Rent Roll                 Reserves Per
Number  Property Name                                Per (Unit)         (%)           Date                 (Unit) Per Year
--------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                      69,467        68.8%
   1.01 Sheraton Suites Wilmington                     99,513        71.6%            12/30/98
   1.02 Sheraton Suites Dallas                         48,388        62.1%            12/30/98
   1.03 Sheraton Suites Elk Grove                      63,303        68.4%            12/30/98                  1,851.10
      2 Olen Portfolio                                     62        99.3%            03/16/99                      0.15
--------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                                     100.0%            03/16/99                      0.10
   2.02 Newport Mesa Centre                                          97.4%            03/16/99                      0.52
   2.03 Olen Corporate Center                                       100.0%            03/16/99                      0.18
   2.04 Orange Freeway Business Park                                 98.5%            03/16/99                      0.10
   2.05 Spectrum Pointe                                             100.0%            03/16/99                      0.10
--------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                                  100.0%            03/16/99                      0.10
      3 Lakeside Apartments                            64,534        93.5%            03/04/99                    250.00
      4 Wynfrey Hotel at Riverchase Galleria           77,812        67.5%            12/31/98                  2,370.48
      5 Wilshire Portfolio                                120        95.5%            03/23/99                      0.21
   5.01 Wilshire Doheny Bldg                              274        89.6%            03/23/99                      0.23
--------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                      127       100.0%            03/23/99                      0.20
   5.03 Wilshire Palm Bldg                                 29        94.7%            03/23/99                      0.20
      6 Hickory Lake                                   31,019        90.9%            06/25/98                    276.00
      7 Westgate Village                                   64        96.0%            02/21/99                      0.15
      8 1055 Washington Blvd.                             110        92.2%            09/23/98                      0.20
--------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                                  140       100.0%            10/09/98                      0.15
     10 Vista Ridge Plaza I, II & Shops                    65       100.0%            09/18/98                      0.15
     11 Alexis Hotel                                  173,803        85.4%            12/31/98                  4,055.46
     12 East Thunderbird Square                           103        94.6%            01/22/99                      0.10
     13 Sherwood Apartments                            53,378        95.9%            02/25/99                    250.00
--------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments                        54,444        96.9%            02/19/99                    250.00
     15 194 East Second Street Apartments             250,000       100.0%            02/23/99                    250.00
     16 Executive House                                48,344       100.0%            01/31/99                    312.00
     17 Village West Shopping Center                      109        98.9%            07/31/98                      0.20
     18 Marlboro Office/Warehouse Park                     56        97.7%            07/17/98                      0.17
--------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments                       48,913        84.4%            03/22/99                    250.00
     20 Sheraton Hotel - Charleston, SC                39,039        61.4%                                        855.60
     21 High Pointe Shopping Center                       107       100.0%            09/29/98                      0.15
     22 United Healthcare                                  64       100.0%            12/15/98                      0.10
     23 Academy Plaza                                      71        87.8%            03/01/99                      0.15
--------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge                                   34,391        91.4%            07/01/98                    258.00
     25 Walden Village                                 28,158        92.4%            01/26/99
     26 Garnet Lake Portfolio                          39,951        98.9%            02/26/99                    281.69
  26.01 7510 Hollywood Boulevard                                    100.0%            02/26/99                    292.00
  26.02 1349 N. Detroit Street                                      100.0%            02/26/99                    289.00
--------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue                                      100.0%            02/26/99                    250.00
  26.04 219 S. Mariposa                                             100.0%            02/26/99                    250.00
  26.05 1030 N. Orange Grove Avenue                                  96.3%            02/26/99                    250.00
  26.06 7364 Hollywood Boulevard                                     96.7%            02/26/99                    282.00
  26.07 1750 El Cerrito Place                                       100.0%            02/26/99                    264.00
--------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard                                    100.0%            02/26/99                    263.00
  26.09 3824 Motor Avenue                                            96.4%            02/26/99                    426.90
  26.10 1010 Raleigh Street                                         100.0%            02/26/99                    250.00
     27 Orange Derby Shopping Center                       71        90.2%            08/15/98                      0.15
     28 Long Brook                                     43,792        98.8%            02/18/99                    267.00
--------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments                            26,667        94.3%            06/25/98                    255.73
     30 353 Lexington Avenue                              140        95.2%                                          0.25
     31 Whitehall Estates                              39,683        86.9%            02/28/99                    250.00
     32 Vista Shopping Center                             123        96.0%            01/22/99                      0.18
     33 Morgan Place Apartments                        50,000        97.9%            03/22/99                    270.00
--------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center                 76        97.9%            07/01/98                      0.15
     35 Lantana /Park Trace Apartments                 24,382        86.8%                                        258.50
  35.01 Lantana                                        22,295        94.0%            06/25/98                    258.00
  35.02 Park Trace Apartments                          26,424        85.6%            03/25/99                    258.97
     36 Las Palomas Apartments                         33,088        88.8%            02/08/99                    250.00
--------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio                  102        77.3%            02/19/99                      0.12
  37.01 Eastwick Wellness Center                                     89.5%            02/19/99                      0.14
  37.02 Upper Darby Wellness Center                                  67.8%            02/19/99                      0.10
     38 Wildwood Village Apartments                    27,654        92.3%            03/08/99                    258.00
     39 Hampton Inn Maingate                           49,848        85.7%            06/11/98
--------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                          235       100.0%  Not Available - Single Tenant           0.25
     41 Target Center                                      46       100.0%            07/01/98                      0.26
     42 Westgate Shopping Center                           59        97.3%            10/09/98                      0.15
     43 Gardens at Annen Woods                         58,258        93.9%            01/13/99
     44 Auburn - Southbridge Center                       173       100.0%            12/10/98                      0.10
--------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                       171       100.0%            09/01/98                      0.10
     46 Gabes Place Apartments Portfolio               52,756       100.0%            01/01/99                    500.00
  46.01 202 E. John                                                 100.0%            01/01/99                    500.00
  46.02 102 E. Gregory                                              100.0%            01/01/99                    500.00
  46.03 810 Iowa                                                    100.0%            01/01/99                    500.00
--------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon                                               100.0%            01/01/99                    500.00
  46.05 811 W. Oregon                                               100.0%            01/01/99                    500.00
     47 Briarwood Apartments                           24,270        93.0%            01/28/99                    250.00
     48 3 - 7 West 35th Street                             75       100.0%            10/01/98                      0.20
     49 Radio Wave Building                                69        93.7%            01/01/99                      0.10
--------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                      27        90.6%            12/31/98                      0.17
     51 Palm Villas Apartments                         55,263        91.1%            02/11/99                    250.00
     52 Kohl's Department Store                            69       100.0%            10/30/98                      0.18
     53 467 West Avenue                                   138       100.0%            02/26/99                      0.15
     54 Motel 6 1115 Raleigh                              120       100.0%  Not Available - Single Tenant           0.00
--------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                        148       100.0%            02/01/99                      0.14
     56 Residence Inn - Tampa                          77,795        81.9%                                      1,112.57
     57 Comfort Suites - Gastonia                      53,211        76.0%                                        785.74
     58 Cityplace Market                                   69        90.5%            06/01/98                      0.15
     59 Belmont Crossing                               29,792        95.8%            12/25/98                    250.00
--------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments                        33,537        88.4%            04/12/99                    250.00
     61 Windgate Place                                 28,010        96.0%            01/26/99
     62 Winn Dixie Chesapeake Cedar                       107       100.0%  Not Available - Single Tenant           0.00
     63 Residence Inn - Sarasota                       69,756        78.6%                                      1,064.50
     64 Rockwood Gardens                               24,215        99.1%            03/09/99                    291.00
--------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home                      34,000        95.6%            11/30/98                    300.00
     66 Kjellburg Mobile Home Park                     16,614        99.4%            02/10/99                     67.00
     67 Autumn Park Apartments                         36,111        91.7%            02/01/99                    250.00
     68 111 Devonshire Street Building                     89        86.8%            02/12/99                      0.65

                                                                                                        Largest
                                                                                                      Tenant Area
Control                                                                                               Leased (Sq.  Largest Tenant
Number  Property Name                                           Largest Tenant Name                       Ft.)     Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio                                       Aviation Distributers, Inc.                 36,079       01/31/05
----------------------------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                          Continuing Medical Education, Inc.              31,750       03/14/03
   2.02 Newport Mesa Centre                                        Monobind, Inc.                        12,600    Multiple Spaces
   2.03 Olen Corporate Center                    Full Gospel Business Men's Fellowship International      9,613       02/28/01
   2.04 Orange Freeway Business Park                            Quality Sports, Inc.                     29,054       09/02/00
   2.05 Spectrum Pointe                                      Aviation Distributers, Inc.                 36,079       01/31/05
----------------------------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center                              Grantree Corporation                     30,000       12/31/01
      3 Lakeside Apartments
      4 Wynfrey Hotel at Riverchase Galleria
      5 Wilshire Portfolio
   5.01 Wilshire Doheny Bldg                                       Casden Company                        20,374       12/31/03
----------------------------------------------------------------------------------------------------------------------------------
   5.02 ICM Building                                  International Creative Management ("ICM")          76,229       01/31/08
   5.03 Wilshire Palm Bldg                                         Brillstein/Grey                       22,900       07/31/99
      6 Hickory Lake
      7 Westgate Village                                          Builder's Square                      109,800       10/31/19
      8 1055 Washington Blvd.                                      Hastings, Paul                        42,550       07/31/00
----------------------------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                                                 A&P                             60,025       04/14/18
     10 Vista Ridge Plaza I, II & Shops                               HomePlace                          53,985       05/31/12
     11 Alexis Hotel
     12 East Thunderbird Square                                     Abco Markets                         43,063       04/30/07
     13 Sherwood Apartments
----------------------------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments
     15 194 East Second Street Apartments
     16 Executive House
     17 Village West Shopping Center                              Giant Food Market                      58,259       11/30/18
     18 Marlboro Office/Warehouse Park                                 Handex                            36,600       06/30/03
----------------------------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments
     20 Sheraton Hotel - Charleston, SC
     21 High Pointe Shopping Center                                   Best Buy                           45,055       01/31/18
     22 United Healthcare                                         United Healthcare                     188,500       06/30/08
     23 Academy Plaza                                                   Acme                             50,000       09/30/18
----------------------------------------------------------------------------------------------------------------------------------
     24 Kings Bridge
     25 Walden Village
     26 Garnet Lake Portfolio
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
----------------------------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
----------------------------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center                                   K-Mart                            82,000       10/31/11
     28 Long Brook
----------------------------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments
     30 353 Lexington Avenue                                    Advertising Info Svcs                    12,964       04/30/02
     31 Whitehall Estates
     32 Vista Shopping Center                                         Sedano's                           30,000       10/25/08
     33 Morgan Place Apartments
----------------------------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center                             ToysRUs                           36,100       01/31/16
     35 Lantana /Park Trace Apartments
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments
----------------------------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio
  37.01 Eastwick Wellness Center                                Mercy Health Systems                     33,000       06/30/12
  37.02 Upper Darby Wellness Center                             Mercy Health Systems                     27,400       10/31/12
     38 Wildwood Village Apartments
     39 Hampton Inn Maingate
----------------------------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444                              Circuit City Stores, Inc                   33,790       01/31/19
     41 Target Center                                                  Target                           113,148       05/30/03
     42 Westgate Shopping Center                                      Best Buy                           45,300       01/31/10
     43 Gardens at Annen Woods
     44 Auburn - Southbridge Center                                    Staples                           24,000       01/01/14
----------------------------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                                 Borders Books                        25,000       06/01/18
     46 Gabes Place Apartments Portfolio
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
----------------------------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments
     48 3 - 7 West 35th Street                                        Careplus                           20,000       12/31/02
     49 Radio Wave Building                                    Drury Enterprises, Inc.                   16,000       11/01/08
----------------------------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                                Stein Mart                          49,375       03/31/06
     51 Palm Villas Apartments
     52 Kohl's Department Store                                        Kohl's                            91,110       04/30/18
     53 467 West Avenue                                              Loehmann's                          20,714       12/03/99
     54 Motel 6 1115 Raleigh                                           Motel 6                           54,293       05/31/16
----------------------------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                                  Mission Music                         8,934       11/01/00
     56 Residence Inn - Tampa
     57 Comfort Suites - Gastonia
     58 Cityplace Market                                             Ross Stores                         28,160       01/31/07
     59 Belmont Crossing
----------------------------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments
     61 Windgate Place
     62 Winn Dixie Chesapeake Cedar                           Winn-Dixie Raleigh, Inc.                   51,282       11/19/18
     63 Residence Inn - Sarasota
     64 Rockwood Gardens
----------------------------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home
     66 Kjellburg Mobile Home Park
     67 Autumn Park Apartments
     68 111 Devonshire Street Building                              Moors & Cabot                        24,900       12/01/13

                                                                                  2nd Largest
                                                                                  Tenant Area    2nd Largest
Control                                                                           Leased (Sq.      Tenant
Number  Property Name                             2nd Largest Tenant Name             Ft.)     Expiration Date
--------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio                              Laughlin-Wilt Group, Inc.        32,724       07/10/03
--------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                       Forbes Computer Group          15,998       07/31/00
   2.02 Newport Mesa Centre                         Town & Country Surf Shop          6,100    Multiple Spaces
   2.03 Olen Corporate Center                       Frank Peters & Associates         7,854       07/31/99
   2.04 Orange Freeway Business Park                  BI Technologies Corp.          20,720       11/07/00
   2.05 Spectrum Pointe                             Laughlin-Wilt Group, Inc.        32,724       07/10/03
--------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center
      3 Lakeside Apartments
      4 Wynfrey Hotel at Riverchase Galleria
      5 Wilshire Portfolio
   5.01 Wilshire Doheny Bldg                                 NAPICO                  14,597       06/30/01
--------------------------------------------------------------------------------------------------------------
   5.02 ICM Building
   5.03 Wilshire Palm Bldg                               Hochman-Salkin              12,731       02/28/02
      6 Hickory Lake
      7 Westgate Village                                     K-Mart                 103,589       01/31/21
      8 1055 Washington Blvd.                             Watson Wyatt               30,660       11/01/99
--------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                                      Sears                  21,382       01/15/08
     10 Vista Ridge Plaza I, II & Shops                     BabiesRUs                40,000       07/31/09
     11 Alexis Hotel
     12 East Thunderbird Square                           Office Depot               27,780       12/31/08
     13 Sherwood Apartments
--------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments
     15 194 East Second Street Apartments
     16 Executive House
     17 Village West Shopping Center                           CVS                   10,000       01/31/19
     18 Marlboro Office/Warehouse Park                 Prudential Property           33,700       07/31/99
--------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments
     20 Sheraton Hotel - Charleston, SC
     21 High Pointe Shopping Center                   Dick's Sporting Goods          42,092       01/31/19
     22 United Healthcare
     23 Academy Plaza                                       Rite Aid                 11,860       07/29/07
--------------------------------------------------------------------------------------------------------------
     24 Kings Bridge
     25 Walden Village
     26 Garnet Lake Portfolio
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
--------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
--------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center                        Marshalls                22,689       01/31/00
     28 Long Brook
--------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments
     30 353 Lexington Avenue                              Kobrand Corp.               7,635       04/30/03
     31 Whitehall Estates
     32 Vista Shopping Center                               Firestone                 6,571       11/01/08
     33 Morgan Place Apartments
--------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center                  Golfsmith                25,775       03/31/08
     35 Lantana /Park Trace Apartments
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments
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     37 Mercy Wellness Centers Portfolio
  37.01 Eastwick Wellness Center                          Maria's Cafe                  891       09/30/02
  37.02 Upper Darby Wellness Center                     Windell KA Murphy             2,753       05/31/08
     38 Wildwood Village Apartments
     39 Hampton Inn Maingate
--------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444
     41 Target Center                                       Food4Less                40,000       03/30/03
     42 Westgate Shopping Center                            T.J. Maxx                30,000       11/30/04
     43 Gardens at Annen Woods
     44 Auburn - Southbridge Center                           Petco                  15,000       01/01/14
--------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                       Gateway 2000                7,002       06/01/03
     46 Gabes Place Apartments Portfolio
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
--------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments
     48 3 - 7 West 35th Street                         Guideline Research            15,000       04/30/06
     49 Radio Wave Building                            Chroma Vision Corp.           11,154       02/28/01
--------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                    Fashion Outlet              30,110       09/30/01
     51 Palm Villas Apartments
     52 Kohl's Department Store
     53 467 West Avenue                                      The Gap                  8,462       04/30/07
     54 Motel 6 1115 Raleigh
--------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                 American Drugstore(Sav-on)         7,500       11/01/00
     56 Residence Inn - Tampa
     57 Comfort Suites - Gastonia
     58 Cityplace Market                                    OfficeMax                23,500       11/30/09
     59 Belmont Crossing
--------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments
     61 Windgate Place
     62 Winn Dixie Chesapeake Cedar
     63 Residence Inn - Sarasota
     64 Rockwood Gardens
--------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home
     66 Kjellburg Mobile Home Park
     67 Autumn Park Apartments
     68 111 Devonshire Street Building         Taylor, Duane, Barton & Gilman LLP    11,094       08/30/04


                                                                                  3rd Largest      3rd Largest
Control                                                                           Tenant Area         Tenant
Number  Property Name                             3rd Largest Tenant Name       Leased (Sq. Ft.)  Expiration Date
-----------------------------------------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio                       Continuing Medical Education, Inc.        31,750        04/14/03
-----------------------------------------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park                   TVMax Telecommunications             12,316        05/01/03
   2.02 Newport Mesa Centre                         Thomas N. Smith III                 3,600        03/31/00
   2.03 Olen Corporate Center                            M P, Inc.                      6,379     Multiple Spaces
   2.04 Orange Freeway Business Park              A. J. Gerrard & Company              14,880        01/31/02
   2.05 Spectrum Pointe                          Who? Vision Systems, Inc.             21,000        05/17/03
-----------------------------------------------------------------------------------------------------------------
   2.06 Von Karman Research Center
      3 Lakeside Apartments
      4 Wynfrey Hotel at Riverchase Galleria
      5 Wilshire Portfolio
   5.01 Wilshire Doheny Bldg                          American Savings                  7,164        04/30/01
-----------------------------------------------------------------------------------------------------------------
   5.02 ICM Building
   5.03 Wilshire Palm Bldg                           Baker & Hostetler                  6,355        12/31/99
      6 Hickory Lake
      7 Westgate Village                                Circuit City                   33,005        12/31/99
      8 1055 Washington Blvd.                         Advantage, Inc.                  11,050        11/30/00
-----------------------------------------------------------------------------------------------------------------
      9 Oak Park Commons                                    CVS                        10,125        03/06/18
     10 Vista Ridge Plaza I, II & Shops                Drug Emporium                   24,974        12/31/12
     11 Alexis Hotel
     12 East Thunderbird Square                      Hacienda Lighting                  8,058        02/29/00
     13 Sherwood Apartments
-----------------------------------------------------------------------------------------------------------------
     14 Villa Serena Apartments
     15 194 East Second Street Apartments
     16 Executive House
     17 Village West Shopping Center                    Encore Books                    9,265        12/31/99
     18 Marlboro Office/Warehouse Park                     Vytran                      20,000        06/30/08
-----------------------------------------------------------------------------------------------------------------
     19 Windsor Falls Apartments
     20 Sheraton Hotel - Charleston, SC
     21 High Pointe Shopping Center                   OfficeMax, Inc.                  30,010        02/28/13
     22 United Healthcare
     23 Academy Plaza                               A Formal Celebration                7,000        12/31/06
-----------------------------------------------------------------------------------------------------------------
     24 Kings Bridge
     25 Walden Village
     26 Garnet Lake Portfolio
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
-----------------------------------------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
-----------------------------------------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center                    Fashion Bug                    10,560        01/31/04
     28 Long Brook
-----------------------------------------------------------------------------------------------------------------
     29 Somerset Apartments
     30 353 Lexington Avenue                         Roslein Industries                 7,100        05/31/02
     31 Whitehall Estates
     32 Vista Shopping Center                          C.A.C. Ramsey                    4,550        11/30/02
     33 Morgan Place Apartments
-----------------------------------------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center            OfficeMax, Inc.                  25,269        02/28/01
     35 Lantana /Park Trace Apartments
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments
-----------------------------------------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio
  37.01 Eastwick Wellness Center                      Eastwick Project                    800        09/30/02
  37.02 Upper Darby Wellness Center                 Miky's Wellness Caf                 1,352        08/31/08
     38 Wildwood Village Apartments
     39 Hampton Inn Maingate
-----------------------------------------------------------------------------------------------------------------
     40 Circuit City Norwalk 444
     41 Target Center                                 24 Hour Fitness                  18,432        02/28/10
     42 Westgate Shopping Center                         Michael's                     18,040        02/28/05
     43 Gardens at Annen Woods
     44 Auburn - Southbridge Center             Monro Muffler (Ground Lease)            2,932        09/01/03
-----------------------------------------------------------------------------------------------------------------
     45 Cornerstone Shopping Center                   Hollywood Video                   6,500        06/01/13
     46 Gabes Place Apartments Portfolio
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
-----------------------------------------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments
     48 3 - 7 West 35th Street                        Jackie Robinson                   9,000        04/30/06
     49 Radio Wave Building                        Chinnici & Associates               10,855        10/01/02
-----------------------------------------------------------------------------------------------------------------
     50 Market Square Shopping Center                    Home Works                    28,158        10/31/06
     51 Palm Villas Apartments
     52 Kohl's Department Store
     53 467 West Avenue                                Porch & Patio                    6,500        03/01/07
     54 Motel 6 1115 Raleigh
-----------------------------------------------------------------------------------------------------------------
     55 Crown Valley Retail Center                   Wherehouse Records                 6,000        01/01/06
     56 Residence Inn - Tampa
     57 Comfort Suites - Gastonia
     58 Cityplace Market                                 MacFrugals                    18,007        01/31/12
     59 Belmont Crossing
-----------------------------------------------------------------------------------------------------------------
     60 Timber Creek Apartments
     61 Windgate Place
     62 Winn Dixie Chesapeake Cedar
     63 Residence Inn - Sarasota
     64 Rockwood Gardens
-----------------------------------------------------------------------------------------------------------------
     65 New Rochelle Nursing Home
     66 Kjellburg Mobile Home Park
     67 Autumn Park Apartments
     68 111 Devonshire Street Building                Ashcraft & Gerel                  5,747        02/01/00

                                                Affiliated
                                               Borrowers In
Control                                       Excess of 5% of             ARD
Number  Property Name                             Pool                   LOANS
------------------------------------------------------------------------------
      1 Sheraton Suites Portfolio                                         ARD
   1.01 Sheraton Suites Wilmington
   1.02 Sheraton Suites Dallas
   1.03 Sheraton Suites Elk Grove
      2 Olen Portfolio
------------------------------------------------------------------------------
   2.01 Jamboree Corporate Park
   2.02 Newport Mesa Centre
   2.03 Olen Corporate Center
   2.04 Orange Freeway Business Park
   2.05 Spectrum Pointe
------------------------------------------------------------------------------
   2.06 Von Karman Research Center
      3 Lakeside Apartments
      4 Wynfrey Hotel at Riverchase Galleria
      5 Wilshire Portfolio
   5.01 Wilshire Doheny Bldg
------------------------------------------------------------------------------
   5.02 ICM Building
   5.03 Wilshire Palm Bldg
      6 Hickory Lake                          Pinnacle Companies
      7 Westgate Village                      Kimco Realty Corp.          ARD
      8 1055 Washington Blvd.
------------------------------------------------------------------------------
      9 Oak Park Commons                      Kimco Realty Corp.          ARD
     10 Vista Ridge Plaza I, II & Shops       Kimco Realty Corp.          ARD
     11 Alexis Hotel                                                      ARD
     12 East Thunderbird Square
     13 Sherwood Apartments
------------------------------------------------------------------------------
     14 Villa Serena Apartments
     15 194 East Second Street Apartments
     16 Executive House
     17 Village West Shopping Center                                      ARD
     18 Marlboro Office/Warehouse Park
------------------------------------------------------------------------------
     19 Windsor Falls Apartments
     20 Sheraton Hotel - Charleston, SC
     21 High Pointe Shopping Center
     22 United Healthcare
     23 Academy Plaza
------------------------------------------------------------------------------
     24 Kings Bridge                          Pinnacle Companies
     25 Walden Village
     26 Garnet Lake Portfolio
  26.01 7510 Hollywood Boulevard
  26.02 1349 N. Detroit Street
------------------------------------------------------------------------------
  26.03 7140 De Longpre Avenue
  26.04 219 S. Mariposa
  26.05 1030 N. Orange Grove Avenue
  26.06 7364 Hollywood Boulevard
  26.07 1750 El Cerrito Place
------------------------------------------------------------------------------
  26.08 7278 Hollywood Boulevard
  26.09 3824 Motor Avenue
  26.10 1010 Raleigh Street
     27 Orange Derby Shopping Center
     28 Long Brook                                                        ARD
------------------------------------------------------------------------------
     29 Somerset Apartments                   Pinnacle Companies
     30 353 Lexington Avenue
     31 Whitehall Estates
     32 Vista Shopping Center
     33 Morgan Place Apartments
------------------------------------------------------------------------------
     34 Ridgedale Festival Shopping Center    Kimco Realty Corp.          ARD
     35 Lantana /Park Trace Apartments        Pinnacle Companies
  35.01 Lantana
  35.02 Park Trace Apartments
     36 Las Palomas Apartments
------------------------------------------------------------------------------
     37 Mercy Wellness Centers Portfolio      Kimco Realty Corp.
  37.01 Eastwick Wellness Center
  37.02 Upper Darby Wellness Center
     38 Wildwood Village Apartments
     39 Hampton Inn Maingate
------------------------------------------------------------------------------
     40 Circuit City Norwalk 444
     41 Target Center                         Kimco Realty Corp.          ARD
     42 Westgate Shopping Center              Kimco Realty Corp.          ARD
     43 Gardens at Annen Woods
     44 Auburn - Southbridge Center
------------------------------------------------------------------------------
     45 Cornerstone Shopping Center
     46 Gabes Place Apartments Portfolio
  46.01 202 E. John
  46.02 102 E. Gregory
  46.03 810 Iowa
------------------------------------------------------------------------------
  46.04 807 W. Oregon
  46.05 811 W. Oregon
     47 Briarwood Apartments
     48 3 - 7 West 35th Street
     49 Radio Wave Building
------------------------------------------------------------------------------
     50 Market Square Shopping Center
     51 Palm Villas Apartments
     52 Kohl's Department Store               Kimco Realty Corp.          ARD
     53 467 West Avenue
     54 Motel 6 1115 Raleigh
------------------------------------------------------------------------------
     55 Crown Valley Retail Center
     56 Residence Inn - Tampa
     57 Comfort Suites - Gastonia
     58 Cityplace Market                      Kimco Realty Corp.          ARD
     59 Belmont Crossing                      Pinnacle Companies
------------------------------------------------------------------------------
     60 Timber Creek Apartments
     61 Windgate Place
     62 Winn Dixie Chesapeake Cedar
     63 Residence Inn - Sarasota
     64 Rockwood Gardens
------------------------------------------------------------------------------
     65 New Rochelle Nursing Home
     66 Kjellburg Mobile Home Park
     67 Autumn Park Apartments
     68 111 Devonshire Street Building

Control
Number  Property Name                                        Address
-------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                                   2057 N. Rock Road
------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                            235 Ocala Road
     71 Marsh Creek Corporate Center II                     15 & 35 East Uwchlan Ave.
     72 Shopko - Site 815                                   350 South Tracey Street
     73 Beechwood Villa Apartments                          4702 Beechwood Road
     74 Comfort Inn Alexandria                              6254 Duke Street
------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                                   220-250 West Sumner Avenue
     76 Residence Inn/Knoxville                             215 Langley Place
     77 Clocktower Square Center                            477-481 Main Street
     78 The Villas at College Hill                          684 Arlington Place
     79 Livingston Place                                    15215 Livingston Avenue
------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                             Various
  80.01 Claxton                                             700 East Long Street
  80.02 Metter                                              300 Cedar Street
  80.03 Statesboro                                          405 South College St.
     81 One Hollis Street                                   One Hollis Street
------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century                  2275 Century Road
     83 Marsh Creek Corporate Center I                      55 & 75 East Uwchlan Ave.
     84 Shopko - Site 889/ The Joplin Mall                  101 North Rangeline Road
     85 Tustin & Katella Retail Center                      1267-73 East Katella
     86 Triangle Building                                   1775 The Exchange
------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                            830 William Hilton Parkway
     88 Intertech Building                                  1855 & 1859 Bowles Avenue
     89 Days Inn - Alexandria                               110 S. Bragg Street
     90 Village Square Shopping Center                      953 East Sahara Avenue
     91 Raymond Building                                    77-91 N. Raymond Avenue & 54-56 E. Holly Street
------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                              405 East Locust Street
     93 Sabre Springs Marketplace                           12602-12668 Sabre Springs Parkway
     94 Somerpoint (Woodvalley)                             1788 Austell Road
     95 Motel 6 1081 Little Rock (W)                        10524 W. Markham Street
     96 Astor Avenue Office Building                        1500 Astor Avenue
------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                     201 South Pearl Street
     98 Towne View Plaza Retail Center                      1900 Long Prairie Rd.
     99 456-458 Sackett Point Road                          456-458 Sackett Point Road
    100 SDJ Enterprises                                     2201-2263 E. Vernon Avenue
    101 Ramada Plaza West                                   435 Smokey Park Highway
------------------------------------------------------------------------------------------------------------
    102 Polk Street                                         2101 - 2107 Polk Street
    103 Delmont Village Shopping Center                     5151 Plank Road
    104 Golden Horseshoe Shopping Center                    Wilmot Road
    105 Cottman Plaza                                       2118 Cottman Avenue
    106 Town Square Office & Retail Plaza                   392 East 12300 South
------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio                   Various
 107.01 143 Pine Street                                     143 Pine Street
 107.02 190 Wood Circle                                     190 Wood Circle
 107.03 311 Hardin Street                                   311 Hardin Street
 107.04 784 Howard Street                                   784 Howard Street
------------------------------------------------------------------------------------------------------------
    108 Statesville Place                                   2806 Peachtree Road
    109 Motel 6 740 Reno Sparks                             2405 Victorian Avenue
    110 Deerfoot Office Park                                257 Turnpike Road
    111 Motel 6 608 Mobile                                  5488 Inn Road
    112 Burlington Manor                                    3615 South Mebane Street
------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township                        2425 East Haggerty
    114 Old City Market                                     200-300 W. Saint Julian Street
    115 Paseo Financial Center                              2500 West Sahara
    116 1160-1180 Eugenia Place                             1160-1180 Eugenia Place
    117 Village East Apartments                             1700 Village East Drive
------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL                  5370 South Cleveland Avenue
    119 Walgreen Colleyville                                3880 Glade Road
    120 The Trails Apartments                               3301 West Normandale
    121 Woodfield Gardens                                   7713-B Village Green Dr
    122 Rite Aid - Holland                                  40th & Washington
------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South                       5316 Jefferson Davis Highway
    124 Shrine Apartments                                   3030-3040 Shrine Place
    125 Walgreens at Silver Lakes                           SEC of 184th St. and Pines Blvd.
    126 Best Western Governors Inn                          9826 Midlothian Tnpk
    127 Staples York Loucks Road                            965 Loucks Rd
------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                             1341 Center Drive
    129 Highland Terrace                                    400 & 422 Highland Avenue
    130 Fairfield Inn - Mobile                              950 A South Beltline Highway
    131 Coquina Lakes Apartments                            650 W. Pope Road
    132 Walgreen Franklin Fieldstone                        2045 Fieldstone Parkway
------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                                   1980 & 2000 Riverside Parkway
    134 CVS Yarmouth Main                                   976 Main Street
    135 Walgreen Duncanville Wheatland                      8120 South Cockrell Hill Road
    136 Cosmopolitan Apartments                             225 Hyde Street
    137 Rite Aid - Claremont                                45-99 Washington Street
------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                                901 South Bryan Street
    139 Rancho Palms                                        39360 Peterson Road
    140 Tree Top Apartments                                 1933 West Freeway
    141 Tri-Star Building                                   3832 East Watkins Street
    142 Days Inn Shreveport                                 4935 W. Monkhouse Drive
------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen                  2330 Larsen Road
    144 Sun Shadow Apartments                               2828 W. Camelback Road
    145 Eckerd Oveido Red Bug Lake                          8315 Red Bug Lake Road
    146 Cascade Apartments                                  3441 Burlingame Road
    147 Rite Aid - Ironton                                  715 Park Avenue
------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                          Various
 148.01 Starbuck's Uniondale                                1228 Hempstead Tpke.
 148.02 Starbuck's Long Beach                               101 W. Park Ave.
 148.03 Birch Hill Square                                   184 Birch Hill Road
    149 Taylor Apartments                                   1660-1670 North 21st Road
------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                                1408 West Sugar Creek Road
    151 Roosevelt Plaza                                     2 West Northfield Rd.
    152 The Coral Tree Apartments                           4225 Inglewood Blvd.
    153 Commack Commons                                     193-225 Commack Rd.
    154 Shafer Plaza VIII                                   2730 East Highway 190
------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL                   2525 Eastern Blvd.
    156 Union Savings Bank                                  83-85 Colorado Blvd. & 10-20 North Raymond Ave.
    157 Hewitt Square Shopping Center                       9 Hewitt Square
    158 Pine Brook Apartments                               1005 Hickory Hill Lane
    159 Mayfair House - Woodstock                           935 Ox Road

Control
Number  Property Name                                      City                                    State
--------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                                  Wichita                                   KS
--------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                           Tallahassee                               FL
     71 Marsh Creek Corporate Center II                    Exton                                     PA
     72 Shopko - Site 815                                  Wichita                                   KS
     73 Beechwood Villa Apartments                         Cincinnati                                OH
     74 Comfort Inn Alexandria                             Alexandria                                VA
--------------------------------------------------------------------------------------------------------
     75 Grande Apartments                                  Roselle Park                              NJ
     76 Residence Inn/Knoxville                            Knoxville                                 TN
     77 Clocktower Square Center                           Monroe                                    CT
     78 The Villas at College Hill                         Macon                                     GA
     79 Livingston Place                                   Lutz                                      FL
--------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                            Various                                   GA
  80.01 Claxton                                            Claxton                                   GA
  80.02 Metter                                             Metter                                    GA
  80.03 Statesboro                                         Stateboro                                 GA
     81 One Hollis Street                                  Wellesley                                 MA
--------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century                 Green Bay                                 WI
     83 Marsh Creek Corporate Center I                     Exton                                     PA
     84 Shopko - Site 889/ The Joplin Mall                 Joplin                                    MO
     85 Tustin & Katella Retail Center                     Orange                                    CA
     86 Triangle Building                                  Atlanta                                   GA
--------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                           Hilton Head                               SC
     88 Intertech Building                                 Fenton                                    MO
     89 Days Inn - Alexandria                              Alexandria                                VA
     90 Village Square Shopping Center                     Las Vegas                                 NV
     91 Raymond Building                                   Pasadena                                  CA
--------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                             Davenport                                 IA
     93 Sabre Springs Marketplace                          San Diego                                 CA
     94 Somerpoint (Woodvalley)                            Marietta                                  GA
     95 Motel 6 1081 Little Rock (W)                       Little Rock                               AR
     96 Astor Avenue Office Building                       Bronx                                     NY
--------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                    Green Bay                                 WI
     98 Towne View Plaza Retail Center                     Flower Mound                              TX
     99 456-458 Sackett Point Road                         North Haven                               CT
    100 SDJ Enterprises                                    Vernon                                    CA
    101 Ramada Plaza West                                  Asheville                                 NC
--------------------------------------------------------------------------------------------------------
    102 Polk Street                                        San Francisco                             CA
    103 Delmont Village Shopping Center                    Baton Rouge                               LA
    104 Golden Horseshoe Shopping Center                   Scarsdale & New Rochelle                  NY
    105 Cottman Plaza                                      Philadelphia                              PA
    106 Town Square Office & Retail Plaza                  Draper                                    UT
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    107 Steeplechase Apartments Portfolio                  Boone                                     NC
 107.01 143 Pine Street                                    Boone                                     NC
 107.02 190 Wood Circle                                    Boone                                     NC
 107.03 311 Hardin Street                                  Boone                                     NC
 107.04 784 Howard Street                                  Boone                                     NC
--------------------------------------------------------------------------------------------------------
    108 Statesville Place                                  Statesville                               NC
    109 Motel 6 740 Reno Sparks                            Sparks                                    NV
    110 Deerfoot Office Park                               Southborough                              MA
    111 Motel 6 608 Mobile                                 Mobile                                    AL
    112 Burlington Manor                                   Burlington                                NC
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    113 Rite Aid - Commerce Township                       Commerce Township                         MI
    114 Old City Market                                    Savannah                                  GA
    115 Paseo Financial Center                             Las Vegas                                 NV
    116 1160-1180 Eugenia Place                            Carpinteria                               CA
    117 Village East Apartments                            Denton                                    TX
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    118 Rhodes Furniture - Fort Meyers, FL                 Ft. Meyers                                FL
    119 Walgreen Colleyville                               Colleyville                               TX
    120 The Trails Apartments                              Fort Worth                                TX
    121 Woodfield Gardens                                  Charlotte                                 NC
    122 Rite Aid - Holland                                 Holland                                   MI
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    123 Days Inn Fredericksburg South                      Fredericksburg                            VA
    124 Shrine Apartments                                  Los Angeles                               CA
    125 Walgreens at Silver Lakes                          Pembroke Pines                            FL
    126 Best Western Governors Inn                         Richmond                                  VA
    127 Staples York Loucks Road                           York                                      PA
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    128 OfficeMax Retail Center                            Medford                                   OR
    129 Highland Terrace                                   Orange                                    NJ
    130 Fairfield Inn - Mobile                             Mobile                                    AL
    131 Coquina Lakes Apartments                           St. Augustine Beach                       FL
    132 Walgreen Franklin Fieldstone                       Franklin                                  TN
--------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                                  Lawrenceville                             GA
    134 CVS Yarmouth Main                                  Yarmouth                                  MA
    135 Walgreen Duncanville Wheatland                     Dallas                                    TX
    136 Cosmopolitan Apartments                            San Francisco                             CA
    137 Rite Aid - Claremont                               Claremont                                 NH
--------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                               North Platte                              NE
    139 Rancho Palms                                       Ranch Mirage                              CA
    140 Tree Top Apartments                                Grand Prairie                             TX
    141 Tri-Star Building                                  Phoenix                                   AZ
    142 Days Inn Shreveport                                Shreveport                                LA
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    143 Warehousing of Wisconsin -  Larsen                 Green Bay                                 WI
    144 Sun Shadow Apartments                              Phoenix                                   AZ
    145 Eckerd Oveido Red Bug Lake                         Oviedo                                    FL
    146 Cascade Apartments                                 Topeka                                    KS
    147 Rite Aid - Ironton                                 Ironton                                   OH
--------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                         Locust Valley, Long Beach, Uniondale      NY
 148.01 Starbuck's Uniondale                               Uniondale                                 NY
 148.02 Starbuck's Long Beach                              Long Beach                                NY
 148.03 Birch Hill Square                                  Locust Valley                             NY
    149 Taylor Apartments                                  Arlington                                 VA
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    150 Days Inn - Charlotte                               Charlotte                                 NC
    151 Roosevelt Plaza                                    Livingston                                NJ
    152 The Coral Tree Apartments                          Los Angeles                               CA
    153 Commack Commons                                    Commack                                   NY
    154 Shafer Plaza VIII                                  Copperas Cove                             TX
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    155 Rhodes Furniture - Montgomery, AL                  Montgomery                                AL
    156 Union Savings Bank                                 Pasadena                                  CA
    157 Hewitt Square Shopping Center                      East Northport                            NY
    158 Pine Brook Apartments                              Nashville                                 TN
    159 Mayfair House - Woodstock                          Woodstock                                 VA
--------------------------------------------------------------------------------------------------------










                                                            Cross-
                                                         Collateralized                                   % of Cumulative %
                                                           and Cross-                                Aggregate of Aggregate
Control                                                     Defaulted      Original  Cut-Off Date Cut-Off Date Cut-Off Date Mortgage
Number  Property Name                          Zip Code      Groups     Balance ($)   Balance ($)      Balance      Balance Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                        67209                  5,175,000     5,152,636          0.44%       67.60%  6.5700%
------------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                 32304                  5,120,000     5,120,000          0.43%       68.04%  6.8750%
     71 Marsh Creek Corporate Center II          19341                  5,100,000     5,080,691          0.43%       68.47%  7.2500%
     72 Shopko - Site 815                        67209                  5,100,000     5,077,960          0.43%       68.90%  6.5700%
     73 Beechwood Villa Apartments               45244                  5,040,000     5,024,014          0.43%       69.32%  8.0000%
     74 Comfort Inn Alexandria                   22312         BMI      5,127,000     5,019,952          0.42%       69.75%  7.3750%
------------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                        07204                  5,000,000     4,971,334          0.42%       70.17%  6.1250%
     76 Residence Inn/Knoxville                  37922                  4,988,000     4,940,520          0.42%       70.59%  7.1000%
     77 Clocktower Square Center                 06468                  4,950,000     4,931,973          0.42%       71.00%  7.3750%
     78 The Villas at College Hill               31201                  4,800,000     4,756,173          0.40%       71.41%  6.5000%
     79 Livingston Place                         33549                  4,440,000     4,434,534          0.38%       71.78%  7.6500%
------------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                 Various                 4,500,000     4,421,610          0.37%       72.16%  7.6250%
  80.01 Claxton                                  30417
  80.02 Metter                                   30439
  80.03 Statesboro                               30458
     81 One Hollis Street                        02181                  4,400,000     4,400,000          0.37%       72.53%  7.8000%
------------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century       54303                  4,375,000     4,369,922          0.37%       72.90%  7.8750%
     83 Marsh Creek Corporate Center I           19341                  4,350,000     4,333,530          0.37%       73.26%  7.2500%
     84 Shopko - Site 889/ The Joplin Mall       64801                  4,350,000     4,331,201          0.37%       73.63%  6.5700%
     85 Tustin & Katella Retail Center           92867                  4,300,000     4,300,000          0.36%       74.00%  7.5000%
     86 Triangle Building                        30060                  4,275,000     4,261,133          0.36%       74.36%  7.9000%
------------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                 29928                  4,418,896     4,232,286          0.36%       74.71%  7.2350%
     88 Intertech Building                       63026                  4,160,000     4,155,430          0.35%       75.07%  7.7300%
     89 Days Inn - Alexandria                    22312         BMI      4,200,000     4,112,307          0.35%       75.41%  7.3750%
     90 Village Square Shopping Center           89104                  4,115,000     4,107,613          0.35%       75.76%  8.2500%
     91 Raymond Building                         91103                  4,100,000     4,088,704          0.35%       76.11%  7.9200%
------------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                   52803                  4,126,000     4,085,191          0.35%       76.45%  8.1100%
     93 Sabre Springs Marketplace                92128                  4,100,000     4,081,362          0.35%       76.80%  7.2500%
     94 Somerpoint (Woodvalley)                  30008                  4,080,000     4,074,977          0.34%       77.14%  7.6500%
     95 Motel 6 1081 Little Rock (W)             72205                  4,221,624     4,043,344          0.34%       77.49%  7.2350%
     96 Astor Avenue Office Building             10469                  3,950,000     3,947,212          0.33%       77.82%  7.7500%
------------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                          54305                  3,825,000     3,818,368          0.32%       78.14%  7.8300%
     98 Towne View Plaza Retail Center           75028                  3,750,000     3,747,359          0.32%       78.46%  7.7600%
     99 456-458 Sackett Point Road               06473                  3,675,000     3,660,510          0.31%       78.77%  7.9100%
    100 SDJ Enterprises                          90058                  3,650,000     3,650,000          0.31%       79.08%  8.0200%
    101 Ramada Plaza West                        28806                  3,675,000     3,599,706          0.30%       79.38%  7.8100%
------------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                              94109                  3,600,000     3,597,628          0.30%       79.69%  8.0900%
    103 Delmont Village Shopping Center          70805                  3,500,000     3,500,000          0.30%       79.98%  7.7260%
    104 Golden Horseshoe Shopping Center         10583                  3,500,000     3,480,963          0.29%       80.28%  7.0000%
    105 Cottman Plaza                            19149                  3,450,000     3,432,586          0.29%       80.57%  6.7500%
    106 Town Square Office & Retail Plaza        84020                  3,295,000     3,295,000          0.28%       80.85%  7.8500%
------------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio        28607                  3,300,000     3,276,831          0.28%       81.13%  7.2500%
 107.01 143 Pine Street                          28607
 107.02 190 Wood Circle                          28607
 107.03 311 Hardin Street                        28607
 107.04 784 Howard Street                        28607
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    108 Statesville Place                        28677                  3,225,000     3,196,352          0.27%       81.40%  7.1250%
    109 Motel 6 740 Reno Sparks                  89431                  3,304,309     3,164,767          0.27%       81.66%  7.2350%
    110 Deerfoot Office Park                     01772                  3,200,000     3,108,177          0.26%       81.93%  7.1250%
    111 Motel 6 608 Mobile                       36619                  3,215,536     3,079,744          0.26%       82.19%  7.2350%
    112 Burlington Manor                         27215                  3,100,000     3,078,459          0.26%       82.45%  7.0000%
------------------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township             48382                  3,085,174     3,046,015          0.26%       82.71%  6.9420%
    114 Old City Market                          31401                  3,000,000     2,997,211          0.25%       82.96%  8.7500%
    115 Paseo Financial Center                   89102                  3,000,000     2,993,240          0.25%       83.21%  8.0000%
    116 1160-1180 Eugenia Place                  93013                  2,940,000     2,933,089          0.25%       83.46%  7.7500%
    117 Village East Apartments                  76201                  2,940,000     2,928,635          0.25%       83.71%  8.0000%
------------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL       33907                  2,860,000     2,811,140          0.24%       83.95%  7.0000%
    119 Walgreen Colleyville                     76034                  2,840,000     2,805,603          0.24%       84.18%  6.7000%
    120 The Trails Apartments                    76116                  2,800,000     2,797,909          0.24%       84.42%  7.4700%
    121 Woodfield Gardens                        28215                  2,780,000     2,780,000          0.24%       84.66%  7.2050%
    122 Rite Aid - Holland                       49423                  2,800,238     2,764,695          0.23%       84.89%  6.9420%
------------------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South            22312         BMI      2,762,000     2,704,332          0.23%       85.12%  7.3750%
    124 Shrine Apartments                        90007                  2,700,000     2,700,000          0.23%       85.35%  7.7500%
    125 Walgreens at Silver Lakes                33029                  2,710,910     2,672,432          0.23%       85.57%  6.7500%
    126 Best Western Governors Inn               23235                  2,700,000     2,668,497          0.23%       85.80%  6.8750%
    127 Staples York Loucks Road                 17404                  2,670,305     2,647,603          0.22%       86.02%  7.0200%
------------------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                  97504                  2,650,000     2,640,656          0.22%       86.25%  7.7500%
    129 Highland Terrace                         07050                  2,621,000     2,612,209          0.22%       86.47%  7.7500%
    130 Fairfield Inn - Mobile                   36609                  2,625,000     2,600,013          0.22%       86.69%  7.1000%
    131 Coquina Lakes Apartments                 32084                  2,600,000     2,593,401          0.22%       86.91%  7.3000%
    132 Walgreen Franklin Fieldstone             37064                  2,593,500     2,563,871          0.22%       87.13%  7.1250%
------------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                        30246                  2,560,000     2,558,282          0.22%       87.34%  8.0000%
    134 CVS Yarmouth Main                        02664                  2,582,632     2,556,250          0.22%       87.56%  7.3750%
    135 Walgreen Duncanville Wheatland           75236                  2,581,625     2,550,305          0.22%       87.77%  6.7500%
    136 Cosmopolitan Apartments                  94102                  2,550,000     2,540,683          0.22%       87.99%  7.5000%
    137 Rite Aid - Claremont                     03743                  2,558,118     2,527,844          0.21%       88.20%  6.9420%
------------------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                     69101                  2,523,000     2,521,131          0.21%       88.42%  7.5100%
    139 Rancho Palms                             92270                  2,520,000     2,518,221          0.21%       88.63%  7.7500%
    140 Tree Top Apartments                      75051                  2,520,000     2,516,673          0.21%       88.84%  7.3750%
    141 Tri-Star Building                        85034                  2,500,000     2,496,914          0.21%       89.05%  7.6400%
    142 Days Inn Shreveport                      71109         BMI      2,511,000     2,458,572          0.21%       89.26%  7.3750%
------------------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen       54303                  2,450,000     2,447,156          0.21%       89.47%  7.8750%
    144 Sun Shadow Apartments                    85015                  2,453,000     2,446,854          0.21%       89.68%  7.3750%
    145 Eckerd Oveido Red Bug Lake               32765                  2,450,306     2,418,557          0.20%       89.88%  6.6875%
    146 Cascade Apartments                       66611                  2,400,000     2,395,798          0.20%       90.08%  8.3750%
    147 Rite Aid - Ironton                       45638                  2,414,068     2,385,499          0.20%       90.29%  6.9420%
------------------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio              Various                 2,309,000     2,307,411          0.20%       90.48%  7.8750%
 148.01 Starbuck's Uniondale                     11553
 148.02 Starbuck's Long Beach                    11561
 148.03 Birch Hill Square                        11560
    149 Taylor Apartments                        22209                  2,275,000     2,267,370          0.19%       90.67%  7.7500%
------------------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                     28213         BMI      2,310,000     2,261,769          0.19%       90.86%  7.3750%
    151 Roosevelt Plaza                          07039                  2,250,000     2,233,645          0.19%       91.05%  7.0400%
    152 The Coral Tree Apartments                90066                  2,200,000     2,193,242          0.19%       91.24%  7.3750%
    153 Commack Commons                          11725                  2,175,000     2,167,652          0.18%       91.42%  8.0500%
    154 Shafer Plaza VIII                        76522                  2,150,000     2,148,546          0.18%       91.60%  7.9600%
------------------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL        36117                  2,150,000     2,113,270          0.18%       91.78%  7.0000%
    156 Union Savings Bank                       91103                  2,100,000     2,097,761          0.18%       91.96%  8.1900%
    157 Hewitt Square Shopping Center            11731                  2,100,000     2,091,487          0.18%       92.14%  6.8750%
    158 Pine Brook Apartments                    37076                  2,080,000     2,077,180          0.18%       92.31%  7.2700%
    159 Mayfair House - Woodstock                22664                  2,000,000     1,994,698          0.17%       92.48%  8.2500%
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Original
                                                                                                                      Interest
                                                                 Interest                                               Only
Control                                         Administrative    Accrual                                              Period
Number  Property Name                            Cost Rate (%)     Method            Amortization Type (1)             (Mos.)
---------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                         0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                  0.06225%      Actual/360  Interest Only, then Amortizing Balloon       12
     71 Marsh Creek Corporate Center II           0.08725%      Actual/360            Amortizing Balloon
     72 Shopko - Site 815                         0.08725%      Actual/360            Amortizing Balloon
     73 Beechwood Villa Apartments                0.08725%      Actual/360            Amortizing Balloon
     74 Comfort Inn Alexandria                    0.06225%      Actual/360             Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                         0.06225%      Actual/360            Amortizing Balloon
     76 Residence Inn/Knoxville                   0.06225%      Actual/360            Amortizing Balloon
     77 Clocktower Square Center                  0.06225%      Actual/360            Amortizing Balloon
     78 The Villas at College Hill                0.06225%      Actual/360            Amortizing Balloon
     79 Livingston Place                          0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                   0.06225%      Actual/360            Amortizing Balloon
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street                         0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century        0.06225%      Actual/360            Amortizing Balloon
     83 Marsh Creek Corporate Center I            0.08725%      Actual/360            Amortizing Balloon
     84 Shopko - Site 889/ The Joplin Mall        0.08725%      Actual/360            Amortizing Balloon
     85 Tustin & Katella Retail Center            0.06225%      Actual/360  Interest Only, then Amortizing Balloon       24
     86 Triangle Building                         0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                  0.19725%        30/360              Amortizing Balloon
     88 Intertech Building                        0.06225%      Actual/360            Amortizing Balloon
     89 Days Inn - Alexandria                     0.06225%      Actual/360             Fully Amortizing
     90 Village Square Shopping Center            0.06225%      Actual/360            Amortizing Balloon
     91 Raymond Building                          0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                    0.06225%        30/360              Amortizing Balloon
     93 Sabre Springs Marketplace                 0.06225%      Actual/360            Amortizing Balloon
     94 Somerpoint (Woodvalley)                   0.08725%      Actual/360            Amortizing Balloon
     95 Motel 6 1081 Little Rock (W)              0.19725%        30/360              Amortizing Balloon
     96 Astor Avenue Office Building              0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                           0.06225%      Actual/360            Amortizing Balloon
     98 Towne View Plaza Retail Center            0.06225%      Actual/360            Amortizing Balloon
     99 456-458 Sackett Point Road                0.08725%      Actual/360            Amortizing Balloon
    100 SDJ Enterprises                           0.08725%      Actual/360            Amortizing Balloon
    101 Ramada Plaza West                         0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                               0.06225%      Actual/360            Amortizing Balloon
    103 Delmont Village Shopping Center           0.08725%      Actual/360            Amortizing Balloon
    104 Golden Horseshoe Shopping Center          0.06225%      Actual/360            Amortizing Balloon
    105 Cottman Plaza                             0.08725%      Actual/360            Amortizing Balloon
    106 Town Square Office & Retail Plaza         0.08725%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio         0.06225%      Actual/360             Fully Amortizing
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
----------------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                         0.06225%      Actual/360            Amortizing Balloon
    109 Motel 6 740 Reno Sparks                   0.19725%        30/360              Amortizing Balloon
    110 Deerfoot Office Park                      0.08725%      Actual/360             Fully Amortizing
    111 Motel 6 608 Mobile                        0.19725%        30/360              Amortizing Balloon
    112 Burlington Manor                          0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township              0.06225%        30/360              Amortizing Balloon
    114 Old City Market                           0.06225%      Actual/360            Amortizing Balloon
    115 Paseo Financial Center                    0.08725%      Actual/360            Amortizing Balloon
    116 1160-1180 Eugenia Place                   0.08725%      Actual/360            Amortizing Balloon
    117 Village East Apartments                   0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL        0.06225%      Actual/360            Amortizing Balloon
    119 Walgreen Colleyville                      0.06225%        30/360               Fully Amortizing
    120 The Trails Apartments                     0.06225%      Actual/360            Amortizing Balloon
    121 Woodfield Gardens                         0.08725%      Actual/360            Amortizing Balloon
    122 Rite Aid - Holland                        0.06225%        30/360              Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South             0.06225%      Actual/360             Fully Amortizing
    124 Shrine Apartments                         0.06225%      Actual/360            Amortizing Balloon
    125 Walgreens at Silver Lakes                 0.06225%        30/360               Fully Amortizing
    126 Best Western Governors Inn                0.06225%      Actual/360            Amortizing Balloon
    127 Staples York Loucks Road                  0.06225%        30/360              Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                   0.06225%      Actual/360            Amortizing Balloon
    129 Highland Terrace                          0.06225%      Actual/360            Amortizing Balloon
    130 Fairfield Inn - Mobile                    0.06225%      Actual/360            Amortizing Balloon
    131 Coquina Lakes Apartments                  0.06225%      Actual/360            Amortizing Balloon
    132 Walgreen Franklin Fieldstone              0.06225%        30/360               Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                         0.06225%      Actual/360            Amortizing Balloon
    134 CVS Yarmouth Main                         0.06225%        30/360               Fully Amortizing
    135 Walgreen Duncanville Wheatland            0.06225%        30/360               Fully Amortizing
    136 Cosmopolitan Apartments                   0.06225%      Actual/360            Amortizing Balloon
    137 Rite Aid - Claremont                      0.06225%        30/360              Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                      0.06225%      Actual/360            Amortizing Balloon
    139 Rancho Palms                              0.06225%      Actual/360            Amortizing Balloon
    140 Tree Top Apartments                       0.06225%      Actual/360            Amortizing Balloon
    141 Tri-Star Building                         0.06225%      Actual/360            Amortizing Balloon
    142 Days Inn Shreveport                       0.06225%      Actual/360             Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen        0.06225%      Actual/360            Amortizing Balloon
    144 Sun Shadow Apartments                     0.06225%      Actual/360            Amortizing Balloon
    145 Eckerd Oveido Red Bug Lake                0.06225%        30/360               Fully Amortizing
    146 Cascade Apartments                        0.06225%      Actual/360            Amortizing Balloon
    147 Rite Aid - Ironton                        0.06225%        30/360              Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                0.08725%      Actual/360            Amortizing Balloon
 148.01 Starbuck's Uniondale
 148.02 Starbuck's Long Beach
 148.03 Birch Hill Square
    149 Taylor Apartments                         0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                      0.06225%      Actual/360             Fully Amortizing
    151 Roosevelt Plaza                           0.06225%      Actual/360            Amortizing Balloon
    152 The Coral Tree Apartments                 0.06225%      Actual/360            Amortizing Balloon
    153 Commack Commons                           0.06225%      Actual/360            Amortizing Balloon
    154 Shafer Plaza VIII                         0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL         0.06225%      Actual/360            Amortizing Balloon
    156 Union Savings Bank                        0.08725%      Actual/360            Amortizing Balloon
    157 Hewitt Square Shopping Center             0.06225%      Actual/360            Amortizing Balloon
    158 Pine Brook Apartments                     0.06225%      Actual/360            Amortizing Balloon
    159 Mayfair House - Woodstock                 0.06225%      Actual/360            Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------

                                                                         Remaining
                                                            Original      Term to
                                              Remaining      Term to    Maturity or
                                              Interest     Maturity or  Anticipated
                                                Only       Anticipated   Repayment     Original       Remainig
Control                                        Period       Repayment       Date      Amortization  Amortization  Origination
Number  Property Name                          (Mos.)      Date (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)     Date
-----------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                                     120            115           360           355        11/16/98
-----------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                  5           120            113           360           360        09/30/98
     71 Marsh Creek Corporate Center II                       120            117           300           297        01/29/99
     72 Shopko - Site 815                                     120            115           360           355        11/16/98
     73 Beechwood Villa Apartments                            120            115           360           355        11/23/98
     74 Comfort Inn Alexandria                                264            250           264           250        02/04/98
-----------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                                     120            114           360           354        10/13/98
     76 Residence Inn/Knoxville                               120            112           300           292        08/31/98
     77 Clocktower Square Center                              120            115           360           355        11/04/98
     78 The Villas at College Hill                            120            113           300           293        09/30/98
     79 Livingston Place                                      120            118           360           358        03/01/99
-----------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                               120            110           240           230        06/23/98
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street                                     120            120           360           360
-----------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century                    120            118           360           358        02/19/99
     83 Marsh Creek Corporate Center I                        120            117           300           297        01/29/99
     84 Shopko - Site 889/ The Joplin Mall                    120            115           360           355        11/16/98
     85 Tustin & Katella Retail Center            19          120            115           360           360        12/01/98
     86 Triangle Building                                     120            115           360           355        11/30/98
-----------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                              216            205           270           259        05/29/98
     88 Intertech Building                                    120            119           300           299        03/12/99
     89 Days Inn - Alexandria                                 264            250           264           250        02/04/98
     90 Village Square Shopping Center                        120            118           300           298        03/01/99
     91 Raymond Building                                      120            116           360           356        12/22/98
-----------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                                264            255           296           287        07/14/98
     93 Sabre Springs Marketplace                             120            114           360           354        10/09/98
     94 Somerpoint (Woodvalley)                               120            118           360           358        03/01/99
     95 Motel 6 1081 Little Rock (W)                          216            205           270           259        05/29/98
     96 Astor Avenue Office Building                          120            119           360           359        03/04/99
-----------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                       120            119           240           239        03/15/99
     98 Towne View Plaza Retail Center                        120            119           360           359        03/08/99
     99 456-458 Sackett Point Road                            120            114           360           354        11/03/98
    100 SDJ Enterprises                                       120            120           360           360
    101 Ramada Plaza West                                     120            108           240           228        04/08/98
-----------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                                           120            119           360           359        03/09/99
    103 Delmont Village Shopping Center                       120            120           360           360
    104 Golden Horseshoe Shopping Center                      120            113           360           353        09/29/98
    105 Cottman Plaza                                         120            114           360           354        10/15/98
    106 Town Square Office & Retail Plaza                     120            120           360           360
-----------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio                     300            294           300           294        10/29/98
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
-----------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                                     120            108           360           348        04/14/98
    109 Motel 6 740 Reno Sparks                               216            205           270           259        05/29/98
    110 Deerfoot Office Park                                  180            171           180           171        07/17/98
    111 Motel 6 608 Mobile                                    216            205           270           259        05/29/98
    112 Burlington Manor                                      120            111           360           351        07/28/98
-----------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township                          264            253           315           304        05/21/98
    114 Old City Market                                       120            119           300           299        03/31/99
    115 Paseo Financial Center                                120            117           360           357        01/15/99
    116 1160-1180 Eugenia Place                               120            117           360           357        01/12/99
    117 Village East Apartments                               120            114           360           354        10/29/98
-----------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL                    180            171           240           231        07/23/98
    119 Walgreen Colleyville                                  240            234           240           234        10/07/98
    120 The Trails Apartments                                 120            119           360           359        03/31/99
    121 Woodfield Gardens                                     120            120           360           360
    122 Rite Aid - Holland                                    264            253           315           304        05/21/98
-----------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South                         264            250           264           250        02/04/98
    124 Shrine Apartments                                     120            120           324           324        04/05/99
    125 Walgreens at Silver Lakes                             239            232           239           232        09/18/98
    126 Best Western Governors Inn                            120            114           240           234        10/21/98
    127 Staples York Loucks Road                              179            175           228           224        12/23/98
-----------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                               120            117           300           297        01/05/99
    129 Highland Terrace                                      120            115           360           355        11/24/98
    130 Fairfield Inn - Mobile                                120            112           300           292        08/31/98
    131 Coquina Lakes Apartments                              120            117           360           357        01/14/99
    132 Walgreen Franklin Fieldstone                          241            235           241           235        10/29/98
-----------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                                     120            119           360           359        03/15/99
    134 CVS Yarmouth Main                                     246            236           246           236        06/23/98
    135 Walgreen Duncanville Wheatland                        239            233           239           233        10/19/98
    136 Cosmopolitan Apartments                               120            117           300           297        02/01/99
    137 Rite Aid - Claremont                                  264            253           325           314        05/21/98
-----------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                                  120            119           360           359        03/24/99
    139 Rancho Palms                                          120            119           360           359        03/11/99
    140 Tree Top Apartments                                   120            118           360           358        02/10/99
    141 Tri-Star Building                                     120            118           360           358        02/26/99
    142 Days Inn Shreveport                                   264            250           264           250        02/04/98
-----------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen                    120            118           360           358        02/19/99
    144 Sun Shadow Apartments                                 120            117           360           357        02/01/99
    145 Eckerd Oveido Red Bug Lake                            238            231           238           231        10/01/98
    146 Cascade Apartments                                    120            118           300           298        02/26/99
    147 Rite Aid - Ironton                                    264            253           325           314        05/21/98
-----------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                            120            119           360           359        03/16/99
 148.01 Starbuck's Uniondale
 148.02 Starbuck's Long Beach
 148.03 Birch Hill Square
    149 Taylor Apartments                                     120            115           360           355        11/23/98
-----------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                                  264            250           264           250        02/04/98
    151 Roosevelt Plaza                                       120            114           300           294        10/22/98
    152 The Coral Tree Apartments                             120            116           360           356        12/21/98
    153 Commack Commons                                       120            117           300           297        01/28/99
    154 Shafer Plaza VIII                                     120            119           360           359        03/08/99
-----------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL                     180            171           240           231        07/23/98
    156 Union Savings Bank                                    120            118           360           358        02/04/99
    157 Hewitt Square Shopping Center                         120            115           360           355        11/16/98
    158 Pine Brook Apartments                                 120            118           360           358        02/09/99
    159 Mayfair House - Woodstock                             120            117           330           327        01/12/99
-----------------------------------------------------------------------------------------------------------------------------

Control                                        Maturity or      Balloon     General                             CTL
Number  Property Name                           ARD Date    Balance ($)  Property Type  Specific Property Type  Flag
--------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                        12/10/08    4,469,802       Retail           Anchored
--------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                 10/01/08    4,541,213     Multifamily       Conventional
     71 Marsh Creek Corporate Center II          02/10/09    4,121,317     Industrial   Warehouse/Distribution
     72 Shopko - Site 815                        12/10/08    4,405,023       Retail            Anchored
     73 Beechwood Villa Apartments               12/10/08    4,514,840     Multifamily       Conventional
     74 Comfort Inn Alexandria                   03/01/20      235,760     Hospitality      Limited Service
--------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                        11/01/08    4,255,929     Multifamily       Conventional
     76 Residence Inn/Knoxville                  09/01/08    4,002,459     Hospitality      Limited Service
     77 Clocktower Square Center                 12/01/08    4,359,730      Mixed Use        Retail/Office
     78 The Villas at College Hill               10/01/08    3,779,549     Healthcare       Assisted Living
     79 Livingston Place                         03/10/09    3,947,255     Multifamily       Conventional
--------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                  07/01/08    3,133,867     Healthcare       Skilled Nursing
  80.01 Claxton                                                            Healthcare       Skilled Nursing
  80.02 Metter                                                             Healthcare       Skilled Nursing
  80.03 Statesboro                                                         Healthcare       Skilled Nursing
     81 One Hollis Street                        05/10/09    3,924,254       Office
--------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century       03/01/09    3,903,087     Industrial   Warehouse/Distribution
     83 Marsh Creek Corporate Center I           02/10/09    3,515,241     Industrial   Warehouse/Distribution
     84 Shopko - Site 889/ The Joplin Mall       12/10/08    3,757,225       Retail            Anchored
     85 Tustin & Katella Retail Center           12/01/08    3,931,140       Retail            Anchored
     86 Triangle Building                        12/10/08    3,820,473       Office
--------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                 06/01/16    1,398,121     Hospitality      Limited Service      CTL
     88 Intertech Building                       04/01/09    3,403,399       Office
     89 Days Inn - Alexandria                    03/01/20      193,134     Hospitality      Limited Service
     90 Village Square Shopping Center           03/01/09    3,418,339       Retail           Unanchored
     91 Raymond Building                         01/10/09    3,664,355       Office
--------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                   08/01/20      913,830       Retail          Grocery Store       CTL
     93 Sabre Springs Marketplace                11/01/08    3,599,092       Retail           Unanchored
     94 Somerpoint (Woodvalley)                  03/10/09    3,627,207     Multifamily       Conventional
     95 Motel 6 1081 Little Rock (W)             06/01/16    1,335,705     Hospitality      Limited Service      CTL
     96 Astor Avenue Office Building             04/01/09    3,512,571       Office             Medical
--------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                          04/01/09    2,683,013     Industrial   Warehouse/Distribution
     98 Towne View Plaza Retail Center           04/01/09    3,335,537       Retail           Unanchored
     99 456-458 Sackett Point Road               11/10/08    3,283,864     Industrial   Warehouse/Distribution
    100 SDJ Enterprises                          05/10/09    3,266,867     Industrial   Warehouse/Distribution
    101 Ramada Plaza West                        05/01/08    2,576,175     Hospitality       Full Service
--------------------------------------------------------------------------------------------------------------------
    102 Polk Street                              04/01/09    3,227,699       Retail           Unanchored
    103 Delmont Village Shopping Center          05/10/09    3,117,552       Retail            Anchored
    104 Golden Horseshoe Shopping Center         10/01/08    3,052,824       Retail           Unanchored
    105 Cottman Plaza                            11/10/08    2,993,632       Retail            Anchored
    106 Town Square Office & Retail Plaza        05/10/09    2,942,283       Office
--------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio        11/01/23      191,168     Multifamily       Conventional
 107.01 143 Pine Street                                                    Multifamily       Conventional
 107.02 190 Wood Circle                                                    Multifamily       Conventional
 107.03 311 Hardin Street                                                  Multifamily       Conventional
 107.04 784 Howard Street                                                  Multifamily       Conventional
--------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                        05/01/08    2,822,835     Healthcare       Assisted Living
    109 Motel 6 740 Reno Sparks                  06/01/16    1,045,470     Hospitality      Limited Service      CTL
    110 Deerfoot Office Park                     08/10/13       28,996       Office
    111 Motel 6 608 Mobile                       06/01/16    1,017,383     Hospitality      Limited Service      CTL
    112 Burlington Manor                         08/01/08    2,704,013     Healthcare       Assisted Living
--------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township             06/01/20      941,997       Retail           Drug Store         CTL
    114 Old City Market                          04/01/09    2,526,393      Mixed Use        Retail/Office
    115 Paseo Financial Center                   02/10/09    2,685,806       Office
    116 1160-1180 Eugenia Place                  02/10/09    2,616,471       Office
    117 Village East Apartments                  11/01/08    2,629,256     Multifamily       Conventional
--------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL       08/01/13    1,182,459       Retail            Anchored
    119 Walgreen Colleyville                     11/01/18            0       Retail           Drug Store         CTL
    120 The Trails Apartments                    04/01/09    2,472,608     Multifamily       Conventional
    121 Woodfield Gardens                        05/10/09    2,445,468     Multifamily       Conventional
    122 Rite Aid - Holland                       06/01/20      854,998       Retail           Drug Store         CTL
--------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South            03/01/20      127,009     Hospitality      Limited Service
    124 Shrine Apartments                        05/01/09    2,298,319     Multifamily       Conventional
    125 Walgreens at Silver Lakes                09/01/18            0       Retail           Drug Store         CTL
    126 Best Western Governors Inn               11/01/08    1,829,274     Hospitality       Full Service
    127 Staples York Loucks Road                 12/01/13      900,000       Retail         Office Supplies      CTL
--------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                  02/01/09    2,167,837       Retail            Anchored
    129 Highland Terrace                         12/01/08    2,330,188     Multifamily       Conventional
    130 Fairfield Inn - Mobile                   09/01/08    2,106,345     Hospitality      Limited Service
    131 Coquina Lakes Apartments                 02/01/09    2,284,851     Multifamily       Conventional
    132 Walgreen Franklin Fieldstone             12/01/18            0       Retail           Drug Store         CTL
--------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                        04/01/09    2,290,340      Mixed Use        Office/Retail
    134 CVS Yarmouth Main                        01/01/19            0       Retail           Drug Store         CTL
    135 Walgreen Duncanville Wheatland           10/01/18            0       Retail           Drug Store         CTL
    136 Cosmopolitan Apartments                  02/01/09    2,070,658     Multifamily       Conventional
    137 Rite Aid - Claremont                     06/01/20      901,249       Retail           Drug Store         CTL
--------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                     04/01/09    2,230,247     Multifamily       Conventional
    139 Rancho Palms                             04/01/09    2,240,931         MHC
    140 Tree Top Apartments                      03/01/09    2,220,330     Multifamily       Conventional
    141 Tri-Star Building                        03/01/09    2,217,487     Industrial   Warehouse/Distribution
    142 Days Inn Shreveport                      03/01/20      115,470     Hospitality      Limited Service
--------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen       03/01/09    2,185,729     Industrial   Warehouse/Distribution
    144 Sun Shadow Apartments                    02/01/09    2,159,796     Multifamily       Conventional
    145 Eckerd Oveido Red Bug Lake               08/01/18            0       Retail           Drug Store         CTL
    146 Cascade Apartments                       03/01/09    2,000,735     Multifamily       Conventional
    147 Rite Aid - Ironton                       06/01/20      850,496       Retail           Drug Store         CTL
--------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio               04/10/09    2,062,326       Retail           Unanchored
 148.01 Starbuck's Uniondale                                                 Retail           Unanchored
 148.02 Starbuck's Long Beach                                                Retail           Unanchored
 148.03 Birch Hill Square                                                    Retail           Unanchored
    149 Taylor Apartments                        12/01/08    2,022,579     Multifamily       Conventional
--------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                     03/01/20      106,224     Hospitality      Limited Service
    151 Roosevelt Plaza                          11/01/08    1,802,020      Mixed Use        Office/Retail
    152 The Coral Tree Apartments                01/01/09    1,937,349     Multifamily       Conventional
    153 Commack Commons                          02/01/09    1,794,778       Retail           Unanchored
    154 Shafer Plaza VIII                        04/01/09    1,921,683       Retail           Unanchored
--------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL        08/01/13      888,910       Retail            Anchored
    156 Union Savings Bank                       03/10/09    1,891,276       Office
    157 Hewitt Square Shopping Center            12/01/08    1,825,535       Retail           Unanchored
    158 Pine Brook Apartments                    03/01/09    1,827,710     Multifamily       Conventional
    159 Mayfair House - Woodstock                02/01/09    1,738,009     Healthcare       Assisted Living
--------------------------------------------------------------------------------------------------------------------

Control                                                                  Annual Debt    Net Cash              Appraised   Appraisal
Number  Property Name                          Prepayment Provisions    Service ($)(2)  Flow ($)   DSCR (x)   Value ($)     Date
-----------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                      L(2.33),D(7.42),O(.25)       395,377       593,362      1.50   6,900,000   08/31/98
-----------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II               L(4),D(5.75),O(.25)          403,617       504,551      1.25   6,400,000   09/10/98
     71 Marsh Creek Corporate Center II        L(2.17),D(7.58),O(.25)       442,358       566,860      1.28   6,900,000   09/22/98
     72 Shopko - Site 815                      L(2.33),D(7.42),O(.25)       389,647       583,959      1.50   6,800,000   08/31/98
     73 Beechwood Villa Apartments             L(2.33),D(7.42),O(.25)       443,781       535,517      1.21   6,300,000   10/01/98
     74 Comfort Inn Alexandria                 L(5),D(10),1.5%(6),O(1)      471,694       824,663      1.75   7,540,000   01/14/99
-----------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                      L(2.5),D(7.25),O(.25)        364,566       483,805      1.33   6,300,000   05/15/98
     76 Residence Inn/Knoxville                L(4),D(5.75),O(.25)          426,876       596,805      1.40   6,775,000   06/24/98
     77 Clocktower Square Center               L(5),D(4.75),O(.25)          410,261       567,813      1.38   6,800,000   07/20/98
     78 The Villas at College Hill             L(2.58),D(7.17),O(.25)       388,919       541,921      1.39   7,100,000   08/06/98
     79 Livingston Place                       L(2.33),D(7.17),O(.5)        378,029       461,341      1.22   5,550,000   01/21/99
-----------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                L(3),D(6.5),O(.5)            439,157       784,066      1.79   6,760,000   04/14/98
  80.01 Claxton                                                                           190,422             2,030,000   04/14/98
  80.02 Metter                                                                            287,926             2,560,000   04/14/98
  80.03 Statesboro                                                                        305,718             2,170,000   04/14/98
     81 One Hollis Street                      L(2),D(7.75),O(.25)          380,092       501,999      1.32   6,650,000   02/01/99
-----------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century     L(4),D(5.75),O(.25)          380,661       503,948      1.32   5,600,000   01/28/99
     83 Marsh Creek Corporate Center I         L(2.17),D(7.58),O(.25)       377,305       480,878      1.27   6,000,000   09/22/98
     84 Shopko - Site 889/ The Joplin Mall     L(2.33),D(7.42),O(.25)       332,346       490,135      1.47   5,800,000   09/28/98
     85 Tustin & Katella Retail Center         L(4),D(5.75),O(.25)          360,795       593,642      1.65   7,250,000   09/07/98
     86 Triangle Building                      L(2.33),D(7.42),O(.25)       372,851       475,000      1.27   7,820,000   09/10/98
-----------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head               L(2),YM(16)                    Steps       348,241      1.00   4,480,000   03/20/98
     88 Intertech Building                     L(3.75),D(6),O(.25)          376,405       526,620      1.40   5,550,000   07/02/98
     89 Days Inn - Alexandria                  L(5),D(10),1.5%(6),O(1)      386,409       948,066      2.45   8,920,000   01/14/99
     90 Village Square Shopping Center         L(4),D(5.75),O(.25)          389,337       506,702      1.30   5,575,000   12/28/98
     91 Raymond Building                       L(2.25),D(7.5),O(.25)        358,272       478,722      1.34   6,100,000   09/17/98
-----------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                 L(4),D(18)                   387,576       399,524      1.03   4,350,000   06/21/98
     93 Sabre Springs Marketplace              L(4),D(5.75),O(.25)          335,631       447,463      1.33   5,400,000   08/28/98
     94 Somerpoint (Woodvalley)                L(2.08),D(7.42),O(.5)        347,378       416,629      1.20   5,100,000   01/15/99
     95 Motel 6 1081 Little Rock (W)           L(2),YM(16)                    Steps       332,694      1.00   4,280,000   03/31/98
     96 Astor Avenue Office Building           L(5),D(5)                    339,579       424,523      1.25   5,500,000   09/01/98
-----------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                        L(4),D(5.75),O(.25)          379,084       497,987      1.31   5,100,000   06/16/98
     98 Towne View Plaza Retail Center         L(4),D(5.75),O(.25)          322,697       420,165      1.30   5,150,000   01/26/99
     99 456-458 Sackett Point Road             L(2.42),D(7.33),O(.25)       320,828       407,784      1.27   4,600,000   08/25/98
    100 SDJ Enterprises                        L(1.92),D(7.83),O(.25)       322,000       403,595      1.25   4,900,000   11/19/98
    101 Ramada Plaza West                      L(4),D(5.75),O(.25)          363,672       513,286      1.41   5,251,000   06/01/97
-----------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                            L(4),D(5.75),O(.25)          319,701       412,941      1.29   5,340,000   12/21/98
    103 Delmont Village Shopping Center        L(1.92),D(7.83),O(.25)       300,197       412,986      1.37   4,700,000   07/01/98
    104 Golden Horseshoe Shopping Center       L(5),D(4.75),O(.25)          279,427     1,234,102      4.42  14,700,000   06/25/98
    105 Cottman Plaza                          L(3),YM(6.75),O(.25)         268,520       378,011      1.41   4,350,000   05/29/98
    106 Town Square Office & Retail Plaza      L(1.92),D(7.83),O(.25)       286,007       371,527      1.30   4,400,000   03/23/99
-----------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio      L(3),D(21.75),O(.25)         286,232       409,803      1.43   4,250,000   08/06/98
 107.01 143 Pine Street                                                                                         303,571   08/06/98
 107.02 190 Wood Circle                                                                                       2,732,143   08/06/98
 107.03 311 Hardin Street                                                                                       758,929   08/06/98
 107.04 784 Howard Street                                                                                       455,357   08/06/98
-----------------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                      L(5),D(4.75),O(.25)          260,729       474,172      1.82   4,750,000   03/17/98
    109 Motel 6 740 Reno Sparks                L(2),YM(16)                    Steps       259,075      1.00   3,350,000   03/31/98
    110 Deerfoot Office Park                   L(2.67),D(11.92),O(.25)      350,099       436,952      1.25   4,700,000   03/05/98
    111 Motel 6 608 Mobile                     L(2),YM(16)                    Steps       252,408      1.00   3,260,000   03/22/98
    112 Burlington Manor                       L(5),D(4.75),O(.25)          247,493       401,557      1.62   3,965,000   06/24/98
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    113 Rite Aid - Commerce Township           L(4),D(18)                   255,671       255,671      1.00   3,140,000   06/01/98
    114 Old City Market                        L(4),D(5.75),O(.25)          295,972       387,946      1.31   4,650,000   09/09/98
    115 Paseo Financial Center                 L(2.17),D(7.58),O(.25)       264,155       341,226      1.29   4,000,000   09/14/98
    116 1160-1180 Eugenia Place                L(2.17),D(7.58),O(.25)       252,750       339,814      1.34   4,100,000   06/22/98
    117 Village East Apartments                L(4),D(5.75),O(.25)          258,872       327,583      1.27   4,150,000   10/05/98
-----------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL     L(4),D(10.75),O(.25)         266,083       333,112      1.25   4,000,000   04/07/98
    119 Walgreen Colleyville                   L(8),D(12)                   258,120       291,249      1.13   3,550,000   10/01/98
    120 The Trails Apartments                  L(4),D(5.75),O(.25)          234,246       297,179      1.27   3,650,000   03/09/99
    121 Woodfield Gardens                      L(1.92),D(7.83),O(.25)       226,557       285,050      1.26   3,810,000   03/01/99
    122 Rite Aid - Holland                     L(4),D(18)                   232,058       232,058      1.00   2,850,000   06/01/98
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    123 Days Inn Fredericksburg South          L(5),D(10),1.5%(6),O(1)      254,110       298,817      1.18   2,700,000   01/14/99
    124 Shrine Apartments                      L(4),D(5.75),O(.25)          238,927       313,144      1.31   3,600,000   02/22/99
    125 Walgreens at Silver Lakes              L(8),D(11.92)                247,844       248,587      1.00   2,970,000   05/07/98
    126 Best Western Governors Inn             L(5),D(4.75),O(.25)          248,772       408,868      1.64   4,100,000   06/16/98
    127 Staples York Loucks Road               L(4),D(10.92)                254,966       255,731      1.00   2,820,000   10/28/98
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    128 OfficeMax Retail Center                L(3),D(6.75),O(.25)          240,195       311,075      1.30   4,000,000   09/10/98
    129 Highland Terrace                       L(3),D(6.75),O(.25)          225,326       323,938      1.44   3,475,000   07/14/98
    130 Fairfield Inn - Mobile                 L(4),D(5.75),O(.25)          224,649       317,872      1.41   3,600,000   05/20/98
    131 Coquina Lakes Apartments               L(4),D(5.75),O(.25)          213,898       291,885      1.36   3,250,000   08/18/98
    132 Walgreen Franklin Fieldstone           L(4),D(16.08)                243,172       255,331      1.05   2,975,000   01/02/98
-----------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                      L(4),D(5.75),O(.25)          225,412       293,104      1.30   4,050,000   02/04/99
    134 CVS Yarmouth Main                      L(4),D(16.5)                   Steps       224,138      1.01   2,700,000   05/27/98
    135 Walgreen Duncanville Wheatland         L(4),D(15.92)                236,024       236,732      1.00   2,800,000   09/08/98
    136 Cosmopolitan Apartments                L(4),D(5.75),O(.25)          226,131       304,593      1.35   4,400,000   07/17/98
    137 Rite Aid - Claremont                   L(4),D(18)                   209,666       209,666      1.00   2,600,000   04/23/98
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    138 Sandridge Apartments                   L(4),D(5.75),O(.25)          211,902       254,236      1.20   3,200,000   11/19/98
    139 Rancho Palms                           L(4),D(5.75),O(.25)          216,643       263,843      1.22   3,150,000   02/05/99
    140 Tree Top Apartments                    L(3),D(6.75),O(.25)          208,860       292,014      1.40   3,150,000   12/17/98
    141 Tri-Star Building                      L(4),D(5.75),O(.25)          212,648       374,637      1.76   5,100,000   02/12/99
    142 Days Inn Shreveport                    L(5),D(10),1.5%(6),O(1)      231,017       347,175      1.50   3,790,000   01/07/99
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    143 Warehousing of Wisconsin -  Larsen     L(4),D(5.75),O(.25)          213,170       273,269      1.28   3,700,000   01/28/99
    144 Sun Shadow Apartments                  L(4),D(5.75),O(.25)          203,307       317,541      1.56   3,270,000   07/14/98
    145 Eckerd Oveido Red Bug Lake             L(4),D(15.83)                  Steps       218,040      1.00   2,600,000   08/26/98
    146 Cascade Apartments                     L(4),D(5.75),O(.25)          229,484       286,221      1.25   3,050,000   01/21/99
    147 Rite Aid - Ironton                     L(4),D(18)                   197,860       197,860      1.00   2,430,000   04/23/98
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    148 Centre Financial Portfolio             L(2),D(7.75),O(.25)          200,902       261,131      1.30   3,750,000   10/01/98
 148.01 Starbuck's Uniondale                                                               41,882               400,000   10/01/98
 148.02 Starbuck's Long Beach                                                              36,246               350,000   10/01/98
 148.03 Birch Hill Square                                                                 183,003             3,000,000   10/01/98
    149 Taylor Apartments                      L(4),D(5.75),O(.25)          195,581       244,248      1.25   2,900,000   09/14/98
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    150 Days Inn - Charlotte                   L(5),D(10),1.5%(6),O(1)      212,525       267,273      1.26   2,900,000   01/22/99
    151 Roosevelt Plaza                        L(3),D(6.75),O(.25)          191,520       303,786      1.59   3,400,000   07/01/98
    152 The Coral Tree Apartments              L(4),D(5.75),O(.25)          182,338       234,677      1.29   2,840,000   10/14/98
    153 Commack Commons                        L(4),D(5.75),O(.25)          202,309       273,110      1.35   2,900,000   12/28/98
    154 Shafer Plaza VIII                      L(4),D(5.75),O(.25)          188,592       246,243      1.31   2,700,000   01/27/99
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    155 Rhodes Furniture - Montgomery, AL      L(4),D(10.75),O(.25)         200,027       253,613      1.27   2,925,000   04/02/98
    156 Union Savings Bank                     L(2.08),D(7.67),O(.25)       188,257       235,452      1.25   3,000,000   09/17/98
    157 Hewitt Square Shopping Center          L(5),D(4.75),O(.25)          165,546       234,327      1.42   3,700,000   07/21/98
    158 Pine Brook Apartments                  L(4),D(5.75),O(.25)          170,610       220,570      1.29   2,750,000   01/27/99
    159 Mayfair House - Woodstock              L(3),D(6.75),O(.25)          184,203       254,348      1.38   2,700,000   10/07/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                            Scheduled
                                                            Maturity
                                                             Date or
                                                           Anticipated   Underwritten
                                                Cutoff      Repayment    Hospitality
Control                                          Date       Date LTV       Average                    Year       No. of    Unit of
Number  Property Name                           LTV (%)      (%)(3)      Rate ($)(5)    Year Built  Renovated    (Units)   Measure
-----------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                         74.7%        64.8%                       1992                   97,992    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                  80.0%        71.0%                       1998                       48     Units
     71 Marsh Creek Corporate Center II           73.6%        59.7%                       1985                   92,074    Sq. Ft.
     72 Shopko - Site 815                         74.7%        64.8%                       1993                   96,319    Sq. Ft.
     73 Beechwood Villa Apartments                79.7%        71.7%                       1973                      184     Units
     74 Comfort Inn Alexandria                    66.6%         3.1%         58.28         1986                      148     Rooms
-----------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                         78.9%        67.6%                       1967                      119     Units
     76 Residence Inn/Knoxville                   72.9%        59.1%         83.00         1997                       78     Rooms
     77 Clocktower Square Center                  72.5%        64.1%                       1989                   69,164    Sq. Ft.
     78 The Villas at College Hill                67.0%        53.2%                       1965       1996           111     Beds
     79 Livingston Place                          79.9%        71.1%                       1975       1988           172     Units
-----------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                   65.4%        46.4%                     Various     Various         275     Beds
  80.01 Claxton                                                                            1970                       87     Beds
  80.02 Metter                                                                             1974                       89     Beds
  80.03 Statesboro                                                                         1965       1987            99     Beds
     81 One Hollis Street                         66.2%        59.0%                                              36,056    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century        78.0%        69.7%                       1982                  230,000    Sq. Ft.
     83 Marsh Creek Corporate Center I            72.2%        58.6%                       1985                   92,360    Sq. Ft.
     84 Shopko - Site 889/ The Joplin Mall        74.7%        64.8%                       1987                   81,374    Sq. Ft.
     85 Tustin & Katella Retail Center            59.3%        54.2%                       1960       1995        48,162    Sq. Ft.
     86 Triangle Building                         54.5%        48.9%                       1974                   95,809    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                  94.5%        31.2%                       1987                   37,775    Sq. Ft.
     88 Intertech Building                        74.9%        61.3%                       1985                   62,893    Sq. Ft.
     89 Days Inn - Alexandria                     46.1%         2.2%         44.95         1979       1997           200     Rooms
     90 Village Square Shopping Center            73.7%        61.3%                       1972                   55,437    Sq. Ft.
     91 Raymond Building                          67.0%        60.1%                       1909       1992        56,896    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                    93.9%        21.0%                       1990                   35,370    Sq. Ft.
     93 Sabre Springs Marketplace                 75.6%        66.6%                       1991                   33,857    Sq. Ft.
     94 Somerpoint (Woodvalley)                   79.9%        71.1%                       1971       1996           143     Units
     95 Motel 6 1081 Little Rock (W)              94.5%        31.2%                       1984       1997        47,507    Sq. Ft.
     96 Astor Avenue Office Building              71.8%        63.9%                       1930       1991        19,900    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                           74.9%        52.6%                       1928       1993       274,643    Sq. Ft.
     98 Towne View Plaza Retail Center            72.8%        64.8%                       1998                   31,938    Sq. Ft.
     99 456-458 Sackett Point Road                79.6%        71.4%                       1960                  120,000    Sq. Ft.
    100 SDJ Enterprises                           74.5%        66.7%                       1977                  119,196    Sq. Ft.
    101 Ramada Plaza West                         68.6%        49.1%         53.70         1982                      156     Rooms
-----------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                               67.4%        60.4%                       1904       1997        13,710    Sq. Ft.
    103 Delmont Village Shopping Center           74.5%        66.3%                       1958                  155,519    Sq. Ft.
    104 Golden Horseshoe Shopping Center          23.7%        20.8%                       1956       1998        53,695    Sq. Ft.
    105 Cottman Plaza                             78.9%        68.8%                       1978                   31,987    Sq. Ft.
    106 Town Square Office & Retail Plaza         74.9%        66.9%                       1998                   39,142    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio         77.1%         4.5%                     Various                      56     Units
 107.01 143 Pine Street                                                                    1993                        4     Units
 107.02 190 Wood Circle                                                                    1995                       36     Units
 107.03 311 Hardin Street                                                                  1992                       10     Units
 107.04 784 Howard Street                                                                  1994                        6     Units
-----------------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                         67.3%        59.4%                       1996                       74     Beds
    109 Motel 6 740 Reno Sparks                   94.5%        31.2%                       1982                   27,946    Sq. Ft.
    110 Deerfoot Office Park                      66.1%         0.6%                       1997                   38,914    Sq. Ft.
    111 Motel 6 608 Mobile                        94.5%        31.2%                       1985                   27,135    Sq. Ft.
    112 Burlington Manor                          77.6%        68.2%                       1997                       70     Beds
-----------------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township              97.0%        30.0%                       1997                   11,060    Sq. Ft.
    114 Old City Market                           64.5%        54.3%                       1884       1989        87,262    Sq. Ft.
    115 Paseo Financial Center                    74.8%        67.1%                       1996                   22,382    Sq. Ft.
    116 1160-1180 Eugenia Place                   71.5%        63.8%                       1986                   27,182    Sq. Ft.
    117 Village East Apartments                   70.6%        63.4%                       1973       1997           132     Units
-----------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL        70.3%        29.6%                       1979                   66,499    Sq. Ft.
    119 Walgreen Colleyville                      79.0%         0.0%                       1998                   13,905    Sq. Ft.
    120 The Trails Apartments                     76.7%        67.7%                       1980       1998           152     Units
    121 Woodfield Gardens                         73.0%        64.2%                       1974                      132     Units
    122 Rite Aid - Holland                        97.0%        30.0%                       1998                   10,752    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South            100.2%         4.7%         31.89      1966; 1973    1998           156     Rooms
    124 Shrine Apartments                         75.0%        63.8%                    1923; 1986    1995            42     Units
    125 Walgreens at Silver Lakes                 90.0%         0.0%                       1998                   13,905    Sq. Ft.
    126 Best Western Governors Inn                65.1%        44.6%         53.80      1984; 1986                    80     Rooms
    127 Staples York Loucks Road                  93.9%        31.9%                       1972       1998        35,549    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                   66.0%        54.2%                       1994                   50,114    Sq. Ft.
    129 Highland Terrace                          75.2%        67.1%                       1925                       84     Units
    130 Fairfield Inn - Mobile                    72.2%        58.5%         55.00         1996                       80     Rooms
    131 Coquina Lakes Apartments                  79.8%        70.3%                       1985                       80     Units
    132 Walgreen Franklin Fieldstone              86.2%         0.0%                       1998                   13,905    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                         63.2%        56.6%                    1995; 1998                33,198    Sq. Ft.
    134 CVS Yarmouth Main                         94.7%         0.0%                       1998                    9,975    Sq. Ft.
    135 Walgreen Duncanville Wheatland            91.1%         0.0%                       1998                   13,905    Sq. Ft.
    136 Cosmopolitan Apartments                   57.7%        47.1%                       1928       1996           117     Units
    137 Rite Aid - Claremont                      97.2%        34.7%                       1998                   11,180    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                      78.8%        69.7%                       1998                       72     Units
    139 Rancho Palms                              79.9%        71.1%                       1965                      130     Pads
    140 Tree Top Apartments                       79.9%        70.5%                       1970       1998           128     Units
    141 Tri-Star Building                         49.0%        43.5%                       1997                   50,000    Sq. Ft.
    142 Days Inn Shreveport                       64.9%         3.0%         37.78         1974       1998           148     Rooms
-----------------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen        66.1%        59.1%                       1985                  157,500    Sq. Ft.
    144 Sun Shadow Apartments                     74.8%        66.0%                       1973                      124     Units
    145 Eckerd Oveido Red Bug Lake                93.0%         0.0%                       1998                   10,908    Sq. Ft.
    146 Cascade Apartments                        78.6%        65.6%                       1973                       86     Units
    147 Rite Aid - Ironton                        98.2%        35.0%                       1998                   10,752    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                61.5%        55.0%                                              29,960    Sq. Ft.
 148.01 Starbuck's Uniondale                                                               1980       1996         1,500    Sq. Ft.
 148.02 Starbuck's Long Beach                                                              1938       1998         2,800    Sq. Ft.
 148.03 Birch Hill Square                                                                  1971                   25,660    Sq. Ft.
    149 Taylor Apartments                         78.2%        69.7%                       1953       1998            28     Units
-----------------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                      78.0%         3.7%         36.98         1974       1996           151     Rooms
    151 Roosevelt Plaza                           65.7%        53.0%                       1926       1977        30,057    Sq. Ft.
    152 The Coral Tree Apartments                 77.2%        68.2%                       1987                       30     Units
    153 Commack Commons                           74.7%        61.9%                       1955                   15,650    Sq. Ft.
    154 Shafer Plaza VIII                         79.6%        71.2%                       1998                   18,500    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL         72.2%        30.4%                       1977                   63,563    Sq. Ft.
    156 Union Savings Bank                        69.9%        63.0%                       1920       1997        18,614    Sq. Ft.
    157 Hewitt Square Shopping Center             56.5%        49.3%                       1955                   35,874    Sq. Ft.
    158 Pine Brook Apartments                     75.5%        66.5%                       1966       1992           134     Units
    159 Mayfair House - Woodstock                 73.9%        64.4%                       1996                       45     Beds
-----------------------------------------------------------------------------------------------------------------------------------

                                                       Original                                              Underwritting
                                                           Loan   Occupancy                                    Replacement
Control                                                  Amount  Percentage          Rent Roll                Reserves Per
Number  Property Name                                Per (Unit)         (%)            Date                (Unit) Per Year
---------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                                   53      100.0%            10/16/98                        0.15
---------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II                       106,667      100.0%            09/28/98                      250.00
     71 Marsh Creek Corporate Center II                     55      100.0%            08/01/98                        0.23
     72 Shopko - Site 815                                   53      100.0%            10/16/98                        0.15
     73 Beechwood Villa Apartments                      27,391       96.2%            12/01/98
     74 Comfort Inn Alexandria                          34,642       63.5%                                          590.59
---------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments                               42,017       99.2%            03/16/99                      259.00
     76 Residence Inn/Knoxville                         63,949       79.7%                                          937.21
     77 Clocktower Square Center                            72       93.9%            12/31/98                        0.14
     78 The Villas at College Hill                      43,243       92.8%            12/28/98                      254.00
     79 Livingston Place                                25,814       95.9%            06/25/98                      253.98
---------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio                         16,364       95.7%            02/15/99                      250.00
  80.01 Claxton                                                      97.7%            02/15/99                      250.00
  80.02 Metter                                                       96.6%            02/15/99                      250.00
  80.03 Statesboro                                                   92.9%            02/15/99                      250.00
     81 One Hollis Street                                  122      100.0%            09/29/98                        0.20
---------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century                  19      100.0%            02/19/99                        0.10
     83 Marsh Creek Corporate Center I                      47       94.0%            04/01/99                        0.44
     84 Shopko - Site 889/ The Joplin Mall                  53      100.0%            08/19/98                        0.20
     85 Tustin & Katella Retail Center                      89      100.0%            12/01/98                        0.12
     86 Triangle Building                                   45       96.0%            08/01/98                        0.20
---------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                           117      100.0%  Not Available - Single Tenant             0.00
     88 Intertech Building                                  66      100.0%            03/10/99                        0.40
     89 Days Inn - Alexandria                           21,000       75.5%                                          506.82
     90 Village Square Shopping Center                      74       95.4%            12/01/98                        0.10
     91 Raymond Building                                    72       88.9%            12/01/98                        0.19
---------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                             117      100.0%  Not Available - Single Tenant             0.00
     93 Sabre Springs Marketplace                          121      100.0%            01/01/99                        0.10
     94 Somerpoint (Woodvalley)                         28,531       93.7%            12/30/98                      251.75
     95 Motel 6 1081 Little Rock (W)                        89      100.0%  Not Available - Single Tenant             0.00
     96 Astor Avenue Office Building                       198      100.0%            09/28/98                        0.10
---------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                     14      100.0%            02/02/99                        0.10
     98 Towne View Plaza Retail Center                     117       93.4%            12/31/98                        0.10
     99 456-458 Sackett Point Road                          31      100.0%            08/04/98                        0.35
    100 SDJ Enterprises                                     31      100.0%                                            0.13
    101 Ramada Plaza West                               23,558       60.0%                                          596.44
---------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                                        263      100.0%            12/28/98                        0.10
    103 Delmont Village Shopping Center                     23       81.2%            01/07/99                        0.30
    104 Golden Horseshoe Shopping Center                    65       98.3%            12/31/98                        0.21
    105 Cottman Plaza                                      108      100.0%            05/01/98                        0.26
    106 Town Square Office & Retail Plaza                   84       94.9%            03/18/99                        0.20
---------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio               58,929      100.0%            02/12/99                      300.00
 107.01 143 Pine Street                                             100.0%            02/12/99                      532.78
 107.02 190 Wood Circle                                             100.0%            02/12/99                      250.00
 107.03 311 Hardin Street                                           100.0%            02/12/99                      387.19
 107.04 784 Howard Street                                           100.0%            02/12/99                      447.14
---------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place                               43,581       98.6%            01/01/99                      250.00
    109 Motel 6 740 Reno Sparks                            118      100.0%  Not Available - Single Tenant             0.00
    110 Deerfoot Office Park                                82      100.0%            12/31/98                        0.20
    111 Motel 6 608 Mobile                                 119      100.0%  Not Available - Single Tenant             0.00
    112 Burlington Manor                                44,286      100.0%            01/01/99                      225.00
---------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township                       279      100.0%  Not Available - Single Tenant             0.00
    114 Old City Market                                     34       93.8%            03/01/99                        0.10
    115 Paseo Financial Center                             134      100.0%            01/01/99                        0.20
    116 1160-1180 Eugenia Place                            108       93.9%            12/07/98                        0.20
    117 Village East Apartments                         22,273       99.2%            10/28/98                      281.00
---------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL                  43      100.0%  Not Available - Single Tenant             0.30
    119 Walgreen Colleyville                               204      100.0%  Not Available - Single Tenant             0.20
    120 The Trails Apartments                           18,421       97.0%            01/27/99                      250.00
    121 Woodfield Gardens                               21,061       87.1%            01/28/99
    122 Rite Aid - Holland                                 260      100.0%  Not Available - Single Tenant             0.00
---------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South                   17,705       73.3%                                          322.38
    124 Shrine Apartments                               64,286       89.4%            03/12/99                      350.00
    125 Walgreens at Silver Lakes                          195      100.0%  Not Available - Single Tenant             0.30
    126 Best Western Governors Inn                      33,750       68.1%                                          536.32
    127 Staples York Loucks Road                            75      100.0%  Not Available - Single Tenant             0.25
---------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                             53       82.8%            01/01/99                        0.10
    129 Highland Terrace                                31,202       95.2%            10/01/98                      250.00
    130 Fairfield Inn - Mobile                          32,813       73.1%                                          602.61
    131 Coquina Lakes Apartments                        32,500       91.3%            01/05/99                      250.00
    132 Walgreen Franklin Fieldstone                       187      100.0%  Not Available - Single Tenant             0.20
---------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                                   77       94.7%            03/01/99                        0.10
    134 CVS Yarmouth Main                                  259      100.0%  Not Available - Single Tenant             0.30
    135 Walgreen Duncanville Wheatland                     186      100.0%  Not Available - Single Tenant             0.30
    136 Cosmopolitan Apartments                         21,795       96.6%            12/31/98                      250.00
    137 Rite Aid - Claremont                               229      100.0%  Not Available - Single Tenant             0.00
---------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments                            35,042       94.4%            03/10/99                      251.00
    139 Rancho Palms                                    19,385      100.0%            02/18/99                       53.00
    140 Tree Top Apartments                             19,688       93.0%            01/01/99                      339.00
    141 Tri-Star Building                                   50      100.0%            02/04/99                        0.10
    142 Days Inn Shreveport                             16,966       79.3%                                          411.86
---------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen                  16      100.0%            02/19/99                        0.10
    144 Sun Shadow Apartments                           19,782       97.6%            12/31/98                      250.00
    145 Eckerd Oveido Red Bug Lake                         225      100.0%  Not Available - Single Tenant             0.00
    146 Cascade Apartments                              27,907       96.9%            02/22/99                      296.00
    147 Rite Aid - Ironton                                 225      100.0%  Not Available - Single Tenant             0.00
---------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio                          77       97.0%                                            0.18
 148.01 Starbuck's Uniondale                               164      100.0%                                            0.32
 148.02 Starbuck's Long Beach                               77      100.0%                                            0.15
 148.03 Birch Hill Square                                   72       96.1%            12/15/98                        0.18
    149 Taylor Apartments                               81,250      100.0%            10/28/98                      250.00
---------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte                            15,298       69.6%                                          385.11
    151 Roosevelt Plaza                                     75      100.0%            01/01/99                        0.10
    152 The Coral Tree Apartments                       73,333      100.0%            10/13/98                      303.00
    153 Commack Commons                                    139       86.9%            01/01/99                        0.50
    154 Shafer Plaza VIII                                  116      100.0%            02/18/99                        0.10
---------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL                   34      100.0%  Not Available - Single Tenant             0.10
    156 Union Savings Bank                                 113       81.0%            02/01/99                        0.15
    157 Hewitt Square Shopping Center                       59       84.1%            10/29/98                        0.38
    158 Pine Brook Apartments                           15,522       91.8%            01/29/99                      250.00
    159 Mayfair House - Woodstock                       44,444      100.0%            09/01/98                      331.00
---------------------------------------------------------------------------------------------------------------------------

                                                                                               Largest
                                                                                             Tenant Area
Control                                                                                      Leased (Sq.  Largest Tenant
Number  Property Name                                           Largest Tenant Name              Ft.)     Expiration Date
-------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814                                             Shopko                  96,100           08/31/18
-----------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II
     71 Marsh Creek Corporate Center II                      Specialty Resources, Inc.        12,167           06/30/99
     72 Shopko - Site 815                                             Shopko                  97,000           08/31/18
     73 Beechwood Villa Apartments
     74 Comfort Inn Alexandria
-----------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments
     76 Residence Inn/Knoxville
     77 Clocktower Square Center                                    Tutor Time                 9,290           07/01/05
     78 The Villas at College Hill
     79 Livingston Place
-----------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street                                               ZZK                    4,095           06/30/06
-----------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century                   Warehousing of Wisconsin        230,000           12/31/01
     83 Marsh Creek Corporate Center I                           Kensey-Nash Corp.            47,192           11/30/02
     84 Shopko - Site 889/ The Joplin Mall                            Shopko                  81,374           08/31/18
     85 Tustin & Katella Retail Center                               Michaels                 18,000           02/28/07
     86 Triangle Building                                   Blimpie Capital Corporation       18,710           02/28/03
-----------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head                                      Motel 6                 37,775           05/31/16
     88 Intertech Building                                    Rawlings Sporting Goods         26,115           11/30/00
     89 Days Inn - Alexandria
     90 Village Square Shopping Center                         Marisqueria La Barca           14,495       Multiple Spaces
     91 Raymond Building                                            Ponzu Inc.                 6,794           02/29/04
-----------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust                               Eagle Food Centers, Inc.         35,370           07/31/20
     93 Sabre Springs Marketplace                                 Power House Gym              7,503           05/04/02
     94 Somerpoint (Woodvalley)
     95 Motel 6 1081 Little Rock (W)                                  Motel 6                 47,507           05/31/16
     96 Astor Avenue Office Building                  Montefiore Medical Center (Pediatrics    7,400           01/31/11
-----------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                           K&K Warehousing             255,823          01/01/19
     98 Towne View Plaza Retail Center                            Lady of America              4,850           11/30/04
     99 456-458 Sackett Point Road                                    Tenneco                 62,720           01/31/02
    100 SDJ Enterprises                                 Banner's Inc., dba Central Electric   119,196          02/28/03
    101 Ramada Plaza West
-----------------------------------------------------------------------------------------------------------------------
    102 Polk Street                                                    Pasha                   4,901           12/31/06
    103 Delmont Village Shopping Center                            Piggly Wiggly              21,797           08/31/99
    104 Golden Horseshoe Shopping Center          Gristede's Operating Corp. (Kosher Superm   14,400           04/30/15
    105 Cottman Plaza                                           American Appliance            16,944           01/31/06
    106 Town Square Office & Retail Plaza                    Debry Health and Fitness          9,600           06/01/03
-----------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
-----------------------------------------------------------------------------------------------------------------------
    108 Statesville Place
    109 Motel 6 740 Reno Sparks                                       Motel 6                 27,946           05/31/16
    110 Deerfoot Office Park                                           Nexar                  16,378           10/31/02
    111 Motel 6 608 Mobile                                            Motel 6                 27,135           05/31/16
    112 Burlington Manor
-----------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township                           Rite Aid of Michigan           11,060           05/31/20
    114 Old City Market                                             Art Center                12,610           12/31/02
    115 Paseo Financial Center                                     Astoria Homes               5,783           07/31/11
    116 1160-1180 Eugenia Place                                Plan Member Services           12,502           12/31/02
    117 Village East Apartments
-----------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL                       Rhodes Furniture             66,499           03/13/13
    119 Walgreen Colleyville                                     Walgreen Company             13,905           11/30/18
    120 The Trails Apartments
    121 Woodfield Gardens
    122 Rite Aid - Holland                                     Rite Aid of Michigan           10,752           05/31/20
-----------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South
    124 Shrine Apartments
    125 Walgreens at Silver Lakes                                Walgreen Company             13,905           09/30/18
    126 Best Western Governors Inn
    127 Staples York Loucks Road                                   Staples, Inc.              35,549           12/31/13
-----------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                                      OfficeMax                23,500           01/31/11
    129 Highland Terrace
    130 Fairfield Inn - Mobile
    131 Coquina Lakes Apartments
    132 Walgreen Franklin Fieldstone                             Walgreen Company             13,905           12/31/18
-----------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                                     Nanston, Inc. (Dental)           7,771           06/30/02
    134 CVS Yarmouth Main                                    South Yarmouth CVS, Inc.          9,975           01/31/19
    135 Walgreen Duncanville Wheatland                           Walgreen Company             13,905           10/31/18
    136 Cosmopolitan Apartments
    137 Rite Aid - Claremont                                 Rite Aid of New Hampshire        11,180           05/31/20
-----------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments
    139 Rancho Palms
    140 Tree Top Apartments
    141 Tri-Star Building                                        Tri-Star Computer            50,000           10/31/02
    142 Days Inn Shreveport
-----------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen                   Warehousing of Wisconsin         157,500          04/30/01
    144 Sun Shadow Apartments
    145 Eckerd Oveido Red Bug Lake                              Eckerd Corporation            10,908           09/01/18
    146 Cascade Apartments
    147 Rite Aid - Ironton                                       Rite Aid of Ohio             10,752           05/31/20
-----------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio
 148.01 Starbuck's Uniondale                                         Starbucks                 1,500           01/31/12
 148.02 Starbuck's Long Beach                                        Starbucks                 2,800
 148.03 Birch Hill Square                                            Gristede                  8,000           06/30/16
    149 Taylor Apartments
-----------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte
    151 Roosevelt Plaza                                      Gebroe-Hammer Associates          3,257           06/01/02
    152 The Coral Tree Apartments
    153 Commack Commons                                        Healthcare of Commack           2,250           09/30/00
    154 Shafer Plaza VIII                                         Hollywood Video              7,475           09/30/08
-----------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL                        Rhodes Furniture             63,563           03/13/13
    156 Union Savings Bank                                    Law Office Ball Fisher           2,353           12/31/03
    157 Hewitt Square Shopping Center                            Pat's Meat Market            10,000           12/31/04
    158 Pine Brook Apartments
    159 Mayfair House - Woodstock
-----------------------------------------------------------------------------------------------------------------------

                                                                                                  2nd Largest
                                                                                                  Tenant Area    2nd Largest
Control                                                                                           Leased (Sq.      Tenant
Number  Property Name                             2nd Largest Tenant Name                             Ft.)     Expiration Date
---------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814
---------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II
     71 Marsh Creek Corporate Center II                        Bender Incorporated                      9,142         02/28/02
     72 Shopko - Site 815
     73 Beechwood Villa Apartments
     74 Comfort Inn Alexandria
---------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments
     76 Residence Inn/Knoxville
     77 Clocktower Square Center                                 Brooks Pharmacy                        7,696         11/01/99
     78 The Villas at College Hill
     79 Livingston Place
---------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street                                           Danforth                            3,012         07/30/02
---------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century
     83 Marsh Creek Corporate Center I                         Lionville Beverages                      6,117         06/30/99
     84 Shopko - Site 889/ The Joplin Mall
     85 Tustin & Katella Retail Center                Petco Animal Supplies DBA Super Pets             18,000         03/14/07
     86 Triangle Building                                        March of Dimes                         7,119         10/31/02
---------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head
     88 Intertech Building                                     Atlas / Soundolier                      24,975         01/31/01
     89 Days Inn - Alexandria
     90 Village Square Shopping Center                          Tokyo Restaurant                        4,151     Multiple Spaces
     91 Raymond Building                                       Vertical Management                      4,936         09/30/02
---------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust
     93 Sabre Springs Marketplace                               La Petite Academy                       6,900         09/30/07
     94 Somerpoint (Woodvalley)
     95 Motel 6 1081 Little Rock (W)
     96 Astor Avenue Office Building                           New York Total Care                      3,000         03/31/06
---------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing                                        C.A. Lawton Company                     18,820         07/18/03
     98 Towne View Plaza Retail Center                              Anamia's                            3,500         11/30/08
     99 456-458 Sackett Point Road                            United Parcel Service                    57,280         04/30/08
    100 SDJ Enterprises
    101 Ramada Plaza West
---------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                                               Johnny Loves                          4,638         08/18/08
    103 Delmont Village Shopping Center                            BrandsMart                          12,000         10/31/02
    104 Golden Horseshoe Shopping Center                        US Postal Service                       5,625         07/31/07
    105 Cottman Plaza                                           West Coast Video                        6,240         07/31/02
    106 Town Square Office & Retail Plaza                      Homestead Day Care                       4,800         11/30/04
---------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
---------------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place
    109 Motel 6 740 Reno Sparks
    110 Deerfoot Office Park                                         Wiesner                            7,056         02/28/05
    111 Motel 6 608 Mobile
    112 Burlington Manor
---------------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township
    114 Old City Market                                              Malones                           11,116     Multiple Spaces
    115 Paseo Financial Center                                  Distinctive Homes                       3,963         07/31/11
    116 1160-1180 Eugenia Place                                      Stetson                            6,258         05/31/01
    117 Village East Apartments
---------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL
    119 Walgreen Colleyville
    120 The Trails Apartments
    121 Woodfield Gardens
    122 Rite Aid - Holland
---------------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South
    124 Shrine Apartments
    125 Walgreens at Silver Lakes
    126 Best Western Governors Inn
    127 Staples York Loucks Road
---------------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center                            United Furniture Warehouse                  18,000         01/31/07
    129 Highland Terrace
    130 Fairfield Inn - Mobile
    131 Coquina Lakes Apartments
    132 Walgreen Franklin Fieldstone
---------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                       Pasta Restaurants of NFL & GA, Inc. (Semolina's)        4,000         09/30/00
    134 CVS Yarmouth Main
    135 Walgreen Duncanville Wheatland
    136 Cosmopolitan Apartments
    137 Rite Aid - Claremont
---------------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments
    139 Rancho Palms
    140 Tree Top Apartments
    141 Tri-Star Building
    142 Days Inn Shreveport
---------------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen
    144 Sun Shadow Apartments
    145 Eckerd Oveido Red Bug Lake
    146 Cascade Apartments
    147 Rite Aid - Ironton
---------------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio
 148.01 Starbuck's Uniondale
 148.02 Starbuck's Long Beach
 148.03 Birch Hill Square                                     Emigrant Savings Bank                     3,000         02/28/08
    149 Taylor Apartments
---------------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte
    151 Roosevelt Plaza                                    Development Corp. of Israel                  2,418         06/01/99
    152 The Coral Tree Apartments
    153 Commack Commons                                          Scott's Florist                        1,250         07/31/03
    154 Shafer Plaza VIII                                          Radio Shack                          3,500         12/31/08
---------------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL
    156 Union Savings Bank                                       Robert G. Lyon                         2,190         12/14/02
    157 Hewitt Square Shopping Center                          Knight of Columbus                       4,054         03/01/02
    158 Pine Brook Apartments
    159 Mayfair House - Woodstock
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                 3rd Largest      3rd Largest
Control                                                                                          Tenant Area         Tenant
Number  Property Name                                    3rd Largest Tenant Name               Leased (Sq. Ft.)  Expiration Date
--------------------------------------------------------------------------------------------------------------------------------
     69 Shopko - Site 814
--------------------------------------------------------------------------------------------------------------------------------
     70 Tuscany Village Phase II
     71 Marsh Creek Corporate Center II              Instrumentation Tech. Assoc., Inc.              7,855          12/31/00
     72 Shopko - Site 815
     73 Beechwood Villa Apartments
     74 Comfort Inn Alexandria
--------------------------------------------------------------------------------------------------------------------------------
     75 Grande Apartments
     76 Residence Inn/Knoxville
     77 Clocktower Square Center                                Lanigan Golf                         5,150          04/01/99
     78 The Villas at College Hill
     79 Livingston Place
--------------------------------------------------------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street                                          Henley                            2,531          10/31/01
--------------------------------------------------------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century
     83 Marsh Creek Corporate Center I                 Springas Computer School Inc.                 5,586          09/30/03
     84 Shopko - Site 889/ The Joplin Mall
     85 Tustin & Katella Retail Center                          3-Day Blinds                         7,676          02/28/03
     86 Triangle Building                                Atlas Roofing Corporation                   5,885          04/30/99
--------------------------------------------------------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head
     88 Intertech Building                                The Hartford Steam Boil                    5,754          04/30/01
     89 Days Inn - Alexandria
     90 Village Square Shopping Center                         Oriental Foods                        3,038          12/01/99
     91 Raymond Building                                  Valencia, Perez et. al.                    4,732          08/31/99
--------------------------------------------------------------------------------------------------------------------------------
     92 Eagle Davenport Locust
     93 Sabre Springs Marketplace                            Visual Photography                      2,435          05/01/05
     94 Somerpoint (Woodvalley)
     95 Motel 6 1081 Little Rock (W)
     96 Astor Avenue Office Building                         Frank Sandor, M.D.                      2,500          08/01/99
--------------------------------------------------------------------------------------------------------------------------------
     97 K&K Warehousing
     98 Towne View Plaza Retail Center                          Art & Frame                          2,500          11/30/03
     99 456-458 Sackett Point Road
    100 SDJ Enterprises
    101 Ramada Plaza West
--------------------------------------------------------------------------------------------------------------------------------
    102 Polk Street                                        San Francisco Cleaners                    2,223          12/31/01
    103 Delmont Village Shopping Center                     Picadilly Cafeteria                     10,200          08/31/00
    104 Golden Horseshoe Shopping Center               LSW Corp. (Chinese Restaurant)                3,060          06/30/04
    105 Cottman Plaza                                          Payless Shoes                         3,663          12/31/03
    106 Town Square Office & Retail Plaza                      Word Cruncher                         3,994          03/31/02
--------------------------------------------------------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
--------------------------------------------------------------------------------------------------------------------------------
    108 Statesville Place
    109 Motel 6 740 Reno Sparks
    110 Deerfoot Office Park                                       Senko                             4,554          02/28/03
    111 Motel 6 608 Mobile
    112 Burlington Manor
--------------------------------------------------------------------------------------------------------------------------------
    113 Rite Aid - Commerce Township
    114 Old City Market                                           Seasons                            5,504          06/30/08
    115 Paseo Financial Center                                  Gray Wilson                          3,481          06/30/11
    116 1160-1180 Eugenia Place                                  Clean Seas                          2,828          03/31/02
    117 Village East Apartments
--------------------------------------------------------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL
    119 Walgreen Colleyville
    120 The Trails Apartments
    121 Woodfield Gardens
    122 Rite Aid - Holland
--------------------------------------------------------------------------------------------------------------------------------
    123 Days Inn Fredericksburg South
    124 Shrine Apartments
    125 Walgreens at Silver Lakes
    126 Best Western Governors Inn
    127 Staples York Loucks Road
--------------------------------------------------------------------------------------------------------------------------------
    128 OfficeMax Retail Center
    129 Highland Terrace
    130 Fairfield Inn - Mobile
    131 Coquina Lakes Apartments
    132 Walgreen Franklin Fieldstone
--------------------------------------------------------------------------------------------------------------------------------
    133 Riverside Parkway                      Richard Williams Inc. d/b/a Century 21 Realty         3,333          09/30/00
    134 CVS Yarmouth Main
    135 Walgreen Duncanville Wheatland
    136 Cosmopolitan Apartments
    137 Rite Aid - Claremont
--------------------------------------------------------------------------------------------------------------------------------
    138 Sandridge Apartments
    139 Rancho Palms
    140 Tree Top Apartments
    141 Tri-Star Building
    142 Days Inn Shreveport
--------------------------------------------------------------------------------------------------------------------------------
    143 Warehousing of Wisconsin -  Larsen
    144 Sun Shadow Apartments
    145 Eckerd Oveido Red Bug Lake
    146 Cascade Apartments
    147 Rite Aid - Ironton
--------------------------------------------------------------------------------------------------------------------------------
    148 Centre Financial Portfolio
 148.01 Starbuck's Uniondale
 148.02 Starbuck's Long Beach
 148.03 Birch Hill Square                                      Shields & Co.                         3,000          11/30/01
    149 Taylor Apartments
--------------------------------------------------------------------------------------------------------------------------------
    150 Days Inn - Charlotte
    151 Roosevelt Plaza                                        Precious Cargo                        2,305          10/31/03
    152 The Coral Tree Apartments
    153 Commack Commons                                      A&R Kitchen & Bath                      1,250          01/31/03
    154 Shafer Plaza VIII                               Amco Insurance Agency, Inc.                  1,495          05/31/05
--------------------------------------------------------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL
    156 Union Savings Bank                                     KCB Management                        1,939          03/31/02
    157 Hewitt Square Shopping Center                         Fourstar Variety                       3,680          02/29/04
    158 Pine Brook Apartments
    159 Mayfair House - Woodstock
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
                                                Affiliated
                                               Borrowers In
Control                                       Excess of 5% of             ARD
Number  Property Name                             Pool                   LOANS
------------------------------------------------------------------------------
     69 Shopko - Site 814                     Kimco Realty Corp.          ARD
------------------------------------------------------------------------------
     70 Tuscany Village Phase II
     71 Marsh Creek Corporate Center II
     72 Shopko - Site 815                     Kimco Realty Corp.          ARD
     73 Beechwood Villa Apartments
     74 Comfort Inn Alexandria
------------------------------------------------------------------------------
     75 Grande Apartments
     76 Residence Inn/Knoxville
     77 Clocktower Square Center
     78 The Villas at College Hill
     79 Livingston Place                      Pinnacle Companies
------------------------------------------------------------------------------
     80 Taylor & Bird Portfolio
  80.01 Claxton
  80.02 Metter
  80.03 Statesboro
     81 One Hollis Street
------------------------------------------------------------------------------
     82 Warehousing of Wisconsin - Century
     83 Marsh Creek Corporate Center I
     84 Shopko - Site 889/ The Joplin Mall    Kimco Realty Corp.          ARD
     85 Tustin & Katella Retail Center
     86 Triangle Building
------------------------------------------------------------------------------
     87 Motel 6 1129 Hilton Head
     88 Intertech Building
     89 Days Inn - Alexandria
     90 Village Square Shopping Center
     91 Raymond Building
------------------------------------------------------------------------------
     92 Eagle Davenport Locust
     93 Sabre Springs Marketplace
     94 Somerpoint (Woodvalley)               Pinnacle Companies
     95 Motel 6 1081 Little Rock (W)
     96 Astor Avenue Office Building
------------------------------------------------------------------------------
     97 K&K Warehousing
     98 Towne View Plaza Retail Center
     99 456-458 Sackett Point Road
    100 SDJ Enterprises
    101 Ramada Plaza West
------------------------------------------------------------------------------
    102 Polk Street
    103 Delmont Village Shopping Center
    104 Golden Horseshoe Shopping Center
    105 Cottman Plaza
    106 Town Square Office & Retail Plaza
------------------------------------------------------------------------------
    107 Steeplechase Apartments Portfolio
 107.01 143 Pine Street
 107.02 190 Wood Circle
 107.03 311 Hardin Street
 107.04 784 Howard Street
------------------------------------------------------------------------------
    108 Statesville Place
    109 Motel 6 740 Reno Sparks
    110 Deerfoot Office Park
    111 Motel 6 608 Mobile
    112 Burlington Manor
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    113 Rite Aid - Commerce Township
    114 Old City Market
    115 Paseo Financial Center
    116 1160-1180 Eugenia Place
    117 Village East Apartments
------------------------------------------------------------------------------
    118 Rhodes Furniture - Fort Meyers, FL
    119 Walgreen Colleyville
    120 The Trails Apartments
    121 Woodfield Gardens
    122 Rite Aid - Holland
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    123 Days Inn Fredericksburg South
    124 Shrine Apartments
    125 Walgreens at Silver Lakes
    126 Best Western Governors Inn
    127 Staples York Loucks Road
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    128 OfficeMax Retail Center
    129 Highland Terrace
    130 Fairfield Inn - Mobile
    131 Coquina Lakes Apartments
    132 Walgreen Franklin Fieldstone
------------------------------------------------------------------------------
    133 Riverside Parkway
    134 CVS Yarmouth Main
    135 Walgreen Duncanville Wheatland
    136 Cosmopolitan Apartments
    137 Rite Aid - Claremont
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    138 Sandridge Apartments
    139 Rancho Palms
    140 Tree Top Apartments
    141 Tri-Star Building
    142 Days Inn Shreveport
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    143 Warehousing of Wisconsin -  Larsen
    144 Sun Shadow Apartments
    145 Eckerd Oveido Red Bug Lake
    146 Cascade Apartments
    147 Rite Aid - Ironton
------------------------------------------------------------------------------
    148 Centre Financial Portfolio
 148.01 Starbuck's Uniondale
 148.02 Starbuck's Long Beach
 148.03 Birch Hill Square
    149 Taylor Apartments
------------------------------------------------------------------------------
    150 Days Inn - Charlotte
    151 Roosevelt Plaza
    152 The Coral Tree Apartments
    153 Commack Commons
    154 Shafer Plaza VIII
------------------------------------------------------------------------------
    155 Rhodes Furniture - Montgomery, AL
    156 Union Savings Bank
    157 Hewitt Square Shopping Center
    158 Pine Brook Apartments
    159 Mayfair House - Woodstock
------------------------------------------------------------------------------






Control
Number  Property Name                                        Address                                           City            State
------------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville           1525 Putt Putt Lane                                Charlottesville   VA
    161 Ocean Terrace (4)                                   752 Ocean Avenue                                   Long Branch       NJ
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun   Various                                            Radford           VA
 162.01 1104/1105/1108 Downey                               1104/1105/1108 Downey                              Radford           VA
 162.02 1114 Clement                                        1114 Clement                                       Radford           VA
------------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                        1106 Calhoun                                       Radford           VA
    163 Harvard Apartments                                  2600 Harvard Drive                                 Chesapeake        VA
    164 Interama Warehouses                                 1895-1929 NE 150th St. & 1890-1928 NE 151st St.    North Miami       FL
    165 Lakeview Warehouse                                  1401-1485 Banks Road                               Margate           FL
    166 Goldome Portfolio                                   Various                                            Omaha             NE
------------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                4907-4909 Davenport Street                         Omaha             NE
 166.02 Genoa & Sagamore Apartments                         3828 & 3830 Cass Street                            Omaha             NE
 166.03 Glendale Apartments                                 406 N. 49th Street                                 Omaha             NE
 166.04 Norton Apartments                                   5019-5021 Underwood                                Omaha             NE
 166.05 Roycroft Apartments                                 5017 Underwood                                     Omaha             NE
------------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                       1264 Branchlands Dr.                               Charlottesville   VA
    168 Eckerd Ferber Tallahassee                           NEC North Monroe & Crowder St.                     Tallahassee       FL
    169 CVS Lansdowne Hollins Ferry                         3915 Hollins Ferry Road                            Lansdowne         MD
    170 Garden Gate                                         220-234 Park Ave North                             Winter Park       FL
    171 Super 8 Motel                                       8 Croswell Road                                    Asheville         NC
------------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                             2401 Oxford Millville Rd.                          Hamilton          OH
    173 Robert Arms Apartments                              3204 Route 9W                                      New Windsor       NY
    174 Heilig-Meyers - Wilson, NC                          1951 Westwood Avenue                               Wilson            NC
    175 Eckerd, Tarboro                                     1600 Main Street                                   Tarboro           NC
    176 3950-3970 Laconia Avenue                            3950-3970 Laconia Avenue                           New York          NY
------------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                1302 Amberwood Drive                               Norfolk           NE
    178 The Palms of Sarasota                               4900-5176 Old Bradenton Road                       Sarasota          FL
    179 Heilig-Meyers - Santa Rosa, CA                      2908 Santa Rosa Avenue                             Santa Rosa        CA
    180 CVS Rocky Mount                                     Franklin St & Dent Street                          Rocky Mount       VA
    181 Madison Ridge Apartments                            355 Lake Drive                                     Marietta          GA
------------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                705 Maysville Road                                 Mount Sterling    KY
    183 Heilig-Meyers - Riverside, CA                       9185 Magnolia Avenue                               Riverside         CA
    184 Gates Place Apartments                              3425 Gates Place                                   Bronx             NY
    185 Heilig-Meyers - Richmond, VA                        8820 Park Central Drive                            Richmond          VA
    186 506-508 Fairfax Street                              506-508 Fairfax Street                             Radford           VA
------------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                          1540 Mechanical Blvd.                              Garner            NC
    188 Hamilton Park Apartments                            1861-1867 Middlesex Street                         Lowell            MA
    189 Information Management Systems Building             3826 East Watkins Street                           Phoenix           AZ
    190 IHOP Rock Hill North Cherry                         North Cherry Road                                  Rock Hill         SC
    191 Heilig-Meyers - Fresno-Blackstone, CA               6375 North Blackstone                              Fresno            CA
------------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                     4401-4496 NW 15th Street                           Margate           FL
    193 CVS Greenville Old Buncombe                         4102 Old Buncombe Road                             Greenville        SC
    194 Heilig-Meyers - Forsyth, IL                         1360 Koester Blvd                                  Forsyth           IL
    195 Heilig-Meyers - Owensboro, KY                       2916 West Parrish Avenue                           Owensboro         KY
    196 Heilig-Meyers - Peru, IL                            4391 Venture Drive                                 Peru              IL
------------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                          2390 Ross Clark Circle                             Dothan            AL
    198 Heilig-Meyers - Evansville, IN                      301 North Royal Avenue                             Evansville        IN
    199 Heilig-Meyers - Hopkinsville, KY                    4537 Fort Campbell Blvd                            Hopkinsville      KY
    200 Heilig-Meyers - Talllahassee, FL                    3213 Appalachee Parkway                            Tallahassee       FL
    201 Heilig-Meyers - Visalia, CA                         2700 South Mooney Boulevard                        Visalia           CA
------------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                       299 New Cassidy Boulevard                          Pikeville         KY
    203 Heilig-Meyers - Albany, GA                          2311 Lake Park Drive                               Albany            GA
    204 Heilig-Meyers - Heath, OH                           1175 Hebron Road                                   Heath             OH
    205 Heilig-Meyers - Marion, IL                          2800 East Outer Drive                              Marion            IL
    206 Heilig-Meyers - Temple, TX                          2626 South 37th Street                             Temple            TX
------------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                      2650 Mayesville Pike                               Zanesville        OH
    208 Heilig-Meyers - Fresno-Kings Canyon, CA             4949 East Kings Canyon Road                        Fresno            CA
    209 Heilig-Meyers - Jackson, MS                         1600 Terry Road                                    Jackson           MS
    210 Heilig-Meyers - Modesto, CA                         2412 McHenery Avenue                               Modesto           CA
    211 Heilig-Meyers - Champaign, IL                       2212 N. Market Street                              Champaign         IL
------------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                         521 East Main Street                               Sanford           NC
    213 Heilig-Meyers - Moberly, MO                         1720 Crete Street                                  Moberly           MO
    214 Flenniken Square                                    3935 Martin Mill Pike                              Knoxville         TN
    215 300 Barton Street                                   300 Barton Street                                  Pawtucket         RI
    216 Southland Ormond Beach Nova                         690 South Nova Road                                Ormond Beach      FL
------------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                              606-610 Clement Street                             Radford           VA
    218 Motel 6 202 Lumberton                               2361 Lackey Road                                   Lumberton         NC
    219 Bulova Technologies Building                        3820 East Watkins Street                           Phoenix           AZ
    220 605-607 Downey Street                               605-607 Downey Street                              Radford           VA
    221 Carroll Lane Apartments                             5623 Carroll Lane                                  Corpus Christi    TX
------------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                 1208 Clement Street                                Radford           VA
    223 Spring Market Shopping Center                       6405 Fairburn Rd.                                  Douglasville      GA

                                                                            Cross-
                                                                        Collateralized                                   % of
                                                                          and Cross-                                Aggregate
Control                                                                    Defaulted      Original  Cut-Off Date Cut-Off Date
Number  Property Name                                         Zip Code      Groups     Balance ($)   Balance ($)      Balance
------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville              22901                   2,000,000     1,993,054          0.17%
    161 Ocean Terrace (4)                                      07740                   2,000,000     1,980,845          0.17%
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun      24141        Summit     1,968,560     1,958,878          0.17%
 162.01 1104/1105/1108 Downey                                  24141
 162.02 1114 Clement                                           24141
------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                           24141
    163 Harvard Apartments                                     23324                   1,920,000     1,916,639          0.16%
    164 Interama Warehouses                                    33161                   1,913,000     1,908,797          0.16%
    165 Lakeview Warehouse                                     33063                   1,885,000     1,882,330          0.16%
    166 Goldome Portfolio                                      68132                   1,868,000     1,861,357          0.16%
------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                   68132
 166.02 Genoa & Sagamore Apartments                            68132
 166.03 Glendale Apartments                                    68132
 166.04 Norton Apartments                                      68132
 166.05 Roycroft Apartments                                    68132
------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                          22901                   1,850,000     1,848,059          0.16%
    168 Eckerd Ferber Tallahassee                              32301                   1,861,865     1,836,154          0.16%
    169 CVS Lansdowne Hollins Ferry                            21227                   1,846,392     1,831,525          0.16%
    170 Garden Gate                                            32790                   1,800,000     1,790,687          0.15%
    171 Super 8 Motel                                          28806                   1,800,000     1,767,561          0.15%
------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                                45013                   1,766,000     1,764,324          0.15%
    173 Robert Arms Apartments                                 12553                   1,710,000     1,701,444          0.14%
    174 Heilig-Meyers - Wilson, NC                             27893                   1,708,984     1,693,551          0.14%
    175 Eckerd, Tarboro                                        27886                   1,707,770     1,690,369          0.14%
    176 3950-3970 Laconia Avenue                               10466                   1,687,000     1,678,574          0.14%
------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                   68701                   1,600,000     1,598,815          0.14%
    178 The Palms of Sarasota                                  34230                   1,600,000     1,598,339          0.14%
    179 Heilig-Meyers - Santa Rosa, CA                         95407                   1,572,266     1,558,067          0.13%
    180 CVS Rocky Mount                                        24151                   1,534,946     1,520,209          0.13%
    181 Madison Ridge Apartments                               30064                   1,520,000     1,518,970          0.13%
------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                   40353         BMI       1,540,000     1,507,846          0.13%
    183 Heilig-Meyers - Riverside, CA                          92503                   1,520,996     1,507,260          0.13%
    184 Gates Place Apartments                                 10467                   1,500,000     1,494,969          0.13%
    185 Heilig-Meyers - Richmond, VA                           23227                   1,503,906     1,490,325          0.13%
    186 506-508 Fairfax Street                                 24141        Summit     1,431,680     1,424,638          0.12%
------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                             27529                   1,435,547     1,422,583          0.12%
    188 Hamilton Park Apartments                               01851                   1,400,000     1,398,923          0.12%
    189 Information Management Systems Building                85034                   1,400,000     1,398,272          0.12%
    190 IHOP Rock Hill North Cherry                            29730                   1,397,827     1,389,770          0.12%
    191 Heilig-Meyers - Fresno-Blackstone, CA                  93710                   1,350,098     1,337,905          0.11%
------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                        33063                   1,325,000     1,322,090          0.11%
    193 CVS Greenville Old Buncombe                            27258                   1,347,794     1,306,853          0.11%
    194 Heilig-Meyers - Forsyth, IL                            62535                   1,298,828     1,287,099          0.11%
    195 Heilig-Meyers - Owensboro, KY                          42301                   1,298,828     1,287,099          0.11%
    196 Heilig-Meyers - Peru, IL                               61354                   1,298,828     1,287,099          0.11%
------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                             36301                   1,281,738     1,270,163          0.11%
    198 Heilig-Meyers - Evansville, IN                         47715                   1,281,738     1,270,163          0.11%
    199 Heilig-Meyers - Hopkinsville, KY                       42240                   1,264,648     1,253,228          0.11%
    200 Heilig-Meyers - Talllahassee, FL                       32311                   1,264,648     1,253,228          0.11%
    201 Heilig-Meyers - Visalia, CA                            93277                   1,264,648     1,253,228          0.11%
------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                          41501                   1,247,559     1,236,292          0.10%
    203 Heilig-Meyers - Albany, GA                             31707                   1,230,469     1,219,357          0.10%
    204 Heilig-Meyers - Heath, OH                              43056                   1,230,469     1,219,357          0.10%
    205 Heilig-Meyers - Marion, IL                             62959                   1,230,469     1,219,357          0.10%
    206 Heilig-Meyers - Temple, TX                             76504                   1,213,379     1,202,421          0.10%
------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                         43701                   1,196,289     1,185,486          0.10%
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                93727                   1,179,199     1,168,550          0.10%
    209 Heilig-Meyers - Jackson, MS                            39204                   1,179,199     1,168,550          0.10%
    210 Heilig-Meyers - Modesto, CA                            95350                   1,162,109     1,151,615          0.10%
    211 Heilig-Meyers - Champaign, IL                          61821                   1,127,930     1,117,744          0.09%
------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                            27331                   1,110,840     1,100,808          0.09%
    213 Heilig-Meyers - Moberly, MO                            65270                   1,110,840     1,100,808          0.09%
    214 Flenniken Square                                       37920                   1,082,000     1,080,177          0.09%
    215 300 Barton Street                                      02860                   1,075,000     1,071,814          0.09%
    216 Southland Ormond Beach Nova                            32174                   1,085,792     1,068,620          0.09%
------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                                 24141        Summit     1,073,760     1,068,479          0.09%
    218 Motel 6 202 Lumberton                                  28358                   1,084,997     1,039,177          0.09%
    219 Bulova Technologies Building                           85034                     900,000       898,889          0.08%
    220 605-607 Downey Street                                  24141       Highland      774,000       770,193          0.07%
    221 Carroll Lane Apartments                                78415                     750,000       749,041          0.06%
------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                    24141       Highland      516,000       513,462          0.04%
    223 Spring Market Shopping Center                          30133                     414,000       412,861          0.03%

                                                                 Cumulative %
                                                                 of Aggregate
Control                                                          Cut-Off Date    Mortgage
Number  Property Name                                                 Balance    Rate (%)
-----------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville               92.65%            7.3750%
    161 Ocean Terrace (4)                                       92.82%            7.4700%
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun       92.98%            6.8750%
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
-----------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments                                      93.15%            8.3750%
    164 Interama Warehouses                                     93.31%            7.7500%
    165 Lakeview Warehouse                                      93.47%            7.7500%
    166 Goldome Portfolio                                       93.63%            8.3750%
-----------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
-----------------------------------------------------------------------------------------
    167 Sargent House                                           93.78%            8.2500%
    168 Eckerd Ferber Tallahassee                               93.94%            7.2500%
    169 CVS Lansdowne Hollins Ferry                             94.09%            6.7400%
    170 Garden Gate                                             94.24%            6.6300%
    171 Super 8 Motel                                           94.39%            8.1500%
-----------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                                 94.54%            8.6250%
    173 Robert Arms Apartments                                  94.69%            7.3750%
    174 Heilig-Meyers - Wilson, NC                              94.83%            7.4100%
    175 Eckerd, Tarboro                                         94.97%            7.1250%
    176 3950-3970 Laconia Avenue                                95.11%            8.1200%
-----------------------------------------------------------------------------------------
    177 Amberwood Apartments                                    95.25%            7.5100%
    178 The Palms of Sarasota                                   95.39%            8.0800%
    179 Heilig-Meyers - Santa Rosa, CA                          95.52%            7.4100%
    180 CVS Rocky Mount                                         95.65%            7.0000%
    181 Madison Ridge Apartments                                95.77%            7.9500%
-----------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                    95.90%            7.3750%
    183 Heilig-Meyers - Riverside, CA                           96.03%            7.4100%
    184 Gates Place Apartments                                  96.16%            7.7500%
    185 Heilig-Meyers - Richmond, VA                            96.28%            7.4100%
    186 506-508 Fairfax Street                                  96.40%            6.8750%
-----------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                              96.52%            7.4100%
    188 Hamilton Park Apartments                                96.64%            7.3200%
    189 Information Management Systems Building                 96.76%            7.6400%
    190 IHOP Rock Hill North Cherry                             96.88%            7.7500%
    191 Heilig-Meyers - Fresno-Blackstone, CA                   96.99%            7.4100%
-----------------------------------------------------------------------------------------
    192 Mears Warehouse                                         97.10%            7.7500%
    193 CVS Greenville Old Buncombe                             97.21%            7.1250%
    194 Heilig-Meyers - Forsyth, IL                             97.32%            7.4100%
    195 Heilig-Meyers - Owensboro, KY                           97.43%            7.4100%
    196 Heilig-Meyers - Peru, IL                                97.54%            7.4100%
-----------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                              97.65%            7.4100%
    198 Heilig-Meyers - Evansville, IN                          97.76%            7.4100%
    199 Heilig-Meyers - Hopkinsville, KY                        97.86%            7.4100%
    200 Heilig-Meyers - Talllahassee, FL                        97.97%            7.4100%
    201 Heilig-Meyers - Visalia, CA                             98.07%            7.4100%
-----------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                           98.18%            7.4100%
    203 Heilig-Meyers - Albany, GA                              98.28%            7.4100%
    204 Heilig-Meyers - Heath, OH                               98.38%            7.4100%
    205 Heilig-Meyers - Marion, IL                              98.49%            7.4100%
    206 Heilig-Meyers - Temple, TX                              98.59%            7.4100%
-----------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                          98.69%            7.4100%
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                 98.79%            7.4100%
    209 Heilig-Meyers - Jackson, MS                             98.89%            7.4100%
    210 Heilig-Meyers - Modesto, CA                             98.99%            7.4100%
    211 Heilig-Meyers - Champaign, IL                           99.08%            7.4100%
-----------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                             99.17%            7.4100%
    213 Heilig-Meyers - Moberly, MO                             99.27%            7.4100%
    214 Flenniken Square                                        99.36%            8.9000%
    215 300 Barton Street                                       99.45%            8.5000%
    216 Southland Ormond Beach Nova                             99.54%            9.1250%
-----------------------------------------------------------------------------------------
    217 606-610 Clement Street                                  99.63%            6.8750%
    218 Motel 6 202 Lumberton                                   99.72%            7.2350%
    219 Bulova Technologies Building                            99.79%            7.6400%
    220 605-607 Downey Street                                   99.86%            6.8750%
    221 Carroll Lane Apartments                                 99.92%            7.5000%
-----------------------------------------------------------------------------------------
    222 1208 Clement Street                                     99.97%            6.8750%
    223 Spring Market Shopping Center                          100.00%            9.5000%

                                                                                                                    Original
                                                                                                                    Interest
                                                                             Interest                                 Only
Control                                                   Administrative     Accrual                                 Period
Number  Property Name                                     Cost Rate (%)       Method      Amortization Type (1)      (Mos.)
---------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville           0.06225%         Actual/360   Amortizing Balloon
    161 Ocean Terrace (4)                                   0.06225%         Actual/360    Fully Amortizing
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun   0.06225%         Actual/360   Amortizing Balloon
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
--------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments                                  0.06225%         Actual/360   Amortizing Balloon
    164 Interama Warehouses                                 0.06225%           30/360     Amortizing Balloon
    165 Lakeview Warehouse                                  0.06225%           30/360     Amortizing Balloon
    166 Goldome Portfolio                                   0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
--------------------------------------------------------------------------------------------------------------
    167 Sargent House                                       0.06225%         Actual/360   Amortizing Balloon
    168 Eckerd Ferber Tallahassee                           0.06225%           30/360      Fully Amortizing
    169 CVS Lansdowne Hollins Ferry                         0.06225%           30/360      Fully Amortizing
    170 Garden Gate                                         0.11475%         Actual/360   Amortizing Balloon
    171 Super 8 Motel                                       0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                             0.06225%         Actual/360   Amortizing Balloon
    173 Robert Arms Apartments                              0.06225%         Actual/360   Amortizing Balloon
    174 Heilig-Meyers - Wilson, NC                          0.06225%         Actual/360   Amortizing Balloon
    175 Eckerd, Tarboro                                     0.06225%           30/360      Fully Amortizing
    176 3950-3970 Laconia Avenue                            0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                0.06225%         Actual/360   Amortizing Balloon
    178 The Palms of Sarasota                               0.06225%         Actual/360   Amortizing Balloon
    179 Heilig-Meyers - Santa Rosa, CA                      0.06225%         Actual/360   Amortizing Balloon
    180 CVS Rocky Mount                                     0.06225%           30/360      Fully Amortizing
    181 Madison Ridge Apartments                            0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                0.06225%         Actual/360    Fully Amortizing
    183 Heilig-Meyers - Riverside, CA                       0.06225%         Actual/360   Amortizing Balloon
    184 Gates Place Apartments                              0.06225%         Actual/360   Amortizing Balloon
    185 Heilig-Meyers - Richmond, VA                        0.06225%         Actual/360   Amortizing Balloon
    186 506-508 Fairfax Street                              0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                          0.06225%         Actual/360   Amortizing Balloon
    188 Hamilton Park Apartments                            0.06225%         Actual/360   Amortizing Balloon
    189 Information Management Systems Building             0.06225%         Actual/360   Amortizing Balloon
    190 IHOP Rock Hill North Cherry                         0.06225%           30/360      Fully Amortizing
    191 Heilig-Meyers - Fresno-Blackstone, CA               0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                     0.06225%           30/360     Amortizing Balloon
    193 CVS Greenville Old Buncombe                         0.06225%           30/360      Fully Amortizing
    194 Heilig-Meyers - Forsyth, IL                         0.06225%         Actual/360   Amortizing Balloon
    195 Heilig-Meyers - Owensboro, KY                       0.06225%         Actual/360   Amortizing Balloon
    196 Heilig-Meyers - Peru, IL                            0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                          0.06225%         Actual/360   Amortizing Balloon
    198 Heilig-Meyers - Evansville, IN                      0.06225%         Actual/360   Amortizing Balloon
    199 Heilig-Meyers - Hopkinsville, KY                    0.06225%         Actual/360   Amortizing Balloon
    200 Heilig-Meyers - Talllahassee, FL                    0.06225%         Actual/360   Amortizing Balloon
    201 Heilig-Meyers - Visalia, CA                         0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                       0.06225%         Actual/360   Amortizing Balloon
    203 Heilig-Meyers - Albany, GA                          0.06225%         Actual/360   Amortizing Balloon
    204 Heilig-Meyers - Heath, OH                           0.06225%         Actual/360   Amortizing Balloon
    205 Heilig-Meyers - Marion, IL                          0.06225%         Actual/360   Amortizing Balloon
    206 Heilig-Meyers - Temple, TX                          0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                      0.06225%         Actual/360   Amortizing Balloon
    208 Heilig-Meyers - Fresno-Kings Canyon, CA             0.06225%         Actual/360   Amortizing Balloon
    209 Heilig-Meyers - Jackson, MS                         0.06225%         Actual/360   Amortizing Balloon
    210 Heilig-Meyers - Modesto, CA                         0.06225%         Actual/360   Amortizing Balloon
    211 Heilig-Meyers - Champaign, IL                       0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                         0.06225%         Actual/360   Amortizing Balloon
    213 Heilig-Meyers - Moberly, MO                         0.06225%         Actual/360   Amortizing Balloon
    214 Flenniken Square                                    0.06225%           30/360      Fully Amortizing
    215 300 Barton Street                                   0.06225%         Actual/360   Amortizing Balloon
    216 Southland Ormond Beach Nova                         0.06225%           30/360      Fully Amortizing
--------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                              0.06225%         Actual/360   Amortizing Balloon
    218 Motel 6 202 Lumberton                               0.19725%           30/360     Amortizing Balloon
    219 Bulova Technologies Building                        0.06225%         Actual/360   Amortizing Balloon
    220 605-607 Downey Street                               0.06225%         Actual/360   Amortizing Balloon
    221 Carroll Lane Apartments                             0.06225%         Actual/360   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                 0.06225%         Actual/360   Amortizing Balloon
    223 Spring Market Shopping Center                       0.06225%         Actual/360   Amortizing Balloon

                                                                     Remaining
                                                                      Original      Term to
                                                           Remaining  Term to    Maturity or
                                                            Interest Maturity or  Anticipated
                                                              Only   Anticipated   Repayment    Original      Remainig
Control                                                      Period   Repayment       Date     Amortization Amortization Origination
Number  Property Name                                        (Mos.)  Date (Mos.)     (Mos.)     Term (Mos.)  Term (Mos.)    Date
-----------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville                        120          118          240         238        02/04/99
    161 Ocean Terrace (4)                                                360          346          360         346        02/27/98
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun                120          114          360         354        10/30/98
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
----------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments                                               120          118          300         298        03/01/99
    164 Interama Warehouses                                              120          118          300         298        02/22/99
    165 Lakeview Warehouse                                               120          118          360         358        02/26/99
    166 Goldome Portfolio                                                120          114          360         354        10/23/98
----------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
----------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                                    120          118          360         358        02/12/99
    168 Eckerd Ferber Tallahassee                                        235          228          235         228        09/04/98
    169 CVS Lansdowne Hollins Ferry                                      239          235          239         235        12/23/98
    170 Garden Gate                                                      120          114          360         354        10/14/98
    171 Super 8 Motel                                                    120          109          240         229        05/19/98
----------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                                          120          119          300         299        03/02/99
    173 Robert Arms Apartments                                            84           77          360         353        09/28/98
    174 Heilig-Meyers - Wilson, NC                                       156          148          300         292        08/05/98
    175 Eckerd, Tarboro                                                  236          230          236         230        10/29/98
    176 3950-3970 Laconia Avenue                                         120          115          300         295        11/18/98
----------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                             120          119          360         359        03/24/99
    178 The Palms of Sarasota                                            120          119          300         299        03/04/99
    179 Heilig-Meyers - Santa Rosa, CA                                   156          148          300         292        08/05/98
    180 CVS Rocky Mount                                                  235          228          235         228        10/02/98
    181 Madison Ridge Apartments                                         120          119          360         359        03/31/99
----------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                             264          250          264         250        02/04/98
    183 Heilig-Meyers - Riverside, CA                                    156          148          300         292        08/05/98
    184 Gates Place Apartments                                           120          115          360         355        11/09/98
    185 Heilig-Meyers - Richmond, VA                                     156          148          300         292        08/05/98
    186 506-508 Fairfax Street                                           120          114          360         354        10/30/98
----------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                                       156          148          300         292        08/05/98
    188 Hamilton Park Apartments                                         120          119          360         359        03/31/99
    189 Information Management Systems Building                          120          118          360         358        02/26/99
    190 IHOP Rock Hill North Cherry                                      297          288          297         288        07/31/98
    191 Heilig-Meyers - Fresno-Blackstone, CA                            156          148          300         292        08/05/98
----------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                                  120          118          300         298        02/22/99
    193 CVS Greenville Old Buncombe                                      175          164          175         164        05/21/98
    194 Heilig-Meyers - Forsyth, IL                                      156          148          300         292        08/05/98
    195 Heilig-Meyers - Owensboro, KY                                    156          148          300         292        08/05/98
    196 Heilig-Meyers - Peru, IL                                         156          148          300         292        08/05/98
----------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                                       156          148          300         292        08/05/98
    198 Heilig-Meyers - Evansville, IN                                   156          148          300         292        08/05/98
    199 Heilig-Meyers - Hopkinsville, KY                                 156          148          300         292        08/05/98
    200 Heilig-Meyers - Talllahassee, FL                                 156          148          300         292        08/05/98
    201 Heilig-Meyers - Visalia, CA                                      156          148          300         292        08/05/98
----------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                                    156          148          300         292        08/05/98
    203 Heilig-Meyers - Albany, GA                                       156          148          300         292        08/05/98
    204 Heilig-Meyers - Heath, OH                                        156          148          300         292        08/05/98
    205 Heilig-Meyers - Marion, IL                                       156          148          300         292        08/05/98
    206 Heilig-Meyers - Temple, TX                                       156          148          300         292        08/05/98
----------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                                   156          148          300         292        08/05/98
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                          156          148          300         292        08/05/98
    209 Heilig-Meyers - Jackson, MS                                      156          148          300         292        08/05/98
    210 Heilig-Meyers - Modesto, CA                                      156          148          300         292        08/05/98
    211 Heilig-Meyers - Champaign, IL                                    156          148          300         292        08/05/98
----------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                                      156          148          300         292        08/05/98
    213 Heilig-Meyers - Moberly, MO                                      156          148          300         292        08/05/98
    214 Flenniken Square                                                 360          357          360         357        02/01/99
    215 300 Barton Street                                                120          118          240         238        02/10/99
    216 Southland Ormond Beach Nova                                      171          163          171         163        08/07/98
----------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                                           120          114          360         354        10/30/98
    218 Motel 6 202 Lumberton                                            216          205          270         259        05/29/98
    219 Bulova Technologies Building                                     120          118          360         358        02/26/99
    220 605-607 Downey Street                                            120          114          360         354        10/30/98
    221 Carroll Lane Apartments                                          120          118          360         358        02/18/99
----------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                              120          114          360         354        10/30/98
    223 Spring Market Shopping Center                                    120          117          300         297        01/15/99

Control                                                     Maturity or      Balloon     General                             CTL
Number  Property Name                                        ARD Date    Balance ($)  Property Type  Specific Property Type  Flag
------------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville            03/01/09    1,380,788    Self Storage
    161 Ocean Terrace (4)                                    03/01/28      208,450     Multifamily        Conventional
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun    11/01/08    1,711,087     Multifamily        Conventional
 162.01 1104/1105/1108 Downey                                                          Multifamily        Conventional
 162.02 1114 Clement                                                                   Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                                                   Multifamily        Conventional
    163 Harvard Apartments                                   03/01/09    1,600,588     Multifamily        Conventional
    164 Interama Warehouses                                  03/01/09    1,535,091     Industrial    Warehouse/Distribution
    165 Lakeview Warehouse                                   03/01/09    1,644,972     Industrial    Warehouse/Distribution
    166 Goldome Portfolio                                    11/01/08    1,685,260     Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                                           Multifamily        Conventional
 166.02 Genoa & Sagamore Apartments                                                    Multifamily        Conventional
 166.03 Glendale Apartments                                                            Multifamily        Conventional
 166.04 Norton Apartments                                                              Multifamily        Conventional
 166.05 Roycroft Apartments                                                            Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                        03/01/09    1,665,257     Healthcare        Congregate Care
    168 Eckerd Ferber Tallahassee                            05/01/18            0       Retail            Drug Store         CTL
    169 CVS Lansdowne Hollins Ferry                          12/01/18            0       Retail            Drug Store         CTL
    170 Garden Gate                                          11/10/08    1,556,828       Retail            Unanchored
    171 Super 8 Motel                                        06/01/08    1,276,426     Hospitality       Limited Service
----------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                              04/01/09    1,482,124         MHC
    173 Robert Arms Apartments                               10/01/05    1,583,884     Multifamily        Conventional
    174 Heilig-Meyers - Wilson, NC                           09/01/11    1,228,905       Retail             Anchored
    175 Eckerd, Tarboro                                      07/01/18            0       Retail            Drug Store         CTL
    176 3950-3970 Laconia Avenue                             12/01/08    1,395,488       Retail            Unanchored
----------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                 04/01/09    1,414,346     Multifamily        Conventional
    178 The Palms of Sarasota                                04/01/09    1,322,401     Multifamily        Conventional
    179 Heilig-Meyers - Santa Rosa, CA                       09/01/11    1,130,593       Retail             Anchored
    180 CVS Rocky Mount                                      05/01/18            0       Retail            Drug Store         CTL
    181 Madison Ridge Apartments                             04/01/09    1,358,258     Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                 03/01/20       70,814     Hospitality       Limited Service
    183 Heilig-Meyers - Riverside, CA                        09/01/11    1,093,725       Retail             Anchored
    184 Gates Place Apartments                               12/01/08    1,333,570     Multifamily        Conventional
    185 Heilig-Meyers - Richmond, VA                         09/01/11    1,081,438       Retail             Anchored
    186 506-508 Fairfax Street                               11/01/08    1,244,427     Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                           09/01/11    1,032,280       Retail             Anchored
    188 Hamilton Park Apartments                             04/01/09    1,231,585     Multifamily        Conventional
    189 Information Management Systems Building              03/01/09    1,241,793     Industrial    Warehouse/Distribution
    190 IHOP Rock Hill North Cherry                          05/01/23            0   Special Purpose       Restaurant         CTL
    191 Heilig-Meyers - Fresno-Blackstone, CA                09/01/11      970,835       Retail             Anchored
----------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                      03/01/09    1,063,250     Industrial    Warehouse/Distribution
    193 CVS Greenville Old Buncombe                          01/01/13            0       Retail            Drug Store         CTL
    194 Heilig-Meyers - Forsyth, IL                          09/01/11      933,968       Retail             Anchored
    195 Heilig-Meyers - Owensboro, KY                        09/01/11      933,968       Retail             Anchored
    196 Heilig-Meyers - Peru, IL                             09/01/11      933,968       Retail             Anchored
----------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                           09/01/11      921,678       Retail             Anchored
    198 Heilig-Meyers - Evansville, IN                       09/01/11      921,678       Retail             Anchored
    199 Heilig-Meyers - Hopkinsville, KY                     09/01/11      909,391       Retail             Anchored
    200 Heilig-Meyers - Talllahassee, FL                     09/01/11      909,391       Retail             Anchored
    201 Heilig-Meyers - Visalia, CA                          09/01/11      909,390       Retail             Anchored
----------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                        09/01/11      897,101       Retail             Anchored
    203 Heilig-Meyers - Albany, GA                           09/01/11      884,813       Retail             Anchored
    204 Heilig-Meyers - Heath, OH                            09/01/11      884,813       Retail             Anchored
    205 Heilig-Meyers - Marion, IL                           09/01/11      884,813       Retail             Anchored
    206 Heilig-Meyers - Temple, TX                           09/01/11      872,523       Retail             Anchored
----------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                       09/01/11      860,233       Retail             Anchored
    208 Heilig-Meyers - Fresno-Kings Canyon, CA              09/01/11      847,946       Retail             Anchored
    209 Heilig-Meyers - Jackson, MS                          09/01/11      847,946       Retail             Anchored
    210 Heilig-Meyers - Modesto, CA                          09/01/11      835,656       Retail             Anchored
    211 Heilig-Meyers - Champaign, IL                        09/01/11      811,078       Retail             Anchored
----------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                          09/01/11      798,788       Retail             Anchored
    213 Heilig-Meyers - Moberly, MO                          09/01/11      798,788       Retail             Anchored
    214 Flenniken Square                                     02/01/29            0     Multifamily           Sec. 42
    215 300 Barton Street                                    03/01/09      771,839       Retail             Anchored
    216 Southland Ormond Beach Nova                          12/01/12            0       Retail         Convenience Store     CTL
----------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                               11/01/08      933,320     Multifamily        Conventional
    218 Motel 6 202 Lumberton                                06/01/16      343,289     Hospitality       Limited Service      CTL
    219 Bulova Technologies Building                         03/01/09      798,296     Industrial    Warehouse/Distribution
    220 605-607 Downey Street                                11/01/08      672,767     Multifamily        Conventional
    221 Carroll Lane Apartments                              03/01/09      662,915     Multifamily        Conventional
----------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                  11/01/08      448,512     Multifamily        Conventional
    223 Spring Market Shopping Center                        02/01/09      355,272       Retail            Unanchored

Control                                                                                    Annual Debt    Net Cash
Number  Property Name                                      Prepayment Provisions          Service ($)(2)  Flow ($)  DSCR (x)
----------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville          L(4),D(5.75),O(.25)               191,512      283,827     1.48
    161 Ocean Terrace (4)                                  L(4),YM1%(6),1% (19.75),O(.25)    167,319      185,102     1.23
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun  L(4),D(5.75),O(.25)               155,184      280,786     1.81
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
----------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments                                 L(3),D(6.75),O(.25)               183,588      233,289     1.27
    164 Interama Warehouses                                L(4),D(5.75),O(.25)               173,393      243,769     1.41
    165 Lakeview Warehouse                                 L(4),D(5.75),O(.25)               162,052      204,985     1.26
    166 Goldome Portfolio                                  L(3),D(6.75),O(.25)               170,378      228,437     1.34
----------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                                                               38,404
 166.02 Genoa & Sagamore Apartments                                                                        28,701
 166.03 Glendale Apartments                                                                                32,157
 166.04 Norton Apartments                                                                                  43,970
 166.05 Roycroft Apartments                                                                                53,393
----------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                      L(4),D(5.75),O(.25)               166,781      208,642     1.25
    168 Eckerd Ferber Tallahassee                          L(8),YM(11.58)                      Steps      182,987     1.06
    169 CVS Lansdowne Hollins Ferry                        L(4),D(15.92)                     168,674      169,180     1.00
    170 Garden Gate                                        L(2.42),D(7.33),O(.25)            138,379      229,646     1.66
    171 Super 8 Motel                                      L(4),D(6)                         182,693      255,502     1.40
----------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                            L(4),D(5.75),O(.25)               172,433      215,544     1.25
    173 Robert Arms Apartments                             L(4),D(2.75),O(.25)               141,727      187,661     1.32
    174 Heilig-Meyers - Wilson, NC                         L(2.67),D(10.33)                  150,352      196,251     1.31
    175 Eckerd, Tarboro                                    L(4),D(15.66)                       Steps      156,435     1.00
    176 3950-3970 Laconia Avenue                           L(4),D(5.75),O(.25)               157,859      208,621     1.32
----------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                               L(4),D(5.75),O(.25)               134,381      173,227     1.29
    178 The Palms of Sarasota                              L(4),D(5.75),O(.25)               149,208      193,829     1.30
    179 Heilig-Meyers - Santa Rosa, CA                     L(2.67),D(10.33)                  138,324      180,551     1.31
    180 CVS Rocky Mount                                    L(4),D(15.58)                       Steps      136,048     1.03
    181 Madison Ridge Apartments                           L(4),D(5.75),O(.25)               133,203      169,266     1.27
----------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                               L(5),D(10),1.5%(6),O(1)           141,683      211,468     1.49
    183 Heilig-Meyers - Riverside, CA                      L(2.67),D(10.33)                  133,814      174,756     1.31
    184 Gates Place Apartments                             L(5),D(4.75),O(.25)               128,954      196,970     1.53
    185 Heilig-Meyers - Richmond, VA                       L(2.67),D(10.33)                  132,310      172,937     1.31
    186 506-508 Fairfax Street                             L(4),D(5.75),O(.25)               112,861      128,623     1.14
----------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                         L(2.67),D(10.33)                  126,296      164,851     1.31
    188 Hamilton Park Apartments                           L(4),D(5),O(1)                    115,404      151,119     1.31
    189 Information Management Systems Building            L(4),D(5.75),O(.25)               119,083      174,835     1.47
    190 IHOP Rock Hill North Cherry                        L(4),D(20.75)                       Steps      130,680     1.10
    191 Heilig-Meyers - Fresno-Blackstone, CA              L(2.67),D(10.33)                  118,778      155,064     1.31
----------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                    L(4),D(5.75),O(.25)               120,097      150,086     1.25
    193 CVS Greenville Old Buncombe                        L(4),D(10.58)                       Steps      139,801     1.00
    194 Heilig-Meyers - Forsyth, IL                        L(2.67),D(10.33)                  114,268      149,151     1.31
    195 Heilig-Meyers - Owensboro, KY                      L(2.67),D(10.33)                  114,268      149,151     1.31
    196 Heilig-Meyers - Peru, IL                           L(2.67),D(10.33)                  114,268      149,230     1.31
----------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                         L(2.67),D(10.33)                  112,764      147,189     1.31
    198 Heilig-Meyers - Evansville, IN                     L(2.67),D(10.33)                  112,764      147,189     1.31
    199 Heilig-Meyers - Hopkinsville, KY                   L(2.67),D(10.33)                  111,261      145,226     1.31
    200 Heilig-Meyers - Talllahassee, FL                   L(2.67),D(10.33)                  111,261      145,416     1.31
    201 Heilig-Meyers - Visalia, CA                        L(2.67),D(10.33)                  111,261      145,226     1.31
----------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                      L(2.67),D(10.33)                  109,757      143,264     1.31
    203 Heilig-Meyers - Albany, GA                         L(2.67),D(10.33)                  108,254      141,301     1.31
    204 Heilig-Meyers - Heath, OH                          L(2.67),D(10.33)                  108,254      141,301     1.31
    205 Heilig-Meyers - Marion, IL                         L(2.67),D(10.33)                  108,254      141,301     1.31
    206 Heilig-Meyers - Temple, TX                         L(2.67),D(10.33)                  106,750      139,338     1.31
----------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                     L(2.67),D(10.33)                  105,247      137,376     1.31
    208 Heilig-Meyers - Fresno-Kings Canyon, CA            L(2.67),D(10.33)                  103,743      135,414     1.31
    209 Heilig-Meyers - Jackson, MS                        L(2.67),D(10.33)                  103,743      135,414     1.31
    210 Heilig-Meyers - Modesto, CA                        L(2.67),D(10.33)                  102,240      133,451     1.31
    211 Heilig-Meyers - Champaign, IL                      L(2.67),D(10.33)                   99,233      129,526     1.31
----------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                        L(2.67),D(10.33)                   97,729      127,563     1.31
    213 Heilig-Meyers - Moberly, MO                        L(2.67),D(10.33)                   97,729      127,564     1.31
    214 Flenniken Square                                   L(10),1%(20)                      103,539      121,683     1.18
    215 300 Barton Street                                  L(3),D(7)                         111,949      147,615     1.32
    216 Southland Ormond Beach Nova                        L(8),YM1%(6.25)                     Steps      130,366     1.05
----------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                             L(4),D(5.75),O(.25)                84,646      116,925     1.38
    218 Motel 6 202 Lumberton                              L(2),YM(16)                         Steps       85,506     1.00
    219 Bulova Technologies Building                       L(4),D(5.75),O(.25)                76,553      116,666     1.52
    220 605-607 Downey Street                              L(4),D(5.75),O(.25)                61,016       81,651     1.34
    221 Carroll Lane Apartments                            L(4),D(5.75),O(.25)                62,929       78,651     1.25
----------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                L(4),D(5.75),O(.25)                40,677       66,282     1.63
    223 Spring Market Shopping Center                      L(4),D(5.75),O(.25)                43,405       54,288     1.25

                                                                                       Cutoff
Control                                                       Appraised   Appraisal     Date
Number  Property Name                                         Value ($)     Date       LTV (%)
---------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville             2,800,000   12/21/98      71.2%
    161 Ocean Terrace (4)                                     2,400,000   12/31/97      74.2%
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun     2,860,000   07/10/98      68.5%
 162.01 1104/1105/1108 Downey                                 1,300,000   07/10/98
 162.02 1114 Clement                                            780,000   07/10/98
---------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                            780,000   07/10/98
    163 Harvard Apartments                                    2,480,000   10/21/98      77.3%
    164 Interama Warehouses                                   2,550,000   08/29/98      74.9%
    165 Lakeview Warehouse                                    3,100,000   08/29/98      60.7%
    166 Goldome Portfolio                                     2,700,000   07/24/98      68.9%
---------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                    653,226   07/24/98
 166.02 Genoa & Sagamore Apartments                             566,129   07/24/98
 166.03 Glendale Apartments                                     435,484   07/24/98
 166.04 Norton Apartments                                       479,032   07/24/98
 166.05 Roycroft Apartments                                     566,129   07/24/98
---------------------------------------------------------------------------------------------
    167 Sargent House                                         2,380,000   12/01/98      77.6%
    168 Eckerd Ferber Tallahassee                             2,100,000   10/28/97      87.4%
    169 CVS Lansdowne Hollins Ferry                           1,950,000   10/29/98      93.9%
    170 Garden Gate                                           2,850,000   06/03/98      62.8%
    171 Super 8 Motel                                         2,600,000   10/22/97      68.0%
---------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                               2,400,000   08/18/98      73.5%
    173 Robert Arms Apartments                                2,450,000   08/11/98      69.4%
    174 Heilig-Meyers - Wilson, NC                            2,500,000   07/01/98      67.7%
    175 Eckerd, Tarboro                                       1,860,000   07/01/98      90.9%
    176 3950-3970 Laconia Avenue                              2,550,000   05/15/98      65.8%
---------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                  2,000,000   11/16/98      79.9%
    178 The Palms of Sarasota                                 2,200,000   01/06/99      72.7%
    179 Heilig-Meyers - Santa Rosa, CA                        2,300,000   07/10/98      67.7%
    180 CVS Rocky Mount                                       1,550,000   03/11/98      98.1%
    181 Madison Ridge Apartments                              1,900,000   03/02/99      79.9%
---------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                  2,300,000   01/05/99      65.6%
    183 Heilig-Meyers - Riverside, CA                         2,225,000   07/08/98      67.7%
    184 Gates Place Apartments                                2,050,000   07/29/98      72.9%
    185 Heilig-Meyers - Richmond, VA                          2,200,000   07/20/98      67.7%
    186 506-508 Fairfax Street                                2,080,000   07/10/98      68.5%
---------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                            2,100,000   07/01/98      67.7%
    188 Hamilton Park Apartments                              1,800,000   01/26/99      77.7%
    189 Information Management Systems Building               2,630,000   02/12/99      53.2%
    190 IHOP Rock Hill North Cherry                           1,400,000   12/06/97      99.3%
    191 Heilig-Meyers - Fresno-Blackstone, CA                 1,975,000   07/09/98      67.7%
---------------------------------------------------------------------------------------------
    192 Mears Warehouse                                       1,855,000   08/29/98      71.3%
    193 CVS Greenville Old Buncombe                           1,600,000   01/27/98      81.7%
    194 Heilig-Meyers - Forsyth, IL                           1,900,000   07/12/98      67.7%
    195 Heilig-Meyers - Owensboro, KY                         1,900,000   07/10/98      67.7%
    196 Heilig-Meyers - Peru, IL                              1,900,000   07/12/98      67.7%
---------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                            1,875,000   07/30/98      67.7%
    198 Heilig-Meyers - Evansville, IN                        1,875,000   07/10/98      67.7%
    199 Heilig-Meyers - Hopkinsville, KY                      1,850,000   07/10/98      67.7%
    200 Heilig-Meyers - Talllahassee, FL                      1,850,000   07/30/98      67.7%
    201 Heilig-Meyers - Visalia, CA                           1,850,000   07/08/98      67.7%
---------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                         1,850,000   07/19/98      66.8%
    203 Heilig-Meyers - Albany, GA                            1,800,000   07/01/98      67.7%
    204 Heilig-Meyers - Heath, OH                             1,800,000   07/08/98      67.7%
    205 Heilig-Meyers - Marion, IL                            1,800,000   07/11/98      67.7%
    206 Heilig-Meyers - Temple, TX                            1,775,000   07/17/98      67.7%
---------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                        1,750,000   07/08/98      67.7%
    208 Heilig-Meyers - Fresno-Kings Canyon, CA               1,725,000   07/08/98      67.7%
    209 Heilig-Meyers - Jackson, MS                           1,725,000   07/18/98      67.7%
    210 Heilig-Meyers - Modesto, CA                           1,700,000   07/09/98      67.7%
    211 Heilig-Meyers - Champaign, IL                         1,650,000   07/12/98      67.7%
---------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                           1,625,000   07/01/98      67.7%
    213 Heilig-Meyers - Moberly, MO                           1,625,000   07/11/98      67.7%
    214 Flenniken Square                                      1,360,000   06/22/98      79.4%
    215 300 Barton Street                                     1,700,000   06/16/98      63.0%
    216 Southland Ormond Beach Nova                           1,250,000   07/20/97      85.5%
---------------------------------------------------------------------------------------------
    217 606-610 Clement Street                                1,560,000   07/10/98      68.5%
    218 Motel 6 202 Lumberton                                 1,100,000   03/24/98      94.5%
    219 Bulova Technologies Building                          1,690,000   02/12/99      53.2%
    220 605-607 Downey Street                                 1,230,000   06/10/98      62.6%
    221 Carroll Lane Apartments                               1,000,000   10/20/98      74.9%
---------------------------------------------------------------------------------------------
    222 1208 Clement Street                                     820,000   06/10/98      62.6%
    223 Spring Market Shopping Center                           750,000   07/23/98      55.0%

                                                            Scheduled
                                                            Maturity
                                                             Date or
                                                           Anticipated   Underwritten
                                                            Repayment    Hospitality
Control                                                     Date LTV       Average                    Year       No. of    Unit of
Number  Property Name                                        (%)(3)      Rate ($)(5)    Year Built  Renovated    (Units)   Measure
-----------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville              49.3%                        1997                    405      Units
    161 Ocean Terrace (4)                                      8.7%                         1968        1997         44      Units
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun      59.8%                      Various                    33      Units
 162.01 1104/1105/1108 Downey                                                               1989                     15      Units
 162.02 1114 Clement                                                                        1991                      9      Units
-----------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                                                        1991                      9      Units
    163 Harvard Apartments                                     64.5%                        1964                    144      Units
    164 Interama Warehouses                                    60.2%                        1963                 60,000     Sq. Ft.
    165 Lakeview Warehouse                                     53.1%                        1986                 56,775     Sq. Ft.
    166 Goldome Portfolio                                      62.4%                      Various                    62      Units
-----------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                                                1902                     15      Units
 166.02 Genoa & Sagamore Apartments                                                         1909                     13      Units
 166.03 Glendale Apartments                                                                 1940                     10      Units
 166.04 Norton Apartments                                                                   1914                     11      Units
 166.05 Roycroft Apartments                                                                 1927                     13      Units
-----------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                          70.0%                        1997                     26      Units
    168 Eckerd Ferber Tallahassee                              0.0%                         1998                 10,908     Sq. Ft.
    169 CVS Lansdowne Hollins Ferry                            0.0%                         1998                 10,125     Sq. Ft.
    170 Garden Gate                                            54.6%                        1959                 13,501     Sq. Ft.
    171 Super 8 Motel                                          49.1%        43.15           1985        1996         62      Rooms
-----------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                                61.8%                        1970                    123       Pads
    173 Robert Arms Apartments                                 64.6%                        1971        1998         68      Units
    174 Heilig-Meyers - Wilson, NC                             49.2%                        1996                 33,919     Sq. Ft.
    175 Eckerd, Tarboro                                        0.0%                         1998                 10,908     Sq. Ft.
    176 3950-3970 Laconia Avenue                               54.7%                        1951        1996     21,600     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                   70.7%                        1998                     48      Units
    178 The Palms of Sarasota                                  60.1%                        1983        1998         48      Units
    179 Heilig-Meyers - Santa Rosa, CA                         49.2%                        1993                 24,452     Sq. Ft.
    180 CVS Rocky Mount                                        0.0%                         1998                 10,125     Sq. Ft.
    181 Madison Ridge Apartments                               71.5%                        1971        1998         48      Units
-----------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                   3.1%         35.50           1974        1995         94      Rooms
    183 Heilig-Meyers - Riverside, CA                          49.2%                        1955        1992     31,842     Sq. Ft.
    184 Gates Place Apartments                                 65.1%                        1931        1985         60      Units
    185 Heilig-Meyers - Richmond, VA                           49.2%                        1994                 40,335     Sq. Ft.
    186 506-508 Fairfax Street                                 59.8%                        1990                     24      Units
-----------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                             49.2%                        1995                 26,568     Sq. Ft.
    188 Hamilton Park Apartments                               68.4%                        1968        1998         60      Units
    189 Information Management Systems Building                47.2%                        1998                 31,050     Sq. Ft.
    190 IHOP Rock Hill North Cherry                            0.0%                         1998                  4,958     Sq. Ft.
    191 Heilig-Meyers - Fresno-Blackstone, CA                  49.2%                        1981                 26,710     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                        57.3%                        1975                 44,000     Sq. Ft.
    193 CVS Greenville Old Buncombe                            0.0%                         1997                 10,125     Sq. Ft.
    194 Heilig-Meyers - Forsyth, IL                            49.2%                        1996                 27,483     Sq. Ft.
    195 Heilig-Meyers - Owensboro, KY                          49.2%                        1993                 25,627     Sq. Ft.
    196 Heilig-Meyers - Peru, IL                               49.2%                        1994                 27,390     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                             49.2%                        1995                 27,013     Sq. Ft.
    198 Heilig-Meyers - Evansville, IN                         49.2%                        1994                 27,161     Sq. Ft.
    199 Heilig-Meyers - Hopkinsville, KY                       49.2%                        1996                 28,880     Sq. Ft.
    200 Heilig-Meyers - Talllahassee, FL                       49.2%                        1995                 26,883     Sq. Ft.
    201 Heilig-Meyers - Visalia, CA                            49.2%                        1973                 24,912     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                          48.5%                        1994                 27,000     Sq. Ft.
    203 Heilig-Meyers - Albany, GA                             49.2%                        1993                 26,100     Sq. Ft.
    204 Heilig-Meyers - Heath, OH                              49.2%                        1994                 26,000     Sq. Ft.
    205 Heilig-Meyers - Marion, IL                             49.2%                        1995                 26,000     Sq. Ft.
    206 Heilig-Meyers - Temple, TX                             49.2%                        1997                 27,628     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                         49.2%                        1993                 25,434     Sq. Ft.
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                49.2%                        1988                 24,818     Sq. Ft.
    209 Heilig-Meyers - Jackson, MS                            49.2%                        1995                 27,000     Sq. Ft.
    210 Heilig-Meyers - Modesto, CA                            49.2%                        1970                 22,826     Sq. Ft.
    211 Heilig-Meyers - Champaign, IL                          49.2%                        1995                 27,000     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                            49.2%                        1993                 23,497     Sq. Ft.
    213 Heilig-Meyers - Moberly, MO                            49.2%                        1995                 25,451     Sq. Ft.
    214 Flenniken Square                                       0.0%                         1997                     51      Units
    215 300 Barton Street                                      45.4%                        1975                 49,714     Sq. Ft.
    216 Southland Ormond Beach Nova                            0.0%                         1997                  3,174     Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                                 59.8%                        1990                     18      Units
    218 Motel 6 202 Lumberton                                  31.2%                        1974                 22,472     Sq. Ft.
    219 Bulova Technologies Building                           47.2%                        1996                 20,432     Sq. Ft.
    220 605-607 Downey Street                                  54.7%                        1992                     18      Units
    221 Carroll Lane Apartments                                66.3%                        1984        1998         40      Units
-----------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                    54.7%                        1989                     12      Units
    223 Spring Market Shopping Center                          47.4%                        1986                 11,000     Sq. Ft.


                                                             Original                                              Underwriting
                                                                 Loan   Occupancy                                    Replacement
Control                                                        Amount  Percentage          Rent Roll                Reserves Per
Number  Property Name                                      Per (Unit)         (%)            Date                (Unit) Per Year
--------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville            4,938         87.0%            02/03/99                     20.94
    161 Ocean Terrace (4)                                   45,455         88.6%            11/13/98                    250.00
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun   59,653        100.0%            02/01/99                    250.00
 162.01 1104/1105/1108 Downey                                             100.0%            02/01/99                      0.00
 162.02 1114 Clement                                                      100.0%            02/01/99                      0.00
--------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun                                                      100.0%            02/01/99                      0.00
    163 Harvard Apartments                                  13,333         88.9%            02/18/99                    251.00
    164 Interama Warehouses                                     32        100.0%            01/26/99                      0.10
    165 Lakeview Warehouse                                      33         90.2%            02/22/99                      0.23
    166 Goldome Portfolio                                   30,129        100.0%            12/31/98                    360.63
--------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments                                              100.0%            12/31/98                    356.77
 166.02 Genoa & Sagamore Apartments                                       100.0%            12/31/98                    334.70
 166.03 Glendale Apartments                                               100.0%            12/31/98                    301.61
 166.04 Norton Apartments                                                 100.0%            12/31/98                    413.34
 166.05 Roycroft Apartments                                               100.0%            12/31/98                    336.33
--------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House                                       71,154        100.0%            02/01/99                    250.00
    168 Eckerd Ferber Tallahassee                              171        100.0%  Not Available - Single Tenant           0.20
    169 CVS Lansdowne Hollins Ferry                            182        100.0%  Not Available - Single Tenant           0.30
    170 Garden Gate                                            133         86.8%            02/08/99                      0.25
    171 Super 8 Motel                                       29,032         76.2%                                        480.08
--------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park                             14,358         96.8%            02/16/99                     50.00
    173 Robert Arms Apartments                              25,147         94.1%            09/01/98                    250.00
    174 Heilig-Meyers - Wilson, NC                              50        100.0%            09/01/98                      0.00
    175 Eckerd, Tarboro                                        157        100.0%  Not Available - Single Tenant           0.30
    176 3950-3970 Laconia Avenue                                78        100.0%            01/21/99                      0.15
--------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments                                33,333         97.9%            03/01/99                    250.00
    178 The Palms of Sarasota                               33,333        100.0%            01/11/99                    335.00
    179 Heilig-Meyers - Santa Rosa, CA                          64        100.0%            09/01/98                      0.00
    180 CVS Rocky Mount                                        152        100.0%  Not Available - Single Tenant           0.30
    181 Madison Ridge Apartments                            31,667        100.0%            04/01/99                    250.00
--------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling                                16,383         68.3%                                        374.59
    183 Heilig-Meyers - Riverside, CA                           48        100.0%            09/01/98                      0.00
    184 Gates Place Apartments                              25,000        100.0%            02/05/99                    250.00
    185 Heilig-Meyers - Richmond, VA                            37        100.0%            09/01/98                      0.00
    186 506-508 Fairfax Street                              59,653        100.0%            02/01/99                    250.00
--------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                              54        100.0%            09/01/98                      0.00
    188 Hamilton Park Apartments                            23,333         98.3%            01/11/99                    251.00
    189 Information Management Systems Building                 45        100.0%            02/04/99                      0.10
    190 IHOP Rock Hill North Cherry                            282        100.0%  Not Available - Single Tenant           0.00
    191 Heilig-Meyers - Fresno-Blackstone, CA                   51        100.0%            09/01/98                      0.00
--------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                         30         93.9%            01/25/99                      0.11
    193 CVS Greenville Old Buncombe                            133        100.0%  Not Available - Single Tenant           0.30
    194 Heilig-Meyers - Forsyth, IL                             47        100.0%            09/01/98                      0.00
    195 Heilig-Meyers - Owensboro, KY                           51        100.0%            09/01/98                      0.00
    196 Heilig-Meyers - Peru, IL                                47        100.0%            09/01/98                      0.00
--------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                              47        100.0%            09/01/98                      0.00
    198 Heilig-Meyers - Evansville, IN                          47        100.0%            09/01/98                      0.00
    199 Heilig-Meyers - Hopkinsville, KY                        44        100.0%            09/01/98                      0.00
    200 Heilig-Meyers - Talllahassee, FL                        47        100.0%            09/01/98                      0.00
    201 Heilig-Meyers - Visalia, CA                             51        100.0%            09/01/98                      0.00
--------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                           46        100.0%            09/01/98                      0.00
    203 Heilig-Meyers - Albany, GA                              47        100.0%            09/01/98                      0.00
    204 Heilig-Meyers - Heath, OH                               47        100.0%            09/01/98                      0.00
    205 Heilig-Meyers - Marion, IL                              47        100.0%            09/01/98                      0.00
    206 Heilig-Meyers - Temple, TX                              44        100.0%            09/01/98                      0.00
--------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                          47        100.0%            09/01/98                      0.00
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                 48        100.0%            09/01/98                      0.00
    209 Heilig-Meyers - Jackson, MS                             44        100.0%            09/01/98                      0.00
    210 Heilig-Meyers - Modesto, CA                             51        100.0%            09/01/98                      0.00
    211 Heilig-Meyers - Champaign, IL                           42        100.0%            09/01/98                      0.00
--------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                             47        100.0%            09/01/98                      0.00
    213 Heilig-Meyers - Moberly, MO                             44        100.0%            09/01/98                      0.00
    214 Flenniken Square                                    21,216         98.0%            10/15/98                    250.00
    215 300 Barton Street                                       22        100.0%            01/31/99                      0.36
    216 Southland Ormond Beach Nova                            342        100.0%  Not Available - Single Tenant           0.21
--------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street                              59,653        100.0%            02/01/99                    250.00
    218 Motel 6 202 Lumberton                                   48        100.0%  Not Available - Single Tenant           0.00
    219 Bulova Technologies Building                            44        100.0%            02/04/99                      0.10
    220 605-607 Downey Street                               43,000        100.0%            02/01/99                    250.00
    221 Carroll Lane Apartments                             18,750        100.0%            01/25/99                    254.00
--------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street                                 43,000        100.0%            02/01/99                    250.00
    223 Spring Market Shopping Center                           38        100.0%            12/31/98                      0.21

                                                                                                           Largest
                                                                                                         Tenant Area
Control                                                                                                  Leased (Sq. Largest Tenant
Number  Property Name                                                  Largest Tenant Name                   Ft.)    Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville
    161 Ocean Terrace (4)
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
------------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments
    164 Interama Warehouses                                           Vantage Motor Works, Inc.             30,000       04/30/06
    165 Lakeview Warehouse                                 Classic Ventures Diversified dba Rapid Wireless   5,164   Multiple Spaces
    166 Goldome Portfolio
------------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
------------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House
    168 Eckerd Ferber Tallahassee                                        Eckerd Corporation                 10,908       06/25/18
    169 CVS Lansdowne Hollins Ferry                               Revco Discount Drug Centers, Inc          10,125       12/31/18
    170 Garden Gate                                                           Gap Kids                       3,405       04/30/01
    171 Super 8 Motel
------------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park
    173 Robert Arms Apartments
    174 Heilig-Meyers - Wilson, NC                                          Heilig-Meyers                   33,919       09/01/15
    175 Eckerd, Tarboro                                                  Eckerd Corporation                 10,908       08/03/18
    176 3950-3970 Laconia Avenue                                                SUNY                        10,000       09/30/06
------------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments
    178 The Palms of Sarasota
    179 Heilig-Meyers - Santa Rosa, CA                                      Heilig-Meyers                   24,452       09/01/15
    180 CVS Rocky Mount                                           Revco Discount Drug Stores, Inc.          10,125       05/31/18
    181 Madison Ridge Apartments
------------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling
    183 Heilig-Meyers - Riverside, CA                                       Heilig-Meyers                   31,842       09/01/15
    184 Gates Place Apartments
    185 Heilig-Meyers - Richmond, VA                                        Heilig-Meyers                   40,355       09/01/15
    186 506-508 Fairfax Street
------------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC                                          Heilig-Meyers                   26,568       09/01/15
    188 Hamilton Park Apartments
    189 Information Management Systems Building                    Information Management Systems           31,050       04/30/05
    190 IHOP Rock Hill North Cherry                                     IHOP Properties, Inc.                4,958       05/31/23
    191 Heilig-Meyers - Fresno-Blackstone, CA                               Heilig-Meyers                   26,710       09/01/15
------------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                            Nelson's Landscape Maintenance            4,200       05/01/00
    193 CVS Greenville Old Buncombe                                  Old Buncombe Road CVS, Inc.            10,125       01/31/13
    194 Heilig-Meyers - Forsyth, IL                                         Heilig-Meyers                   27,483       09/01/15
    195 Heilig-Meyers - Owensboro, KY                                       Heilig-Meyers                   25,627       09/01/15
    196 Heilig-Meyers - Peru, IL                                            Heilig-Meyers                   27,390       09/01/15
------------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL                                          Heilig-Meyers                   27,013       09/01/15
    198 Heilig-Meyers - Evansville, IN                                      Heilig-Meyers                   27,161       09/01/15
    199 Heilig-Meyers - Hopkinsville, KY                                    Heilig-Meyers                   28,880       09/01/15
    200 Heilig-Meyers - Talllahassee, FL                                    Heilig-Meyers                   26,883       09/01/15
    201 Heilig-Meyers - Visalia, CA                                         Heilig-Meyers                   24,912       09/01/15
------------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY                                       Heilig-Meyers                   26,515       09/01/15
    203 Heilig-Meyers - Albany, GA                                          Heilig-Meyers                   26,100       09/01/15
    204 Heilig-Meyers - Heath, OH                                           Heilig-Meyers                   26,000       09/01/15
    205 Heilig-Meyers - Marion, IL                                          Heilig-Meyers                   26,000       09/01/15
    206 Heilig-Meyers - Temple, TX                                          Heilig-Meyers                   27,628       09/01/15
------------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH                                      Heilig-Meyers                   25,434       09/01/15
    208 Heilig-Meyers - Fresno-Kings Canyon, CA                             Heilig-Meyers                   24,818       09/01/15
    209 Heilig-Meyers - Jackson, MS                                         Heilig-Meyers                   27,000       09/01/15
    210 Heilig-Meyers - Modesto, CA                                         Heilig-Meyers                   22,826       09/01/15
    211 Heilig-Meyers - Champaign, IL                                       Heilig-Meyers                   27,000       09/01/15
------------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC                                         Heilig-Meyers                   23,497       09/01/15
    213 Heilig-Meyers - Moberly, MO                                         Heilig-Meyers                   25,451       09/01/15
    214 Flenniken Square
    215 300 Barton Street                                                Family Marketplace                 33,410       02/01/02
    216 Southland Ormond Beach Nova                                   The Southland Corporation              3,174       12/31/12
------------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street
    218 Motel 6 202 Lumberton                                                  Motel 6                      22,472       05/31/16
    219 Bulova Technologies Building                                     Bulova Technologies                20,432       02/28/02
    220 605-607 Downey Street
    221 Carroll Lane Apartments
------------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street
    223 Spring Market Shopping Center                                     Douglas Sentinal                   4,300       06/01/03

                                                                                                       2nd Largest
                                                                                                       Tenant Area    2nd Largest
Control                                                                                                Leased (Sq.      Tenant
Number  Property Name                                                  2nd Largest Tenant Name             Ft.)     Expiration Date
-----------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville
    161 Ocean Terrace (4)
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
-----------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments
    164 Interama Warehouses                                                Reinman, Inc.                  15,000        04/30/00
    165 Lakeview Warehouse                                                 Wyo-Fla, Inc.                   4,269        09/30/99
    166 Goldome Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
-----------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House
    168 Eckerd Ferber Tallahassee
    169 CVS Lansdowne Hollins Ferry
    170 Garden Gate                                                      Technologies Mgmt                 2,376        06/30/02
    171 Super 8 Motel
-----------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park
    173 Robert Arms Apartments
    174 Heilig-Meyers - Wilson, NC
    175 Eckerd, Tarboro
    176 3950-3970 Laconia Avenue                                     Laconia Foods Supermarket             3,700        03/31/11
-----------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments
    178 The Palms of Sarasota
    179 Heilig-Meyers - Santa Rosa, CA
    180 CVS Rocky Mount
    181 Madison Ridge Apartments
-----------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling
    183 Heilig-Meyers - Riverside, CA
    184 Gates Place Apartments
    185 Heilig-Meyers - Richmond, VA
    186 506-508 Fairfax Street
-----------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC
    188 Hamilton Park Apartments
    189 Information Management Systems Building
    190 IHOP Rock Hill North Cherry
    191 Heilig-Meyers - Fresno-Blackstone, CA
-----------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                                    A&J Body Shop                   3,000        02/28/01
    193 CVS Greenville Old Buncombe
    194 Heilig-Meyers - Forsyth, IL
    195 Heilig-Meyers - Owensboro, KY
    196 Heilig-Meyers - Peru, IL
-----------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL
    198 Heilig-Meyers - Evansville, IN
    199 Heilig-Meyers - Hopkinsville, KY
    200 Heilig-Meyers - Talllahassee, FL
    201 Heilig-Meyers - Visalia, CA
-----------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY
    203 Heilig-Meyers - Albany, GA
    204 Heilig-Meyers - Heath, OH
    205 Heilig-Meyers - Marion, IL
    206 Heilig-Meyers - Temple, TX
-----------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH
    208 Heilig-Meyers - Fresno-Kings Canyon, CA
    209 Heilig-Meyers - Jackson, MS
    210 Heilig-Meyers - Modesto, CA
    211 Heilig-Meyers - Champaign, IL
-----------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC
    213 Heilig-Meyers - Moberly, MO
    214 Flenniken Square
    215 300 Barton Street                                                 Intercity Paper                  4,926        08/01/01
    216 Southland Ormond Beach Nova
-----------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street
    218 Motel 6 202 Lumberton
    219 Bulova Technologies Building
    220 605-607 Downey Street
    221 Carroll Lane Apartments
-----------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street
    223 Spring Market Shopping Center                                        KD's Caf,                     2,930        05/31/01


                                                                                                  3rd Largest      3rd Largest
Control                                                                                           Tenant Area         Tenant
Number  Property Name                                             3rd Largest Tenant Name       Leased (Sq. Ft.)  Expiration Date
---------------------------------------------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville
    161 Ocean Terrace (4)
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
----------------------------------------------------------------------------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments
    164 Interama Warehouses                                           Polytone Entertainment          6,000          10/31/01
    165 Lakeview Warehouse                                           Spring Sign Supply, Inc.         4,269       Multiple Spaces
    166 Goldome Portfolio
----------------------------------------------------------------------------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
----------------------------------------------------------------------------------------------------------------------------------
    167 Sargent House
    168 Eckerd Ferber Tallahassee
    169 CVS Lansdowne Hollins Ferry
    170 Garden Gate                                                           Bangz                   1,912          04/30/99
    171 Super 8 Motel
----------------------------------------------------------------------------------------------------------------------------------
    172 Island Lake Mobile Park
    173 Robert Arms Apartments
    174 Heilig-Meyers - Wilson, NC
    175 Eckerd, Tarboro
    176 3950-3970 Laconia Avenue                                        Beauty Mart, Inc.             3,200          12/31/08
----------------------------------------------------------------------------------------------------------------------------------
    177 Amberwood Apartments
    178 The Palms of Sarasota
    179 Heilig-Meyers - Santa Rosa, CA
    180 CVS Rocky Mount
    181 Madison Ridge Apartments
----------------------------------------------------------------------------------------------------------------------------------
    182 Days Inn Mt.Sterling
    183 Heilig-Meyers - Riverside, CA
    184 Gates Place Apartments
    185 Heilig-Meyers - Richmond, VA
    186 506-508 Fairfax Street
----------------------------------------------------------------------------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC
    188 Hamilton Park Apartments
    189 Information Management Systems Building
    190 IHOP Rock Hill North Cherry
    191 Heilig-Meyers - Fresno-Blackstone, CA
----------------------------------------------------------------------------------------------------------------------------------
    192 Mears Warehouse                                         The Cutting Edge of Graphic Design    2,900          09/30/99
    193 CVS Greenville Old Buncombe
    194 Heilig-Meyers - Forsyth, IL
    195 Heilig-Meyers - Owensboro, KY
    196 Heilig-Meyers - Peru, IL
----------------------------------------------------------------------------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL
    198 Heilig-Meyers - Evansville, IN
    199 Heilig-Meyers - Hopkinsville, KY
    200 Heilig-Meyers - Talllahassee, FL
    201 Heilig-Meyers - Visalia, CA
----------------------------------------------------------------------------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY
    203 Heilig-Meyers - Albany, GA
    204 Heilig-Meyers - Heath, OH
    205 Heilig-Meyers - Marion, IL
    206 Heilig-Meyers - Temple, TX
----------------------------------------------------------------------------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH
    208 Heilig-Meyers - Fresno-Kings Canyon, CA
    209 Heilig-Meyers - Jackson, MS
    210 Heilig-Meyers - Modesto, CA
    211 Heilig-Meyers - Champaign, IL
----------------------------------------------------------------------------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC
    213 Heilig-Meyers - Moberly, MO
    214 Flenniken Square
    215 300 Barton Street                                                Luzitania Bakery             3,211          09/01/03
    216 Southland Ormond Beach Nova
----------------------------------------------------------------------------------------------------------------------------------
    217 606-610 Clement Street
    218 Motel 6 202 Lumberton
    219 Bulova Technologies Building
    220 605-607 Downey Street
    221 Carroll Lane Apartments
----------------------------------------------------------------------------------------------------------------------------------
    222 1208 Clement Street
    223 Spring Market Shopping Center                             Kayron, Hudson, Warren Agency       1,200          02/01/02

                                                               Affiliated
                                                              Borrowers In
Control                                                      Excess of 5% of             ARD
Number  Property Name                                            Pool                   LOANS
---------------------------------------------------------------------------------------------
    160 Community Self Storage of Charlottesville
    161 Ocean Terrace (4)
    162 1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun
 162.01 1104/1105/1108 Downey
 162.02 1114 Clement
-------------------------------------------------------------
 162.03 1106 Calhoun
    163 Harvard Apartments
    164 Interama Warehouses
    165 Lakeview Warehouse
    166 Goldome Portfolio
-------------------------------------------------------------
 166.01 Arlington Apartments
 166.02 Genoa & Sagamore Apartments
 166.03 Glendale Apartments
 166.04 Norton Apartments
 166.05 Roycroft Apartments
-------------------------------------------------------------
    167 Sargent House
    168 Eckerd Ferber Tallahassee
    169 CVS Lansdowne Hollins Ferry
    170 Garden Gate
    171 Super 8 Motel
-------------------------------------------------------------
    172 Island Lake Mobile Park
    173 Robert Arms Apartments
    174 Heilig-Meyers - Wilson, NC
    175 Eckerd, Tarboro
    176 3950-3970 Laconia Avenue
-------------------------------------------------------------
    177 Amberwood Apartments
    178 The Palms of Sarasota
    179 Heilig-Meyers - Santa Rosa, CA
    180 CVS Rocky Mount
    181 Madison Ridge Apartments
-------------------------------------------------------------
    182 Days Inn Mt.Sterling
    183 Heilig-Meyers - Riverside, CA
    184 Gates Place Apartments
    185 Heilig-Meyers - Richmond, VA
    186 506-508 Fairfax Street
-------------------------------------------------------------
    187 Heilig-Meyers - Garner, NC
    188 Hamilton Park Apartments
    189 Information Management Systems Building
    190 IHOP Rock Hill North Cherry
    191 Heilig-Meyers - Fresno-Blackstone, CA
-------------------------------------------------------------
    192 Mears Warehouse
    193 CVS Greenville Old Buncombe
    194 Heilig-Meyers - Forsyth, IL
    195 Heilig-Meyers - Owensboro, KY
    196 Heilig-Meyers - Peru, IL
-------------------------------------------------------------
    197 Heilig-Meyers - Dothan, AL
    198 Heilig-Meyers - Evansville, IN
    199 Heilig-Meyers - Hopkinsville, KY
    200 Heilig-Meyers - Talllahassee, FL
    201 Heilig-Meyers - Visalia, CA
-------------------------------------------------------------
    202 Heilig-Meyers - Pikeville, KY
    203 Heilig-Meyers - Albany, GA
    204 Heilig-Meyers - Heath, OH
    205 Heilig-Meyers - Marion, IL
    206 Heilig-Meyers - Temple, TX
-------------------------------------------------------------
    207 Heilig-Meyers - Zanesville, OH
    208 Heilig-Meyers - Fresno-Kings Canyon, CA
    209 Heilig-Meyers - Jackson, MS
    210 Heilig-Meyers - Modesto, CA
    211 Heilig-Meyers - Champaign, IL
-------------------------------------------------------------
    212 Heilig-Meyers - Sanford, NC
    213 Heilig-Meyers - Moberly, MO
    214 Flenniken Square
    215 300 Barton Street
    216 Southland Ormond Beach Nova
-------------------------------------------------------------
    217 606-610 Clement Street
    218 Motel 6 202 Lumberton
    219 Bulova Technologies Building
    220 605-607 Downey Street
    221 Carroll Lane Apartments
-------------------------------------------------------------
    222 1208 Clement Street
    223 Spring Market Shopping Center




Footnotes

(1) Fully Amortizing Loans which accrue interest on an Actual/360 basis will have a final balloon payment due as indicated by the Balloon Balance. For the 11 such loans in this pool, this balloon payment represents no more than 9% of the property's Appraised Value.

(2) Each Mortgage Loan described by "Steps" under Annual Debt Service is subject to specified periodic changes in the amount of debt payments at specified times in the future. Refer to Annex A-2 for these step schedules.

(3) With respect to Credit Lease Loans which are also Balloon Loans, each such loan has benefit of a residual value insurance policy. The related Balloon
     Payments may be repaid from the amount paid by the related insurer pursuant to such policies.

(4) Cut-Off LTV and DSCR for this loan assumes application of a $200,000 letter of credit which is being held as additional collateral for the loan.

(5)  Underwritten ADR is not applicable to Credit Lease Loans.




                     [This page intentionally left blank]



ANNEX A-2  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

Note: Except for each Motel 6 loan, Pay Period 1 is equal to the first pay of the loan. For each of the Motel 6 loans, given their semi-annual pay structure, Pay Period 1 is equal to 7/1/98 and the first payment of debt service is 12/1/98, which is listed as Pay Period 6 for




  Motel 6 1081                  Motel 6 1115          Motel 6 1129           Motel 6 202            Motel 6 608
Little Rock (W)                    Raleigh            Hilton Head             Lumberton                Mobile
      95                             54                   87                     218                     111

       Loan Pay                 Loan Pay               Loan Pay                Loan Pay               Loan Pay
         Period         Payment   Period       Payment   Period      Payment     Period       Payment   Period        Payment
-----------------------------------------------------------------------------------------------------------------------------
              1            0.00        1          0.00        1           0.00        1          0.00        1           0.00
              6      330,997.57        6    510,416.81        6     346,464.74        6     85,069.47        6     252,114.97
              7            0.00        7          0.00        7           0.00        7          0.00        7           0.00
             12      265,736.99       12    409,781.35       12     278,154.61       12     68,296.89       12     202,407.15
             13            0.00       13          0.00       13           0.00       13          0.00       13           0.00
             18      206,943.18       18    319,117.99       18     216,613.42       18     53,186.33       18     157,624.94
             19            0.00       19          0.00       19           0.00       19          0.00       19           0.00
             24      190,967.26       24    294,482.22       24     199,890.96       24     49,080.37       24     145,456.37
             25            0.00       25          0.00       25           0.00       25          0.00       25           0.00
             30      209,535.49       30    323,115.47       30     219,326.87       30     53,852.58       30     159,599.46
             31            0.00       31          0.00       31           0.00       31          0.00       31           0.00
             36      188,947.41       36    291,367.50       36     197,776.73       36     48,561.25       36     143,917.89
             37            0.00       37          0.00       37           0.00       37          0.00       37           0.00
             42      208,693.01       42    321,816.32       42     218,445.02       42     53,636.05       42     158,957.76
             43            0.00       43          0.00       43           0.00       43          0.00       43           0.00
             48      188,576.11       48    290,794.93       48     197,388.08       48     48,465.82       48     143,635.07
             49            0.00       49          0.00       49           0.00       49          0.00       49           0.00
             54      215,133.23       54    331,747.50       54     225,186.18       54     55,291.25       54     163,863.16
             55            0.00       55          0.00       55           0.00       55          0.00       55           0.00
             60      183,662.57       60    283,217.98       60     192,244.93       60     47,203.00       60     139,892.52
             61            0.00       61          0.00       61           0.00       61          0.00       61           0.00
             66      212,413.40       66    327,553.37       66     222,339.26       66     54,592.23       66     161,791.51
             67            0.00       67          0.00       67           0.00       67          0.00       67           0.00
             72      188,398.05       72    290,520.36       72     197,201.70       72     48,420.06       72     143,499.45
             73            0.00       73          0.00       73           0.00       73          0.00       73           0.00
             78      197,599.63       78    304,709.71       78     206,833.26       78     50,784.95       78     150,508.13
             79            0.00       79          0.00       79           0.00       79          0.00       79           0.00
             84      206,050.81       84    317,741.91       84     215,679.36       84     52,956.98       84     156,945.25
             85            0.00       85          0.00       85           0.00       85          0.00       85           0.00
             90      165,751.89       90    255,598.71       90     173,497.31       90     42,599.78       90     126,250.27
             91            0.00       91          0.00       91           0.00       91          0.00       91           0.00
             96      234,981.70       96    362,354.95       96     245,962.15       96     60,392.49       96     178,981.39
             97            0.00       97          0.00       97           0.00       97          0.00       97           0.00
            102      151,405.28      102    233,475.43      102     158,480.29      102     38,912.57      102     115,322.71
            103            0.00      103          0.00      103           0.00      103          0.00      103           0.00
            108      206,516.36      108    318,459.80      108     216,166.65      108     53,076.63      108     157,299.84
            109            0.00      109          0.00      109           0.00      109          0.00      109           0.00
            114      139,232.61      114    214,704.50      114     145,738.81      114     35,784.08      114     106,051.01
            115            0.00      115          0.00      115           0.00      115          0.00      115           0.00
            120      186,261.50      120    287,225.68      120     194,965.31      120     47,870.95      120     141,872.08
            121            0.00      121          0.00      121           0.00      121          0.00      121           0.00
            126      141,767.41      126    218,613.29      126     148,392.05      126     36,435.55      126     107,981.72
            127            0.00      127          0.00      127           0.00      127          0.00      127           0.00
            132      183,591.58      132    283,108.51      132     192,170.62      132     47,184.75      132     139,838.45
            133            0.00      133          0.00      133           0.00      133          0.00      133           0.00
            138      145,112.97      138    223,772.33      138     151,893.95      138     37,295.39      138     110,529.97
            139            0.00      139          0.00      139           0.00      139          0.00      139           0.00
            144      181,323.45      144    279,610.92      144     189,796.51      144     46,601.82      144     138,110.85
            145            0.00      145          0.00      145           0.00      145          0.00      145           0.00
            150      141,993.95      150    218,962.63      150     148,629.18      150     36,493.77      150     108,154.27
            151            0.00      151          0.00      151           0.00      151          0.00      151           0.00
            156      185,114.32      156    285,456.66      156     193,764.52      156     47,576.11      156     140,998.29
            157            0.00      157          0.00      157           0.00      157          0.00      157           0.00
            162      134,843.81      162    207,936.71      162     141,144.92      162     34,656.12      162     102,708.13
            163            0.00      163          0.00      163           0.00      163          0.00      163           0.00
            168      192,021.07      168    296,107.26      168     200,994.02      168     49,351.21      168     146,259.04
            169            0.00      169          0.00      169           0.00      169          0.00      169           0.00
            174      129,154.01      174    199,162.72      174     135,189.24      174     33,193.79      174      98,374.31
            175            0.00      175          0.00      175           0.00      175          0.00      175           0.00
            180      185,599.50      180    286,204.84      180     194,272.38      180     47,700.81      180     141,367.85
            181            0.00      181          0.00      181           0.00      181          0.00      181           0.00
            186      196,132.42      186    302,447.19      186     205,297.49      186     50,407.87      186     149,390.58
            187            0.00      187          0.00      187           0.00      187          0.00      187           0.00
            192      112,860.20      192    174,036.75      192     118,134.04      192     29,006.13      192      85,963.61
            193            0.00      193          0.00      193           0.00      193          0.00      193           0.00
            198      297,676.18      198    459,033.36      198     311,586.28      198     76,505.56      198     226,734.66
            199            0.00      199          0.00      199           0.00      199          0.00      199           0.00
            204       50,693.38      204     78,172.04      204      53,062.23      204     13,028.67      204      38,612.25
            205            0.00      205          0.00      205           0.00      205          0.00      205           0.00
            210      162,958.29      210    251,290.82      210     170,573.16      210     41,881.80      210     124,122.44
            211            0.00      211          0.00      211           0.00      211          0.00      211           0.00
            216    1,335,704.69      216  2,059,731.53      216   1,398,120.80      216    343,288.59      216   1,017,382.54


 Motel 6 740                   Southland           CVS Greenville            CVS Rocky               CVS
Reno Sparks                   Ormond Beach          Old Buncombe               Mount               Yamouth
    109                         Nova 216                193                     180               Main 134

        Loan Pay                 Loan Pay              Loan Pay              Loan Pay             Loan Pay
          Period        Payment    Period     Payment    Period      Payment   Period     Payment   Period      Payment
-----------------------------------------------------------------------------------------------------------------------
               1           0.00         1   10,346.53         1    11,615.23        1   11,022.58        1    18,438.49
               6     259,075.20        52   11,613.20        56    12,572.97       61   11,921.13       59    20,120.09
               7           0.00       112   13,031.29       116    13,613.99      121   12,891.56      119    21,953.08
              12     207,995.08       160   13,240.00                             181   13,939.62      179    23,951.00
              13           0.00
              18     161,976.55
              19           0.00
              24     149,472.03
              25           0.00
              30     164,005.58
              31           0.00
              36     147,891.08
              37           0.00
              42     163,346.16
              43           0.00
              48     147,600.46
              49           0.00
              54     168,386.99
              55           0.00
              60     143,754.58
              61           0.00
              66     166,258.15
              67           0.00
              72     147,461.09
              73           0.00
              78     154,663.26
              79           0.00
              84     161,278.09
              85           0.00
              90     129,735.71
              91           0.00
              96     183,922.59
              97           0.00
             102     118,506.47
             103           0.00
             108     161,642.47
             109           0.00
             114     108,978.80
             115           0.00
             120     145,788.79
             121           0.00
             126     110,962.81
             127           0.00
             132     143,699.02
             133           0.00
             138     113,581.41
             139           0.00
             144     141,923.73
             145           0.00
             150     111,140.12
             151           0.00
             156     144,890.88
             157           0.00
             162     105,543.63
             163           0.00
             168     150,296.87
             169           0.00
             174     101,090.17
             175           0.00
             180     145,270.64
             181           0.00
             186     153,514.86
             187           0.00
             192      88,336.84
             193           0.00
             198     232,994.21
             199           0.00
             204      39,678.23
             205           0.00
             210     127,549.13
             211           0.00
             216   1,045,469.79


Eckerd Ferber                  Eckerd              Circuit City         IHOP Rock Hill          Eckerd Oveido
 Tallahassee                   Tarboro              Norwalk 444          North Cherry            Red Bug Lake
     168                         175                    40                   190                     145

        Loan Pay                Loan Pay               Loan Pay              Loan Pay               Loan Pay
          Period      Payment     Period      Payment    Period      Payment   Period      Payment    Period      Payment
-------------------------------------------------------------------------------------------------------------------------
               1    14,385.77          1    12,997.29         1    58,535.05        1     9,900.00         1    18,115.67
              56    14,810.26         61    13,446.56        60    64,449.77       58    10,372.50        59    18,564.28
             116    15,234.74        121    13,895.17       120    70,955.96      118    10,915.88       119    19,012.89
             176    15,659.23        181    14,343.78       180    78,112.77      178    11,540.78       179    19,461.50
                                                                                  238    12,259.35


         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX A-3



Control Number   Property Name                               Address                         City               State  Zip Code
--------------------------------------------------------------------------------------------------------------------------------
             3   Lakeside Apartments                         10 Lakeside Way                 Newnan               GA     30265
             6   Hickory Lake                                490 Windy Hill Road             Smyrna               GA     30082
            13   Sherwood Apartments                         14500 McNab Avenue              Bellflower           CA     90706
            14   Villa Serena Apartments                     325 North Gibson Road           Henderson            NV     89014
            15   194 East Second Street Apartments           194 East Second Street          New York             NY     10009
            16   Executive House                             6100 City Ave.                  Philadelphia         PA     19131
            19   Windsor Falls Apartments                    1500 Sunbow Falls Lane          Raleigh              NC     27609
            24   Kings Bridge                                1450 Raintree Way               Roswell              GA     30076
            25   Walden Village                              1500 Post Oak Drive             Clarkston            GA     30021
            26   Garnet Lake Portfolio                       Various                         Various              CA    Various
         26.01   7510 Hollywood Boulevard                    7510 Hollywood Boulevard        Hollywood            CA     90046
         26.02   1349 N. Detroit Street                      1349 N. Detroit Street          Los Angeles          CA     90046
         26.03   7140 De Longpre Avenue                      7140 De Longpre Avenue          Los Angeles          CA     90046
         26.04   219 S. Mariposa                             219 S. Mariposa Avenue          Los Angeles          CA     90046
         26.05   1030 N. Orange Grove Avenue                 1030 N. Orange Grove Avenue     W. Hollywood         CA     90046
         26.06   7364 Hollywood Boulevard                    7364 Hollywood Boulevard        Hollywood            CA     90046
         26.07   1750 El Cerrito Place                       1750 El Cerrito Place           Hollywood            CA     90028
         26.08   7278 Hollywood Boulevard                    7278 Hollywood Boulevard        Hollywood            CA     90046
         26.09   3824 Motor Avenue                           3824 Motor Avenue               Culver City          CA     90232
         26.10   1010 Raleigh Street                         1010 Raleigh Street             Glendale             CA     91205
            28   Long Brook                                  Sutton Place and Sutton Drive   Matawan              NJ     07747
            29   Somerset Apartments                         12800 Vonn Road                 Largo                FL     33774
            31   Whitehall Estates                           2400 Whitehall Estates Drive    Charlotte            NC     28273
            33   Morgan Place Apartments                     1680 Chantilly Drive            Atlanta              GA     30324
            35   Lantana/Park Trace Apartments               501/530 Fairwood Avenue         Clearwater           FL     33759
         35.01   Lantana                                     530 Fairwood Avenue             Clearwater           FL     33759
         35.02   Park Trace Apartments                       501 Fairwood Avenue             Clearwater           FL     33759
            36   Las Palomas Apartments                      4040 Boulder Highway            Las Vegas            NV     89121
            38   Wildwood Village Apartments                 3491 Timbersedge Drive          Indianapolis         IN     46222
            43   Gardens at Annen Woods                      1 Harness Court                 Pikesville           MD     21208
            46   Gabes Place Apartments Portfolio            Various                         Champaign - Urbana   IL     61820
         46.01   202 E. John                                 202 East John Street            Champaign            IL     61820
         46.02   102 E. Gregory                              102 East Gregory Drive          Champaign            IL     61820
         46.03   810 Iowa                                    810 West Iowa Street            Urbana               IL     61820
         46.04   807 W. Oregon                               807 W. Oregon Street            Urbana               IL     61820
         46.05   811 W. Oregon                               811 W. Oregon Street            Urbana               IL     61820
            47   Briarwood Apartments                        29 Briar Circle                 Fayetteville         NC     28306
            51   Palm Villas Apartments                      91 - 1049 Paumae'ole Street     Ewa                  HI     96706
            59   Belmont Crossing                            1940 Atlanta Road               Smyrna               GA     30080
            60   Timber Creek Apartments                     1881 W. Airport Freeway         Euless               TX     76040
            61   Windgate Place                              220 Branchview Drive            Charlotte            NC     28217
            64   Rockwood Gardens                            Fortune Road West               Wallkill             NY     10941
            67   Autumn Park Apartments                      3720 West State Street          Grand Island         NE     68803
            70   Tuscany Village Phase II                    235 Ocala Road                  Tallahassee          FL     32304
            73   Beechwood Villa Apartments                  4702 Beechwood Road             Cincinnati           OH     45244
            75   Grande Apartments                           220-250 West Sumner Avenue      Roselle Park         NJ     07204
            79   Livingston Place                            15215 Livingston Avenue         Lutz                 FL     33549
            94   Somerpoint (Woodvalley)                     1788 Austell Road               Marietta             GA     30008
           107   Steeplechase Apartments Portfolio           Various                         Boone                NC     28607
        107.01   143 Pine Street                             143 Pine Street                 Boone                NC     28607
        107.02   190 Wood Circle                             190 Wood Circle                 Boone                NC     28607
        107.03   311 Hardin Street                           311 Hardin Street               Boone                NC     28607
        107.04   784 Howard Street                           784 Howard Street               Boone                NC     28607
           117   Village East Apartments                     1700 Village East Drive         Denton               TX     76201
           120   The Trails Apartments                       3301 West Normandale            Fort Worth           TX     76116
           121   Woodfield Gardens                           7713-B Village Green Dr         Charlotte            NC     28215
           124   Shrine Apartments                           3030-3040 Shrine Place          Los Angeles          CA     90007
           129   Highland Terrace                            400 & 422 Highland Avenue       Orange               NJ     07050
           131   Coquina Lakes Apartments                    650 W. Pope Road                St. Augustine Beach  FL     32084
           136   Cosmopolitan Apartments                     225 Hyde Street                 San Francisco        CA     94102
           138   Sandridge Apartments                        901 South Bryan Street          North Platte         NE     69101
           140   Tree Top Apartments                         1933 West Freeway               Grand Prairie        TX     75051
           144   Sun Shadow Apartments                       2828 W. Camelback Road          Phoenix              AZ     85015
           146   Cascade Apartments                          3441 Burlingame Road            Topeka               KS     66611
           149   Taylor Apartments                           1660-1670 North 21st Road       Arlington            VA     22209
           152   The Coral Tree Apartments                   4225 Inglewood Blvd.            Los Angeles          CA     90066
           158   Pine Brook Apartments                       1005 Hickory Hill Lane          Nashville            TN     37076
           161   Ocean Terrace                               752 Ocean Avenue                Long Branch          NJ     07740
           162   1105/1105/1105 Downey; 1114 Clement;
                 1106/Calhoun;                               Various                         Radford              VA     24141
        162.01   1104/1105/1108 Downey                       1104/1105/1108 Downey           Radford              VA     24141
        162.02   1114 Clement                                1114 Clement                    Radford              VA     24141
        162.03   1106 Calhoun                                1106 Calhoun                    Radford              VA     24141
           163   Harvard Apartments                          2600 Harvard Drive              Chesapeake           VA     23324
           166   Goldome Portfolio                           Various                         Omaha                NE     68132
        166.01   Arlington Apartments                        4907-4909 Davenport Street      Omaha                NE     68132
        166.02   Genoa & Sagamore Apartments                 3828 & 3830 Cass Street         Omaha                NE     68132
        166.03   Glendale Apartments                         406 N. 49th Street              Omaha                NE     68132
        166.04   Norton Apartments                           5019-5021 Underwood             Omaha                NE     68132
        166.05   Roycroft Apartments                         5017 Underwood                  Omaha                NE     68132
           173   Robert Arms Apartments                      3204 Route 9W                   New Windsor          NY     12553
           177   Amberwood Apartments                        1302 Amberwood Drive            Norfolk              NE     68701
           178   The Palms of Sarasota                       4900-5176 Old Bradenton Road    Sarasota             FL     34230
           181   Madison Ridge Apartments                    355 Lake Drive                  Marietta             GA     30064
           184   Gates Place Apartments                      3425 Gates Place                Bronx                NY     10467
           186   506-508 Fairfax Street                      506-508 Fairfax Street          Radford              VA     24141
           188   Hamilton Park Apartments                    1861-1867 Middlesex Street      Lowell               MA     01851
           214   Flenniken Square                            3935 Martin Mill Pike           Knoxville            TN     37920
           217   606-610 Clement Street                      606-610 Clement Street          Radford              VA     24141
           220   605-607 Downey Street                       605-607 Downey Street           Radford              VA     24141
           221   Carroll Lane Apartments                     5623 Carroll Lane               Corpus Christi       TX     78415
           222   1208 Clement Street                         1208 Clement Street             Radford              VA     24141


                                                                            General         Specific                      Utilities
Control Number   Property Name                             County           Property Type   Property Type   Elevator(s)  Tenant Pays
------------------------------------------------------------------------------------------------------------------------------------
             3   Lakeside Apartments                     Coweta              Multifamily     Conventional       N           E,P,T,C
             6   Hickory Lake                                                Multifamily     Conventional       N             E,W
            13   Sherwood Apartments                     Los Angeles         Multifamily     Conventional       N            E,P,C
            14   Villa Serena Apartments                 Clark               Multifamily     Conventional       N             P,C
            15   194 East Second Street Apartments       New York            Multifamily     Conventional       Y           E,G,P,C
            16   Executive House                         Philadelphia        Multifamily     Conventional       Y           E,G,P,C
            19   Windsor Falls Apartments                                    Multifamily     Conventional       N             E,G
            24   Kings Bridge                                                Multifamily     Conventional       N             E,W
            25   Walden Village                                              Multifamily     Conventional
            26   Garnet Lake Portfolio                   Los Angeles         Multifamily     Conventional     Varies        E,G,P,C
         26.01   7510 Hollywood Boulevard                Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.02   1349 N. Detroit Street                  Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.03   7140 De Longpre Avenue                  Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.04   219 S. Mariposa                         Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.05   1030 N. Orange Grove Avenue             Los Angeles         Multifamily     Conventional       Y           E,G,P,C
         26.06   7364 Hollywood Boulevard                Los Angeles         Multifamily     Conventional       Y           E,G,P,C
         26.07   1750 El Cerrito Place                   Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.08   7278 Hollywood Boulevard                Los Angeles         Multifamily     Conventional       Y           E,G,P,C
         26.09   3824 Motor Avenue                       Los Angeles         Multifamily     Conventional       N           E,G,P,C
         26.10   1010 Raleigh Street                     Los Angeles         Multifamily     Conventional       Y           E,G,P,C
            28   Long Brook                              Monmouth            Multifamily     Conventional       N           E,P,C,T
            29   Somerset Apartments                                         Multifamily     Conventional       N             E,W
            31   Whitehall Estates                       Mecklenberg         Multifamily     Conventional       N           G, P, C
            33   Morgan Place Apartments                                     Multifamily     Conventional                      E
            35   Lantana /Park Trace Apartments                              Multifamily     Conventional       N             E,W
         35.01   Lantana                                                     Multifamily     Conventional       N             E,W
         35.02   Park Trace Apartments                                       Multifamily     Conventional
            36   Las Palomas Apartments                  Clark               Multifamily     Conventional       N           E,G,P,C
            38   Wildwood Village Apartments             Marion              Multifamily     Conventional       N            E,C,P
            43   Gardens at Annen Woods                                      Multifamily     Conventional       N              E
            46   Gabes Place Apartments Portfolio        Champaign           Multifamily     Conventional       N             P,C
         46.01   202 E. John                             Champaign           Multifamily     Conventional       N             P,C
         46.02   102 E. Gregory                          Champaign           Multifamily     Conventional       N             P,C
         46.03   810 Iowa                                Champaign           Multifamily     Conventional       N             P,C
         46.04   807 W. Oregon                           Champaign           Multifamily     Conventional       N             P,C
         46.05   811 W. Oregon                           Champaign           Multifamily     Conventional       N             P,C
            47   Briarwood Apartments                                        Multifamily     Conventional       N              E
            51   Palm Villas Apartments                  Honolulu            Multifamily     Conventional       N            E,P,C
            59   Belmont Crossing                                            Multifamily     Conventional       N             E,W
            60   Timber Creek Apartments                 Tarrant             Multifamily     Conventional       N           E,C,P,T
            61   Windgate Place                                              Multifamily     Conventional
            64   Rockwood Gardens                        Orange              Multifamily     Conventional       N            E,P,C
            67   Autumn Park Apartments                  Hall County         Multifamily     Conventional       N            E,P,C
            70   Tuscany Village Phase II                Leon                Multifamily     Conventional       N            E,P,C
            73   Beechwood Villa Apartments                                  Multifamily     Conventional       N              E
            75   Grande Apartments                       Union               Multifamily     Conventional       N             P,C
            79   Livingston Place                                            Multifamily     Conventional       N             E,W
            94   Somerpoint (Woodvalley)                                     Multifamily     Conventional       N              E
           107   Steeplechase Apartments Portfolio       Watouga             Multifamily     Conventional       N          E,G,W,P,C
        107.01   143 Pine Street                         Watouga             Multifamily     Conventional       N          E,G,W,P,C
        107.02   190 Wood Circle                         Watouga             Multifamily     Conventional       N          E,G,W,P,C
        107.03   311 Hardin Street                       Watouga             Multifamily     Conventional       N          E,G,W,P,C
        107.04   784 Howard Street                       Watouga             Multifamily     Conventional       N          E,G,W,P,C
           117   Village East Apartments                 Denton              Multifamily     Conventional       N             P,C
           120   The Trails Apartments                   Tarrant             Multifamily     Conventional       N           E,C,P,T
           121   Woodfield Gardens                                           Multifamily     Conventional
           124   Shrine Apartments                       Los Angeles County  Multifamily     Conventional       N            G,E,P
           129   Highland Terrace                        Essex               Multifamily     Conventional       Y           E,G,P,C
           131   Coquina Lakes Apartments                St. Johns County    Multifamily     Conventional       N            E,P,C
           136   Cosmopolitan Apartments                 San Francisco       Multifamily     Conventional       Y             P,C
           138   Sandridge Apartments                    Lincoln County      Multifamily     Conventional       N             E,P
           140   Tree Top Apartments                     Dallas              Multifamily     Conventional       N           E,G,P,C
           144   Sun Shadow Apartments                   Maricopa            Multifamily     Conventional       N           E,P,T,C
           146   Cascade Apartments                      Shawnee             Multifamily     Conventional       N            P,G,C
           149   Taylor Apartments                       Arlington           Multifamily     Conventional       N           E,G,P,C
           152   The Coral Tree Apartments               Los Angeles         Multifamily     Conventional       Y            P,E,C
           158   Pine Brook Apartments                   Davidson            Multifamily     Conventional       N              0
           161   Ocean Terrace                           Monmouth            Multifamily     Conventional       N           E,P,T,C
           162   1105/1105/1105 Downey; 1114 Clement;
                 1106/Calhoun;                           Montgomery          Multifamily     Conventional       N          W,E,G,P,C
        162.01   1104/1105/1108 Downey                   Montgomery          Multifamily     Conventional       N          W,E,G,P,C
        162.02   1114 Clement                            Montgomery          Multifamily     Conventional       N          W,E,G,P,C
        162.03   1106 Calhoun                            Montgomery          Multifamily     Conventional       N          W,E,G,P,C
           163   Harvard Apartments                      Norfolk             Multifamily     Conventional       N           E,G,P,C
           166   Goldome Portfolio                       Douglas             Multifamily     Conventional       N            E,P,C
        166.01   Arlington Apartments                    Douglas             Multifamily     Conventional       N            E,P,C
        166.02   Genoa & Sagamore Apartments             Douglas             Multifamily     Conventional       N            E,P,C
        166.03   Glendale Apartments                     Douglas             Multifamily     Conventional       N            E,P,C
        166.04   Norton Apartments                       Douglas             Multifamily     Conventional       N            E,P,C
        166.05   Roycroft Apartments                     Douglas             Multifamily     Conventional       N            E,P,C
           173   Robert Arms Apartments                  Orange              Multifamily     Conventional       N            E,P,C
           177   Amberwood Apartments                    Madison County      Multifamily     Conventional       N            E,P,C
           178   The Palms of Sarasota                   Sarasota            Multifamily     Conventional       N            G,C,P
           181   Madison Ridge Apartments                Cobb                Multifamily     Conventional       N            E,P,C
           184   Gates Place Apartments                  Bronx               Multifamily     Conventional       Y            E,P,C
           186   506-508 Fairfax Street                  Montgomery          Multifamily     Conventional       N          W,E,G,P,C
           188   Hamilton Park Apartments                Middlesex           Multifamily     Conventional       N           E,G,P,C
           214   Flenniken Square                        Knox                Multifamily       Sec. 42          N           E,G,P,C
           217   606-610 Clement Street                  Montgomery          Multifamily     Conventional       N          W,E,G,P,C
           220   605-607 Downey Street                   Montgomery          Multifamily     Conventional       N          W,E,G,P,C
           221   Carroll Lane Apartments                 Nueces              Multifamily     Conventional       N           E,G,P,C
           222   1208 Clement Street                     Montgomery          Multifamily     Conventional       N          W,E,G,P,C


                                                                 Number of   Number of 1  Number of   Number of   Number of 4
Control Number   Property Name                                Studio Units   BR Units    2 BR Units  3 BR Units   BR+ Units
------------------------------------------------------------------------------------------------------------------------------
             3   Lakeside Apartments                                           142         230         89
             6   Hickory Lake                                                  193         495         38
            13   Sherwood Apartments                                                       156         140
            14   Villa Serena Apartments                                       128         144         16
            15   194 East Second Street Apartments                              4          51           1           5
            16   Executive House                                               125         165         12
            19   Windsor Falls Apartments                                      120         120         36
            24   Kings Bridge                                                   48         142         113          9
            25   Walden Village
            26   Garnet Lake Portfolio                          38             152         76           1
         26.01   7510 Hollywood Boulevard                                       16
         26.02   1349 N. Detroit Street                          4              10          5           1
         26.03   7140 De Longpre Avenue                          3              7
         26.04   219 S. Mariposa                                                8           8
         26.05   1030 N. Orange Grove Avenue                                    15         12
         26.06   7364 Hollywood Boulevard                        3              20          7
         26.07   1750 El Cerrito Place                          15              8           1
         26.08   7278 Hollywood Boulevard                        9              17          7
         26.09   3824 Motor Avenue                               4              51
         26.10   1010 Raleigh Street                                                       36
            28   Long Brook                                                    164         76
            29   Somerset Apartments                                           272         112
            31   Whitehall Estates                                             108         116         28
            33   Morgan Place Apartments                                        56         130
            35   Lantana /Park Trace Apartments                                 -          104         84
         35.01   Lantana                                                        96         88
         35.02   Park Trace Apartments
            36   Las Palomas Apartments                                         96         144         32
            38   Wildwood Village Apartments                                   160         164
            43   Gardens at Annen Woods                                         18         100         14
            46   Gabes Place Apartments Portfolio                2              21         73           9           22
         46.01   202 E. John                                     1              17         37           4           1
         46.02   102 E. Gregory                                                 4          18                       12
         46.03   810 Iowa                                                                  12
         46.04   807 W. Oregon                                   1                          6           5
         46.05   811 W. Oregon                                                                                      9
            47   Briarwood Apartments                                           98         176
            51   Palm Villas Apartments                          8              16         88
            59   Belmont Crossing                                              128         64
            60   Timber Creek Apartments                                       108         56
            61   Windgate Place
            64   Rockwood Gardens                                              154         69
            67   Autumn Park Apartments                                                    96          48
            70   Tuscany Village Phase II                                                                           48
            73   Beechwood Villa Apartments                                     76         84          24
            75   Grande Apartments                              13              73         33
            79   Livingston Place                                                          172
            94   Somerpoint (Woodvalley)                                        44         100
           107   Steeplechase Apartments Portfolio                                          3           4           49
        107.01   143 Pine Street                                                                                    4
        107.02   190 Wood Circle                                                            3           4           29
        107.03   311 Hardin Street                                                                                  10
        107.04   784 Howard Street                                                                                  6
           117   Village East Apartments                         4              24         36          40           28
           120   The Trails Apartments                                          96         56
           121   Woodfield Gardens
           124   Shrine Apartments                                              10         32
           129   Highland Terrace                               10              64                     10
           131   Coquina Lakes Apartments                                                  80
           136   Cosmopolitan Apartments                        117
           138   Sandridge Apartments                                                      48          24
           140   Tree Top Apartments                                            40         74          14
           144   Sun Shadow Apartments                          40              24         36          24
           146   Cascade Apartments                                             23         51          12
           149   Taylor Apartments                                              12         12           4
           152   The Coral Tree Apartments                                                 21           9
           158   Pine Brook Apartments                                          50         84
           161   Ocean Terrace                                                  44
           162   1105/1105/1105 Downey; 1114 Clement;
                 1106/Calhoun;                                                                                      33
        162.01   1104/1105/1108 Downey                                                                              15
        162.02   1114 Clement                                                                                       9
        162.03   1106 Calhoun                                                                                       9
           163   Harvard Apartments                                                        144
           166   Goldome Portfolio                               5              22         31           2
        166.01   Arlington Apartments
        166.02   Genoa & Sagamore Apartments
        166.03   Glendale Apartments
        166.04   Norton Apartments
        166.05   Roycroft Apartments
           173   Robert Arms Apartments                                         34         34
           177   Amberwood Apartments                                                      32          16
           178   The Palms of Sarasota                                          1          47
           181   Madison Ridge Apartments                                       24         24
           184   Gates Place Apartments                          2              45         13
           186   506-508 Fairfax Street                                                                24
           188   Hamilton Park Apartments                        8              24         28
           214   Flenniken Square                                                          35          16
           217   606-610 Clement Street                                                                             18
           220   605-607 Downey Street                                                     12                       6
           221   Carroll Lane Apartments                                        15         25
           222   1208 Clement Street                                                                   12

                                                                Average Rent, Rent  Average Rent, Rent     Average Rent, Rent
Control Number   Property Name                                  Ranges - Studio      Ranges - 1 BR          Ranges - 2 BR
--------------------------------------------------------------------------------------------------------------------------------
             3   Lakeside Apartments                                                700; 630 - 735          810; 750 - 865
             6   Hickory Lake                                                             483                    540
            13   Sherwood Apartments                                                                        840; 813 - 863
            14   Villa Serena Apartments                                            675; 675 - 675          812; 785 - 825
            15   194 East Second Street Apartments                                 1825; 1750 - 1900      2563; 2100 - 3200
            16   Executive House                                                    838; 813 - 864        1034; 1025 - 1044
            19   Windsor Falls Apartments                                                 649                    810
            24   Kings Bridge                                                             585                    741
            25   Walden Village
            26   Garnet Lake Portfolio
         26.01   7510 Hollywood Boulevard                                           585; 575 - 634
         26.02   1349 N. Detroit Street                        475; 450 - 505       625; 545 - 660          790; 785 - 796
         26.03   7140 De Longpre Avenue                        494; 475 - 510       600; 555 - 620
         26.04   219 S. Mariposa                                                    500; 475 - 550          750; 725 - 765
         26.05   1030 N. Orange Grove Avenue                                        625; 506 - 681          753; 618 - 870
         26.06   7364 Hollywood Boulevard                      500; 495 - 509       625; 613 - 700          850; 782 - 849
         26.07   1750 El Cerrito Place                         500; 440 - 520       595; 585 - 620          850; 850 - 850
         26.08   7278 Hollywood Boulevard                      510; 500 - 525       625; 620 - 648          800; 782 - 850
         26.09   3824 Motor Avenue                             550; 495 - 565       650; 595 - 680
         26.10   1010 Raleigh Street                                                                        700; 660 - 725
            28   Long Brook                                                         672; 625 - 765          792; 670 - 895
            29   Somerset Apartments                                                      459                    629
            31   Whitehall Estates                                                  655; 630 - 680          835; 810 - 860
            33   Morgan Place Apartments                                                  722                    884
            35   Lantana /Park Trace Apartments                                                                  588
         35.01   Lantana                                                                  470                    597
         35.02   Park Trace Apartments
            36   Las Palomas Apartments                                             579; 565 - 620          709; 660 - 726
            38   Wildwood Village Apartments                                        512; 490 - 545          658; 590 - 730
            43   Gardens at Annen Woods                                                   800                    949
            46   Gabes Place Apartments Portfolio
         46.01   202 E. John                                   475; 475 - 475       559; 550 - 630          697; 680 - 705
         46.02   102 E. Gregory                                                     375; 375 - 375          547; 480 - 680
         46.03   810 Iowa                                                                                   670; 670 - 670
         46.04   807 W. Oregon                                 600; 600 - 600                               700; 700 - 700
         46.05   811 W. Oregon
            47   Briarwood Apartments                                                     489                    542
            51   Palm Villas Apartments                        595; 595 - 595       685; 685 - 685          820; 795 - 845
            59   Belmont Crossing                                                         475                    575
            60   Timber Creek Apartments                                            554; 510 - 590          715; 705 - 725
            61   Windgate Place
            64   Rockwood Gardens                                                   611; 595 - 725          702; 695 - 745
            67   Autumn Park Apartments                                                                     510; 495 - 560
            70   Tuscany Village Phase II
            73   Beechwood Villa Apartments                                               437                    485
            75   Grande Apartments                             587; 575 - 625       720; 690 - 850          858; 850 - 950
            79   Livingston Place                                                                                472
            94   Somerpoint (Woodvalley)                                                  497                    563
           107   Steeplechase Apartments Portfolio
        107.01   143 Pine Street
        107.02   190 Wood Circle                                                                            550; 550 - 550
        107.03   311 Hardin Street
        107.04   784 Howard Street
           117   Village East Apartments                       290; 275 - 300       450; 405 - 475          554; 472 - 595
           120   The Trails Apartments                                              368; 360 - 379          495; 460 - 529
           121   Woodfield Gardens
           124   Shrine Apartments                                                  650; 650 - 650        1450; 1450 - 1450
           129   Highland Terrace                              597; 575 - 630       679; 645 - 745
           131   Coquina Lakes Apartments                                                                   607; 590 - 620
           136   Cosmopolitan Apartments                       565; 393 - 650
           138   Sandridge Apartments                                                                       499; 495 - 510
           140   Tree Top Apartments                                                390; 350 - 425          500; 425 - 650
           144   Sun Shadow Apartments                         355; 355 - 355       415; 415 - 415          542; 530 - 565
           146   Cascade Apartments                                                 450; 450 - 450          588; 554 - 693
           149   Taylor Apartments                                                  854; 850 - 875        1102; 1075 - 1150
           152   The Coral Tree Apartments                                                                 1073; 925 - 1240
           158   Pine Brook Apartments                                              403; 245 - 445          476; 465 - 505
           161   Ocean Terrace                                                      716; 594 - 800
           162   1105/1105/1105 Downey; 1114 Clement;
                 1106/Calhoun;
        162.01   1104/1105/1108 Downey
        162.02   1114 Clement
        162.03   1106 Calhoun
           163   Harvard Apartments                                                                         360; 350 - 370
           166   Goldome Portfolio
        166.01   Arlington Apartments
        166.02   Genoa & Sagamore Apartments
        166.03   Glendale Apartments
        166.04   Norton Apartments
        166.05   Roycroft Apartments
           173   Robert Arms Apartments                                             475; 430 - 525          592; 570 - 635
           177   Amberwood Apartments                                                                       508; 495 - 545
           178   The Palms of Sarasota                                              500; 500 - 500          655; 625 - 725
           181   Madison Ridge Apartments                                           496; 495 - 525          596; 595 - 625
           184   Gates Place Apartments                        563; 500 - 625       598; 431 - 683          680; 325 - 851
           186   506-508 Fairfax Street
           188   Hamilton Park Apartments                      417; 365 - 450       555; 480 - 620          641; 508 - 735
           214   Flenniken Square                                                                           452; 419 - 465
           217   606-610 Clement Street
           220   605-607 Downey Street                                                                      506; 500 - 510
           221   Carroll Lane Apartments                                            394; 363 - 420          464; 408 - 490
           222   1208 Clement Street

                                                                 Average Rent, Rent      Average Rent, Rent
Control Number   Property Name                                   Ranges - 3 BR           Ranges - 4 BR
-----------------------------------------------------------------------------------------------------------
             3   Lakeside Apartments                            927; 915 - 940
             6   Hickory Lake                                         675
            13   Sherwood Apartments                            985; 985 - 985
            14   Villa Serena Apartments                        995; 995 - 995
            15   194 East Second Street Apartments             3700; 3700 - 3700      5280; 4800 - 5900
            16   Executive House                               1342; 1342 - 1342
            19   Windsor Falls Apartments                             895
            24   Kings Bridge                                         844                    1100
            25   Walden Village
            26   Garnet Lake Portfolio
         26.01   7510 Hollywood Boulevard
         26.02   1349 N. Detroit Street                         900; 900 - 900
         26.03   7140 De Longpre Avenue
         26.04   219 S. Mariposa
         26.05   1030 N. Orange Grove Avenue
         26.06   7364 Hollywood Boulevard
         26.07   1750 El Cerrito Place
         26.08   7278 Hollywood Boulevard
         26.09   3824 Motor Avenue
         26.10   1010 Raleigh Street
            28   Long Brook
            29   Somerset Apartments
            31   Whitehall Estates                              990; 980 - 1000
            33   Morgan Place Apartments
            35   Lantana /Park Trace Apartments                       708
         35.01   Lantana
         35.02   Park Trace Apartments
            36   Las Palomas Apartments                         805; 760 - 820
            38   Wildwood Village Apartments
            43   Gardens at Annen Woods                              1050
            46   Gabes Place Apartments Portfolio
         46.01   202 E. John                                    965; 950 - 980        1050; 1050 - 1050
         46.02   102 E. Gregory                                                       1325; 1000 - 1500
         46.03   810 Iowa
         46.04   807 W. Oregon                                  925; 925 - 925
         46.05   811 W. Oregon                                                         1033; 998 - 1033
            47   Briarwood Apartments
            51   Palm Villas Apartments
            59   Belmont Crossing
            60   Timber Creek Apartments
            61   Windgate Place
            64   Rockwood Gardens
            67   Autumn Park Apartments                         610; 595 - 650
            70   Tuscany Village Phase II                                             1342; 1342 - 1342
            73   Beechwood Villa Apartments                           637
            75   Grande Apartments
            79   Livingston Place
            94   Somerpoint (Woodvalley)
           107   Steeplechase Apartments Portfolio
        107.01   143 Pine Street                                                       980; 940 - 1000
        107.02   190 Wood Circle                                800; 800 - 800         960; 940 - 1000
        107.03   311 Hardin Street                                                     960; 940 - 1000
        107.04   784 Howard Street                                                     980; 940 - 1000
           117   Village East Apartments                        675; 514 - 750          794; 725 - 900
           120   The Trails Apartments
           121   Woodfield Gardens
           124   Shrine Apartments
           129   Highland Terrace                               911; 900 - 925
           131   Coquina Lakes Apartments
           136   Cosmopolitan Apartments
           138   Sandridge Apartments                           608; 595 - 620
           140   Tree Top Apartments                            635; 535 - 650
           144   Sun Shadow Apartments                          675; 675 - 675
           146   Cascade Apartments                             742; 742 - 742
           149   Taylor Apartments                             1543; 1350 - 1775
           152   The Coral Tree Apartments                     1470; 1395 - 1500
           158   Pine Brook Apartments
           161   Ocean Terrace
           162   1105/1105/1105 Downey; 1114 Clement;
                 1106/Calhoun;
        162.01   1104/1105/1108 Downey                                                 966; 860 - 1100
        162.02   1114 Clement                                                          975; 880 - 1125
        162.03   1106 Calhoun                                                          913; 905 - 920
           163   Harvard Apartments
           166   Goldome Portfolio
        166.01   Arlington Apartments
        166.02   Genoa & Sagamore Apartments
        166.03   Glendale Apartments
        166.04   Norton Apartments
        166.05   Roycroft Apartments
           173   Robert Arms Apartments
           177   Amberwood Apartments                           610; 595 - 725
           178   The Palms of Sarasota
           181   Madison Ridge Apartments
           184   Gates Place Apartments
           186   506-508 Fairfax Street                         630; 630 - 630
           188   Hamilton Park Apartments
           214   Flenniken Square                               564; 564 - 564
           217   606-610 Clement Street                                                 880; 880 - 880
           220   605-607 Downey Street                                                  840; 780 - 900
           221   Carroll Lane Apartments
           222   1208 Clement Street                            703; 690 - 705

ANNEX A-4

                                 RESERVE ACCOUNT

                                                                                         General
        Control Number Property Name                                                  Property Type        Specific Property Type
----------------------------------------------------------------------------------------------------------------------------------
                     1   Sheraton Suites Portfolio                                       Hospitality             Full Service
                  1.01   Sheraton Suites Wilmington                                      Hospitality             Full Service
                  1.02   Sheraton Suites Dallas                                          Hospitality             Full Service
                  1.03   Sheraton Suites Elk Grove                                       Hospitality             Full Service
                     2   Olen Portfolio                                                   Mixed Use              Office/Flex
                  2.01   Jamboree Corporate Park                                          Mixed Use              Office/Flex
                  2.02   Newport Mesa Centre                                              Mixed Use              Office/Flex
                  2.03   Olen Corporate Center                                             Office
                  2.04   Orange Freeway Business Park                                     Mixed Use              Office/Flex
                  2.05   Spectrum Pointe                                                  Mixed Use              Office/Flex
                  2.06   Von Karman Research Center                                       Mixed Use            Office/Warehouse
                     3   Lakeside Apartments                                             Multifamily             Conventional
                     4   Wynfrey Hotel at Riverchase Galleria                            Hospitality             Full Service
                     5   Wilshire Portfolio                                                Office
                  5.01   Wilshire Doheny Bldg                                              Office
                  5.02   ICM Building                                                      Office
                  5.03   Wilshire Palm Bldg                                                Office
                     6   Hickory Lake                                                    Multifamily             Conventional
                     7   Westgate Village                                                  Retail                  Anchored
                     8   1055 Washington Blvd.                                             Office
                     9   Oak Park Commons                                                  Retail                  Anchored
                    10   Vista Ridge Plaza I, II & Shops                                   Retail                  Anchored
                    11   Alexis Hotel                                                    Hospitality             Full Service
                    12   East Thunderbird Square                                           Retail                  Anchored
                    13   Sherwood Apartments                                             Multifamily             Conventional
                    14   Villa Serena Apartments                                         Multifamily             Conventional
                    15   194 East Second Street Apartments                               Multifamily             Conventional
                    16   Executive House                                                 Multifamily             Conventional
                    17   Village West Shopping Center                                      Retail                  Anchored
                    18   Marlboro Office/Warehouse Park                                    Office
                    19   Windsor Falls Apartments                                        Multifamily             Conventional
                    20   Sheraton Hotel - Charleston, SC                                 Hospitality             Full Service
                    21   High Pointe Shopping Center                                       Retail                  Anchored
                    22   United Healthcare                                                 Office
                    23   Academy Plaza                                                     Retail                  Anchored
                    24   Kings Bridge                                                    Multifamily             Conventional
                    25   Walden Village                                                  Multifamily             Conventional
                    26   Garnet Lake Portfolio                                           Multifamily             Conventional
                 26.01   7510 Hollywood Boulevard                                        Multifamily             Conventional
                 26.02   1349 N. Detroit Street                                          Multifamily             Conventional
                 26.03   7140 De Longpre Avenue                                          Multifamily             Conventional
                 26.04   219 S. Mariposa                                                 Multifamily             Conventional
                 26.05   1030 N. Orange Grove Avenue                                     Multifamily             Conventional
                 26.06   7364 Hollywood Boulevard                                        Multifamily             Conventional
                 26.07   1750 El Cerrito Place                                           Multifamily             Conventional
                 26.08   7278 Hollywood Boulevard                                        Multifamily             Conventional
                 26.09   3824 Motor Avenue                                               Multifamily             Conventional
                 26.10   1010 Raleigh Street                                             Multifamily             Conventional
                    27   Orange Derby Shopping Center                                      Retail                  Anchored
                    28   Long Brook                                                      Multifamily             Conventional
                    29   Somerset Apartments                                             Multifamily             Conventional
                    30   353 Lexington Avenue                                              Office
                    31   Whitehall Estates                                               Multifamily             Conventional
                    32   Vista Shopping Center                                             Retail                  Anchored
                    33   Morgan Place Apartments                                         Multifamily             Conventional
                    34   Ridgedale Festival Shopping Center                                Retail                  Anchored
                    35   Lantana /Park Trace Apartments                                  Multifamily             Conventional
                 35.01   Lantana                                                         Multifamily             Conventional
                 35.02   Park Trace Apartments                                           Multifamily             Conventional
                    36   Las Palomas Apartments                                          Multifamily             Conventional
                    37   Mercy Wellness Centers Portfolio                                  Office
                 37.01   Eastwick Wellness Center                                          Office
                 37.02   Upper Darby Wellness Center                                       Office
                    38   Wildwood Village Apartments                                     Multifamily             Conventional
                    39   Hampton Inn Maingate                                            Hospitality           Limited Service
                    40   Circuit City Norwalk 444                                          Retail             Electronics Store
                    41   Target Center                                                     Retail                  Anchored
                    42   Westgate Shopping Center                                          Retail                  Anchored
                    43   Gardens at Annen Woods                                          Multifamily             Conventional
                    44   Auburn - Southbridge Center                                       Retail                  Anchored
                    45   Cornerstone Shopping Center                                       Retail                  Anchored
                    46   Gabes Place Apartments Portfolio                                Multifamily             Conventional
                 46.01   202 E. John                                                     Multifamily             Conventional
                 46.02   102 E. Gregory                                                  Multifamily             Conventional
                 46.03   810 Iowa                                                        Multifamily             Conventional
                 46.04   807 W. Oregon                                                   Multifamily             Conventional
                 46.05   811 W. Oregon                                                   Multifamily             Conventional
                    47   Briarwood Apartments                                            Multifamily             Conventional
                    48   3 - 7 West 35th Street                                            Office
                    49   Radio Wave Building                                               Office
                    50   Market Square Shopping Center                                     Retail                  Anchored
                    51   Palm Villas Apartments                                          Multifamily             Conventional
                    52   Kohl's Department Store                                           Retail                  Anchored
                    53   467 West Avenue                                                   Retail                  Anchored
                    54   Motel 6 1115 Raleigh                                            Hospitality           Limited Service
                    55   Crown Valley Retail Center                                        Retail                  Anchored
                    56   Residence Inn - Tampa                                           Hospitality           Limited Service
                    57   Comfort Suites - Gastonia                                       Hospitality           Limited Service
                    58   Cityplace Market                                                  Retail                  Anchored
                    59   Belmont Crossing                                                Multifamily             Conventional



                                                                                             Monthly         Monthly
                                                                                CTL           Tax           Insurance
        Control Number Property Name                                            Flag         Escrow          Escrow
---------------------------------------------------------------------------------------------------------------------------
                     1   Sheraton Suites Portfolio                                             102,242
                  1.01   Sheraton Suites Wilmington
                  1.02   Sheraton Suites Dallas
                  1.03   Sheraton Suites Elk Grove
                     2   Olen Portfolio                                                        29,175
                  2.01   Jamboree Corporate Park                                                3,866
                  2.02   Newport Mesa Centre                                                    3,491
                  2.03   Olen Corporate Center                                                  3,763
                  2.04   Orange Freeway Business Park                                           2,897
                  2.05   Spectrum Pointe                                                       14,312
                  2.06   Von Karman Research Center                                              846
                     3   Lakeside Apartments                                                   19,496            3,500
                     4   Wynfrey Hotel at Riverchase Galleria                                  17,692
                     5   Wilshire Portfolio                                                    30,003
                  5.01   Wilshire Doheny Bldg
                  5.02   ICM Building
                  5.03   Wilshire Palm Bldg
                     6   Hickory Lake                                                          15,769
                     7   Westgate Village                                                      17,517
                     8   1055 Washington Blvd.                                                 31,920
                     9   Oak Park Commons                                                      28,747
                    10   Vista Ridge Plaza I, II & Shops                                       69,384
                    11   Alexis Hotel                                                          17,435
                    12   East Thunderbird Square                                               29,141            2,036
                    13   Sherwood Apartments                                                   13,658            2,378
                    14   Villa Serena Apartments                                               12,932
                    15   194 East Second Street Apartments                                      1,539            2,236
                    16   Executive House                                                       21,933            3,892
                    17   Village West Shopping Center                                          16,131
                    18   Marlboro Office/Warehouse Park                                        32,985
                    19   Windsor Falls Apartments                                              10,795
                    20   Sheraton Hotel - Charleston, SC                                       16,224            8,971
                    21   High Pointe Shopping Center                                             TBD              TBD
                    22   United Healthcare
                    23   Academy Plaza                                                         15,717
                    24   Kings Bridge                                                          13,226
                    25   Walden Village                                                          TBD              TBD
                    26   Garnet Lake Portfolio                                                 13,968            5,736
                 26.01   7510 Hollywood Boulevard                                                829             1,502
                 26.02   1349 N. Detroit Street                                                  989              205
                 26.03   7140 De Longpre Avenue                                                  564              104
                 26.04   219 S. Mariposa                                                         675              183
                 26.05   1030 N. Orange Grove Avenue                                            1,900             625
                 26.06   7364 Hollywood Boulevard                                               1,908             552
                 26.07   1750 El Cerrito Place                                                  1,154             227
                 26.08   7278 Hollywood Boulevard                                               1,388             583
                 26.09   3824 Motor Avenue                                                      2,087            1,241
                 26.10   1010 Raleigh Street                                                    2,475             513
                    27   Orange Derby Shopping Center                                          11,272
                    28   Long Brook                                                            23,209
                    29   Somerset Apartments                                                   15,440
                    30   353 Lexington Avenue                                                    TBD              TBD
                    31   Whitehall Estates                                                      9,810            1,581
                    32   Vista Shopping Center                                                 12,291
                    33   Morgan Place Apartments                                               14,029
                    34   Ridgedale Festival Shopping Center                                    39,200
                    35   Lantana /Park Trace Apartments                                        15,769
                 35.01   Lantana
                 35.02   Park Trace Apartments
                    36   Las Palomas Apartments                                                 7,271            1,685
                    37   Mercy Wellness Centers Portfolio                                       9,325             868
                 37.01   Eastwick Wellness Center                                               7,713             340
                 37.02   Upper Darby Wellness Center                                            1,612             527
                    38   Wildwood Village Apartments                                           23,198            3,632
                    39   Hampton Inn Maingate                                                   5,671
                    40   Circuit City Norwalk 444                                  CTL
                    41   Target Center                                                         10,749
                    42   Westgate Shopping Center                                              22,147
                    43   Gardens at Annen Woods                                                 8,747
                    44   Auburn - Southbridge Center                                            3,168             256
                    45   Cornerstone Shopping Center                                            2,609             760
                    46   Gabes Place Apartments Portfolio                                       9,680            1,115
                 46.01   202 E. John
                 46.02   102 E. Gregory
                 46.03   810 Iowa
                 46.04   807 W. Oregon
                 46.05   811 W. Oregon
                    47   Briarwood Apartments                                                    TBD              TBD
                    48   3 - 7 West 35th Street                                                17,364
                    49   Radio Wave Building                                                   22,524             789
                    50   Market Square Shopping Center                                         11,050            2,456
                    51   Palm Villas Apartments                                                                   142
                    52   Kohl's Department Store                                                7,159
                    53   467 West Avenue                                                        7,937             514
                    54   Motel 6 1115 Raleigh                                      CTL
                    55   Crown Valley Retail Center                                             9,337
                    56   Residence Inn - Tampa                                                  8,333            1,248
                    57   Comfort Suites - Gastonia                                              1,950             689
                    58   Cityplace Market                                                      14,891
                    59   Belmont Crossing                                                       3,165


                                                                                              Initial Deposit
                                                                            Annual Deposit       to Capital
                                                                           to Replacement      Improvements      Initial TI/LC
        Control Number Property Name                                           Reserve            Reserve            Escrow
---------------------------------------------------------------------------------------------------------------------------------
                     1   Sheraton Suites Portfolio                              1,084,005           29,375
                  1.01   Sheraton Suites Wilmington
                  1.02   Sheraton Suites Dallas
                  1.03   Sheraton Suites Elk Grove
                     2   Olen Portfolio                                          91,297            125,450           750,000
                  2.01   Jamboree Corporate Park                                 10,177             65,063           123,750
                  2.02   Newport Mesa Centre                                     35,412             28,006            74,250
                  2.03   Olen Corporate Center                                   10,295             7,875            114,750
                  2.04   Orange Freeway Business Park                            18,650             10,819           142,500
                  2.05   Spectrum Pointe                                         16,508                              255,000
                  2.06   Von Karman Research Center                               3,000             13,688            39,750
                     3   Lakeside Apartments                                     115,250
                     4   Wynfrey Hotel at Riverchase Galleria                    625,035            35,313
                     5   Wilshire Portfolio                                      35,137                              327,712
                  5.01   Wilshire Doheny Bldg
                  5.02   ICM Building
                  5.03   Wilshire Palm Bldg
                     6   Hickory Lake                                                               40,625
                     7   Westgate Village                                        13,656             48,656
                     8   1055 Washington Blvd.                                   25,925             17,125
                     9   Oak Park Commons
                    10   Vista Ridge Plaza I, II & Shops                         23,412             3,125
                    11   Alexis Hotel                                            353,640
                    12   East Thunderbird Square                                 16,435
                    13   Sherwood Apartments                                     74,000             47,750
                    14   Villa Serena Apartments
                    15   194 East Second Street Apartments                       15,250             5,750
                    16   Executive House                                         94,224
                    17   Village West Shopping Center                            26,758
                    18   Marlboro Office/Warehouse Park                          43,200                               3,667
                    19   Windsor Falls Apartments                                34,272             6,595
                    20   Sheraton Hotel - Charleston, SC                         284,913           159,775
                    21   High Pointe Shopping Center                               TBD
                    22   United Healthcare
                    23   Academy Plaza                                            8,004             17,888
                    24   Kings Bridge                                                               41,406
                    25   Walden Village                                            TBD
                    26   Garnet Lake Portfolio                                   75,211            124,364
                 26.01   7510 Hollywood Boulevard                                 4,672             16,389
                 26.02   1349 N. Detroit Street                                   5,780             4,943
                 26.03   7140 De Longpre Avenue                                   2,500             12,440
                 26.04   219 S. Mariposa                                          4,000             4,459
                 26.05   1030 N. Orange Grove Avenue                              6,750             5,676
                 26.06   7364 Hollywood Boulevard                                 8,460             6,438
                 26.07   1750 El Cerrito Place                                    6,336             7,768
                 26.08   7278 Hollywood Boulevard                                 8,679             9,020
                 26.09   3824 Motor Avenue                                       23,480             52,486
                 26.10   1010 Raleigh Street                                      9,000             4,746
                    27   Orange Derby Shopping Center                            22,248             96,938            50,000
                    28   Long Brook                                              48,000            175,500
                    29   Somerset Apartments                                                       111,113
                    30   353 Lexington Avenue                                      TBD
                    31   Whitehall Estates
                    32   Vista Shopping Center                                   14,256                              400,000
                    33   Morgan Place Apartments                                 41,710             29,610
                    34   Ridgedale Festival Shopping Center                       9,618             1,938             21,984
                    35   Lantana /Park Trace Apartments                                             80,184
                 35.01   Lantana
                 35.02   Park Trace Apartments
                    36   Las Palomas Apartments                                  68,000             2,188
                    37   Mercy Wellness Centers Portfolio                        10,164            236,181
                 37.01   Eastwick Wellness Center                                 5,425             3,125
                 37.02   Upper Darby Wellness Center                              4,739            233,056
                    38   Wildwood Village Apartments                             83,592             14,981
                    39   Hampton Inn Maingate                                    122,497            21,400
                    40   Circuit City Norwalk 444                                 8,448
                    41   Target Center                                           34,316             3,000
                    42   Westgate Shopping Center                                14,700             2,500
                    43   Gardens at Annen Woods                                  36,432            261,574
                    44   Auburn - Southbridge Center                              4,193              438
                    45   Cornerstone Shopping Center                              4,050
                    46   Gabes Place Apartments Portfolio                        63,500             49,750
                 46.01   202 E. John                                             30,000             8,625
                 46.02   102 E. Gregory                                          17,000             20,688
                 46.03   810 Iowa                                                 6,000             2,688
                 46.04   807 W. Oregon                                            6,000             3,438
                 46.05   811 W. Oregon                                            4,500             3,750
                    47   Briarwood Apartments                                      TBD
                    48   3 - 7 West 35th Street                                  13,003            118,320           118,320
                    49   Radio Wave Building                                      9,303             5,625           1,033,731
                    50   Market Square Shopping Center                           40,827             41,875
                    51   Palm Villas Apartments                                  25,200              750
                    52   Kohl's Department Store                                 16,368
                    53   467 West Avenue                                          6,814             86,706           450,000
                    54   Motel 6 1115 Raleigh
                    55   Crown Valley Retail Center                               5,926             1,563
                    56   Residence Inn - Tampa                                   86,781
                    57   Comfort Suites - Gastonia                               85,646
                    58   Cityplace Market                                         4,193
                    59   Belmont Crossing                                                           3,750



                                                                                       General
        Control Number Property Name                                                Property Type        Specific Property Type
---------------------------------------------------------------------------------------------------------------------------------
                    60   Timber Creek Apartments                                       Multifamily             Conventional
                    61   Windgate Place                                                Multifamily             Conventional
                    62   Winn Dixie Chesapeake Cedar                                     Retail               Grocery Store
                    63   Residence Inn - Sarasota                                      Hospitality           Limited Service
                    64   Rockwood Gardens                                              Multifamily             Conventional
                    65   New Rochelle Nursing Home                                     Healthcare            Skilled Nursing
                    66   Kjellburg Mobile Home Park                                        MHC
                    67   Autumn Park Apartments                                        Multifamily             Conventional
                    68   111 Devonshire Street Building                                  Office
                    69   Shopko - Site 814                                               Retail                  Anchored
                    70   Tuscany Village Phase II                                      Multifamily             Conventional
                    71   Marsh Creek Corporate Center II                               Industrial         Warehouse/Distribution
                    72   Shopko - Site 815                                               Retail                  Anchored
                    73   Beechwood Villa Apartments                                    Multifamily             Conventional
                    74   Comfort Inn Alexandria                                        Hospitality           Limited Service
                    75   Grande Apartments                                             Multifamily             Conventional
                    76   Residence Inn/Knoxville                                       Hospitality           Limited Service
                    77   Clocktower Square Center                                       Mixed Use             Retail/Office
                    78   The Villas at College Hill                                    Healthcare            Assisted Living
                    79   Livingston Place                                              Multifamily             Conventional
                    80   Taylor & Bird Portfolio                                       Healthcare            Skilled Nursing
                 80.01   Claxton                                                       Healthcare            Skilled Nursing
                 80.02   Metter                                                        Healthcare            Skilled Nursing
                 80.03   Statesboro                                                    Healthcare            Skilled Nursing
                    81   One Hollis Street                                               Office
                    82   Warehousing of Wisconsin - Century                            Industrial         Warehouse/Distribution
                    83   Marsh Creek Corporate Center I                                Industrial         Warehouse/Distribution
                    84   Shopko - Site 889/ The Joplin Mall                              Retail                  Anchored
                    85   Tustin & Katella Retail Center                                  Retail                  Anchored
                    86   Triangle Building                                               Office
                    87   Motel 6 1129 Hilton Head                                      Hospitality           Limited Service
                    88   Intertech Building                                              Office
                    89   Days Inn - Alexandria                                         Hospitality           Limited Service
                    90   Village Square Shopping Center                                  Retail                 Unanchored
                    91   Raymond Building                                                Office
                    92   Eagle Davenport Locust                                          Retail               Grocery Store
                    93   Sabre Springs Marketplace                                       Retail                 Unanchored
                    94   Somerpoint (Woodvalley)                                       Multifamily             Conventional
                    95   Motel 6 1081 Little Rock (W)                                  Hospitality           Limited Service
                    96   Astor Avenue Office Building                                    Office                  Medical
                    97   K&K Warehousing                                               Industrial         Warehouse/Distribution
                    98   Towne View Plaza Retail Center                                  Retail                 Unanchored
                    99   456-458 Sackett Point Road                                    Industrial         Warehouse/Distribution
                   100   SDJ Enterprises                                               Industrial         Warehouse/Distribution
                   101   Ramada Plaza West                                             Hospitality             Full Service
                   102   Polk Street                                                     Retail                 Unanchored
                   103   Delmont Village Shopping Center                                 Retail                  Anchored
                   104   Golden Horseshoe Shopping Center                                Retail                 Unanchored
                   105   Cottman Plaza                                                   Retail                  Anchored
                   106   Town Square Office & Retail Plaza                               Office
                   107   Steeplechase Apartments Portfolio                             Multifamily             Conventional
                107.01   143 Pine Street                                               Multifamily             Conventional
                107.02   190 Wood Circle                                               Multifamily             Conventional
                107.03   311 Hardin Street                                             Multifamily             Conventional
                107.04   784 Howard Street                                             Multifamily             Conventional
                   108   Statesville Place                                             Healthcare            Assisted Living
                   109   Motel 6 740 Reno Sparks                                       Hospitality           Limited Service
                   110   Deerfoot Office Park                                            Office
                   111   Motel 6 608 Mobile                                            Hospitality           Limited Service
                   112   Burlington Manor                                              Healthcare            Assisted Living
                   113   Rite Aid - Commerce Township                                    Retail                 Drug Store
                   114   Old City Market                                                Mixed Use             Retail/Office
                   115   Paseo Financial Center                                          Office
                   116   1160-1180 Eugenia Place                                         Office
                   117   Village East Apartments                                       Multifamily             Conventional
                   118   Rhodes Furniture - Fort Meyers, FL                              Retail                  Anchored
                   119   Walgreen Colleyville                                            Retail                 Drug Store
                   120   The Trails Apartments                                         Multifamily             Conventional
                   121   Woodfield Gardens                                             Multifamily             Conventional
                   122   Rite Aid - Holland                                              Retail                 Drug Store
                   123   Days Inn Fredericksburg South                                 Hospitality           Limited Service
                   124   Shrine Apartments                                             Multifamily             Conventional
                   125   Walgreens at Silver Lakes                                       Retail                 Drug Store
                   126   Best Western Governors Inn                                    Hospitality             Full Service
                   127   Staples York Loucks Road                                        Retail              Office Supplies
                   128   OfficeMax Retail Center                                         Retail                  Anchored
                   129   Highland Terrace                                              Multifamily             Conventional
                   130   Fairfield Inn - Mobile                                        Hospitality           Limited Service
                   131   Coquina Lakes Apartments                                      Multifamily             Conventional
                   132   Walgreen Franklin Fieldstone                                    Retail                 Drug Store
                   133   Riverside Parkway                                              Mixed Use             Office/Retail
                   134   CVS Yarmouth Main                                               Retail                 Drug Store
                   135   Walgreen Duncanville Wheatland                                  Retail                 Drug Store
                   136   Cosmopolitan Apartments                                       Multifamily             Conventional
                   137   Rite Aid - Claremont                                            Retail                 Drug Store
                   138   Sandridge Apartments                                          Multifamily             Conventional
                   139   Rancho Palms                                                      MHC
                   140   Tree Top Apartments                                           Multifamily             Conventional
                   141   Tri-Star Building                                             Industrial         Warehouse/Distribution
                   142   Days Inn Shreveport                                           Hospitality           Limited Service
                   143   Warehousing of Wisconsin -  Larsen                            Industrial         Warehouse/Distribution
                   144   Sun Shadow Apartments                                         Multifamily             Conventional
                   145   Eckerd Oveido Red Bug Lake                                      Retail                 Drug Store



                                                                                              Monthly         Monthly
                                                                                 CTL           Tax           Insurance
        Control Number Property Name                                             Flag         Escrow          Escrow
-------------------------------------------------------------------------------------------------------------------------------
                    60   Timber Creek Apartments                                                11,975            1,273
                    61   Windgate Place                                                           TBD              TBD
                    62   Winn Dixie Chesapeake Cedar                                CTL
                    63   Residence Inn - Sarasota                                                7,500            1,252
                    64   Rockwood Gardens                                                       17,688            4,355
                    65   New Rochelle Nursing Home                                               8,972            3,213
                    66   Kjellburg Mobile Home Park                                              5,279             547
                    67   Autumn Park Apartments                                                  4,695             500
                    68   111 Devonshire Street Building                                         13,859             519
                    69   Shopko - Site 814                                                      10,452
                    70   Tuscany Village Phase II                                                1,820            1,645
                    71   Marsh Creek Corporate Center II                                         6,306             482
                    72   Shopko - Site 815                                                       8,179
                    73   Beechwood Villa Apartments                                              7,563
                    74   Comfort Inn Alexandria                                                  4,458            1,034
                    75   Grande Apartments                                                      12,445
                    76   Residence Inn/Knoxville                                                 6,667            1,139
                    77   Clocktower Square Center                                                9,664             681
                    78   The Villas at College Hill                                              2,600            1,994
                    79   Livingston Place                                                        5,570
                    80   Taylor & Bird Portfolio                                                 3,030
                 80.01   Claxton                                                                 1,109
                 80.02   Metter                                                                  1,078
                 80.03   Statesboro                                                               843
                    81   One Hollis Street                                                        TBD              TBD
                    82   Warehousing of Wisconsin - Century
                    83   Marsh Creek Corporate Center I                                          6,021             447
                    84   Shopko - Site 889/ The Joplin Mall                                      1,490
                    85   Tustin & Katella Retail Center                                          6,012             709
                    86   Triangle Building                                                       8,720
                    87   Motel 6 1129 Hilton Head                                   CTL
                    88   Intertech Building                                                     11,296             509
                    89   Days Inn - Alexandria                                                   5,083            1,565
                    90   Village Square Shopping Center                                          1,947            1,032
                    91   Raymond Building                                                        1,036
                    92   Eagle Davenport Locust                                     CTL
                    93   Sabre Springs Marketplace                                               4,391             505
                    94   Somerpoint (Woodvalley)                                                 3,065
                    95   Motel 6 1081 Little Rock (W)                               CTL
                    96   Astor Avenue Office Building                                            2,918             541
                    97   K&K Warehousing                                                         3,210            1,673
                    98   Towne View Plaza Retail Center                                          2,050             809
                    99   456-458 Sackett Point Road                                              4,816             672
                   100   SDJ Enterprises                                                          TBD              TBD
                   101   Ramada Plaza West                                                       5,813            1,524
                   102   Polk Street                                                              514              622
                   103   Delmont Village Shopping Center                                          TBD              TBD
                   104   Golden Horseshoe Shopping Center                                       34,481            4,388
                   105   Cottman Plaza                                                           3,619
                   106   Town Square Office & Retail Plaza                                        TBD              TBD
                   107   Steeplechase Apartments Portfolio                                       2,198            1,198
                107.01   143 Pine Street                                                          162               86
                107.02   190 Wood Circle                                                         1,392             770
                107.03   311 Hardin Street                                                        392              214
                107.04   784 Howard Street                                                        253              128
                   108   Statesville Place                                                       1,277             195
                   109   Motel 6 740 Reno Sparks                                    CTL
                   110   Deerfoot Office Park                                                    3,176             251
                   111   Motel 6 608 Mobile                                         CTL
                   112   Burlington Manor                                                        1,723             871
                   113   Rite Aid - Commerce Township                               CTL
                   114   Old City Market                                                         4,774            1,999
                   115   Paseo Financial Center                                                  1,734
                   116   1160-1180 Eugenia Place                                                 3,188
                   117   Village East Apartments                                                 3,585            1,457
                   118   Rhodes Furniture - Fort Meyers, FL
                   119   Walgreen Colleyville                                       CTL
                   120   The Trails Apartments                                                   5,158            1,380
                   121   Woodfield Gardens                                                        TBD              TBD
                   122   Rite Aid - Holland                                         CTL
                   123   Days Inn Fredericksburg South                                           2,119            1,871
                   124   Shrine Apartments                                                       2,282             586
                   125   Walgreens at Silver Lakes                                  CTL
                   126   Best Western Governors Inn                                              1,935             535
                   127   Staples York Loucks Road                                   CTL
                   128   OfficeMax Retail Center                                                 2,467             429
                   129   Highland Terrace                                                        6,568             854
                   130   Fairfield Inn - Mobile                                                  2,375             905
                   131   Coquina Lakes Apartments                                                2,562            1,545
                   132   Walgreen Franklin Fieldstone                               CTL
                   133   Riverside Parkway                                                       2,209             497
                   134   CVS Yarmouth Main                                          CTL
                   135   Walgreen Duncanville Wheatland                             CTL
                   136   Cosmopolitan Apartments                                                 2,465            2,454
                   137   Rite Aid - Claremont                                       CTL
                   138   Sandridge Apartments                                                    2,261             387
                   139   Rancho Palms                                                            2,148             463
                   140   Tree Top Apartments                                                     4,962            1,057
                   141   Tri-Star Building                                                       2,585            1,756
                   142   Days Inn Shreveport                                                     5,010            1,456
                   143   Warehousing of Wisconsin -  Larsen
                   144   Sun Shadow Apartments                                                   3,080             743
                   145   Eckerd Oveido Red Bug Lake                                 CTL


                                                                                                Initial Deposit
                                                                             Annual Deposit       to Capital
                                                                             to Replacement      Improvements      Initial TI/LC
        Control Number Property Name                                             Reserve            Reserve            Escrow
-----------------------------------------------------------------------------------------------------------------------------------
                    60   Timber Creek Apartments                                   41,000              250
                    61   Windgate Place                                              TBD
                    62   Winn Dixie Chesapeake Cedar
                    63   Residence Inn - Sarasota                                  83,031
                    64   Rockwood Gardens                                          64,893             1,125
                    65   New Rochelle Nursing Home                                 48,000             66,026
                    66   Kjellburg Mobile Home Park                                21,172             28,813
                    67   Autumn Park Apartments                                    36,000             5,000
                    68   111 Devonshire Street Building                            37,918             27,265
                    69   Shopko - Site 814                                          4,274             8,000
                    70   Tuscany Village Phase II                                  12,000
                    71   Marsh Creek Corporate Center II                           38,012                               53,833
                    72   Shopko - Site 815                                          4,938             8,000
                    73   Beechwood Villa Apartments                                38,640             12,500
                    74   Comfort Inn Alexandria                                    87,407             8,906
                    75   Grande Apartments                                         30,821             9,074
                    76   Residence Inn/Knoxville                                   73,102
                    77   Clocktower Square Center                                   9,683             4,875            105,000
                    78   The Villas at College Hill                                28,194             14,031
                    79   Livingston Place                                                             4,169
                    80   Taylor & Bird Portfolio
                 80.01   Claxton
                 80.02   Metter
                 80.03   Statesboro
                    81   One Hollis Street                                           TBD
                    82   Warehousing of Wisconsin - Century                         9,200                              200,000
                    83   Marsh Creek Corporate Center I                            36,000                               3,967
                    84   Shopko - Site 889/ The Joplin Mall                        16,155             1,625
                    85   Tustin & Katella Retail Center
                    86   Triangle Building                                         17,616                               28,000
                    87   Motel 6 1129 Hilton Head
                    88   Intertech Building                                        25,157            158,416           500,000
                    89   Days Inn - Alexandria                                     101,363            14,063
                    90   Village Square Shopping Center                             5,544
                    91   Raymond Building                                          10,752             1,875
                    92   Eagle Davenport Locust
                    93   Sabre Springs Marketplace                                  3,460                              100,000
                    94   Somerpoint (Woodvalley)                                                      2,000
                    95   Motel 6 1081 Little Rock (W)
                    96   Astor Avenue Office Building                               1,990
                    97   K&K Warehousing                                           27,464             23,500
                    98   Towne View Plaza Retail Center                             3,194
                    99   456-458 Sackett Point Road                                                   1,750             53,480
                   100   SDJ Enterprises                                             TBD
                   101   Ramada Plaza West                                         92,810             21,125
                   102   Polk Street                                                1,371
                   103   Delmont Village Shopping Center                             TBD
                   104   Golden Horseshoe Shopping Center                          11,276             47,594
                   105   Cottman Plaza                                             13,752             5,094
                   106   Town Square Office & Retail Plaza                           TBD
                   107   Steeplechase Apartments Portfolio                         16,800             2,500
                107.01   143 Pine Street                                            2,131             1,188
                107.02   190 Wood Circle                                            9,000
                107.03   311 Hardin Street                                          3,872             1,188
                107.04   784 Howard Street                                          2,683              125
                   108   Statesville Place                                         18,500
                   109   Motel 6 740 Reno Sparks
                   110   Deerfoot Office Park                                      34,620            262,000            23,080
                   111   Motel 6 608 Mobile
                   112   Burlington Manor                                          15,750
                   113   Rite Aid - Commerce Township
                   114   Old City Market                                            8,726
                   115   Paseo Financial Center                                     4,476              373
                   116   1160-1180 Eugenia Place                                    4,896
                   117   Village East Apartments                                   37,092             29,000
                   118   Rhodes Furniture - Fort Meyers, FL                                           21,875
                   119   Walgreen Colleyville                                       2,781
                   120   The Trails Apartments                                     33,896             2,438
                   121   Woodfield Gardens                                           TBD
                   122   Rite Aid - Holland
                   123   Days Inn Fredericksburg South                             50,291
                   124   Shrine Apartments                                         14,700             22,000
                   125   Walgreens at Silver Lakes                                  4,172
                   126   Best Western Governors Inn                                42,905             4,500
                   127   Staples York Loucks Road                                   8,887             1,875
                   128   OfficeMax Retail Center                                    5,011              750
                   129   Highland Terrace                                          21,000             8,750
                   130   Fairfield Inn - Mobile                                    48,208
                   131   Coquina Lakes Apartments                                  20,000             18,750
                   132   Walgreen Franklin Fieldstone                               2,781
                   133   Riverside Parkway                                          3,320             4,063             80,000
                   134   CVS Yarmouth Main                                          2,993
                   135   Walgreen Duncanville Wheatland                             4,172             4,375
                   136   Cosmopolitan Apartments                                   29,250              375
                   137   Rite Aid - Claremont
                   138   Sandridge Apartments                                      18,072
                   139   Rancho Palms                                               6,890             14,250
                   140   Tree Top Apartments                                       32,000             47,750
                   141   Tri-Star Building                                          2,500
                   142   Days Inn Shreveport                                       60,956             17,125
                   143   Warehousing of Wisconsin -  Larsen                         6,300                               75,000
                   144   Sun Shadow Apartments                                     31,000
                   145   Eckerd Oveido Red Bug Lake







                                                                                     General
        Control Number Property Name                                              Property Type        Specific Property Type
------------------------------------------------------------------------------------------------------------------------------
                   146   Cascade Apartments                                          Multifamily             Conventional
                   147   Rite Aid - Ironton                                            Retail                 Drug Store
                   148   Centre Financial Portfolio                                    Retail                 Unanchored
                148.01   Starbuck's Uniondale                                          Retail                 Unanchored
                148.02   Starbuck's Long Beach                                         Retail                 Unanchored
                148.03   Birch Hill Square                                             Retail                 Unanchored
                   149   Taylor Apartments                                           Multifamily             Conventional
                   150   Days Inn - Charlotte                                        Hospitality           Limited Service
                   151   Roosevelt Plaza                                              Mixed Use             Office/Retail
                   152   The Coral Tree Apartments                                   Multifamily             Conventional
                   153   Commack Commons                                               Retail                 Unanchored
                   154   Shafer Plaza VIII                                             Retail                 Unanchored
                   155   Rhodes Furniture - Montgomery, AL                             Retail                  Anchored
                   156   Union Savings Bank                                            Office
                   157   Hewitt Square Shopping Center                                 Retail                 Unanchored
                   158   Pine Brook Apartments                                       Multifamily             Conventional
                   159   Mayfair House - Woodstock                                   Healthcare            Assisted Living
                   160   Community Self Storage of Charlottesville                  Self Storage
                   161   Ocean Terrace                                               Multifamily             Conventional
                   162   1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun           Multifamily             Conventional
                162.01   1104/1105/1108 Downey                                       Multifamily             Conventional
                162.02   1114 Clement                                                Multifamily             Conventional
                162.03   1106 Calhoun                                                Multifamily             Conventional
                   163   Harvard Apartments                                          Multifamily             Conventional
                   164   Interama Warehouses                                         Industrial         Warehouse/Distribution
                   165   Lakeview Warehouse                                          Industrial         Warehouse/Distribution
                   166   Goldome Portfolio                                           Multifamily             Conventional
                166.01   Arlington Apartments                                        Multifamily             Conventional
                166.02   Genoa & Sagamore Apartments                                 Multifamily             Conventional
                166.03   Glendale Apartments                                         Multifamily             Conventional
                166.04   Norton Apartments                                           Multifamily             Conventional
                166.05   Roycroft Apartments                                         Multifamily             Conventional
                   167   Sargent House                                               Healthcare            Congregate Care
                   168   Eckerd Ferber Tallahassee                                     Retail                 Drug Store
                   169   CVS Lansdowne Hollins Ferry                                   Retail                 Drug Store
                   170   Garden Gate                                                   Retail                 Unanchored
                   171   Super 8 Motel                                               Hospitality           Limited Service
                   172   Island Lake Mobile Park                                         MHC
                   173   Robert Arms Apartments                                      Multifamily             Conventional
                   174   Heilig-Meyers - Wilson, NC                                    Retail                  Anchored
                   175   Eckerd, Tarboro                                               Retail                 Drug Store
                   176   3950-3970 Laconia Avenue                                      Retail                 Unanchored
                   177   Amberwood Apartments                                        Multifamily             Conventional
                   178   The Palms of Sarasota                                       Multifamily             Conventional
                   179   Heilig-Meyers - Santa Rosa, CA                                Retail                  Anchored
                   180   CVS Rocky Mount                                               Retail                 Drug Store
                   181   Madison Ridge Apartments                                    Multifamily             Conventional
                   182   Days Inn Mt.Sterling                                        Hospitality           Limited Service
                   183   Heilig-Meyers - Riverside, CA                                 Retail                  Anchored
                   184   Gates Place Apartments                                      Multifamily             Conventional
                   185   Heilig-Meyers - Richmond, VA                                  Retail                  Anchored
                   186   506-508 Fairfax Street                                      Multifamily             Conventional
                   187   Heilig-Meyers - Garner, NC                                    Retail                  Anchored
                   188   Hamilton Park Apartments                                    Multifamily             Conventional
                   189   Information Management Systems Building                     Industrial         Warehouse/Distribution
                   190   IHOP Rock Hill North Cherry                               Special Purpose            Restaurant
                   191   Heilig-Meyers - Fresno-Blackstone, CA                         Retail                  Anchored
                   192   Mears Warehouse                                             Industrial         Warehouse/Distribution
                   193   CVS Greenville Old Buncombe                                   Retail                 Drug Store
                   194   Heilig-Meyers - Forsyth, IL                                   Retail                  Anchored
                   195   Heilig-Meyers - Owensboro, KY                                 Retail                  Anchored
                   196   Heilig-Meyers - Peru, IL                                      Retail                  Anchored
                   197   Heilig-Meyers - Dothan, AL                                    Retail                  Anchored
                   198   Heilig-Meyers - Evansville, IN                                Retail                  Anchored
                   199   Heilig-Meyers - Hopkinsville, KY                              Retail                  Anchored
                   200   Heilig-Meyers - Talllahassee, FL                              Retail                  Anchored
                   201   Heilig-Meyers - Visalia, CA                                   Retail                  Anchored
                   202   Heilig-Meyers - Pikeville, KY                                 Retail                  Anchored
                   203   Heilig-Meyers - Albany, GA                                    Retail                  Anchored
                   204   Heilig-Meyers - Heath, OH                                     Retail                  Anchored
                   205   Heilig-Meyers - Marion, IL                                    Retail                  Anchored
                   206   Heilig-Meyers - Temple, TX                                    Retail                  Anchored
                   207   Heilig-Meyers - Zanesville, OH                                Retail                  Anchored
                   208   Heilig-Meyers - Fresno-Kings Canyon, CA                       Retail                  Anchored
                   209   Heilig-Meyers - Jackson, MS                                   Retail                  Anchored
                   210   Heilig-Meyers - Modesto, CA                                   Retail                  Anchored
                   211   Heilig-Meyers - Champaign, IL                                 Retail                  Anchored
                   212   Heilig-Meyers - Sanford, NC                                   Retail                  Anchored
                   213   Heilig-Meyers - Moberly, MO                                   Retail                  Anchored
                   214   Flenniken Square                                            Multifamily               Sec. 42
                   215   300 Barton Street                                             Retail                  Anchored
                   216   Southland Ormond Beach Nova                                   Retail             Convenience Store
                   217   606-610 Clement Street                                      Multifamily             Conventional
                   218   Motel 6 202 Lumberton                                       Hospitality           Limited Service
                   219   Bulova Technologies Building                                Industrial         Warehouse/Distribution
                   220   605-607 Downey Street                                       Multifamily             Conventional
                   221   Carroll Lane Apartments                                     Multifamily             Conventional
                   222   1208 Clement Street                                         Multifamily             Conventional
                   223   Spring Market Shopping Center                                 Retail                 Unanchored



                                                                                             Monthly         Monthly
                                                                                CTL           Tax           Insurance
        Control Number Property Name                                            Flag         Escrow          Escrow
---------------------------------------------------------------------------------------------------------------------------
                   146   Cascade Apartments                                                     3,354             844
                   147   Rite Aid - Ironton                                        CTL
                   148   Centre Financial Portfolio                                             7,318            1,237
                148.01   Starbuck's Uniondale
                148.02   Starbuck's Long Beach
                148.03   Birch Hill Square
                   149   Taylor Apartments                                                       944              429
                   150   Days Inn - Charlotte                                                   1,621             846
                   151   Roosevelt Plaza                                                        7,470             258
                   152   The Coral Tree Apartments                                              1,733             672
                   153   Commack Commons                                                        5,078             432
                   154   Shafer Plaza VIII                                                      4,333             360
                   155   Rhodes Furniture - Montgomery, AL
                   156   Union Savings Bank                                                     2,715
                   157   Hewitt Square Shopping Center                                          6,444            1,506
                   158   Pine Brook Apartments                                                  2,486             693
                   159   Mayfair House - Woodstock                                              1,097             297
                   160   Community Self Storage of Charlottesville                               973              350
                   161   Ocean Terrace                                                          3,708
                   162   1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun                      1,138              47
                162.01   1104/1105/1108 Downey
                162.02   1114 Clement
                162.03   1106 Calhoun
                   163   Harvard Apartments                                                     2,270            1,590
                   164   Interama Warehouses                                                    3,521             996
                   165   Lakeview Warehouse                                                     4,260            1,157
                   166   Goldome Portfolio                                                      2,323             634
                166.01   Arlington Apartments                                                    574              153
                166.02   Genoa & Sagamore Apartments                                             410              133
                166.03   Glendale Apartments                                                     438              102
                166.04   Norton Apartments                                                       356              113
                166.05   Roycroft Apartments                                                     545              133
                   167   Sargent House                                                           803              264
                   168   Eckerd Ferber Tallahassee                                 CTL
                   169   CVS Lansdowne Hollins Ferry                               CTL
                   170   Garden Gate                                                            2,746      Included in taxes
                   171   Super 8 Motel                                                          1,384             508
                   172   Island Lake Mobile Park                                                 766              191
                   173   Robert Arms Apartments                                                 4,025             257
                   174   Heilig-Meyers - Wilson, NC
                   175   Eckerd, Tarboro                                           CTL
                   176   3950-3970 Laconia Avenue                                               2,607            1,057
                   177   Amberwood Apartments                                                    213              182
                   178   The Palms of Sarasota                                                  3,684             977
                   179   Heilig-Meyers - Santa Rosa, CA
                   180   CVS Rocky Mount                                           CTL           354
                   181   Madison Ridge Apartments                                                745              433
                   182   Days Inn Mt.Sterling                                                   1,136            1,529
                   183   Heilig-Meyers - Riverside, CA
                   184   Gates Place Apartments                                                 3,863            1,458
                   185   Heilig-Meyers - Richmond, VA
                   186   506-508 Fairfax Street                                                  635              195
                   187   Heilig-Meyers - Garner, NC
                   188   Hamilton Park Apartments                                               2,638             363
                   189   Information Management Systems Building                                2,493            1,117
                   190   IHOP Rock Hill North Cherry                               CTL
                   191   Heilig-Meyers - Fresno-Blackstone, CA
                   192   Mears Warehouse                                                        1,741             749
                   193   CVS Greenville Old Buncombe                               CTL
                   194   Heilig-Meyers - Forsyth, IL
                   195   Heilig-Meyers - Owensboro, KY
                   196   Heilig-Meyers - Peru, IL
                   197   Heilig-Meyers - Dothan, AL
                   198   Heilig-Meyers - Evansville, IN
                   199   Heilig-Meyers - Hopkinsville, KY
                   200   Heilig-Meyers - Talllahassee, FL
                   201   Heilig-Meyers - Visalia, CA
                   202   Heilig-Meyers - Pikeville, KY
                   203   Heilig-Meyers - Albany, GA
                   204   Heilig-Meyers - Heath, OH
                   205   Heilig-Meyers - Marion, IL
                   206   Heilig-Meyers - Temple, TX
                   207   Heilig-Meyers - Zanesville, OH
                   208   Heilig-Meyers - Fresno-Kings Canyon, CA
                   209   Heilig-Meyers - Jackson, MS
                   210   Heilig-Meyers - Modesto, CA
                   211   Heilig-Meyers - Champaign, IL
                   212   Heilig-Meyers - Sanford, NC
                   213   Heilig-Meyers - Moberly, MO
                   214   Flenniken Square                                                     2,797.64           600.66
                   215   300 Barton Street                                                    4,014.52           697.75
                   216   Southland Ormond Beach Nova                               CTL
                   217   606-610 Clement Street                                                591.26            62.48
                   218   Motel 6 202 Lumberton                                     CTL
                   219   Bulova Technologies Building                                         2,373.45           718.83
                   220   605-607 Downey Street                                                 447.64            79.00
                   221   Carroll Lane Apartments                                              1,556.87           558.24
                   222   1208 Clement Street                                                   316.17            52.00
                   223   Spring Market Shopping Center                                         827.21            171.00


                                                                                                      Initial Deposit
                                                                                Annual Deposit       to Capital
                                                                                to Replacement      Improvements      Initial TI/LC
        Control Number Property Name                                                Reserve            Reserve            Escrow
------------------------------------------------------------------------------------------------------------------------------------
                   146   Cascade Apartments                                           25,456             9,494
                   147   Rite Aid - Ironton
                   148   Centre Financial Portfolio                                    6,650             10,188
                148.01   Starbuck's Uniondale
                148.02   Starbuck's Long Beach
                148.03   Birch Hill Square
                   149   Taylor Apartments                                             7,000
                   150   Days Inn - Charlotte                                         58,152
                   151   Roosevelt Plaza                                               3,006             4,976
                   152   The Coral Tree Apartments                                     9,090             10,188
                   153   Commack Commons                                               7,825              375
                   154   Shafer Plaza VIII                                             1,850
                   155   Rhodes Furniture - Montgomery, AL                                               2,306
                   156   Union Savings Bank                                            1,980             1,250
                   157   Hewitt Square Shopping Center                                13,632             34,450
                   158   Pine Brook Apartments                                        33,500             67,688
                   159   Mayfair House - Woodstock                                    14,895
                   160   Community Self Storage of Charlottesville                     8,480
                   161   Ocean Terrace                                                 9,460             10,163
                   162   1105/1105/1105 Downey; 1114 Clement; 1106 Calhoun             8,250              941
                162.01   1104/1105/1108 Downey
                162.02   1114 Clement
                162.03   1106 Calhoun
                   163   Harvard Apartments                                           36,144             33,942
                   164   Interama Warehouses                                           6,000             28,663         80,000 (LOC)
                   165   Lakeview Warehouse                                           13,058             2,904          70,000 (LOC)
                   166   Goldome Portfolio                                            23,064             45,188
                166.01   Arlington Apartments                                          5,352             10,000
                166.02   Genoa & Sagamore Apartments                                   4,351             8,750
                166.03   Glendale Apartments                                           3,016             7,750
                166.04   Norton Apartments                                             4,547             4,938
                166.05   Roycroft Apartments                                           4,372             13,750
                   167   Sargent House                                                 6,500             1,000
                   168   Eckerd Ferber Tallahassee                                     2,182
                   169   CVS Lansdowne Hollins Ferry                                   3,038
                   170   Garden Gate                                                   3,350             39,813
                   171   Super 8 Motel                                                29,765             10,500
                   172   Island Lake Mobile Park                                       6,150             2,500
                   173   Robert Arms Apartments                                       13,600            502,000
                   174   Heilig-Meyers - Wilson, NC
                   175   Eckerd, Tarboro                                               3,272
                   176   3950-3970 Laconia Avenue                                      3,240
                   177   Amberwood Apartments                                         12,000
                   178   The Palms of Sarasota                                        16,080             72,563
                   179   Heilig-Meyers - Santa Rosa, CA
                   180   CVS Rocky Mount                                               3,038
                   181   Madison Ridge Apartments                                     12,000
                   182   Days Inn Mt.Sterling                                         35,211             11,344
                   183   Heilig-Meyers - Riverside, CA
                   184   Gates Place Apartments                                       15,000             13,875
                   185   Heilig-Meyers - Richmond, VA
                   186   506-508 Fairfax Street                                        6,000              684
                   187   Heilig-Meyers - Garner, NC
                   188   Hamilton Park Apartments                                     15,060             11,875
                   189   Information Management Systems Building                       1,553
                   190   IHOP Rock Hill North Cherry
                   191   Heilig-Meyers - Fresno-Blackstone, CA
                   192   Mears Warehouse                                               4,840             7,375          80,000 (LOC)
                   193   CVS Greenville Old Buncombe                                   3,038              875
                   194   Heilig-Meyers - Forsyth, IL
                   195   Heilig-Meyers - Owensboro, KY
                   196   Heilig-Meyers - Peru, IL
                   197   Heilig-Meyers - Dothan, AL
                   198   Heilig-Meyers - Evansville, IN
                   199   Heilig-Meyers - Hopkinsville, KY
                   200   Heilig-Meyers - Talllahassee, FL
                   201   Heilig-Meyers - Visalia, CA
                   202   Heilig-Meyers - Pikeville, KY
                   203   Heilig-Meyers - Albany, GA
                   204   Heilig-Meyers - Heath, OH
                   205   Heilig-Meyers - Marion, IL
                   206   Heilig-Meyers - Temple, TX
                   207   Heilig-Meyers - Zanesville, OH
                   208   Heilig-Meyers - Fresno-Kings Canyon, CA
                   209   Heilig-Meyers - Jackson, MS
                   210   Heilig-Meyers - Modesto, CA
                   211   Heilig-Meyers - Champaign, IL
                   212   Heilig-Meyers - Sanford, NC
                   213   Heilig-Meyers - Moberly, MO
                   214   Flenniken Square                                              8,925
                   215   300 Barton Street                                            17,912             19,313
                   216   Southland Ormond Beach Nova                                    672
                   217   606-610 Clement Street                                        4,500              513
                   218   Motel 6 202 Lumberton
                   219   Bulova Technologies Building                                  1,022
                   220   605-607 Downey Street                                         4,500              394
                   221   Carroll Lane Apartments                                      10,160
                   222   1208 Clement Street                                           3,000              263
                   223   Spring Market Shopping Center                                 2,269                               14,000

                                                                        Annex D

                           First Union National Bank
                         Chase Manhattan Bank 1999-C2
                         DELINQUENT LOAN STATUS REPORT
                       as of: _________________________

--------------------------------------------------------------------------------------------------------------------------------
                                                                                              Total     Total      Other
             Short Name                                                         Scheduled      P&I     Expenses   Advances
Prospectus     (When        Property   City    State   Sq Ft or    Paid Thru      Loan       Advances     To      (Taxes &
   ID        Appropriate)     Type                     UnitPaid      Date        Balance     To Date     Date     Excrow)
--------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             Appraisal        Loss using
            Current    Current                  LTM                                           BPO or             92%
  Total     Monthly    Interest    Maturity     NOI     LTM    LTM     Value    Valuation    Internal         Appr. or
 Exposure    P&I         Rate        Date       Date    NOI    DSCR               Date        Value**          BPO (F)
--------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

Estimated                                                   Date            Expected
Recovery            Transfer            Closing             NOI               FCL          Workout
    %                 Date                Date              Filed             Date         Strategy           Comments
--------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO
  - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value

                     [This page intentionally left blank]

                                                                        ANNEX E

                           First Union National Bank
                         Chase Manhattan Bank 1999-C2
                      HISTORICAL LOAN MODIFICATION REPORT


                                                       Balance                                      # Mths
                                 Mod/                When Send to     Balance of the                 for
Prospectus                    Extention   Effect      Special       Effective Date of      Old      Rate       New     Old
   ID         City  State       Flag       Date       Servicer       Rehabilitation        Rate    Change      Rate    P&I
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:

----------------------------------------------------------------------------------------------------------------------------------
Total For Loans in current Month:
                                          # of Loans                $ Balance
----------------------------------------------------------------------------------------------------------------------------------
Modifications:
----------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
----------------------------------------------------------------------------------------------------------------------------------
Total:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                                                                 (2) Est.
                                             Total #                              Future
                                              Mths                             Interest Loss
                                               for         (1) Realized         to Trust $
New         Old              New            Change of      Loss to Trust          (Rate
P&I       Maturity         Maturity           Mod              $                Reduction)           COMMENT
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Total For All Loans:

--------------------------------------------------------------------------------------------------------------
Total For Loans in current Month:
                                          # of Loans                $ Balance
--------------------------------------------------------------------------------------------------------------
Modifications:
--------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
--------------------------------------------------------------------------------------------------------------
Total:
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                     [This page intentionally left blank]

                                                                       ANNEX F

                            First Union National Bank
                             Chase Manhattan 1999-C2
                         HISTORICAL LOSS ESTIMATE REPORT
                           as of: ____________________

-----------------------------------------------------------------------------------------------------------------------------------
               Short                                       %        Latest                                 Net
                Name                                   Received   Appraisal or     Effect                  Amt
Prospectus     (When       Property                      From       Brokers        Date of     Sale      Received       Schedule
   ID        Appropriate)    Type      City   State      Sale       Opinion         Sale       Price     from Sale      Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                  Date
                                                 Actual       Date                Minor         Total             Loss
 Total                 Servicing                 Losses       Loss      Minor      Adj           Loss             % of
  P&I        Total       Fees           Net      Passed      Passed     Adj to    Passed         with          Scheduled
Advanced    Expenses    Expense      Proceeds     thru        Thru      Trust      thru       Adjustment        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                     [This page intentionally left blank]

                                                                         Annex G

                           First Union National Bank
                          Chase Manhattan Bank 1999-C2
                               REO STATUS REPORT
                            as of: ________________



                                                                                                                        Total
                                                                             Sq Ft         Paid        Scheduled         P&I
  Prospectus      Property      Property                                      or           Thru           Loan        Advances
      ID            Name          Type          City          State          Units         Date         Balance        To Date
      --            ----          ----          ----          -----          -----         ----         -------        -------



                Other
  Total       Advances                      Curent                        LTM           LTM
Expenses      (Taxes &        Total         Monthly      Maturity         NOI           NOI/
 To Date       Escrow)       Exposure         P&I          Date           Date          DSC
 -------       -------       --------         ---          ----           ----          ---


                                                        Loss
Cap                         Value       Appraisal       using                        Total
Rate                         using        BPO or          92%         Estimated     Appraisal
Asign       Valuation        NOI &       Internal       Appr. Or      Recovery      Reduction
 ***           Date        Cap Rate       Value**         BPO             %         Realized
 ---           ----        --------       -------         ---             -         --------




                 REO          Pending
Transfer     Acquisition    Resolution
  Date           Date          Date        Comments
  ----           ----          ----        --------


(1) USE THE FOLLOWING CODES; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                      [This page intentionally left blank]

                                                                         Annex H

                           First Union National Bank
                         Chase Manhattan Bank 1999-C

                          as of: ____________________


    PROSUP        PROPERTY                                                CURRENT
     LOAN           SHORT       PROPERTY                                 SCHEDULED
    NUMBER          NAME          TYPE       CITY            STATE        BALANCE

TOTAL:                                                                      $0.00



              PAID                         LTM*
              THRU        MATURITY       CURRENT
              DATE          DATE           DSCR                 COMMENT / REASON ON WATCH LIST

TOTAL:



* LTM - Last 12 months either trailing or last annual

                      [This page intentionally left blank]

                                                                         Annex I

                                     FUNB
                                  CMB 1999-C2
                  Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of: __________________


Property Overview
Control Number
Current Balance/Paid to Date
Property Name
Property Type
Property Address, City, State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations                            Underwriting        1994           1995          1996          Trailing
                                              ------------        ----           ----          ----          --------
Occupancy Rate  *
Average Rental Rate

                                             *  Occupancy rates are year end or
                                                the ending date of the financial
                                                statement for the period.

Income:                                                                                          No. of Mos.
                                                                                                 -----------
Number of Mos.                                                            Prior Yr     Curr Yr
Period ended                                  Underwriting     1996         1997        1998     98 Trailing**  1997-Base  1997-1996
Statement Classification                        Base Line   Normalized   Normalized  Normalized      as of       Variance   Variance
                                                ---------   ----------   ----------  ----------      -----       --------   --------
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

Effective Gross Income                       $     -           $   -       $    -     $     -        $   -           %          %


                                             Normalized - Full year Financial
                                             statements have been reviewed by
                                             the underwriter or servicer
                                             **  Servicer will not be expected
                                                 to Normalize these YTD numbers


Operating Expenses:
Real Estate Taxes
Property Insurance
Utilities
Genereal & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
Total Operating Expenses                     $     -       $   -       $     -       $     -       $     -      %       %

Operating Expense Ratio

Net Operating Income                         $     -       $   -       $     -       $     -       $     -

Leasing Commisions
Tenant Improvements
Replacement Reserve
Total Capital Items                          $     -       $   -       $     -       $     -       $     -

NOI After Capital Items                      $     -       $   -       $     -       $     -       $     -


Debt Service (per servicer)                  $     -       $   -       $     -       $     -       $     -
Cash Flow after Debt Service                 $     -       $   -       $     -       $     -       $     -


(1) DSCR:  (NOI/Debt Service)

DSCR: (after reserves\Cap exp)

Source of Financial Data:
                                             (i.e. operating statements,
                                             financial statements, tax return,
                                             other)

Notes and Assumptions:
--------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows, Retail: 1) Base Rent 2) percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage A34Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income:  Comments
Expense:  Comments
Capital Items:  Comments

(1) Used in the comparative Financial Status Report

                     [This page intentionally left blank]

                                                                         Annex J

                                     FUNB
                                  CMB 1999-C2
                  Form of NOI ADJUSTMENT WORKSHEET for "year"
                          as of: ____________________


Property Overview
Control Number
Current Balance/Paid to Date
Property Name
Property Type
Property Address, City, State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations                      Borrower       Adjustment     Normalized
Occupancy Rate  *
Average Rental Rate
                                     *  Occupancy rates are year end or the
                                        ending date of the financial statement
                                        for the period.


Income:
Number of Mos.                           "Year"
Period ended                            Borrower       Adjustment     Normalized
Statement Classification                 Actual
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

Effective Gross Income                   $     -        $      -       $      -
                                         Normalized - Full year Financial
                                         statements have been reviewed by the
                                         servicer


Operating Expenses:
Real Estate Taxes
Property Insurance
Utilities
Genereal & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
Total Operating Expenses                 $     -        $      -       $      -

Operating Expense Ratio

Net Operating Income                     $     -        $      -       $      -

Leasing Commisions
Tenant Improvements
Replacement Reserve
Total Capital Items                      $     -        $      -       $      -

NOI After Capital Items                  $     -        $      -       $      -

Debt Service (per servicer)              $     -        $      -       $      -
Cash Flow after Debt Service             $     -        $      -       $      -

(1) DSCR:  (NOI/Debt Service)

DSCR: (after reserves\Cap exp)

Source of Financial Data:
                                         (i.e. operating statements, financial
                                         statements, tax return, other)

Notes and Assumptions:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income:  Comments
Expense:  Comments
Capital Items:  Comments

(1) Used in the comparative Financial Status Report

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

                                                                         Annex K

                           First Union National Bank
                          Chase Manhattan Bank 1999-C2
                      COMPARATIVE FINANCIAL STATUS REPORT
                      as of: ____________________________

                                                                  Original Underwriting Information
                                                                              Information

                                                               Basis Year
                                                               ----------

Pro                   Last
Sup                 Property    Scheduled   Paid    Annual    Financial
Loan                 Inspect       Loan     Thru     Debt     Info as of     %     Total             (1)
   #    City   ST     Date       Balance    Date   Service       Date       Occ   Revenue    $ NOI  DSCR
   -    ----   --     ----       -------    ----   -------       ----       ---   -------    -----  ----


List all loans currently in deal with or without information largest to smallest loan


Total:                               $                $                      WA       $         $     WA

                                                                                   RECEIVED
                                                                                   --------
Financial Information:                                                Loans                      Balance
                                                                      -----                      -------
                                                                   #          %                 $        %

Current Full Year:
Current Full Yr. Received with DSC (less than) 1:
Prior full Year:
Prior Full Yr. Received with DSC (less than) 1:

                             2nd Preceding Annual Operating                                   Preceding Annual Operating
                                     Information                                                      Information

                 As of                                   Normalized              As of                           Normalized
                 -----                                   ----------              -----                           ----------

Pro    Last                                                               Last
Sup    Property     Financial                                          Property    Financial
Loan   Inspect    Info as of   %       Total      Normalized     (1)    Inspect    Info as of      %      Total     Normalized  (1)
   #     Date         Date     Occ     Revenue      $ NOI       DSCR     Date        Date        Occ    Revenue      $ NOI     DSCR
   -     ----         ----     ---     -------      -----       ----     ----        ----        ---    -------      -----     ----


                               WA        $           $           WA                               WA        $           $        WA

                                                                                   REQUIRED
                                                                                   --------
Financial Information:                                                Loans                      Balance
                                                                      -----                      -------
                                                                   #          %                 $        %

Current Full Year:
Current Full Yr. Received with DSC (less than) 1:
Prior full Year:
Prior Full Yr. Received with DSC (less than) 1:

                                         Trailing Financial
                                             Information                                  (2)          Net Change
          Month Reported -                                                Normalized      Preceding & Basis
          ----------------                                                ----------      -----------------
Pro
Sup           Financial                                                                                               %           %
Loan          Info as of            %             Total                                     (1)         %          Total        (1)
   #            Date               Occ           Revenue                      $ NOI         DSCR       Occ          Rev        DSCR
   -            ----               ---           -------                      -----         ----       ---          ---        ----

                                    WA              $                          $             WA         WA            $          WA


(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service
(2) Net change should compare the latest year to the underwriting year

                      [This page intentionally left blank]

                                                                         Annex L

                                      FUNB
                                   CMB 1999-C2
                           PAYOFF NOTIFICATION REPORT
                             as of: _______________

           S4               S55             S61      S58          P7            P8           P10           P11         P54
                     Short Name (When   Property              Scheduled     Paid Thru      Current      Maturity
     Prospectus ID      Appropriate)       Type     State   Loan  Balance      Date     Interest Rate     Date       LTM DSCR
     -------------      ------------       ----     -----   -------------      ----     -------------     ----       --------


Scheduled Payments


Unscheduled Payments


Total:



                                Servicer Estimated Information

          S4                               Expected      Expected
                              Yield         Payment     Distribution
     Prospectus ID           Maintenance      Date          Date
     -------------           ----------       ----          ----


Scheduled Payments


Unscheduled Payments


Total:

                      [This page intentionally left blank]

                      [This page intentionally left blank]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                    FIRST UNION COMMERCIAL SECURITIES, INC.
                                   DEPOSITOR

                            ------------------------

     This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates."

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
(vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

                            ------------------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 19 UNDER
   THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION IN THE RELATED
       PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                            ------------------------

 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND
   WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL
        MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING
       WITHOUT LIMITATION, FIRST UNION NATIONAL BANK. A CERTIFICATE IS
              NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE
           UNDERLYING MORTGAGE ASSETS ARE INSURED OR GUARANTEED BY
               THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                          OTHER GOVERNMENTAL AGENCY.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE

                            ------------------------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                 APRIL 30, 1999

(cover continued)

     The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

     In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans may be secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties. See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

     This Prospectus and related Prospectus ("First Union Capital Markets") Supplements may be used by the Depositor, First Union Capital Markets a division of Wheat First Securities Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT...................................................      3
AVAILABLE INFORMATION...................................................      3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................      4
SUMMARY OF PROSPECTUS...................................................      9
RISK FACTORS............................................................     19
Limited Liquidity for Offered Certificates..............................     19
Limited Assets to Support Payment on Certificates.......................     19
Prepayments on Mortgage Loans; Effects on Average Life of Certificates;
  Effects on Yields on Certificates.....................................     19
Optional Early Termination..............................................     21
Limited Nature of Ratings on Certificates...............................     21
Effects of Pre-Funding and Acquisition of Additional Mortgage Assets....     21
Risks to Lenders Associated with Certain Income Producing Loans and
  Mortgaged Properties..................................................     22
  Risks Associated with Mortgage Loans Secured by Multifamily
     Properties.........................................................     22
  Risks Associated with Mortgage Loans Secured by Retail Properties.....     23
  Risks Associated with Mortgage Loans Secured by Hospitality
     Properties.........................................................     23
  Risks Associated with Mortgage Loans Secured by Office Buildings......     24
  Risks Associated with Mortgage Loans Secured by Residential Healthcare
     Facilities.........................................................     24
  Risks Associated with Mortgage Loans Secured by Warehouse and Self
     Storage Facilities.................................................     24
  Risks Associated with Mortgage Loans Secured by Health-Care Related
     Properties.........................................................     25
  Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use
     Facilities.........................................................     26
Management Risks........................................................     26
Risks Associated with Certain Mortgage Loans and Related Leases.........     27
Balloon Payments on Mortgage Loans; Heightened Risk of Borrower
  Default...............................................................     27
Junior Mortgage Loans...................................................     28
Credit Support Limitations--May Not Cover All Risks or Full Payment on
  Certificates..........................................................     28
Enforceability..........................................................     29
Leases and Rents Serving as Security for Mortgage Loans Pose Special
  Risks.................................................................     29
Delinquent Mortgage Loans...............................................     29
Environmental Liability May Affect Lien on Mortgaged Property and Expose
  Lender to Costs.......................................................     29
Credit Support Limitations--May Not Cover All Risks or Full Payment on
  Certificates..........................................................     30
ERISA Considerations--Covered Investors May Experience Liability........     30
Certain Federal Tax Considerations Regarding REMIC Residual
  Certificates..........................................................     30
Book-Entry Registration of Certificates Affects Ownership of
  Certificates and Receipt of Payments..................................     31
Delinquent Mortgage Loans...............................................     31
DESCRIPTION OF THE TRUST FUNDS..........................................     32
General.................................................................     32
Mortgage Loans-Leases...................................................     32
  General...............................................................     32
  Leases................................................................     32
  Default and Loss Considerations with Respect to the Mortgage Loans....     33
  Payment Provisions of the Mortgage Loans..............................     35
  Mortgage Loan Information in Prospectus Supplements...................     35
CMBS....................................................................     36
Certificate Accounts....................................................     36
Credit Support..........................................................     37
Cash Flow Agreements....................................................     37
Pre-Funding.............................................................     37
YIELD AND MATURITY CONSIDERATIONS.......................................     38
General.................................................................     38

                                                                           PAGE
                                                                           ----
Pass-Through Rate.......................................................     38
Payment Delays..........................................................     38
Certain Shortfalls in Collections of Interest...........................     38
Yield and Prepayment Considerations.....................................     38
Weighted Average Life and Maturity......................................     40
Controlled Amortization Classes and Companion Classes...................     40
Other Factors Affecting Yield, Weighted Average Life and Maturity.......     41
  Balloon Payments; Extensions of Maturity..............................     41
  Negative Amortization.................................................     41
  Foreclosures and Payment Plans........................................     42
  Losses and Shortfalls on the Mortgage Assets..........................     42
  Additional Certificate Amortization...................................     42
THE DEPOSITOR...........................................................     42
USE OF PROCEEDS.........................................................     43
DESCRIPTION OF THE CERTIFICATES.........................................     43
General.................................................................     43
Distributions...........................................................     43
Distributions of Interest on the Certificates...........................     44
Distributions of Certificate Principal..................................     45
Distributions on the Certificates in Respect of Prepayment Premiums or
  in Respect of Equity Participations...................................     45
Allocation of Losses and Shortfalls.....................................     46
Advances in Respect of Delinquencies....................................     46
Reports to Certificateholders...........................................     47
Voting Rights...........................................................     48
Termination.............................................................     49
Book-Entry Registration and Definitive Certificates.....................     49
DESCRIPTION OF THE POOLING AGREEMENTS...................................     51
General.................................................................     51
Assignment of Mortgage Assets; Repurchases..............................     51
Representations and Warranties; Repurchases.............................     52
Certificate Account.....................................................     53
  General...............................................................     53
  Deposits..............................................................     53
  Withdrawals...........................................................     54
Collection and Other Servicing Procedures...............................     55
Modifications, Waivers and Amendments of Mortgage Loans.................     55
Sub-Servicers...........................................................     56
Special Servicers.......................................................     56
Realization Upon Defaulted Mortgage Loans...............................     56
Hazard Insurance Policies...............................................     58
Due-on-Sale and Due-on-Encumbrance Provisions...........................     58
Servicing Compensation and Payment of Expenses..........................     58
Evidence as to Compliance...............................................     59
Certain Matters Regarding the Master Servicer and the Depositor.........     59
Events of Default.......................................................     60
Rights Upon Event of Default............................................     60
Amendment...............................................................     61
List of Certificateholders..............................................     61
The Trustee.............................................................     62
Duties of the Trustee...................................................     62
Certain Matters Regarding the Trustee...................................     62

                                                                           PAGE
                                                                           ----
Resignation and Removal of the Trustee..................................     62
DESCRIPTION OF CREDIT SUPPORT...........................................     63
General.................................................................     63
Subordinate Certificates................................................     63
Cross-Support Provisions................................................     63
Insurance or Guarantees with Respect to Mortgage Loans..................     64
Letter of Credit........................................................     64
Certificate Insurance and Surety Bonds..................................     64
Reserve Funds...........................................................     64
Credit Support with Respect to CMBS.....................................     65
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES......................     65
General.................................................................     65
Types of Mortgage Instruments...........................................     65
Leases and Rents........................................................     66
Personalty..............................................................     66
Cooperative Loans.......................................................     66
Junior Mortgages; Rights of Senior Lenders..............................     67
Foreclosure.............................................................     68
  General...............................................................     68
  Foreclosure Procedures Vary From State to State.......................     68
  Judicial Foreclosure..................................................     68
  Non-Judicial Foreclosure/Power of Sale................................     68
  Equitable Limitations on Enforceability of Certain Provisions.........     69
  Public Sale...........................................................     69
  Rights of Redemption..................................................     70
  Anti-Deficiency Legislation...........................................     70
  Leasehold Risks.......................................................     70
  Regulated Healthcare Facilities.......................................     71
  Cross-Collateralization...............................................     71
  Cooperative Loans.....................................................     71
Bankruptcy Laws.........................................................     72
Environmental Considerations............................................     73
  General...............................................................     73
  Superlien Laws........................................................     73
  CERCLA................................................................     73
  Certain Other State Laws..............................................     73
  Additional Considerations.............................................     74
Due-on-Sale and Due-on-Encumbrance......................................     74
Subordinate Financing...................................................     74
Default Interest and Limitations on Prepayments.........................     74
Applicability of Usury Laws.............................................     75
Soldiers' and Sailors' Civil Relief Act of 1940.........................     75
Americans with Disabilities Act.........................................     75
Forfeitures in Drug and RICO Proceedings................................     76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................     76
General.................................................................     76
REMICs..................................................................     77
  Classification of REMICs..............................................     77
  Characterization of Investments in REMIC Certificates.................     77
  Tiered REMIC Structures...............................................     77
Taxation of Owners of REMIC Regular Certificates........................     78
  General...............................................................     78

                                                                           PAGE
                                                                           ----
  Original Issue Discount...............................................     78
  Market Discount.......................................................     80
  Premium...............................................................     81
  Realized Losses.......................................................     81
Taxation of Owners of REMIC Residual Certificates.......................     82
  General...............................................................     82
  Taxable Income of the REMIC...........................................     82
  Basis Rules, Net Losses and Distributions.............................     84
  Excess Inclusions.....................................................     84
  Noneconomic REMIC Residual Certificates...............................     85
  Mark-to-Market Rules..................................................     85
  Possible Pass-Through of Miscellaneous Itemized Deductions............     86
  Sales of REMIC Certificates...........................................     86
  Prohibited Transactions Tax and Other Taxes...........................     87
  Tax and Restrictions on Transfers of REMIC Residual Certificates to
     Certain Organizations..............................................     88
  Termination...........................................................     88
  Reporting and Other Administrative Matters............................     88
  Backup Withholding with Respect to REMIC Certificates.................     89
  Foreign Investors in REMIC Certificates...............................     89
Grantor Trust Funds.....................................................     90
  Classification of Grantor Trust Funds.................................     90
Characterization of Investments in Grantor Trust Certificates...........     91
  Grantor Trust Fractional Interest Certificates........................     91
  Grantor Trust Strip Certificates......................................     91
Taxation of Owners of Grantor Trust Fractional Interest Certificates....     91
  General...............................................................     91
  If Stripped Bond Rules Apply..........................................     92
  If Stripped Bond Rules Do Not Apply...................................     93
  Market Discount.......................................................     94
  Premium...............................................................     96
  Taxation of Owners of Grantor Trust Strip Certificates................     96
  Possible Application of Contingent Payment Rules......................     97
  Sales of Grantor Trust Certificates...................................     97
  Grantor Trust Reporting...............................................     98
  Backup Withholding....................................................     98
  Foreign Investor......................................................     98
  New Withholding Regulations...........................................     98
STATE AND OTHER TAX CONSEQUENCES........................................     98
ERISA CONSIDERATIONS....................................................     98
General.................................................................     98
  Plan Asset Regulations................................................     99
Prohibited Transaction Exemptions.......................................     99
LEGAL INVESTMENT........................................................    103
METHOD OF DISTRIBUTION..................................................    104
LEGAL MATTERS...........................................................    105
FINANCIAL INFORMATION...................................................    106
RATING..................................................................    106
INDEX OF PRINCIPAL DEFINITIONS..........................................    107

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates... Commercial Mortgage Pass-Through Certificates, issuable in series (the"Certificates").

Depositor............... First Union Commercial Mortgage Securities, Inc., a
                         wholly-owned subsidiary of First Union National Bank. See "The Depositor."

Issuer.................. The Trust Fund established under a Pooling and
                         Servicing Agreement, as described below in this Summary of Prospectus under "Description of Certificates."

Master Servicer......... The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling Agreements-Collection and Other Servicing Procedures."

Special Servicer........ The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Special Servicers."

Trustee................. The trustee (the "Trustee") for each series of
                         Certificates will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

The Trust Assets........ Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

  A. Mortgage Assets.... The Mortgage Assets with respect to each series of
                         Certificates will consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on, or security interests in, or installment contracts for the sale of, fee simple or leasehold interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties ("the Commercial Properties"), (iii) CMBS or
                         (iv) participations in, or any combination of, the foregoing. If so specified in the related Prospectus Supplement and if permitted by applicable law, a Trust Fund may include (i) Multifamily Properties or Commercial Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property") and
                         (ii) Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent as of the date of their deposit into the related Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                         To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (a "Lease Assignment"), including bond-type or credit-type net leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties (as defined herein). Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Mortgage Loans will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans-- Leases" and "Risk Factors--Limited Assets" herein.

                         Unless otherwise provided in the related Prospectus Supplement, the Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years.

                         As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly or quarterly or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds-- Mortgage Loans--Leases."

                         If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "CMBS"), provided that each CMBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--CMBS."

                         Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor, all as more particularly described in the related Prospectus Supplement.

  B. Certificate
     Account............ Each Trust Fund will include one or more accounts
                         (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds-- Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account."

  C. Credit Support..... If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations," "Description of the Trust Funds--Credit Support" and "Description of Credit Support."

  D. Cash Flow
     Agreements......... If so provided in the related Prospectus Supplement, a
                         Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any Cash Flow Agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material. See "Description of the Trust Funds--Cash Flow Agreements."

  E. Pre-Funding........ If so provided in the related Prospectus Supplement, a
                         Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized

                         Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

Description of
  Certificates.......... Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                         Each series of Certificates may consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
                         (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                         (v) provide for distributions of principal to be made, from time to time, or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                         Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"), and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related

                         Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                         The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

Distributions of
  Interest on the
  Certificates.......... Interest on each class of Offered Certificates (other than certain classes of Stripped Principal Certificates and Stripped Interest Interest on each class of Offered Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields," "Yield and Maturity Considerations," and "Description of the Certificates--Distributions of Interest on the Certificates."

Distributions of
  Certificate
  Principal............. Each class of the Certificates of each series (other than certain classes of Stripped Interest Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule for any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate Principal."

Advances................ If and to the extent provided in the related Prospectus
                         Supplement, the Master Servicer and/or another specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes CMBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related CMBS Agreement, will be described in the related Prospectus Supplement.

Termination............. If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein. See "Description of the Certificates-- Termination."

Registration of
  Book-Entry
  Certificates.......... If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of DTC. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates."

Risk Factors............ There are material risks associated with an investment in Certificates. See "Risk Factors" herein. Additional risks pertaining to a particular series of Certificates may be disclosed in the applicable Prospectus Supplement.

Tax Status of the
  Certificates.......... The Certificates of each series will constitute either
                         (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. If so indicated in the related Prospectus Supplement, an electionalternatively may be made to treat the Trust Fund as a financial asset securitization investment trust ("FASIT").

  A. REMIC.............. REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of
                         Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                         Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                         Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain of the REMIC Regular Certificates may be issued with original issue discount. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

                         REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to

                         Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates,
                         (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Material Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

  B. Grantor Trust...... If so provided in the related Prospectus Supplement,
                         Grantor Trust Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and
                         860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                         It is unclear whether Stripped Interest Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds."

                         Investors are advised to consult their tax advisors with respect to the taxation of holders of Stripped Interest Certificates and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations.... Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, collective investment funds, separate and general accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                         Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment........ The Offered Certificates of any series will constitute
                         "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.................. At their respective dates of issuance, each class of
                         Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies requested by the Depositor to rate the Offered Certificates (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the

Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates-- Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending, among other factors, upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely affect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN INCOME PRODUCING LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds-- Mortgage Loans-Leases." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. If so specified in the related Prospectus Supplement, Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail
Properties. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality
Properties. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hospitality property (i.e., a hotel). Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have a substantial impact on such property's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office buildings are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office buildings may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities (i.e., nursing homes) may constitute a material concentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risks Associated with Mortgage Loans Secured by Warehouse and Self Storage Facilities. Mortgage Loans secured by warehouse and storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, the privacy considerations applicable to self storage facilities may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

     Risks Associated with Mortgage Loans Secured by Health-Care Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

     If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if releasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

     The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both; the risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extension of Maturity."

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR
FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences-- REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENTS

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of a pool of mortgage loans collectively, the "Mortgage Loans" secured by liens on, or security interests in (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or
(ii) shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties (the "Commercial Properties"), (iii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iv) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Leases. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related

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Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

     To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating

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Income" means, for any given period, the total operating revenues derived from a
Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage
Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an ARM Loan, a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and miniwarehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multitenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to
(ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default."

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization,
(iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and
(xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or
(ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any,
(vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                 THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the

Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund,
     (A) the loan number thereof, (B) the manner in which it was liquidated,
     (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and
     (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan,
     (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses
(i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates-- Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the

Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses;"

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          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

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
          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- REMICS--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund,
(ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

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SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid

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
determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

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HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the

                                       58
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Mortgage Loans. The Prospectus Supplement with respect to a series of
Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.

     See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or

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against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     The "Events of Default" for a Series of Certificates under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the

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Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

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THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of over collateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure

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debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the

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Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination,

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notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the

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trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if
(i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending

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on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective

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of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

     Regulated Healthcare Facilities. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without

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regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility prior to foreclosure, holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

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     Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional

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charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

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     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. It is the opinion of Brown & Wood, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the

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Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     It is not entirely clear under the Code that interest paid on debt instruments (such as the REMIC Regular Certificates) that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the Prospectus Supplement, the Trust Fund intends to treat stated interest as "qualified stated interest" for purposes of determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount for United States federal income tax purposes. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

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     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such case, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue

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discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the

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accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss. Losses sustained on the Mortgage Loans may be "events which have occured before the close of the accrued period" that can be taken into account under Code Section 1272(a)(6) for purposes of determining the amount of OID that accrues on a Certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

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
TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of

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REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC
Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage
Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-

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
Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial

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
offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or
(y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued

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
during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

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     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC
Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under Section 168(h)(2)(D) of the Code or the FHLMC),
(ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income

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tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person

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and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgage or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

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CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code;
(ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and
(iii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Although, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate, counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional

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Interest Certificates may be subject to those rules if (i) a class of Grantor
Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or

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greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

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     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original

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issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method,
(ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

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     Premium.  If a Certificateholder is treated as acquiring the underlying
Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which Section 1272(a)(6) applies, which may include Grantor Trust Strip Certificates as well as Grantor Trust Fractional Interest Certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in the related Prospectus

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Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     Grantor Trust Reporting.  As may be provided in the related Prospectus
Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984. However, to the extent the Grantor Trust Certificate represents an interest in real property (e.g. because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. Certificateholders and potential U.S. taxation.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective

                                       98
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investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "Underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution."

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief under the Exemption:

     First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

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     Second, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

     Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor Structured Rating Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch").

     Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

     Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Seventh, in the event the obligations used to fund the Trust Fund have not all been transferred to the Trust Fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption shall be transferred to the Trust Fund in exchange for the amounts credited to the Pre-Funding Account during the period commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the Pooling Agreement; (ii) the date on which an event of default occurs under the Pooling Agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Certain conditions of the Exemption relating to pre-funding accounts must also be met, to be described in the Prospectus Supplement.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     It is not clear whether certain Offered Certificates would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, or (ii) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements. Also, as noted, subordinated Classes of Certificates are not covered by the Exemption.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Underwriter, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan (other than an Excluded Plan) when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by such Plan and (iii) the holding of Offered Certificates by such Plan.

     Further, if certain specific conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Assets. The Depositor expects that the specific conditions set forth in the Exemption that are required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions set forth in the Exemption are satisfied.

     The Exemption also provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief that may be provided in the Exemption the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     The DOL recently issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which exempts from the application of the prohibited transactions provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. Insurance company general accounts are allowed to purchase, in reliance on the Class Exemption, classes of Certificates that (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, are allowed to purchase Certificates in reliance upon regulations to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which support such policies.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), the authorized investments of which are subject to state regulation.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interest in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section
703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998). "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdicition of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement oon Investment Securities and End-User Derivatives" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authoritites before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and, with regard to any Offered Certificates issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulation, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, any class or classes of Offered Certificates, or portions thereof, that will be sold to affiliates of the Depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First

Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Capital Markets acting as agent. If First Union Capital Markets acts as agent in the sale of Offered Certificates, First Union Capital Markets will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets elects to purchase Offered Certificates as principal, First Union Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor or any affiliate of the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements also may be used by the Depositor, First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a Prospectus Supplement, all or a portion of one or more classes of the Offered Certificates identified therein may be sold by the Depositor either directly or indirectly through an underwriter, including First Union Capital Markets Corp., to one or more affiliates of the Depositor. This Prospectus and related Prospectus Supplements may be used by any such affiliate to resell Offered Certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Capital Markets Corp.

     The Depositor will agree to indemnify First Union Capital Markets, a division of Wheat First Securities, Inc., and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Capital Markets, a division of Wheat First Securities, Inc., and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors including affiliates of the Depositor. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood, a multinational partnership, London, England, and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
Accrual Certificates......................................................15, 44
Accrued Certificate Interest..................................................44
ADA...........................................................................73
ARM Loans.....................................................................35
Available Distribution Amount.................................................43
Bankruptcy Code...............................................................67
Book-Entry Certificates...................................................17, 43
Capitalized Interest Account..............................................13, 37
Cash Flow Agreements...................................................2, 13, 37
CERCLA....................................................................30, 71
Certificates..............................................................10, 50
Certificate Account.......................................................12, 36
Certificate Balance........................................................3, 14
Certificate Owner.........................................................17, 49
Certificateholders.....................................................2, 49, 74
Class Exemption...............................................................99
Closing Date..................................................................76
CMBS...................................................................1, 12, 32
CMBS Agreement................................................................35
CMBS Issuer...................................................................35
CMBS Servicer.................................................................35
CMBS Trustee..................................................................35
Code......................................................................17, 74
Commercial Properties.....................................................10, 32
Commission.....................................................................3
Committee Report..............................................................76
Companion Class...........................................................16, 45
CON...........................................................................26
Contributions Tax.............................................................85
Controlled Amortization Class.............................................16, 45
Cooperative Loans.............................................................64
Cooperatives..............................................................32, 64
CPR...........................................................................40
Credit Support.........................................................2, 12, 36
Cut-off Date..................................................................15
Debt Service Coverage Ratio...................................................33
Definitive Certificate....................................................17, 43
Depositor.....................................................................32
Determination Date............................................................43
Direct Participants...........................................................48
Distribution Date.............................................................15
Distribution Date Statement...................................................46
DOL...........................................................................96
DTC............................................................................3
Due Period....................................................................45
Duff & Phelps.................................................................97
Equity Participation..........................................................35
ERISA.....................................................................18, 96
Events of Default.............................................................59
Excess Funds..................................................................42
Exchange Act...................................................................4

                                                                            PAGE
                                                                            ----
Exemption.....................................................................97
FAMC..........................................................................12
FASIT.....................................................................17, 74
FHLMC.........................................................................12
First Union...................................................................97
First Union Capital Markets...............................................2, 101
Fitch.........................................................................97
FNMA..........................................................................12
Garn Act......................................................................72
GNMA..........................................................................12
Grantor Trust Certificates................................................17, 74
Grantor Trust Fractional Interest Certificates............................18, 88
Grantor Trust Fund............................................................74
Grantor Trust Strip Certificate...............................................89
Health Care-Related Facilities................................................25
Health Care-Related Mortgaged Property........................................26
Indirect Participants.........................................................49
Insurance Proceeds............................................................52
IRS...........................................................................76
Issue Premium.................................................................81
L/C Bank......................................................................62
Lease......................................................................4, 11
Lease Assignment..............................................................11
Lender Liability Act..........................................................71
Lessee.....................................................................4, 11
Liquidation Proceeds..........................................................52
Loan-to-Value Ratio...........................................................34
Lockout Period................................................................35
Mark-to-Market Regulations....................................................84
Master Servicer............................................................3, 10
Moody's.......................................................................97
Mortgage Asset Seller.....................................................12, 32
Mortgage Assets............................................................2, 32
Mortgage Loans.....................................................1, 10, 31, 63
Mortgage Notes................................................................32
Mortgage Rate.............................................................11, 35
Mortgaged Properties..........................................................32
mortgages.................................................................32, 63
Multifamily Properties....................................................10, 32
Net Operating Income..........................................................33
New Regulations...............................................................90
Nonrecoverable Advance........................................................45
Notional Amount...........................................................14, 44
OCC..........................................................................100
Offered Certificates...........................................................1
OID Regulations...............................................................74
Originator....................................................................32
OTS..........................................................................104
PAC...........................................................................40
Participants..................................................................31
Parties-in-Interest...........................................................96
Pass-Through Rate..........................................................3, 14
Permitted Investments.........................................................52

                                                                            PAGE
                                                                            ----
Plans.........................................................................96
Pooling Agreement.........................................................14, 50
Pre-Funding Account....................................................2, 13, 37
Pre-Funding Period........................................................13, 37
Prepayment Assumption.........................................................76
Prepayment Interest Shortfall.................................................38
Prepayment Period.............................................................46
Prepayment Premium............................................................35
Prohibited Transactions Tax...................................................85
Prospectus Supplement..........................................................1
Rating Agency.................................................................19
RCRA..........................................................................71
Record Date...................................................................43
Registration Statement.........................................................3
Related Proceeds..............................................................45
Relief Act....................................................................73
REMIC......................................................................2, 74
REMIC Certificates............................................................74
REMIC Provisions..............................................................74
REMIC Regular Certificates................................................17, 75
REMIC Regulations.............................................................74
REMIC Residual Certificates...............................................17, 75
REO Property..............................................................10, 47
Restricted Group..............................................................97
RICO..........................................................................73
Riegle Act....................................................................99
Securities Act.................................................................3
Senior Certificates.......................................................14, 42
Servicing Standard............................................................54
SMMEA.........................................................................99
SPA...........................................................................40
Special Servicer.......................................................3, 10, 54
Standard & Poor's.............................................................97
Stripped Bond Prepayment Assumption...........................................91
Stripped Interest Certificates............................................14, 42
Stripped Principal Certificates...........................................14, 42
Subordinate Certificates..................................................14, 42
Sub-Servicer..................................................................54
Sub-Servicing Agreement.......................................................54
TAC...........................................................................40
Tiered REMICs.................................................................75
Title V.......................................................................72
Trust Assets...................................................................3
Trust Fund.....................................................................1
Trustee....................................................................3, 10
UCC...........................................................................64
Underwriter...................................................................97
Value.........................................................................34
Warranting Party..............................................................51

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
     The file "FUCM99C2.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3 and A-4. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CSSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in CSSA format updating and supplementing the information contained in the "FUCM99C2.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUCM99C2.XLS" to your hard drive or network drive. Open the file "FUCM99C2.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loans & Properties" or "A-2 Step" or "A-3 MultiFamily Data" or "A-4 Reserve Account", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

    UNTIL AUGUST    , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 -----
                         PROSPECTUS SUPPLEMENT

          Summary of Prospectus Supplement....................     S-7
          Risk Factors........................................    S-29
          Description of the Mortgage Pool....................    S-45
          Servicing of the Mortgage Loans.....................    S-80
          Description of the Certificates.....................    S-88
          Yield and Maturity Considerations...................   S-111
          Use of Proceeds.....................................   S-120
          Material Federal Income Tax Consequences............   S-120
          ERISA Considerations................................   S-121
          Legal Investment....................................   S-124
          Method of Distribution..............................   S-124
          Legal Matters.......................................   S-125
          Ratings.............................................   S-125
          Index of Principal Definitions......................   S-127
          Annex A-1...........................................     A-1
          Annex A-2...........................................     A-2
          Annex A-3...........................................     A-3
          Annex A-4...........................................     A-4
          Annex B.............................................     B-1
          Annex C.............................................     C-1
          Annex D.............................................     D-1
          Annex E.............................................     E-1
          Annex F.............................................     F-1
          Annex G.............................................     G-1
          Annex H.............................................     H-1
          Annex I.............................................     I-1
          Annex J.............................................     J-1
          Annex K.............................................     K-1
          Annex L.............................................     L-1

                               PROSPECTUS

          Prospectus Supplement...............................       3
          Available Information...............................       3
          Incorporation of Certain Information By Reference...       4
          Summary of Prospectus...............................       9
          Risk Factors........................................      19
          Description of the Trust Funds......................      32
          Yield and Maturity Considerations...................      38
          The Depositor.......................................      42
          Use Of Proceeds.....................................      43
          Description of the Certificates.....................      43
          Description of the Pooling Agreements...............      51
          Description of Credit Support.......................      63
          Certain Legal Aspects of Mortgage Loans And
            Leases............................................      65
          Material Federal Income Tax Consequences............      76
          State and Other Tax Consequences....................      98
          ERISA Considerations................................      98
          Legal Investment....................................     103
          Method of Distribution..............................     104
          Legal Matters.......................................     105
          Financial Information...............................     106
          Rating..............................................     106
          Index of Principal Definitions......................     107

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                             FIRST UNION COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                          $1,060,422,756 (APPROXIMATE)

                           FIRST UNION NATIONAL BANK-
                              CHASE MANHATTAN BANK
                           COMMERCIAL MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-C2

                ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                ------------------------------------------------

                             CHASE SECURITIES INC.
                          FIRST UNION CAPITAL MARKETS
                               J.P. MORGAN & CO.

                                 MAY    , 1999

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